Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HMS Holdings Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

A LETTER FROM THE CHAIRMAN, PRESIDENT AND CEO
TO OUR STOCKHOLDERS

Dear Fellow Stockholders:

        You are cordially invited to attend a special meeting of the stockholders (the "Special Meeting") of HMS Holdings Corp., a Delaware corporation ("HMS," the "Company," "we," "us" or "our"), to be held on March 26, 2021, at 9:00 a.m., Central Time. The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. If you plan to attend the Special Meeting, please follow the instructions in the "General Information" section of the accompanying proxy statement (the "Proxy Statement"). The Proxy Statement is dated February 22, 2021, and together with the enclosed form of proxy card, is first being sent or provided to stockholders of the Company on or about February 22, 2021.

The Merger

        On December 20, 2020, we entered into an Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement") with Gainwell Acquisition Corp., a Delaware corporation ("Gainwell"), Mustang MergerCo Inc., a Delaware corporation and wholly owned subsidiary of Gainwell ("Merger Sub"), and Gainwell Intermediate Holding Corp., a Delaware corporation ("Intermediate Holdco"). The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into HMS (the "Merger"), with HMS continuing as the surviving corporation and a wholly owned subsidiary of Gainwell.

        At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger (the "Merger Proposal"). The affirmative vote of the holders of a majority of the shares of HMS common stock outstanding and entitled to vote as of the close of business on February 4, 2021, the record date for the determination of stockholders entitled to vote at the Special Meeting (the "Record Date"), is required to approve the Merger Proposal.

        At the Special Meeting, you will also be asked to consider and vote on a proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to HMS's named executive officers in connection with the Merger (the "Executive Compensation Proposal"), and to consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the "Adjournment Proposal").

        If the Merger is consummated, you will be entitled to receive $37.00 in cash (the "Merger Consideration"), without interest and less any applicable withholding taxes, for each share of HMS common stock that you own (unless you do not vote in favor of the Merger Proposal and you are entitled to demand and have properly made a demand for appraisal and do not thereafter fail to perfect, or do not effectively withdraw or otherwise lose your right to appraisal under Delaware law with respect to such shares). The Merger Consideration represents a 52% premium to HMS's unaffected share price as of October 2, 2020, the last trading day prior to when reports of a possible transaction were published, and a 17% premium over the 30-day volume-weighted average price per share of HMS's common stock through the close of trading on December 18, 2020, the last trading day before the announcement of the entry into the Merger Agreement.

        The Board of Directors of HMS (the "Board") has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to and in the best interests of HMS and its stockholders and has unanimously approved the Merger

Agreement and the transactions contemplated thereby, including the Merger. The Board unanimously recommends that HMS stockholders vote "FOR" the Merger Proposal. In addition, the Board unanimously recommends that HMS stockholders vote "FOR" the Executive Compensation Proposal and "FOR" the Adjournment Proposal.

        The Notice of Special Meeting and Proxy Statement on the following pages further describe the matters to be presented at the Special Meeting and provide details regarding how to attend the meeting online. We encourage you to read the Proxy Statement and its appendices, including the Merger Agreement, carefully and in their entirety. You may also obtain more information about HMS from documents we file with the Securities and Exchange Commission from time to time.

        Whether or not you attend the Special Meeting online, it is important that your shares be represented and voted at the Special Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Instructions on how to vote your shares are included in the Proxy Statement and proxy card. If you decide to attend the Special Meeting, you will be able to vote online at the Special Meeting even if you have previously submitted your proxy, as your proxy is revocable at your option.

Thank you for your support.

Sincerely,

William C. Lucia Chairman, President and Chief Executive Officer

February 22, 2021
Irving, Texas

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the Merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 26, 2021

        The special meeting of the stockholders (the "Special Meeting") of HMS Holdings Corp., a Delaware corporation ("HMS," the "Company," "we," "us" or "our"), will be held at 9:00 a.m., Central Time, on March 26, 2021, for the following purposes:

  •
  Proposal No. 1—To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated as of December 20, 2020, by and among HMS, Gainwell Acquisition Corp., a Delaware corporation ("Gainwell"), Mustang MergerCo Inc., a Delaware corporation and wholly owned subsidiary of Gainwell ("Merger Sub"), and Gainwell Intermediate Holding Corp., a Delaware corporation ("Intermediate Holdco"), and approve the transactions contemplated thereby, including the merger of Merger Sub with and into HMS (the "Merger"), with HMS continuing as the surviving corporation and a wholly owned subsidiary of Gainwell (the "Merger Proposal");

  •
  Proposal No. 2—To consider and vote on a proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to HMS's named executive officers in connection with the Merger (the "Executive Compensation Proposal"); and

  •
  Proposal No. 3—To consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the "Adjournment Proposal").

        In addition, we will consider the transaction of any other business properly brought at the Special Meeting or any continuation, adjournment or postponement thereof. However, under the Merger Agreement, the Merger Proposal will be the only matter (other than matters of procedure and matters required by applicable law to be voted on by the Company's stockholders in connection with the Merger Proposal) that the Company will propose to be acted on by the stockholders of the Company at the Special Meeting.

        The Special Meeting will be held solely in a virtual meeting format online at www.virtualshareholdermeeting.com/HMSY2021SM. If you plan to attend the Special Meeting, please follow the instructions in the "General Information" section of the attached proxy statement (the "Proxy Statement"). The Special Meeting may be continued, postponed or adjourned from time to time without notice other than by announcement at the Special Meeting. Any action on the items of business described above may be considered at the Special Meeting at the time and on the date specified above or at any time and date to which the Special Meeting may be properly continued, adjourned or postponed.

        Only holders of record of our common stock, $0.01 par value per share (the "Common Stock"), at the close of business on February 4, 2021 (the "Record Date") are entitled to notice of and to vote at the Special Meeting or any continuation, postponement or adjournment of the Special Meeting by visiting www.virtualshareholdermeeting.com/HMSY2021SM. To ensure your shares are voted, you may submit your vote over the Internet, by telephone, or by completing, signing and returning a proxy card.

        To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

        The Special Meeting will begin promptly at 9:00 a.m., Central Time. Online check-in will begin at 8:45 a.m., Central Time, and you should allow ample time for the online check-in procedures. A list of stockholders of record will be available online at the Special Meeting at www.virtualshareholdermeeting.com/HMSY2021SM and, during the ten days preceding the Special Meeting, at our principal executive offices at 5615 High Point Drive, Irving, Texas 75038.

        It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Special Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet as described in the enclosed proxy materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Special Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares online at the Special Meeting if you desire to do so, as your proxy is revocable at your option.

        The affirmative vote of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote as of the close of business on the Record Date is required to approve the Merger Proposal. The Executive Compensation Proposal and the Adjournment Proposal require the affirmative vote of the majority of the votes cast by the holders of all of the shares of stock present or represented at the Special Meeting and voting affirmatively or negatively on such matters (meaning the number of shares voted "for" a proposal must exceed the number of shares voted "against" such proposal).

        The failure to vote your shares, an abstention from voting your shares, or a broker non-vote, if any, will have the same effect as a vote "AGAINST" the Merger Proposal, but will not have an effect on the outcome of the Executive Compensation Proposal or the Adjournment Proposal.

        The presence at the Special Meeting, by remote communication or represented by proxy, of the holders of a majority in voting power of the shares of our Common Stock issued and outstanding and entitled to vote as of the close of business on the Record Date will constitute a quorum for the transaction of business at the Special Meeting. Broker non-votes, if any, and abstentions will be counted as present for purposes of determining the existence of a quorum.

        Under Delaware law, stockholders who do not vote in favor of the Merger Proposal will have the right to seek appraisal of the fair value of their shares of our Common Stock as determined by the Delaware Court of Chancery if the Merger is consummated, but only if they submit a written demand for such an appraisal before the vote on the Merger Proposal and comply with the other Delaware law procedures explained in the Proxy Statement.

        You may revoke your proxy at any time before the vote at the Special Meeting by following the procedures outlined in the Proxy Statement.

        The Board unanimously recommends that you vote:

  (1)
  "FOR" the Merger Proposal;

  (2)
  "FOR" the Executive Compensation Proposal; and

  (3)
  "FOR" the Adjournment Proposal.

By Order of the Board of Directors,
Meredith W. Bjorck Executive Vice President, Chief Legal Officer and Corporate Secretary

February 22, 2021
Irving, Texas

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders To Be Held on March 26, 2021:

This Notice and Proxy Statement is available at

www.proxyvote.com

PROXY SUMMARY

Special Meeting of Stockholders

Time and Date:	9:00 a.m., Central Time on March 26, 2021
Location:	Online via live webcast at www.virtualshareholdermeeting.com/HMSY2021SM
Outstanding Common Stock:	88,637,633 shares as of the Record Date

        Record Date.    Stockholders of record as of the close of business on February 4, 2021 (the "Record Date") are entitled to notice of and to vote at the Special Meeting or any continuation, postponement or adjournment thereof.

        Meeting Admission.    You are entitled to attend the virtual Special Meeting only if you were a stockholder of HMS as of the close of business on the Record Date or hold a valid proxy for the Special Meeting. The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HMSY2021SM. You also will be able to vote your shares electronically at the Special Meeting. To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Voting Matters and Board Recommendations.

Proposal:		Board Recommendation:
1	Approval of the Merger Proposal	FOR
2	Approval of the Executive Compensation Proposal	FOR
3	Approval of the Adjournment Proposal	FOR

        Your vote is important to us.    Whether or not you plan to attend the Special Meeting online, we encourage you to read the attached Proxy Statement and vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy card or voting instruction form by mail, you may submit your vote by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided, or by following the instructions on your proxy card or voting instruction form for voting over the Internet or by telephone. For specific instructions on how to vote, please refer to the "General Information" section of the Proxy Statement.

        How to vote.    Each stockholder of HMS as of the close of business on the Record Date is entitled to one vote for each share of Common Stock held by them on all matters presented at the Special Meeting. Shares may be voted by the following procedures:

By Internet. Go to www.proxyvote.com and follow the instructions there. You will need the 16-digit number included on your proxy card, voting instruction form or notice. Votes submitted via the Internet must be received by 11:59, Eastern Time on March 25, 2021.

By telephone. Dial the phone number on your proxy card. You will need the 16-digit number included on your proxy card, voting instruction form or notice. Telephone voting for stockholders of record is available 24 hours a day. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time on March 25, 2021. If your shares are held in an account at a bank or brokerage firm that offers telephone voting options, they will provide you with a voting instruction form that includes instructions on how to vote your shares by telephone by the deadline specified on the voting instruction form.

By mail. If you received a paper copy of a proxy card or voting instruction form, you may submit your proxy by completing, signing and dating the proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope. In order to ensure they are voted at the Special Meeting, proxies submitted by mail must be received at the address provided no later than March 25, 2021, the last business day before the meeting.

At the Special Meeting. Shares held in your name as the stockholder of record may be voted electronically if you attend the Special Meeting. You will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

i

ii

iii

PROXY STATEMENT

HMS HOLDINGS CORP.

5615 High Point Drive, Irving, Texas 75038

        This proxy statement is being furnished in connection with the solicitation by the Board of Directors (the "Board") of HMS Holdings Corp., a Delaware corporation ("HMS," the "Company," "we," "us" or "our") of proxies to be voted at the Special Meeting of Stockholders (the "Special Meeting") to be held online at www.virtualshareholdermeeting.com/HMSY2021SM on March 26, 2021, at 9:00 a.m., Central Time, and at any continuation, postponement or adjournment of the Special Meeting. Holders of record of shares of our common stock, $0.01 par value per share (the "Common Stock"), at the close of business on February 4, 2021 (the "Record Date"), will be entitled to notice of and to vote at the Special Meeting and any continuation, postponement, or adjournment of the Special Meeting. As of the Record Date, there were 88,637,633 shares of Common Stock outstanding and entitled to vote at the Special Meeting. Each share of Common Stock entitled to vote at the Special Meeting is entitled to one vote on any matter presented to stockholders at the Special Meeting.

PROPOSALS

        At the Special Meeting, our stockholders will be asked:

  •
  To consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the "Merger Agreement"), dated as of December 20, 2020, by and among HMS, Gainwell Acquisition Corp., a Delaware corporation ("Gainwell"), Mustang MergerCo Inc., a Delaware corporation and wholly owned subsidiary of Gainwell ("Merger Sub"), and Gainwell Intermediate Holding Corp., a Delaware corporation ("Intermediate Holdco"), and approve the transactions contemplated thereby, including the merger of Merger Sub with and into HMS (the "Merger"), with HMS continuing as the surviving corporation and a wholly owned subsidiary of Gainwell (the "Merger Proposal");

  •
  To consider and vote on a proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to HMS's named executive officers in connection with the Merger (the "Executive Compensation Proposal"); and

  •
  To consider and vote on a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting (the "Adjournment Proposal").

        In addition, we will consider the transaction of any other business properly brought at the Special Meeting or any adjournment or postponement thereof. However, pursuant to the terms of the Merger Agreement, the Merger Proposal will be the only matter (other than matters of procedure and matters required by applicable law to be voted on by the Company's stockholders in connection with the Merger Proposal) that the Company will propose to be acted on by the stockholders of the Company at the Special Meeting.

        We know of no other business that will be presented at the Special Meeting. If any other matter properly comes before the stockholders for a vote at the Special Meeting, however, the proxy holders named on the Company's proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

        The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted at the discretion of the proxy holders.

        The Board of Directors unanimously recommends that you vote:

  •
  "FOR" the Merger Proposal;

  •
  "FOR" the Executive Compensation Proposal; and

  •
  "FOR" the Adjournment Proposal.

INFORMATION ABOUT THIS PROXY STATEMENT

        Why you received this Proxy Statement.    You received this proxy statement because the Board is soliciting your proxy to vote your shares at the Special Meeting. As a stockholder, you are invited to participate in the Special Meeting online via live webcast at www.virtualshareholdermeeting.com/HMSY2021SM and to vote on the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules of the United States Securities and Exchange Commission (the "SEC") and that is designed to assist you in voting your shares.

        Householding.    The SEC's rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. If you share an address with another shareholder, you may receive only one paper copy of proxy materials. If you wish to receive a separate set of proxy materials, please submit your request to our transfer agent, Broadridge Corporate Issuer Solutions, Inc. ("Broadridge"), either by calling Broadridge at the following number, or by writing to Broadridge at the following address: Broadridge Corporate Issuer Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717; telephone: 1-800-542-1061. All shareholders may also call us at the number below or write to us at the following address to request a separate copy of proxy materials: HMS Holdings Corp., Attention: Investor Relations, 5615 High Point Drive, Irving, Texas, 75038; telephone: 1-214-453-3000. Alternatively, stockholders sharing an address who are receiving multiple copies of the proxy materials may request to receive a single copy of such materials in the future. Instructions for making these requests are provided below under "Where You Can Find More Information."

SUMMARY

        This summary discusses the material information contained in this proxy statement, including with respect to the Merger and the Merger Agreement. This summary may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms, you should read carefully this entire proxy statement, the appendices, including the Merger Agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled "Where You Can Find More Information" of this proxy statement. The Merger Agreement is attached as Appendix A to this proxy statement.

The Companies (page 29)

HMS Holdings Corp.

        HMS is a Delaware corporation with principal executive offices located at 5615 High Point Drive, Irving, Texas 75038, telephone number (214) 453-3000. HMS is a leading provider of a broad range of payment accuracy and population health management solutions that helps healthcare organizations reduce costs and improve health outcomes. Through its industry-leading technology, analytics and engagement solutions, HMS saves billions of dollars annually while helping consumers live healthier lives. Our Common Stock is listed on the Nasdaq Global Select Market under the symbol "HMSY". See the section entitled "The Companies—HMS Holdings Corp." of this proxy statement. Additional information about HMS is contained in certain of its public filings that are incorporated by reference herein. See the section entitled "Where You Can Find More Information" of this proxy statement.

Gainwell Acquisition Corp.

        Gainwell is a privately held Delaware corporation and an affiliate of Veritas Capital Fund Management, L.L.C. ("Veritas Capital"), Merger Sub and Intermediate Holdco. Gainwell is the leading provider of technology solutions that are vital to the administration and operations of health and human services programs. Gainwell was formed in 2020 for the purpose of acquiring and running Gainwell Technologies LLC, a California limited liability company formerly known as DXC MS LLC, operating in the U.S. State and Local Health and Human Services business ("Gainwell Technologies") and has carried on its ownership of Gainwell Technologies and activities in the administration and operations of health and human services programs to date, except for activities undertaken in connection with the Merger and other transactions contemplated by the Merger Agreement. With over 7,500 employees, Gainwell Technologies supports clients across 42 U.S. states and territories with offerings including Medicaid Management Information Systems (MMIS), fiscal agent services, program integrity, care management, immunization registry and eligibility services. Gainwell offers clients scalable and flexible solutions for their most complex challenges. These capabilities make Gainwell a trusted partner for organizations seeking reliability, innovation and transformational outcomes. Gainwell's principal executive offices are located at c/o Veritas Capital Fund Management, L.L.C., 9 West 57th Street, 32nd Floor, New York, New York 10019, and its telephone number is 212-415-6700.

Mustang MergerCo Inc.

        Merger Sub is a Delaware corporation and direct wholly-owned subsidiary of Gainwell that was formed on December 18, 2020, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Gainwell's acquisition of HMS. Upon the consummation of the Merger, Merger Sub will merge with and into HMS, and the separate corporate existence of Merger Sub will cease. Merger Sub's principal executive offices are located at c/o Veritas Capital Fund Management,

L.L.C., 9 West 57th Street, 32nd Floor, New York, New York 10019, and its telephone number is 212-415-6700.

Gainwell Intermediate Holding Corp.

        Intermediate Holdco is a privately owned Delaware corporation and an affiliate of Veritas Capital, Gainwell and Merger Sub. Intermediate Holdco has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation, activities arising as the parent company of Gainwell, including Veritas Capital's acquisition thereof, and activities undertaken in connection with Gainwell's acquisition of HMS. Intermediate Holdco's principal executive offices are located at c/o Veritas Capital Fund Management, L.L.C., 9 West 57th Street, 32nd Floor, New York, New York 10019, and its telephone number is 212-415-6700.

The Special Meeting (page 30)

        This proxy statement is furnished in connection with the solicitation by the Board of proxies to be voted at a Special Meeting of HMS stockholders to be held on March 26, 2021, at 9:00 a.m., Central Time.

        At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on (i) the Merger Proposal, (ii) the Executive Compensation Proposal and (iii) the Adjournment Proposal.

The Merger Proposal (page 98)

        You will be asked to consider and vote upon the proposal to adopt the Merger Agreement and approve the Transactions. The Merger Agreement provides, among other things, that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into HMS, with HMS continuing as the surviving corporation and a wholly owned subsidiary of Gainwell, and that at the Effective Time and as a result of the Merger, each share of our Common Stock issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and, except with respect to Cancelled Shares and Dissenting Shares, automatically converted into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes.

        Following the Merger, our Common Stock will no longer be publicly traded, and existing HMS stockholders will cease to have any ownership interest in HMS.

Record Date; Shares Entitled to Vote; Quorum (page 30)

        You are entitled to receive notice of and to vote at the Special Meeting if you owned shares of our Common Stock as of the close of business on February 4, 2021, the Record Date.

        A quorum of stockholders is necessary to transact business at the Special Meeting. The presence at the Special Meeting, by remote communication or represented by proxy, of the holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date will constitute a quorum at the Special Meeting, permitting HMS to transact business at the Special Meeting.

Vote Required to Approve the Merger Proposal (page 31)

        Each share of Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

        The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the close of business on the Record Date is required to approve the Merger Proposal.

        The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote electronically at the Special Meeting will have the same effect as a vote "AGAINST" the Merger Proposal. Abstentions or a broker non-votes, if any, will have the same effect as a vote "AGAINST" the Merger Proposal.

        As of the Record Date, there were 88,637,633 shares of our Common Stock outstanding and entitled to vote at the Special Meeting.

Recommendation of the Board and Reasons for the Merger (page 47)

        The Board, after considering various factors described under the section entitled "The Merger—Recommendation of the Board and Reasons for the Merger" of this proxy statement, unanimously determined that the Merger Agreement and the Transactions are advisable, fair to and in the best interests of HMS and its stockholders, and directed that the Merger Agreement be submitted to our stockholders for their adoption.

        The Board unanimously recommends that you vote "FOR" the Merger Proposal. In addition, the Board unanimously recommends that you vote "FOR" each of the Executive Compensation Proposal and the Adjournment Proposal.

Fairness Opinion of HMS's Financial Advisor: Barclays Capital Inc. (page 52)

        HMS engaged Barclays Capital Inc. ("Barclays") to act as its financial advisor with respect to pursuing strategic alternatives for HMS, including a possible sale of HMS, pursuant to an engagement letter dated June 12, 2020. On December 20, 2020, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the consideration to be received by the stockholders of HMS is fair, from a financial point of view, to such stockholders.

        The full text of Barclays' written opinion, dated as of December 20, 2020, is attached as Appendix C to this proxy statement. Barclays' written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety.

        For a further discussion of Barclays' opinion, see the section entitled "The Merger—Fairness Opinion of HMS's Financial Advisor: Barclays Capital Inc."

Certain Effects of the Merger on HMS (page 39)

        Upon the terms and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into HMS, with HMS continuing as the surviving corporation and a wholly owned subsidiary of Gainwell.

        The Effective Time will occur, if it occurs, upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (or at such later date and time as we and Gainwell may agree and specify in the certificate of merger). If the Merger is consummated, you will no longer own any shares of the capital stock of HMS as of the Effective Time.

        Our Common Stock is currently registered under the Exchange Act and is listed on the Nasdaq Global Select Market under the symbol "HMSY". If the Merger is consummated, HMS will cease to be a publicly traded company and will become a wholly owned subsidiary of Gainwell, and our Common Stock will be delisted from the Nasdaq Global Select Market and deregistered under the Exchange Act.

Effect on HMS if the Merger is Not Consummated (page 39)

        If the Merger Proposal is not approved by HMS stockholders or if the Merger is not consummated for any other reason, HMS stockholders will continue to hold their shares of Common Stock and will not receive any payment for such shares. Instead, HMS will remain a publicly traded company, our Common Stock will continue to be listed and traded on the Nasdaq Global Select Market and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, upon termination of the Merger Agreement, HMS may be required to pay Gainwell a termination fee or reimburse Gainwell for transaction expenses, as described under the section entitled "The Merger Agreement—Termination Fees and Expense Reimbursement" of this proxy statement.

        Furthermore, if the Merger is not consummated, and depending on the circumstances that would have caused the Merger not to be consummated, it is possible the price of our Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our Common Stock would return to the price at which it trades as of the date of this proxy statement.

Merger Consideration (page 40)

        Upon consummation of the Merger, at the Effective Time, by virtue of the Merger and without any action on the part of Gainwell, Merger Sub or HMS, their respective stockholders or any other person, each outstanding share of our Common Stock immediately prior to the Effective Time other than Dissenting Shares and Cancelled Shares will be converted into the right to receive $37.00 in cash, which we refer to as the Merger Consideration, without interest and less any applicable withholding taxes. From and after the Effective Time, all of the shares of Common Stock converted into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate (each, a "Certificate") and each holder of a non-certificated share of Common Stock represented by book-entry (each, a "Book-Entry Share"), in each case, outstanding immediately prior to the Effective Time previously representing any such shares of Common Stock will thereafter cease to have any rights with respect to such securities other than the right to receive, upon surrender of such Certificates and Book-Entry Shares, the Merger Consideration, without interest and less any applicable withholding taxes. As described further under the section entitled "The Merger Agreement—Payment for Common Stock" of this proxy statement, prior to or substantially concurrently with the Effective Time, Gainwell or Intermediate Holdco will deposit or cause to be deposited, with a nationally recognized financial institution as paying agent (the "Paying Agent"), cash in an amount sufficient to pay the aggregate Merger Consideration payable to all of the holders of Common Stock, other than the Cancelled Shares and except for any Dissenting Shares (and which will not include any amounts payable to the holders of HMS options, restricted stock unit awards and deferred stock unit awards, which will be paid through HMS's payroll system). Promptly following the Effective Time and in any event no later than the third business day following the Effective Time, the Paying Agent will send each holder of Certificates a letter of transmittal instructing such holder to send its Certificates to the Paying Agent in order to receive the Merger Consideration, without interest and less any applicable withholding taxes, for each share of our Common Stock represented by such Certificates. Exchange of any Book-Entry Shares will be effected as promptly as practicable in accordance with the Paying Agent's customary procedures with respect to securities represented by book entry; the payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the person in whose name such Book-Entry Shares are registered, without interest and less any applicable withholding taxes.

        If any cash payment is to be made to a person other than the person in whose name the applicable surrendered Certificate is registered, it will be a condition of such payment that the person requesting such payment will pay, or cause to be paid, any transfer taxes required by reason of the making of such cash payment to a person other than the registered holder of the surrendered Certificate or will establish to the reasonable satisfaction of the Paying Agent that such taxes have been paid or are not payable.

        After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, without interest and less any applicable withholding taxes, but you will no longer have any rights as a HMS stockholder as a result of the Merger (except with respect to Dissenting Shares), nor will you be entitled to receive any shares in Gainwell or the surviving corporation.

Treatment of Equity Awards (page 63)

        Under the Merger Agreement, effective as of immediately prior to the Effective Time and as a result of the Merger, each option to purchase shares of Common Stock with a per share exercise price that is less than the Merger Consideration that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration, net of the applicable per share exercise price, and the aggregate number of shares of our Common Stock subject to the option, subject to applicable withholding taxes or other amounts required by applicable law to be withheld. Each option to purchase shares of our Common Stock with a per share exercise price equal to or exceeding the Merger Consideration that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled for no consideration.

        The Merger Agreement also provides that, except as set forth in the following sentence, effective as of immediately prior to the Effective Time, each award of restricted stock units and deferred stock units covering shares of Common Stock that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration and the aggregate number of shares subject to the award (with any performance-based goals deemed to be achieved at the "target" level of performance, and subject to applicable tax withholding). Effective as of immediately prior to the Effective Time, each award of restricted stock units covering shares of Common Stock that is granted or awarded after the signing date of the Merger Agreement and that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to the product obtained by multiplying (i) the product of the number of shares of Common Stock underlying the award and a fraction, the numerator of which is the number of days completed from the date of grant until the Closing Date and the denominator of which is 1,095, and (ii) the Merger Consideration (subject to applicable tax withholding).

Interests of the Directors and Executive Officers of HMS in the Merger (page 63)

        When considering the recommendation of the Board that you vote to approve the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger and in recommending that the Merger Proposal be approved by our stockholders. These interests include the following:

  •
  certain of our directors and executive officers hold outstanding Common Stock, stock options, restricted stock unit awards and/or deferred stock unit awards that will be cancelled and converted into the right to receive the Merger Consideration, net of any applicable exercise price (and subject to applicable tax withholding);

  •
  our executive officers are parties to arrangements with HMS or its affiliates that provide for severance benefits in the event of certain qualifying terminations of employment in connection with the Merger;

  •
  certain of our executive officers may receive transaction and/or retention cash bonuses in connection with the Merger; and

  •
  consummation of the Merger Agreement provides for continued indemnification and directors' and officers' liability insurance to be provided by the surviving corporation.

        If the Merger Proposal is approved by our stockholders and the Merger closes, any shares of our Common Stock held by our directors and executive officers will be treated in the same manner as outstanding shares of our Common Stock held by all other HMS stockholders entitled to receive the Merger Consideration.

Financing of the Merger (page 66)

        The Merger Agreement is not conditioned upon receipt of financing by Gainwell. We anticipate that the total amount of funds necessary to consummate the Merger and the related transactions, not including fees and expenses, will be approximately $3.4 billion, including the estimated funds needed to (i) pay our stockholders the Merger Consideration due to them under the Merger Agreement; (ii) make payments in respect of outstanding HMS stock options and restricted stock unit and deferred stock unit awards pursuant to the Merger Agreement; and (iii) pay the outstanding net indebtedness of HMS.

        Gainwell, Intermediate Holdco and Gainwell Holding Corp., a Delaware corporation and wholly owned subsidiary of Intermediate Holdco ("Holdings"), have obtained financing commitments for the purpose of financing the Transactions and paying related fees and expenses (the "Financing"). JPMorgan Chase Bank, N.A. and the other lenders party to the debt commitment letter (together with certain of their respective affiliates, the "Lenders") have agreed to provide Gainwell with debt financing in an aggregate principal amount of up to $2,486 million on the terms and conditions set forth in a debt commitment letter. Additionally, Intermediate Holdco and Holdings have received a preferred equity/payment-in-kind debt commitment in an aggregate amount of up to $1,068 million on the terms set forth in a preferred equity/mezzanine commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter, and the obligations of the preferred Investors (as defined in the preferred equity/mezzanine commitment letter) to provide preferred equity financing and payment-in-kind debt financing under the preferred equity/mezzanine commitment letter are subject to customary terms and conditions. The Merger Agreement provides that Gainwell, Merger Sub and Intermediate Holdco will use reasonable best efforts to do all things necessary or advisable to arrange or obtain the Financing as promptly as practicable following the date of the Merger Agreement and to consummate the Financing on or prior to the Closing Date. The Merger is not conditioned on Gainwell's or Intermediate Holdco's receipt of the Financing.

Appraisal Rights (page 67)

        Pursuant to Section 262, stockholders who do not vote in favor of adoption of the Merger Agreement and who comply fully with and properly demand appraisal under the applicable requirements of Section 262 and do not otherwise withdraw or lose the right to appraisal under the DGCL, have the right to seek appraisal of the fair value of their shares, as determined by the Delaware Court of Chancery, if the Merger is consummated. The "fair value" of shares as determined by the Delaware Court of Chancery may be more than, less than, or equal to the value of the Merger Consideration that the stockholders would otherwise be entitled to receive under the terms of the Merger Agreement. Stockholders also should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, "fair value" under Section 262. Stockholders who wish to preserve any appraisal rights they may have, must so advise HMS by submitting a written demand for appraisal prior to the vote to adopt the Merger Agreement and approve the Transactions and must otherwise follow fully the procedures prescribed by Section 262. For a description of the rights of such holders and of the procedures to be followed in order to assert such rights and obtain payment of the fair value of their shares of Common Stock, see the section entitled "The Merger—Appraisal Rights" of this proxy statement and the text of Section 262, which is reproduced in its entirety as Appendix B to this proxy statement.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Common Stock (page 72)

        The receipt of cash by a U.S. Holder in exchange for such U.S. Holder's shares of Common Stock in the Merger generally will result in the recognition of gain or loss in an amount measured by the difference between the cash such U.S. Holder receives in the Merger (determined before deduction for any applicable withholding taxes) and such U.S. Holder's adjusted tax basis in the shares of Common Stock surrendered in the Merger. A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to the exchange of our Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. Stockholders should refer to the discussion under the section entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Common Stock" of this proxy statement, and should consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction or other tax laws.

Regulatory Approvals Required for the Merger (page 75)

        Under the Merger Agreement, the Merger cannot be consummated until the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), has expired or been terminated. HMS and Gainwell and their respective affiliates filed their respective HSR Act notifications on December 28, 2020. On January 15, 2021, the Federal Trade Commission (the "FTC") notified HMS and Gainwell that their request for early termination of the applicable waiting period was granted.

No Solicitation; Acquisition Proposals (page 83)

        From December 20, 2020 until the earlier of the Effective Time or the date the Merger Agreement is validly terminated by its terms, HMS is not permitted to (and will cause its subsidiaries and its and their respective directors, officers and employees not to, and will use reasonable best efforts to cause its other representatives not to):

  •
  solicit, initiate, seek, or knowingly encourage or facilitate or encourage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as defined and described under the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement);

  •
  enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any non-public information relating to HMS and its subsidiaries to, or afford access to the books or records or officers of HMS and its subsidiaries to, any third party with respect to, or in a manner that would reasonably be expected to lead to an Acquisition Proposal, except that HMS may grant a waiver of or terminate any "standstill" or similar agreement or obligation of any third party with respect to HMS and its subsidiaries to allow such third party to submit an Acquisition Proposal;

  •
  approve, endorse, recommend or enter into (or publicly propose to approve, endorse, recommend or enter into) any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement with respect to any Acquisition Proposal; or

  •
  take or agree to any of the foregoing actions.

        However, if before obtaining the Required Company Stockholder Approval (as defined and described under the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement), HMS receives a written Acquisition Proposal from a third party that did not result from a breach of the non-solicitation provisions of the Merger Agreement (other than any breach that is both immaterial and unintentional) and the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined and described under the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement) and the failure to take the action immediately below would be reasonably likely to be inconsistent with the Board's fiduciary duties to HMS's stockholders under applicable law, then HMS and its representatives may:

  •
  furnish non-public information, and afford access to the books or records or officers of HMS and its subsidiaries, to such third party and its affiliates and representatives pursuant to an acceptable confidentiality agreement; and

  •
  engage in discussions and negotiations with such third party and its affiliates and representatives with respect to the Acquisition Proposal.

        Except as described below, neither the Board nor any committee of the Board is permitted to take any action constituting an Adverse Recommendation Change (as defined and described under the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement) or to cause or permit HMS to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement with respect to any Acquisition Proposal.

        Before obtaining the Required Company Stockholder Approval and after first complying with the non-solicitation and related provisions of the Merger Agreement described below, the Board, in response to a Superior Proposal received by HMS or the Board that did not result from a breach of the non-solicitation and related provisions of the Merger Agreement (other than any breach that is both immaterial and unintentional), may authorize and cause HMS to:

  •
  effect an Adverse Recommendation Change; and

  •
  validly terminate the Merger Agreement and substantially concurrently with such termination enter into a definitive agreement providing for such Superior Proposal (subject to first complying with HMS's obligations in the non-solicitation and related provisions of the Merger Agreement and satisfaction of the termination fee obligations of HMS described below).

        Provided, however, the Board is not permitted to take the actions described in the bullet points immediately above unless, among other things, (i) the Board determines in good faith, after consultation with its financial and outside legal advisors, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal; (ii) at least 72 hours (or, if such 72-hour period does not include at least one business day, at least one business day after the passage of such 72-hour period) elapse after HMS provides Gainwell with written notice that it intends to effect an Adverse Recommendation Change and terminate the Merger Agreement, which such written notice includes, among other things, written notice of the material terms of the Superior Proposal; (iii) in such 72-hour period, HMS and its representatives have discussed and negotiated with Gainwell in good faith (to the extent Gainwell so desires to negotiate) any proposed modifications to the terms and conditions of the Merger Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal; and (iv) following the end of such 72-hour period described in the preceding clause (iii), the Board determines in good faith, after consultation with its financial and outside legal advisors, that the Superior Proposal giving rise to the notice of Adverse Recommendation Change continues to constitute a Superior Proposal and that the failure to make such Adverse Recommendation Change would still be inconsistent with the Board's fiduciary duties to HMS's stockholders under applicable law (as described under the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement). If any material term or condition of the Superior Proposal is amended in such negotiating period, HMS is required to deliver a new written notice of its intent to effect an Adverse Recommendation Change and terminate the Merger Agreement and a new 48-hour negotiating period (or, if such 48-hour period does not include at least one business day, a period ending on the first business day commencing after the passage of such 48-hour period) is triggered from the time of Gainwell's receipt of such new notice.

        In addition, before obtaining the Required Company Stockholder Approval, the Board, in response to an Intervening Event (as defined and described under the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement), may authorize and cause HMS to effect an Adverse Recommendation Change.

        Provided, however, the Board is not permitted to effect an Adverse Recommendation Change for an Intervening Event unless, among other things, (i) the Board determines in good faith, after consultation with its financial and outside legal advisors, that the failure to take such action would be reasonably likely to be inconsistent with the Board's fiduciary duties to HMS's stockholders under applicable law; (ii) at least 72 hours (or, if such 72-hour period does not include at least one business day, at least one business day after the passage of such 72-hour period) elapse after HMS provides Gainwell with written notice that it intends to effect an Adverse Recommendation Change; (iii) in such 72-hour period, HMS and its representatives have discussed and negotiated with Gainwell in good faith (to the extent Gainwell so desired) any proposed modifications to the terms and conditions of the Merger Agreement; and (iv) following the end of such 72-hour period described in the preceding clause (iii), the Board determines in good faith, after consultation with its financial and outside legal advisors, that the failure to make such Adverse Recommendation Change in response to such Intervening Event would still be inconsistent with the Board's fiduciary duties to HMS's stockholders under applicable law (as described under the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement).

        For a further discussion of the limitations on solicitation of Acquisition Proposals from third parties, the limitations on Adverse Recommendation Changes and approving or recommending a Superior Proposal, see the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement.

Conditions to the Merger (page 92)

        The respective obligations of HMS, Gainwell and Merger Sub to consummate the Merger and the other Transactions are subject to the satisfaction (or written waiver by all parties, if permissible under applicable law) at or prior to the Effective Time, of each of the following conditions:

  •
  HMS will have obtained the "Required Company Stockholder Approval" (as defined and described under the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement);

  •
  the expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act; and

  •
  the consummation of the Merger will not then be enjoined, prevented, restrained, made illegal or otherwise prohibited by any governmental order (whether preliminary or final) or applicable law.

        The obligations of Gainwell and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by Gainwell and Merger Sub, if permissible under applicable law) at or prior to the Closing, of the following additional conditions:

  •
  certain specified fundamental representations and warranties made by HMS will be true and correct in all material respects, in each case, as of the date of the Merger Agreement and as of the Closing Date (as if made on and as of the Closing Date), except for those specified fundamental representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date;

  •
  each of the other representations and warranties made by HMS in the Merger Agreement will be true and correct (without giving effect to any references to any "Company Material Adverse Effect" or other "materiality" qualifications) in all respects as of the date of the Merger Agreement and as of the Closing Date (as if made on and as of the Closing Date), in each case, (A) except for such representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date, and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have a "Company Material Adverse Effect" (as defined under the section entitled "The Merger Agreement—Representations and Warranties" of this proxy statement);

  •
  HMS's performance of and compliance with each of its covenants and obligations under the Merger Agreement required to be performed or complied with at or prior to the consummation of the Transactions (the "Closing"), in all material respects, other than HMS's covenant not to incur any expenses for third party advisors related to the consummation of the Merger as contemplated by the Merger Agreement without Gainwell's consent, which HMS will have performed and complied with in all respects;

  •
  since the date of the Merger Agreement, there will not have occurred any "Company Material Adverse Effect" (as defined under the section entitled "The Merger Agreement—Representations and Warranties" of this proxy statement); and

  •
  Gainwell will have received a certificate executed on behalf of HMS by its authorized representative to the effect that the conditions described in the four preceding bullet points have been satisfied.

        The obligations of HMS to consummate the Merger and the other Transactions are subject to the satisfaction (or waiver by HMS, if permissible under applicable law), at or prior to the Closing, of the following additional conditions:

  •
  certain specified fundamental representations and warranties made by Gainwell and Merger Sub will be true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date (as if made on and as of the Closing Date), except for those specified fundamental representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date;

  •
  each of the other representations and warranties made by Gainwell and Merger Sub in the Merger Agreement (without giving effect to any references to materiality qualifications) will be true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date (as if made on and as of the Closing Date), in each case, (A) except for such representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Gainwell and Merger Sub to consummate the Merger;

  •
  Gainwell's and Merger Sub's performance of and compliance with each of their respective covenants and obligations under the Merger Agreement required to be performed or complied with at or prior to the Closing, in all material respects; and

  •
  HMS will have received a certificate duly executed on behalf of Gainwell by its authorized representative to the effect that the conditions described in the three preceding bullet points have been satisfied.

Termination (page 93)

        The Merger Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Required Company Stockholder Approval (except as expressly noted), only as follows:

  •
  by mutual written agreement of Gainwell and HMS.

  •
  by either Gainwell or HMS:

  •
  if the Closing has not occurred on or before 5:00 p.m. (Eastern Time) on June 20, 2021 (the "End Date"), whether such date is before or after the date of the receipt of Required Company Stockholder Approval, so long as the terminating party's failure to perform or comply with any covenant or obligation under the Merger Agreement is not the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date;

  •
  if any governmental authority has issued any final and non-appealable order or taken any other action, or any applicable law has been enacted, in each case, that has the effect of permanently enjoining, preventing, restraining, making illegal or otherwise prohibiting prior to the Effective Time, the consummation of the Merger, so long as the terminating party's failure to perform any covenant or obligation under the Merger Agreement has not been the principal cause of, or resulted in, the issuance of such order, decree or ruling; or

  •
  if the Special Meeting (including any final adjournments and postponements thereof) is held and completed and the Merger Agreement has not been adopted at such Special Meeting (and was not adopted at any final adjournment or postponement thereof) by the Required Company Stockholder Approval.

  •
  by HMS:

  •
  if there is a breach or inaccuracy of, or failure to perform or comply with any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of Gainwell or Merger Sub such that either (i) the mutual conditions to the Merger to the benefit of HMS, Gainwell and Merger Sub or (ii) the conditions to the Merger to the benefit of HMS cannot be satisfied at the Closing and has not been cured by the date that is the earlier of (x) 45 days after HMS notified Gainwell of such breach or inaccuracy and (y) three business days prior to the End Date; provided, that HMS will only have this termination right so long as there is no breach or inaccuracy of any of its representations, warranties, covenants or agreements contained in the Merger Agreement;

  •
  before receipt of the Required Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal, so long as HMS has complied with the non-solicitation and related provisions in the Merger Agreement described in the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement, HMS enters into such definitive agreement concurrently with such termination and HMS pays to Gainwell the termination fee described below within three business days after the date on which HMS enters into such definitive agreement or the date on which such Acquisition Proposal is consummated; or

    •
    if (i) the mutual conditions to the Merger to the benefit of HMS, Gainwell and Merger Sub and the conditions to the Merger to the benefit of Gainwell and Merger Sub have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, which were capable of being satisfied at the Closing), (ii) HMS had confirmed that (x) all of the conditions to the Merger to the benefit of HMS have been satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which were capable of being satisfied at the Closing), and (y) HMS stood ready, willing and able to take such actions required of HMS by the Merger Agreement to cause the Closing to occur, and (iii) Gainwell failed to consummate the Merger within three business days following the date the Closing should have occurred under the terms of the Merger Agreement.

  •
  by Gainwell:

  •
  if there is a breach or inaccuracy of, or failure to perform or comply with any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of HMS such that either (i) the mutual conditions to the Merger to the benefit of HMS, Gainwell and Merger Sub or (ii) the conditions to the Merger to the benefit of Gainwell and Merger Sub cannot be satisfied at the Closing and has not been cured by the date that is the earlier of (x) 45 days after Gainwell notified HMS of such breach or inaccuracy and (y) three business days prior to the End Date; provided that Gainwell will only have this termination right if there is no breach or inaccuracy of any of the representations, warranties, covenants or agreements contained in the Merger Agreement on behalf of Gainwell or Merger Sub; or

  •
  if prior to receipt of the Required Company Stockholder Approval, the Board makes an Adverse Recommendation Change.

Effect of Termination (page 94)

        Except as described in the section entitled "The Merger Agreement—Termination Fees and Expense Reimbursement" of this proxy statement, in the event the Merger Agreement is terminated under the terms thereof (see the section entitled "The Merger Agreement—Termination" of this proxy statement), the Merger Agreement will become void and have no effect, without any liability on the part of any party thereto or its respective affiliates, officers, directors or stockholders, other than liability of HMS, Gainwell or Merger Sub for any intentional and willful breach of the Merger Agreement occurring prior to such termination.

Termination Fees and Expense Reimbursement (page 95)

        HMS must pay to Gainwell a termination fee of $67,392,807 if, but only if, the Merger Agreement is terminated:

  •
  by (i) Gainwell or HMS if (x) the Merger has not been consummated on or before the End Date, so long as the terminating party's failure to perform or comply with any covenant or obligation under the Merger Agreement has not been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date or (y) the Special Meeting (including any final adjournments and postponements thereof) is held and completed and the Merger Agreement has not been adopted at such Special Meeting (or any final adjournment or postponement thereof) by the Required Company Stockholder Approval or (ii) Gainwell if there is a breach or inaccuracy of, or failure to perform or comply with any representation, warranty, covenant or agreement set forth in the Merger Agreement on behalf of HMS such that either (A) the mutual conditions to the Merger to the benefit of HMS, Gainwell and Merger Sub or (B) the conditions to the Merger to the benefit of Gainwell and Merger Sub cannot be satisfied at the Closing, except that, if such breach or inaccuracy is curable by HMS by the date that is the earlier of (x) 45 days after Gainwell notified HMS of such breach and (y) three business days prior to the End Date, then such termination will become effective only if the breach or inaccuracy is not cured on or prior to such date, and Gainwell will only have this termination right if there is no breach or inaccuracy of any of the representations, warranties, covenants or agreements contained in the Merger Agreement on behalf of Gainwell or Merger Sub such that HMS would have the right to terminate the Merger Agreement (notwithstanding any cure periods), and each of the following conditions is met:

    •
    an Acquisition Proposal has been made to HMS after the date of the Merger Agreement and has not been withdrawn prior to the termination of the Merger Agreement;

    •
    such Acquisition Proposal was publicly disclosed or otherwise made known to the stockholders of the HMS prior to the Special Meeting; and

    •
    within 12 months of the termination of the Merger Agreement, HMS enters into a definitive agreement with respect to any Acquisition Proposal (regardless of when made or the counterparty thereto) or consummates any Acquisition Proposal (regardless of when made or the counterparty thereto) (with references to "20%" in the definition of Acquisition Proposal deemed to be references to "50%" for the purposes of this bullet);

  •
  by Gainwell if, prior to receipt of the Required Company Stockholder Approval, the Board makes an Adverse Recommendation Change; or

  •
  by HMS, prior to receipt of the Required Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal, so long as HMS has complied with the non-solicitation and related provisions in the Merger Agreement described in the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement (such termination conditioned on the payment by HMS to Gainwell of the termination fee described above within three business days following such termination).

        Subject to the remedies of specific performance described in the Merger Agreement, Gainwell's right to receive from HMS the termination fee referenced above will, solely in circumstances in which the fee is owed, constitute the sole and exclusive remedy of Gainwell and Merger Sub against HMS and certain of its related parties and representatives. See the section entitled "The Merger Agreement—Termination Fees and Expense Reimbursement" of this proxy statement.

        Gainwell must pay to HMS a termination fee of $185,330,219 if, but only if, the Merger Agreement is validly terminated:

  •
  by HMS if there is a breach or inaccuracy of, or failure to perform or comply with, any representation, warranty, covenant or agreement set forth in the Merger Agreement on behalf of Gainwell or Merger Sub such that either (i) the mutual conditions to the Merger to the benefit of HMS, Gainwell and Merger Sub or (ii) the conditions to the Merger to the benefit of HMS cannot be satisfied at the Closing and such breach by the date that is the earlier of (x) 45 days after HMS notified Gainwell of such breach and (y) three business days prior to the End Date; provided, that HMS will only have this termination right so long as there is no breach or inaccuracy of any of its representations, warranties, covenants or agreements contained in the Merger Agreement such that Gainwell would have the right to terminate the Merger Agreement (notwithstanding any cure periods); or

  •
  by HMS if (i) the mutual conditions to the Merger to the benefit of HMS, Gainwell and Merger Sub and the conditions to the Merger to the benefit of Gainwell and Merger Sub have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, which were capable of being satisfied at the Closing), (ii) HMS had confirmed that (x) all of the conditions to the Merger to the benefit of HMS have been satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which were capable of being satisfied at the Closing), and (y) HMS stood ready, willing and able to take such actions required of HMS by the Merger Agreement to cause the Closing to occur, and (iii) Gainwell failed to consummate the Merger within three business days following the date the Closing should have occurred under the terms of the Merger Agreement.

        The Merger Agreement also provides that, if the Merger Agreement is terminated by HMS (or is otherwise terminable) pursuant to either of the two preceding bullet points, then Gainwell must pay within five business days following such termination (i) the termination fee and (ii) an amount equal to the amount required to reimburse HMS for all actual and documented out-of-pocket costs, fees and expenses incurred in connection with the Merger Agreement and the Transactions (inclusive of any amounts payable in connection with HMS's cooperation obligations in respect of Gainwell's financing efforts under the Merger Agreement) in an amount not to exceed $10 million. In addition, The Veritas Capital Fund VII, L.P. has agreed to guarantee the obligation of Gainwell to pay any termination fee that may become payable by Gainwell to HMS, as well as Gainwell's obligation to reimburse HMS for certain cooperation costs to be incurred by HMS in connection with its cooperation with Gainwell's efforts to obtain financing and Gainwell's obligation to reimburse HMS for certain out-of-pocket expenses under certain specified circumstances.

        Subject to (x) Gainwell's indemnification and reimbursement obligations in connection with HMS's cooperation obligations in respect of Gainwell's financing efforts under the Merger Agreement and (y) an order of specific performance as and only to the extent expressly permitted under the terms of the Merger Agreement, HMS's right to terminate the Merger Agreement under the terms of the Merger Agreement and receive from Gainwell the termination fee and expense reimbursement referenced above will, in the event Gainwell and Merger Sub fail to consummate the Merger or otherwise breach the Merger Agreement or fail to perform thereunder (whether willful, intentional or otherwise), constitute the sole and exclusive remedy of HMS against Gainwell, Merger Sub and certain of its related parties and representatives. See the section entitled "The Merger Agreement—Termination Fees and Expense Reimbursement" of this proxy statement.

        If HMS actually receives the foregoing termination fee and expense reimbursement, subject to the indemnification and reimbursement obligations described above, Gainwell and certain of its related parties and representatives will have no further liability to HMS under the Merger Agreement.

Expenses Generally (page 97)

        Generally, except as otherwise noted in the section entitled "The Merger Agreement—Termination Fees and Expense Reimbursement" of this proxy statement, whether or not the Merger is consummated, HMS and Gainwell are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other Transactions.

Market Prices (page 38)

        Our Common Stock is listed on the Nasdaq Global Select Market under the symbol "HMSY". On October 2, 2020 (the last trading day prior to when reports of a possible transaction were published), the closing price of our Common Stock on the Nasdaq Global Select Market was $24.37 per share. On December 18, 2020, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of our Common Stock on the Nasdaq Global Select Market was $33.78 per share. On February 19, 2021, the latest practicable trading day before the printing of this proxy statement, the closing price of our Common Stock on the Nasdaq Global Select Market was $36.78 per share. You are encouraged to obtain current market quotations for Common Stock.

Recent Developments (page 75)

        Four purported stockholders of HMS have filed lawsuits against HMS and the members of its Board in connection with the Merger. The first two actions were filed in the United States District Court for the Southern District of New York on February 8, 2021 and February 10, 2021 and are captioned Stein v. HMS Holdings Corp. et al. and Blum v. HMS Holdings Corp. et al., respectively. The third action was filed on February 10, 2021 in the United States District Court for the Eastern District of New York and is captioned Urbanowicz v. HMS Holdings Corp. et al. The fourth action was filed on February 12, 2021 in the United States District Court for the District of Delaware and is captioned Waterman v. HMS Holdings Corp. et al. The complaints generally allege that the preliminary proxy statement issued in connection with the Merger omitted material information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, rendering the preliminary proxy statement false and misleading. The lawsuits seek, among other things, injunctive relief enjoining the Merger, unless and until the defendants issue additional disclosures, and recovery of an unspecified amount of damages, costs and disbursements. The actions are in the preliminary stages. HMS believes the lawsuits are without merit and intends to defend vigorously against these allegations.

GENERAL INFORMATION

        The following questions and answers are intended to briefly address some commonly asked questions you may have regarding the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger (collectively, the "Transactions"). These questions and answers may not address all questions that may be important to you as a stockholder of HMS. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents incorporated by reference or referred to in this proxy statement, which you should read carefully and in their entirety.

Proxy Materials

Why am I receiving these proxy materials?

        On December 20, 2020, HMS entered into the Merger Agreement with Gainwell, Merger Sub and Intermediate Holdco. The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into HMS (the "Merger"), with HMS continuing as the surviving corporation and a wholly owned subsidiary of Gainwell. HMS is holding the Special Meeting of its stockholders in order to obtain stockholder approval of the Merger Proposal, the Executive Compensation Proposal and the Adjournment Proposal. We cannot complete the Merger and the other transactions contemplated by the Merger Agreement unless the Merger Proposal is approved by the affirmative vote of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote as of the close of business on the Record Date.

        This proxy statement includes important information about the Merger and the Special Meeting. HMS stockholders should read this information carefully and in its entirety. A copy of the Merger Agreement is attached as Appendix A to this proxy statement.

        Your vote is very important—we urge you to submit your proxy as soon as possible. Please follow the instructions set forth on the enclosed proxy card (or voting instruction form provided by the record holder if your shares are held in the name of a broker, bank or other nominee).

The Merger

What is the proposed transaction?

        The proposed transaction is the acquisition of HMS by Gainwell through the Merger of Merger Sub with and into HMS, with HMS continuing as the surviving corporation and a wholly owned subsidiary of Gainwell. Following the date and time the certificate of merger is duly filed with the Secretary of State of the State of Delaware (or at such later date and time as HMS and Gainwell may agree and specify in the certificate of merger) (the "Effective Time"), HMS will be privately held as a wholly owned subsidiary of Gainwell. If the Merger is consummated, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by stockholders who did not vote in favor of the Merger Proposal and who are entitled to demand and have properly made a demand for appraisal and do not thereafter fail to perfect, or do not effectively withdraw, or otherwise lose their appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") ("Dissenting Shares")) will be cancelled and extinguished and, except with respect to shares held by Gainwell or any subsidiary of Gainwell (or any of their respective subsidiaries), by a subsidiary of HMS or in the treasury of HMS (such shares, the "Cancelled Shares"), automatically converted into and thereafter represent the right to receive the Merger Consideration, and you will not own any shares of the capital stock of the surviving corporation or Gainwell.

What will I receive if the Merger is consummated?

        Upon consummation of the Merger, you will be entitled to receive $37.00 in cash (the "Merger Consideration"), without interest and less any applicable withholding taxes, for each share of Common Stock that you own (unless you do not vote in favor of the Merger Proposal and you are entitled to demand and have properly made a demand for appraisal and do not thereafter fail to perfect, or do not effectively withdraw or otherwise lose your right to appraisal under Section 262 of the DGCL with respect to such shares), except that any shares of Common Stock owned directly by Gainwell, Merger Sub or any of their subsidiaries will be cancelled, extinguished and retired without any conversion thereof and will cease to exist and will no longer be outstanding, and no payment will be made in respect thereof. You will not be entitled to receive shares in the surviving corporation or in Gainwell as a result of the Merger.

How does the Merger Consideration compare to the market price of our Common Stock prior to the public announcement of the Merger Agreement and as of a recent trading date?

        The Merger Consideration represents a 52% premium to HMS's unaffected share price as of October 2, 2020, the last trading day prior to when reports of a possible transaction were published, and a 17% premium over the 30-day volume-weighted average price per share of Common Stock through the close of trading on December 18, 2020, the last trading day before the announcement of the entry into the Merger Agreement. On February 19, 2021, the latest practicable trading day before the printing of this proxy statement, the closing price of our Common Stock on the Nasdaq Global Select Market was $36.78 per share. You are encouraged to obtain current market quotations for our Common Stock.

What factors did the Board consider in deciding to enter into the Merger Agreement and recommending the approval of the Merger Proposal, the Executive Compensation Proposal and the Adjournment Proposal?

        In reaching its decision to approve the Merger Agreement and the Transactions, and to recommend our stockholders approve the Merger Proposal, the Executive Compensation Proposal and the Adjournment Proposal, the Board consulted with our management, as well as our legal and financial advisors, considered the terms of the proposed Merger Agreement and the Transactions, as well as other alternatives, and considered the terms of the Executive Compensation Proposal. For a more detailed description of these factors, see the section entitled "The Merger—Recommendation of the Board and Reasons for the Merger" of this proxy statement.

What happens if I sell or otherwise transfer my shares of Common Stock before consummation of the Merger?

        If you sell or transfer your shares of our Common Stock before consummation of the Merger, you will have transferred your right to receive the Merger Consideration, without interest and less any applicable withholding taxes, in the Merger. In order to receive the Merger Consideration, without interest and less any applicable withholding taxes, you must hold your shares of our Common Stock through consummation of the Merger.

        The Record Date for stockholders entitled to vote at the Special Meeting is earlier than the date the Merger is anticipated to be consummated. Accordingly, if you sell or transfer your shares of Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies HMS in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, without interest and less any applicable withholding taxes, if the Merger is consummated, to the person to whom you sell or transfer your shares of our Common Stock, but you will have retained your right to vote these shares at the Special Meeting. Even if you sell or otherwise transfer your shares of Common Stock after the Record Date, we encourage you to complete, date, sign and return the enclosed proxy card or vote your shares via the Internet or telephone.

When do you expect the Merger to be consummated?

        We currently anticipate that the Merger will be consummated in the first half of 2021, assuming satisfaction or waiver of all of the conditions to the Merger. However, because the Merger is subject to certain conditions, it is possible that factors outside the control of HMS and Gainwell could result in the Merger being consummated at a later time or not at all.

What effects will the Merger have on HMS?

        Our Common Stock is currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed on the Nasdaq Global Select Market under the symbol "HMSY". If the Merger is consummated, HMS will cease to be a publicly traded company and will become a wholly owned subsidiary of Gainwell, and our Common Stock will be delisted from the Nasdaq Global Select Market and deregistered under the Exchange Act.

What happens if the Merger is not consummated?

        If the Merger Proposal is not approved by our stockholders or if the Merger is not consummated for any other reason, HMS stockholders will retain their shares of our Common Stock and will not receive any payment for such shares. Instead, HMS will remain a publicly traded company, our Common Stock will continue to be listed and traded on the Nasdaq Global Select Market and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

        Furthermore, if the Merger is not consummated, and depending on the circumstances that would have caused the Merger not to be consummated, it is possible the price of our Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our Common Stock would return to the price at which it trades as of the date of this proxy statement.

        Under specified circumstances, we may be required to pay Gainwell a termination fee upon the termination of the Merger Agreement as described under the section entitled "The Merger Agreement—Termination Fees and Expense Reimbursement" of this proxy statement.

Do any directors or executive officers have interests in the Merger that may differ from those of HMS stockholders generally?

        In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger and in recommending that the Merger Proposal be approved by our stockholders. For a description of the interests of our directors and executive officers in the Merger, see "The Merger—Interests of the Directors and Executive Officers of HMS in the Merger."

Will I be subject to U.S. federal income tax upon the exchange of Common Stock for cash pursuant to the Merger?

        The exchange of our Common Stock for cash pursuant to the Merger generally will require a "U.S. Holder" (as defined below under the section entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Common Stock" of this proxy statement) to recognize a gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received by such U.S. Holder pursuant to the Merger (determined before deduction for any applicable withholding taxes) and such U.S. Holder's adjusted tax basis in the shares of our Common Stock surrendered pursuant to the Merger. A "Non-U.S. Holder" (as defined below under the section entitled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Common Stock" of this proxy statement) generally will not be subject to U.S. federal income tax with respect to the exchange of our Common Stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States. We recommend that you consult your tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction or other tax laws. A discussion of material U.S. federal income tax consequences of the Merger to holders of Common Stock is provided under "The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Holders of Common Stock."

What will the holders of HMS stock options, restricted stock unit awards and deferred stock unit awards receive in the Merger?

        Immediately prior to the Effective Time and as a result of the Merger, (a) each option to purchase shares of Common Stock with a per share exercise price that is less than the Merger Consideration that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration, net of the applicable per share exercise price, and the aggregate number of shares subject to the option, subject to applicable withholding taxes or other amounts required by applicable law to be withheld, (b) each option to purchase shares of Common Stock with a per share exercise price that is equal to or greater than the Merger Consideration that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled for no consideration, (c) except as set forth in item (d) of this sentence, each award of restricted stock units and deferred stock units covering shares of Common Stock that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration and the aggregate number of shares subject to the award (with any performance-based goals deemed to be achieved at the "target" level of performance, and subject to applicable withholding taxes or other amounts required by applicable law to be withheld) and (d) each award of restricted stock units covering shares of Common Stock that is granted or awarded after the signing date of the Merger Agreement and that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to the product obtained by multiplying (i) the product of the number of shares of Common Stock underlying the award and a fraction, the numerator of which is the number of days completed from the date of grant until the closing date of the Merger (the "Closing Date") and the denominator of which is 1,095, and (ii) the Merger Consideration (subject to applicable withholding taxes or other amounts required by applicable law to be withheld).

Am I entitled to appraisal rights instead of receiving the Merger Consideration for my shares of Common Stock under the DGCL?

        Yes. As a holder of Common Stock, you are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the Merger if you take certain actions and meet certain conditions. Under the DGCL, stockholders who do not vote for the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their shares of Common Stock as determined by the Delaware Court of Chancery, but only if they comply fully with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to HMS before the vote on the Merger Proposal and must not vote or otherwise submit a proxy in favor of the Merger Proposal. Failure to follow exactly the procedures and requirements specified under the DGCL will result in the loss of appraisal rights. The discussion of appraisal rights contained in this proxy statement is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Appendix B. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. See the section entitled "The Merger—Appraisal Rights" of this proxy statement.

Special Meeting Information

How can I attend the Special Meeting?

        You are entitled to attend the Special Meeting if you were a stockholder of HMS as of the close of business on February 4, 2021 (the "Record Date") or if you hold a valid proxy for the Special Meeting. A list of stockholders of record will be available for inspection at the Special Meeting and for a period of ten calendar days prior to the Special Meeting at our principal place of business during regular office hours, which is located at 5615 High Point Drive, Irving, Texas 75038.

        The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HMSY2021SM. You also will be able to vote your shares electronically at the Special Meeting.

        To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

        The meeting webcast will begin promptly at 9:00 a.m., Central Time on March 26, 2021. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Central Time, and you should allow ample time for the check-in procedures.

What am I being asked to vote on at the Special Meeting?

  •
  To adopt the Merger Agreement and approve the Transactions, which we refer to as the Merger Proposal;

  •
  To approve, on an advisory non-binding basis, the compensation that may be paid or become payable to HMS's named executive officers in connection with the Merger, which we refer to as the Executive Compensation Proposal; and

  •
  To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting, which we refer to as the Adjournment Proposal.

Will any other business be conducted at the Special Meeting?

        We know of no other business that will be presented at the Special Meeting. If any other matter properly comes before the stockholders for a vote at the Special Meeting, however, the proxy holders named on the Company's proxy card will vote your shares in accordance with their best judgment.

What if during the check-in time or during the meeting I have technical difficulties or trouble accessing the virtual meeting website?

        We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call:

1-844-986-0822 (Toll free—US and Canada)

1-303-562-9302 (Toll line—International)

How many shares must be present or represented to conduct business at the Special Meeting?

        A quorum must be present at the Special Meeting for any business to be conducted. The presence at the Special Meeting, by remote communication or represented by proxy, of the holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum. If a quorum is not present at the scheduled time of the Special Meeting, the chairperson of the Special Meeting may adjourn the Special Meeting.

        Broker non-votes, if any, and abstentions will be counted as present for purposes of determining the existence of a quorum. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares of Common Stock will result in such shares not being counted for purposes of determining the presence of a quorum.

What are broker non-votes and do they count for determining a quorum?

        Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on certain "routine" matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. A "broker non-vote" results when brokers, banks or other nominees return a valid proxy voting upon a matter or matters for which the applicable stock exchange rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on such proposal and have not received specific voting instructions from the beneficial owner. We do not expect any broker non-votes at the Special Meeting because the proposals in this proxy statement are all non-routine matters. Broker non-votes, if any, will be counted as present for purposes of determining a quorum at the Special Meeting. Additionally, broker non-votes, if any, will have the same effect as a vote "AGAINST" the Merger Proposal, but will not have an effect on the outcome of the Executive Compensation Proposal or the Adjournment Proposal.

Voting Information

Who is entitled to vote at the Special Meeting?

        Stockholders of record as of the close of business on February 4, 2021, the Record Date, are entitled to cast one vote per share of Common Stock on all items being voted on at the Special Meeting. You may vote all shares owned by you as of that time, including (a) shares held directly in your name as the stockholder of record, and (b) shares held for you as the beneficial owner through a broker, bank or other nominee. At the close of business on the Record Date, there were 88,637,633 shares of Common Stock outstanding and entitled to vote at the Special Meeting.

What vote is required to approve the Merger Proposal?

        The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the close of business on the Record Date is required to approve the Merger Proposal.

        The failure to vote your shares, an abstention from voting your shares, or a broker non-vote, if any, will have the same effect as a vote "AGAINST" the Merger Proposal.

What vote is required to approve the Executive Compensation Proposal and the Adjournment Proposal?

        The Executive Compensation Proposal and the Adjournment Proposal require the affirmative vote of the majority of the votes cast by the holders of all of the shares of Common Stock present or represented at the Special Meeting and voting affirmatively or negatively on such matters (meaning the number of shares voted "for" a proposal must exceed the number of shares voted "against" such proposal). The failure to vote your shares, an abstention from voting your shares, or a broker non-vote, if any, will not have an effect on the outcome of the Executive Compensation Proposal and the Adjournment Proposal because approval is based solely on the number of votes cast affirmatively or negatively.

What is an abstention and how will abstentions be treated?

        An "abstention" represents a stockholder's affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum at the Special Meeting. Abstentions will have the same effect as a vote "AGAINST" the Merger Proposal, but will not have an effect on the outcome of the Executive Compensation Proposal or the Adjournment Proposal.

How does the Board recommend that I vote?

        The Board, after considering the various factors described under the section entitled "The Merger—Recommendation of the Board and Reasons for the Merger" of this proxy statement, unanimously determined that the Merger Agreement and the Transactions, are advisable, fair to and in the best interests of HMS and its stockholders, and directed that the Merger Agreement be submitted to our stockholders for their adoption.

        The Board unanimously recommends that you vote "FOR" the Merger Proposal, "FOR" the Executive Compensation Proposal and "FOR" the Adjournment Proposal.

How do I vote?

        Even if you plan to attend the virtual Special Meeting online, we recommend that you vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Special Meeting.

        There are three ways to submit your proxy:

By Internet. Go to www.proxyvote.com and follow the instructions there. You will need the 16-digit number included on your proxy card, voting instruction form or notice. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time on March 25, 2021.

By telephone. Dial the phone number on your proxy card. You will need the 16-digit number included on your proxy card, voting instruction form or notice. Telephone voting for stockholders of record is available 24 hours a day. Votes submitted by telephone must be received by 11.59 p.m., Eastern Time on March 25, 2021. If your shares are held in an account at a bank or brokerage firm that offers telephone voting options, they will provide you with a voting instruction form that includes instructions on how to vote your shares by telephone by the deadline specified on the voting instruction form.

By mail. If you received a paper copy of a proxy card or voting instruction form, you may submit your proxy by completing, signing and dating the proxy card or voting instruction form and mailing it in the accompanying pre-addressed envelope. In order to ensure they are voted at the Special Meeting, proxies submitted by mail must be received at the address provided no later than March 25, 2021, the last business day before the meeting.

        Internet and telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on March 25, 2021.

        You can also vote by attending the virtual Special Meeting online and voting electronically. You will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. This control number is designed to verify your identity and allow you to vote your shares of Common Stock at the Special Meeting or to vote by proxy prior to the Special Meeting.

        Even if you plan to attend the Special Meeting online, you are strongly encouraged to vote your shares of Common Stock by proxy as soon as possible.

What is the difference between being a "record holder" and holding shares in "street name" as a beneficial owner?

        A record holder holds shares in his or her own name, and such shares are registered with our transfer agent, Broadridge Corporate Issuer Solutions, Inc. Shares held in "street name" means that the shares are held in the name of a broker, bank or other nominee on a person's behalf. If your shares are held in "street name" you are considered the "beneficial owner" of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote. You may also vote your shares electronically during the Special Meeting. Most of our stockholders are beneficial owners who hold their shares in street name rather than directly in their own name.

Am I entitled to vote if my shares are held in "street name"?

        Yes. If you are a beneficial owner whose shares are held in street name you have the right to direct your broker, bank or other nominee how to vote your shares, and the nominee is required to vote your shares in accordance with your instructions. You may also vote your shares electronically during the Special Meeting by attending the virtual Special Meeting online and voting your shares at that time.

Will my shares of Common Stock held in "street name" or another form of record ownership be combined for voting purposes with shares I hold as the stockholder of record?

        No. Because any shares of Common Stock you may hold in "street name" will be deemed to be held by a different stockholder than any shares of Common Stock you hold as the stockholder of record, any shares of Common Stock held in "street name" will not be combined for voting purposes with shares of Common Stock you hold as the stockholder of record. Similarly, if you own shares of Common Stock in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares of Common Stock because they are held in a different form of record ownership. Shares of Common Stock held by a corporation or business entity must be voted by an authorized officer of the entity. Shares of Common Stock held in an individual retirement account must be voted under the rules governing the account.

If I hold my shares of Common Stock in "street name," will my broker, bank or other nominee vote my shares for me on the proposals to be considered at the Special Meeting?

        Not without your direction. Your broker, bank or other nominee is only permitted to vote your shares of Common Stock on "non-routine" proposals if you instruct such nominee on how to vote. Each of the proposals in this proxy statement are non-routine matters, and therefore brokers, banks and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.

        You should follow the procedures provided by your broker, bank or other nominee to instruct them, as applicable, to vote your shares of Common Stock. Without such instructions, your shares will not be voted at the Special Meeting, which will have the same effect as a vote "AGAINST" the Merger Proposal, but will not have an effect on the outcome of the Executive Compensation Proposal or the Adjournment Proposal.

What happens if I do not vote?

        The required vote to approve the Merger Proposal is based on the total number of shares of Common Stock outstanding and entitled to vote as of the close of business on the Record Date, not just the shares that are voted at the Special Meeting. If you do not vote, it will have the same effect as a vote "AGAINST" the Merger Proposal.

        The required vote to approve each of the Executive Compensation Proposal and the Adjournment Proposal is based on the total number of votes cast at the Special Meeting. As a result, if you do not vote, it will not have an effect on the outcome of the Executive Compensation Proposal or the Adjournment Proposal.

Can I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

        Yes. If you are the stockholder of record, you may change your vote by: (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy); (2) providing a written notice of revocation to the Secretary at our offices at HMS Holdings Corp., 5615 High Point Drive, Irving, Texas 75038, prior to your shares being voted at the Special Meeting; or (3) attending the virtual Special Meeting online and voting your shares electronically during the Special Meeting. Participation in the Special Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or affirmatively vote your shares at the Special Meeting.

        For shares you hold beneficially in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee, or by attending the virtual Special Meeting online and electronically voting your shares during the Special Meeting.

What is the deadline for voting my shares?

        If you hold shares as the stockholder of record, your vote must be received before the polls close during the Special Meeting. Internet and telephone voting by proxy will close at 11:59 p.m., Eastern Time, on March 25, 2021, the day before the Special Meeting.

        If you are the beneficial owner of shares held through a broker, bank or other nominee, please follow the voting instructions provided by your broker, bank or other nominee.

What is a proxy?

        A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of Common Stock is called a "proxy card." The Board has designated Meredith W. Bjorck and Jeffrey S. Sherman, each of them with full power of substitution, as proxies for the Special Meeting.

If a stockholder gives a proxy, how are the shares voted?

        Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, known as your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process, or when filling out your proxy card, you may specify whether your shares should be voted "FOR" or "AGAINST" or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

        If you properly submit a proxy but do not indicate how your shares should be voted on a matter, the shares represented by your properly signed proxy card will be voted "FOR" each of the Merger Proposal, the Executive Compensation Proposal and the Adjournment Proposal, in accordance with the recommendations of the Board.

Is my vote confidential?

        Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of the votes and certification of the votes; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to management.

What if I do not specify how my shares are to be voted?

        If you properly submit a proxy but do not indicate how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted "FOR" each of the Merger Proposal, the Executive Compensation Proposal and the Adjournment Proposal, in accordance with the recommendations of the Board.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes, if any, be treated?

Proposal Number	Matter	Vote Required	Effect of Abstentions and Broker Non-Votes
One	The Merger Proposal	Majority of the shares of Common Stock outstanding and entitled to vote	Abstentions and broker non-votes will have the same effect as a vote "AGAINST" this proposal.
Two	The Executive Compensation Proposal	Majority of votes cast	Abstentions and broker non-votes will not have an effect on this proposal.
Three	The Adjournment Proposal	Majority of votes cast	Abstentions and broker non-votes will not have an effect on this proposal.

Who will count the votes obtained at the Special Meeting?

        A representative of Broadridge Corporate Issuer Solutions, Inc., our inspector of election, will tabulate and certify the votes.

May I attend the Special Meeting and vote electronically?

        The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You are entitled to participate in the virtual Special Meeting only if you were a stockholder as of the close of business on February 4, 2021, or if you hold a valid proxy for the Special Meeting. After consideration of the appropriate format of our Special Meeting, the Board chose a virtual meeting format for the Special Meeting in an effort to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost. The virtual meeting format will allow our stockholders to engage with us at the Special Meeting from any geographic location, using any convenient Internet-connected devices, be it a phone, tablet or computer. During the COVID-19 pandemic, a virtual meeting reduces the costs and health risks associated with holding an in-person meeting and prioritizes the health and well-being of employees, stockholders and other community members.

        You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HMSY2021SM. You also will be able to vote your shares electronically at the Special Meeting.

        To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

        The meeting webcast will begin promptly at 9:00 a.m., Central Time on March 26, 2021. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Central Time, and you should allow ample time for the check-in procedures.

Where can I find the voting results of the Special Meeting?

        We intend to publish the final results of the Special Meeting in a Current Report on Form 8-K that we will file with the SEC following the Special Meeting. All reports that we file with the SEC are publicly available when filed. See the section entitled "Where You Can Find More Information" of this proxy statement.

THE COMPANIES

HMS Holdings Corp.

        HMS is a Delaware corporation with principal executive offices located at 5615 High Point Drive, Irving, Texas 75038, telephone number (214) 453-3000. HMS is a leading provider of a broad range of payment accuracy and population health management solutions that helps healthcare organizations reduce costs and improve health outcomes. Through its industry-leading technology, analytics and engagement solutions, HMS saves billions of dollars annually while helping consumers live healthier lives. Our Common Stock is listed on the Nasdaq Global Select Market under the symbol "HMSY".

        For additional information about HMS and our business, see the section entitled "Where You Can Find More Information" of this proxy statement.

Gainwell Acquisition Corp.

        Gainwell is a privately held Delaware corporation and an affiliate of Veritas Capital Fund Management, L.L.C. ("Veritas Capital"), Merger Sub and Intermediate Holdco. Gainwell is the leading provider of technology solutions that are vital to the administration and operations of health and human services programs. Gainwell was formed in 2020 for the purpose of acquiring and running Gainwell Technologies LLC, a California limited liability company formerly known as DXC MS LLC, operating in the U.S. State and Local Health and Human Services business ("Gainwell Technologies") and has carried on its ownership of Gainwell Technologies and activities in the administration and operations of health and human services programs to date, except for activities undertaken in connection with the Merger and other transactions contemplated by the Merger Agreement. With over 7,500 employees, Gainwell Technologies supports clients across 42 U.S. states and territories with offerings including Medicaid Management Information Systems (MMIS), fiscal agent services, program integrity, care management, immunization registry and eligibility services. Gainwell offers clients scalable and flexible solutions for their most complex challenges. These capabilities make Gainwell a trusted partner for organizations seeking reliability, innovation and transformational outcomes. Gainwell's principal executive offices are located at c/o Veritas Capital Fund Management, L.L.C., 9 West 57th Street, 32nd Floor, New York, New York 10019, and its telephone number is 212-415-6700.

Mustang MergerCo Inc.

        Merger Sub is a Delaware corporation and direct wholly-owned subsidiary of Gainwell that was formed on December 18, 2020, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Gainwell's acquisition of HMS. Upon the consummation of the Merger, Merger Sub will merge with and into HMS, and the separate corporate existence of Merger Sub will cease. Merger Sub's principal executive offices are located at c/o Veritas Capital Fund Management, L.L.C., 9 West 57th Street, 32nd Floor, New York, NY 10019, and its telephone number is 212-415-6700.

Gainwell Intermediate Holding Corp.

        Intermediate Holdco is a privately owned Delaware corporation and an affiliate of Veritas Capital, Gainwell and Merger Sub. Intermediate Holdco has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation, activities arising as the parent company of Gainwell, including Veritas Capital's acquisition thereof, and activities undertaken in connection with Gainwell's acquisition of HMS. Intermediate Holdco's principal executive offices are located at c/o Veritas Capital Fund Management, L.L.C., 9 West 57th Street, 32nd Floor, New York, New York 10019, and its telephone number is 212-415-6700.

THE SPECIAL MEETING

        We are furnishing this proxy statement to the HMS stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting or any adjournment or postponement thereof. This proxy statement provides the HMS stockholders with the information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting or any adjournment or postponement thereof.

Date and Time of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held on March 26, 2021 at 9:00 a.m., Central Time, or at any adjournment or postponement thereof. The Special Meeting will be held online at www.virtualshareholdermeeting.com/HMSY2021SM.

Purpose of the Special Meeting

        At the Special Meeting, we will ask our stockholders of record as of the Record Date to vote on the Merger Proposal, the Executive Compensation Proposal and Adjournment Proposal. If our holders of Common Stock fail to adopt the Merger Agreement by approving the Merger Proposal, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Appendix A, and the material provisions of the Merger Agreement are described under the section entitled "The Merger Agreement" of this proxy statement.

        This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about February 22, 2021.

Record Date; Shares Entitled to Vote; Quorum

        Only stockholders of record as of the close of business on February 4, 2021, the Record Date for the Special Meeting, are entitled to notice and to vote at the Special Meeting or at any adjournments or postponements thereof. A list of stockholders of record will be available in our offices located at 5615 High Point Drive, Irving, Texas 75038, during regular business hours for a period of at least 10 days before the Special Meeting and at the place of the Special Meeting during the meeting.

        As of the Record Date, there were 88,637,633 shares of our Common Stock outstanding and entitled to vote at the Special Meeting.

        A quorum of stockholders is necessary to transact business at the Special Meeting. Our Second Amended and Restated Bylaws (the "Bylaws") provide that the presence at the Special Meeting, by remote communication or represented by proxy, of the holders of a majority of the shares of our Common Stock outstanding and entitled to vote at the meeting (44,318,817 shares) will constitute a quorum for HMS to transact business at a Special Meeting. In general, shares of our Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Special Meeting for purposes of determining a quorum. Shares represented by proxies received but marked "ABSTAIN" will be included in the calculation of the number of shares considered to be present at the Special Meeting for purposes of determining a quorum. Broker non-votes will not be included in the calculation of the number of shares considered to be present at the Special Meeting for purposes of determining a quorum.

        In the event that a quorum is not present at the Special Meeting, it is expected that the meeting would be adjourned to a later date to solicit additional proxies, and a quorum will have to be established at such adjourned date.

Vote Required; Abstentions and Broker Non-Votes

        Each share of Common Stock issued and outstanding as of the close of business on the Record Date is entitled to one vote at the Special Meeting.

        The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the close of business on the Record Date is required to approve the Merger Proposal. The failure to vote your shares, an abstention from voting your shares, or a broker non-vote, if any, will have the same effect as a vote "AGAINST" the Merger Proposal. Adoption of the Merger Agreement by our stockholders is a condition to the closing of the Merger.

        The Executive Compensation Proposal and the Adjournment Proposal require the affirmative vote of the majority of the votes cast by the holders of all of the shares of stock present or represented at the Special Meeting and voting affirmatively or negatively on such matters (meaning the number of shares voted "for" a proposal must exceed the number of shares voted "against" such proposal). The failure to vote your shares, an abstention from voting your shares, or a broker non-vote, if any, will not have an effect on the outcome of the Executive Compensation Proposal and the Adjournment Proposal because approval is based solely on the number of votes cast affirmatively or negatively.

Shares Held by Directors and Executive Officers

        As of the close of business on the Record Date, directors and executive officers of HMS and their affiliates beneficially owned and were entitled to vote, in the aggregate, 1,012,251 shares of our Common Stock, which represented approximately 1.1% of the shares of our Common Stock that would have been entitled to vote at the Special Meeting if held as of that date. Our directors and executive officers have informed us that they currently intend to vote all of their shares of Common Stock (i) "FOR" the Merger Proposal, (ii) "FOR" the Executive Compensation Proposal and (iii) "FOR" the Adjournment Proposal, although none of them is obligated to do so.

Voting; Proxies

Attendance

        All holders of shares of Common Stock as of the close of business on the Record Date, including stockholders of record and beneficial owners of Common Stock registered in the "street name" of a broker, bank or other nominee, are invited to attend the virtual Special Meeting. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/HMSY2021SM. You also will be able to vote your shares electronically at the Special Meeting.

        To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

        The meeting webcast will begin promptly at 9:00 a.m., Central Time on March 26, 2021. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Central Time, and you should allow ample time for the check-in procedures.

Providing Voting Instructions by Proxy

        To ensure that your shares of Common Stock are voted at the Special Meeting, we recommend that you provide voting instructions by proxy as soon as possible, whether or not you plan to attend the Special Meeting online.

Shares of Common Stock Held by a Record Holder

        If you are a stockholder of record and your shares of Common Stock are registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you may provide voting instructions by proxy using one of the methods described below.

        Submit a Proxy by Telephone or via the Internet.    This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares of Common Stock will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone.

        Submit a Proxy Card.    If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the Special Meeting, your shares of Common Stock will be voted in the manner directed by you on your proxy card.

        Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted "FOR" each of the Merger Proposal, the Executive Compensation Proposal and the Adjournment Proposal, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting. The failure to vote your shares or an abstention from voting your shares will have the same effect as a vote "AGAINST" the Merger Proposal, and will not have an effect on the outcome of the Executive Compensation Proposal or the Adjournment Proposal.

Shares of Common Stock Held in "Street Name"

        If your shares of Common Stock are held in "street name" through a broker, bank or other nominee, your broker, bank or other nominee will send you instructions as to how to provide voting instructions for your shares. You may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or over the Internet or by telephone through your broker, bank or other nominee if such a service is provided by them to you. To vote via the Internet or telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee.

        The failure to vote your shares, an abstention from voting your shares, or a broker non-vote, if any, will have the same effect as a vote "AGAINST" the Merger Proposal, but will not have an effect on the outcome of the Executive Compensation Proposal or the Adjournment Proposal.

Revocability of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke it or change it any time before it is voted at the Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

  •
  granting a new proxy bearing a later date (which automatically revokes the earlier proxy);

  •
  providing a written notice of revocation to the Secretary at our offices at HMS Holdings Corp., 5615 High Point Drive, Irving, Texas 75038, prior to your shares being voted; or

  •
  attending the virtual Special Meeting online and voting your shares electronically during the Special Meeting.

        Please note, however, that only your last-dated proxy will count. Participating in the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to HMS or by sending a written notice of revocation to HMS, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by HMS before the Special Meeting. Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the Special Meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m., Eastern Time on March 25, 2021.

        If you hold your shares of Common Stock in "street name," you should contact your broker, bank or other nominee for instructions regarding how to change your vote or submit new voting instructions. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow HMS stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

Abstentions

        An abstention occurs when a stockholder attends a meeting, either by remote communication or represented by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of Common Stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote "AGAINST" the Merger Proposal but will not have an effect on the outcome of the Executive Compensation Proposal or the Adjournment Proposal.

Adjournments and Postponements

        Although it is not currently expected, subject to certain restrictions in the Merger Agreement, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Under our Bylaws, the Special Meeting may be adjourned or postponed by the Board at any time in advance of the meeting, or by the chairperson of the Special Meeting if a quorum is not present. If the Board fixes a new record date for the adjourned meeting, or if the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting as of such new record date. In addition, the Board could postpone the Special Meeting before it commences. If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as so adjourned or postponed.

        In the event that there is present at the Special Meeting, by remote communication or represented by proxy, sufficient favorable voting power to secure the vote of our stockholders necessary to adopt the Merger Agreement by approving the Merger Proposal, we do not anticipate that we will adjourn or postpone the Special Meeting.

Board Recommendation

        The Board, after considering various factors described under the section entitled "The Merger—Recommendation of the Board and Reasons for the Merger" of this proxy statement, unanimously determined that the Merger Agreement and the Transactions are advisable, fair to and in the best interests of HMS and its stockholders, and directed that the adoption of the Merger Agreement and the approval of the Transactions be submitted to the stockholders of HMS for their adoption.

        The Board unanimously recommends that you vote "FOR" the Merger Proposal, "FOR" the Executive Compensation Proposal and "FOR" the Adjournment Proposal.

Solicitation of Proxies

        The Board is soliciting your proxy, and we will bear the cost of this solicitation of proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our Common Stock.

        Proxies may be solicited by mail, personal interview, e-mail, telephone, facsimile or via the Internet, without additional compensation, by certain of HMS's directors, officers and employees.

Anticipated Date of Consummation of the Merger

        We currently anticipate that the Merger will be consummated in the first half of 2021, assuming satisfaction or waiver of all of the conditions to the Merger. However, because the Merger is subject to certain conditions, it is possible that factors outside the control of HMS and Gainwell could result in the Merger being consummated at a later time or not at all.

Householding of Special Meeting Materials

        Some brokers, banks and other nominees may be participating in the practice of "householding" proxy statements and annual reports. If you share an address with another shareholder, you may receive only one paper copy of proxy materials. If you wish to receive a separate set of proxy materials, please submit your request to our transfer agent, Broadridge, either by calling Broadridge at the following number, or by writing to Broadridge at the following address: Broadridge Corporate Issuer Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717; telephone: 1-800-542-1061. All shareholders may also call us at the number below or write to us at the following address to request a separate copy of proxy materials: HMS Holdings Corp., Attention: Investor Relations, 5615 High Point Drive, Irving, Texas, 75038; telephone: 1-214-453-3000. Any stockholder who wants to receive separate copies of our proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact such stockholder's broker, bank or other nominee, or the stockholder may contact HMS or Broadridge at the above addresses or phone numbers.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain certain information, including financial estimates and statements as to, among other things, the expected timing, completion and effects of the Merger, which may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties, and actual results may materially differ. The forward-looking statements contained in this proxy statement, including without limitation statements regarding anticipated benefits and effects of the Merger, relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. All statements other than statements of historical fact or relating to present facts or current conditions included in this proxy statement are forward-looking statements.

        Forward-looking statements may include words such as "aim," "anticipate," "assume," "believe," "estimate," "expect," "forecast," "future," "intend," "likely," "may," "outlook," "plan," "potential," "project," "seek," "strategy," "target," "trend," "will," "would," "could," "should," and variations of such terms and similar expressions, although some forward-looking statements may be expressed differently.

        Forward-looking statements are not guarantees and involve risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from past results and from those indicated by such forward-looking statements if known or unknown risks or uncertainties materialize, or if underlying assumptions prove inaccurate. These risks and uncertainties include, among other things:

  •
  the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger;

  •
  the failure by Gainwell or Merger Sub to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Merger;

  •
  the risk that the Merger Agreement may be terminated in circumstances requiring HMS to pay a termination fee;

  •
  the risk that the Merger disrupts HMS's current plans and operations or diverts management's attention from its ongoing business;

  •
  the effect of the announcement of the Merger on the ability of HMS to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business;

  •
  the effect of the announcement of the Merger on HMS's operating results and business generally; the amount of costs, fees and expenses related to the Merger;

  •
  the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;

  •
  risks related to diverting the attention of our management and employees from ongoing business operations;

  •
  the risk that HMS's stock price may decline significantly if the Merger is not consummated;

  •
  the fact that under the terms of the Merger Agreement, we are unable to solicit other Acquisition Proposals during the pendency of the Merger;

  •
  the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against HMS and others;

  •
  the fact that receipt of the all-cash Merger Consideration would be taxable to our stockholders that are treated as U.S. Holders for United States federal income tax purposes;

  •
  the fact that our stockholders would forego the opportunity to realize the potential long-term value of the successful execution of our current strategy as an independent publicly traded company;

  •
  the course of the COVID-19 pandemic and the responses to the pandemic, and their effects on our business and operations, including those of our customers and partners, and general economic, business and market conditions; our ability to execute our business plans or growth strategy;

  •
  our ability to innovate, develop or implement new or enhanced solutions or services; the nature of acquisition, investment, strategic relationship and divestiture opportunities we are pursuing, and our ability to successfully execute on such opportunities;

  •
  our ability to successfully integrate acquired businesses and operations and realize synergies;

  •
  significant and increased competition related to our solutions and services;

  •
  variations in our results of operations; our ability to accurately forecast the revenue under our contracts and solutions;

  •
  our ability to protect our systems from damage, interruption or breach, and to maintain effective information and technology systems and networks, including during a catastrophic or extraordinary event, such as COVID-19; our ability to protect our intellectual property rights, proprietary technology, information processes and know-how;

  •
  our failure to maintain a high level of customer retention or the unexpected reduction in scope or termination of key contracts with major customers;

  •
  customer dissatisfaction or our non-compliance with contractual provisions or regulatory requirements; our failure to meet performance standards triggering significant costs or liabilities under our contracts; our inability to manage our relationships with data sources and suppliers;

  •
  our reliance on subcontractors and other third-party providers and parties to perform services;

  •
  our ability to secure future contracts and favorable contract terms through the competitive bidding process; pending or threatened litigation; unfavorable outcomes in legal proceedings;

  •
  our success in attracting and retaining qualified employees and members of our management team; our ability to generate sufficient cash to cover our interest and principal payments under our credit facility;

  •
  changes in tax laws, regulations or guidance and unexpected changes in our effective tax rate; unanticipated increases in the number or amount of claims for which we are self-insured; accounting changes or revisions;

  •
  risks relating to our international operations, including political, regulatory, economic, foreign exchange, tax compliance and other risks; changes in the healthcare environment or healthcare financing system, including regulatory, budgetary or political actions that affect healthcare spending or the practices and operations of healthcare organizations;

  •
  our failure to comply with applicable laws and regulations governing individual privacy and information security, domestically and internationally, or to protect such information from theft and misuse; our ability to comply with current and future legal and regulatory requirements;

  •
  negative results of government or customer reviews, audits or investigations;

  •
  state or federal limitations related to outsourcing of certain government programs or functions;

  •
  restrictions on bidding or performing certain work due to perceived conflicts of interests;

  •
  the market price of our Common Stock and lack of dividend payments;

  •
  anti-takeover provisions in our corporate governance documents; and

  •
  the other important factors discussed under the headings "Business," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" of our Annual Report on Form 10-K for the year ended December 31, 2019, our subsequent Quarterly Reports on Form 10-Q and in other documents we file with the SEC.

        Consequently, all of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, the information contained under this heading (see the section entitled "Where You Can Find More Information" of this proxy statement). No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

        Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are cautioned not to place undue reliance upon any of these forward-looking statements. Our stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

MARKET PRICES

        Our Common Stock has been traded on the Nasdaq Global Select Market under the symbol "HMSY" since December 18, 1992. Prior to that time, there was no public market for our shares. The table below sets forth, for the periods indicated, the range of high and low closing prices per share of our Common Stock as reported by the Nasdaq Global Select Market.

	High	Low
2021
1st Quarter (through February 19, 2021)	$36.85	$36.11

	High	Low
2020
4th Quarter	$36.75	$23.91
3rd Quarter	$33.19	$23.46
2nd Quarter	$32.60	$24.23
1st Quarter	$30.61	$19.26

	High	Low
2019
4th Quarter	$34.36	$26.53
3rd Quarter	$39.93	$33.07
2nd Quarter	$32.83	$27.64
1st Quarter	$35.28	$27.58

	High	Low
2018
4th Quarter	$37.38	$26.50
3rd Quarter	$33.76	$22.39
2nd Quarter	$23.55	$16.44
1st Quarter	$17.83	$15.06

        As of the Record Date, there were 88,637,633 shares of our Common Stock outstanding, held by approximately 244 stockholders of record. The actual number of stockholders is considerably greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers, banks and other nominees.

        On October 2, 2020 (the last trading day prior to when reports of a possible transaction were published), the closing price of our Common Stock on the Nasdaq Global Select Market was $24.37 per share. On December 18, 2020, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing price of our Common Stock on the Nasdaq Global Select Market was $33.78 per share. On February 19, 2021, the latest practicable trading day before the printing of this proxy statement, the closing price of our Common Stock on the Nasdaq Global Select Market was $36.78 per share. You are encouraged to obtain current market quotations for Common Stock.

        Our Common Stock is currently registered under the Exchange Act. If the Merger is consummated, HMS will cease to be a publicly traded company and will become a wholly owned subsidiary of Gainwell, and our Common Stock will be delisted from the Nasdaq Global Select Market and deregistered under the Exchange Act.

THE MERGER

        This discussion of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Appendix A and incorporated by reference into this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Certain Effects of the Merger on HMS

        If the Merger Agreement is adopted by the HMS stockholders and all other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will merge with and into HMS, with HMS continuing as the surviving corporation and a wholly owned subsidiary of Gainwell.

        At the Effective Time, each share of our Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will by virtue of the Merger and without any action on the part of the holder of such shares be converted automatically into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes. If the Merger is consummated, you will no longer own any shares of capital stock of HMS as of the Effective Time.

        Our Common Stock is currently registered under the Exchange Act and is listed on the Nasdaq Global Select Market under the symbol "HMSY". If the Merger is consummated, HMS will cease to be a publicly traded company and will become a wholly owned subsidiary of Gainwell, and our Common Stock will be delisted from the Nasdaq Global Select Market and deregistered under the Exchange Act.

Effect on HMS if the Merger is Not Consummated

        If the Merger Agreement is not adopted by our stockholders or if the Merger is not consummated for any other reason, HMS stockholders will continue to hold their shares of Common Stock and will not receive any payment for such shares of Common Stock. Instead, HMS will remain a publicly traded company, our Common Stock will continue to be listed and traded on the Nasdaq Global Select Market and registered under the Exchange Act, and we will continue to file periodic reports with the SEC.

        Furthermore, if the Merger is not consummated, and depending on the circumstances that would have caused the Merger not to be consummated, it is possible that the price of our Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of our Common Stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the Merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our Common Stock. If the Merger is not consummated, the Board will continue to evaluate and review our business operations, assets, operating results, financial condition, prospects and business strategy, among other things, and make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the Merger Agreement is not adopted by our stockholders or if the Merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to HMS will be offered or that our business, prospects or results of operations will not be adversely impacted.

        In addition, under specified circumstances, we may be required to pay Gainwell a termination fee upon the termination of the Merger Agreement, as described under the section entitled "The Merger Agreement—Termination Fees and Expense Reimbursement" of this proxy statement.

Merger Consideration

        Upon consummation of the Merger, at the Effective Time, by virtue of the Merger and without any action on the part of Gainwell, Merger Sub or HMS or their respective stockholders, each outstanding share of our Common Stock (but excluding Cancelled Shares and Dissenting Shares), will be converted into the right to receive $37.00 in cash, which we refer to as the Merger Consideration, without interest and less any applicable withholding taxes. From and after the Effective Time, all of the shares of Common Stock converted into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes, will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a Certificate and each holder of a Book-Entry Share, in each case, outstanding immediately prior to the Effective Time previously representing any such shares of Common Stock will thereafter cease to have any rights with respect to such securities other than the right to receive, upon surrender of such Certificates and Book-Entry Shares, the Merger Consideration, without interest and less any applicable withholding taxes. As described further under the section entitled "The Merger Agreement—Payment for Common Stock" of this proxy statement, prior to or substantially concurrently with the Effective Time, Gainwell or Intermediate Holdco will deposit or cause to be deposited, with the Paying Agent, cash in an amount sufficient to pay the aggregate Merger Consideration payable to all of the holders of Common Stock, other than the Cancelled Shares and except for any Dissenting Shares (and which will not include any amounts payable to the holders of HMS options, restricted stock unit awards and deferred stock unit awards, which will be paid through HMS's payroll system). Promptly following the Effective Time and in any event no later than the third business day following the Effective Time, the Paying Agent will send each holder of Certificates a letter of transmittal instructing you to send your Certificates to the Paying Agent in order to receive the Merger Consideration, without interest and less any applicable withholding taxes, for each share of our Common Stock represented by such Certificates.

        If any cash payment is to be made to a person other than the person in whose name the applicable surrendered Certificate is registered, it will be a condition of such payment that the person requesting such payment will pay, or cause to be paid, any transfer taxes required by reason of the making of such cash payment to a person other than the registered holder of the surrendered Certificate or will establish to the reasonable satisfaction of the Paying Agent that such taxes have been paid or are not payable.

        After the Merger is consummated, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, without interest and less any applicable withholding taxes, but you will no longer have any rights as a HMS stockholder as a result of the Merger (except with respect to Dissenting Shares), nor will you be entitled to receive any shares in Gainwell or the surviving corporation.

Background of the Merger

        The Board and HMS management continually evaluate HMS's business and financial plans and prospects. As part of this evaluation, the Board and management also periodically consider strategic alternatives to maximize value for HMS's stockholders, including a potential sale of HMS.

        In June 2018, the Board initiated a review of strategic alternatives to enhance stockholder value, including a potential sale, and established a transaction committee of the Board to assist the Board in evaluating strategic alternatives and making recommendations to the Board with respect to such strategic alternatives. Between June 2018 and November 2018, the Board and the transaction committee held several meetings to discuss HMS's strategic plan, including strategic alternatives available to HMS. In June 2018, HMS retained a financial advisor and directed them to contact potential counterparties to gauge interest in a strategic transaction involving HMS. At the direction of the Board, representatives of HMS's financial advisor contacted, or in some cases were contacted by, 14 parties, including 12 strategic parties and two financial sponsors, interested in a potential strategic transaction involving HMS. Of those parties, two financial sponsors and one strategic party entered into customary confidentiality agreements with HMS. Two of the confidentiality agreements entered into by HMS included a customary standstill provision that expired in late 2019; the third confidentiality agreement did not contain a standstill provision. The strategic party and one of the financial sponsors declined to submit proposals, and the second financial sponsor proposed a stock combination between one of its portfolio companies and HMS that the Board determined was not in the best interests of HMS or its stockholders based on its financial analysis and assessment of the complexity and challenges of successful execution. In November 2018, after careful consideration and consultation with its legal and financial advisors, the Board decided to dissolve the transaction committee and focus on HMS's standalone plan.

        In June 2019, the Board established a standing Mergers & Acquisitions Committee of the Board (the "M&A Committee") to assist the Board in reviewing and assessing potential acquisitions, strategic investments, joint ventures, divestiture transactions and other strategic transactions.

        In February 2020, the Board determined to resume its review of strategic alternatives, including a potential sale or other transaction and evaluation of its stand-alone plan.

        On March 2, 2020, at the direction of the Board, HMS's management engaged Latham & Watkins LLP ("Latham") as HMS's outside legal advisor in connection with the evaluation and negotiation of a potential strategic transaction, on the basis of Latham's expertise advising companies in the healthcare and technology industries, and its expertise in mergers and acquisitions.

        As the Board and the M&A Committee undertook their preliminary plan for a strategic review process, on March 11, 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic, which spread globally and throughout the United States. Due to the circumstances related to COVID-19, some of HMS's clients temporarily suspended or reduced certain contract work. The reduction in services impacted HMS's financial results in certain parts of its business. Between March 2020 and early June 2020, HMS focused on executing its standalone business plan against the backdrop of the COVID-19 pandemic.

        Between late April 2020 and late August 2020, the Board and the M&A Committee held various meetings by videoconference, with members of HMS management and representatives of Barclays and Latham present, to discuss the Board's evaluation of a strategic review process, including a potential sale, as well as market activity and timing for HMS to explore such a process. During this period, at the direction of the M&A Committee, HMS formally retained Barclays to assist with the evaluation of broad-based strategic alternatives. Barclays was selected because of its familiarity with HMS and its qualifications, reputation and experience in the valuation of businesses and securities in comparable strategic review processes. Also during this period, the Board and the M&A Committee, in consultation with their legal and financial advisors, determined that in light of improved market conditions following the peak of the COVID-19 pandemic and various other political and business factors, it was an opportune time to evaluate pursuing a potential strategic transaction. At the recommendation of the M&A Committee, the Board unanimously agreed to move forward with the first phase of a transaction process and begin outreach to potential buyer parties. The Board determined, after consultation with its legal and financial advisors, that a focused solicitation should be pursued to minimize risks of public disclosure and potential customer disruption, and instructed Barclays to contact a group of counterparties that the Board determined, after consultation with Barclays, constituted or could constitute feasible counterparties, and whose participation was not likely to increase the potential for leaks or disruption to HMS's ongoing business operations.

        Between September 21, 2020 and September 24, 2020, as directed by the Board and HMS management, representatives of Barclays contacted 10 counterparties, including financial sponsors and strategic counterparties, to gauge their interest in a potential transaction involving HMS.

        Between September 25, 2020 and November 25, 2020, HMS entered into customary confidentiality agreements with Veritas Capital Fund Management, L.L.C. ("Veritas Capital"), Gainwell and Cotiviti Holdings, Inc. ("Cotiviti") (each of Gainwell and Cotiviti, a portfolio company of funds affiliated with Veritas Capital), and 17 other potential counterparties who had expressed an interest in acquiring HMS, including (i) two potential strategic counterparties, which are referred to as "Party A" and "Party B", (ii) two potential financial sponsor counterparties, which are referred to as "Private Equity Firm C" and "Private Equity Firm D", and (iii) 10 other financial sponsors and three other strategic parties. Party B, which is owned in part by Private Equity Firm D, partnered together with Private Equity Firm D to jointly evaluate a potential transaction with HMS. Each of the confidentiality agreements entered into by HMS included a customary standstill provision that fell away upon the public announcement by HMS that it entered into the Merger Agreement. None of the confidentiality agreements entered into by HMS prohibit the counterparties thereto from making a competing proposal to the Board.

        On September 26, 2020, the Board held a meeting by videoconference, with members of HMS's senior management and representatives of Latham and Barclays present, to review and discuss certain matters related to the potential transaction. Management provided the Board with an overview of HMS's financial projections through 2024, including a detailed review of the assumptions underlying such projections. Following discussion, the Board unanimously approved the financial projections as presented at the meeting and authorized and approved the provision of such projections by HMS or its financial and other advisors to prospective counterparties in connection with the potential transaction. Representatives of Barclays provided an update on the status of the outreach to potential buyer parties. Representatives of Barclays and Latham provided an overview of next steps in the process.

        Between September 30, 2020 and October 22, 2020, HMS held diligence presentations with representatives of Veritas Capital, Gainwell, Party A, Private Equity Firm C, Private Equity Firm D/Party B, and seven other potential counterparties (or groups of potential counterparties). Representatives of Barclays were present for each presentation.

        On October 4, 2020, a news article was published, based on unnamed sources, suggesting that HMS was exploring strategic alternatives, including a potential sale. The closing price of the common stock of HMS rose from $24.37 per share on October 2, 2020 (the last trading day prior to when reports of a possible transaction were published) to $27.39 per share on October 5, 2020.

        Between October 6, 2020 and October 23, 2020, following publication of reports of a possible transaction, HMS and representatives of Barclays received inbound indications of interest from two potential strategic counterparties and one potential financial sponsor counterparty which had not previously been contacted by Barclays. Further discussions with the strategic counterparties and the financial sponsor counterparty did not progress beyond such initial indications. Party A, which had not previously been contacted by Barclays, contacted representatives of Barclays on October 9, 2020 to inform them that Party A would be interested in exploring a potential transaction with HMS. Party A subsequently entered into a customary confidentiality agreement with HMS as noted above and joined the process.

        Beginning on October 7, 2020, HMS made available business, financial and legal due diligence documents to the potential bidders and their respective representatives in an online data room.

        On October 9, 2020, the Board held a meeting by videoconference, with members of HMS's senior management and representatives of Latham and Barclays present. Representatives of Barclays provided an update on the status of the outreach to potential buyer parties and the reaction to the recent public leak of a potential sale. During the update, management and representatives of Barclays provided an overview of inbound calls they had received from other potentially interested parties as a result of the leak and a discussion ensued. Management provided an update on the preliminary third quarter financial results.

        Also on October 9, 2020, the Compensation Committee of the Board (the "Compensation Committee") held a meeting by videoconference, with members of HMS's senior management and representatives of Latham present, to discuss compensation planning in connection with a potential transaction.

        Between October 12, 2020 and October 25, 2020, four of the remaining financial sponsor bidders informed Barclays that they were opting out of the process.

        On October 21, 2020 and October 23, 2020, at the direction of the Board, representatives of Barclays distributed a first round process letter to each of Veritas Capital, Party A, Party B (working with Private Equity Firm D), Private Equity Firm C and four of the other remaining financial sponsor bidders, requesting that preliminary, non-binding written proposals be submitted by November 10, 2020.

        Between October 23, 2020 and November 6, 2020, HMS management held various due diligence and business calls with Veritas Capital, Party A, Private Equity Firm C, Private Equity Firm D/Party B, and three other financial sponsor bidders. Representatives of Barclays were in attendance for each of the calls.

        On October 28, 2020 and October 29, 2020, the Board held a meeting by videoconference, with members of HMS's senior management and representatives of Latham and Barclays present, for an update on the strategic review process. Representatives of Barclays provided an update on the status of the outreach to potential buyer parties, management presentations and diligence reviews and informed the Board that four financial sponsor bidders had withdrawn from the process. The Board and management discussed 2021 strategic priorities and the preliminary 2021 budget, among other matters.

        On November 10, 2020, HMS received preliminary, non-binding proposals from four potential counterparties (or groups of counterparties) regarding an acquisition of all of the shares of HMS. Party A proposed to acquire all of the outstanding equity of HMS at a per-share price in the range of $35 to $37 in cash (which represented a premium in the range of approximately 18% to 24% over HMS's closing stock price of $29.72 per share on November 9, 2020), to be financed with a combination of debt and equity capital from its largest investors. Private Equity Firm C proposed to acquire all of the outstanding equity of HMS at a per-share price of $32.00 in cash (which represented a premium of approximately 8% over HMS's closing stock price of $29.72 per share on November 9, 2020), to be financed with a combination of debt and equity capital from a fund affiliated with Private Equity Firm C. Party B proposed to acquire all of the outstanding equity of HMS at a per-share price in the range of $31 to $34 (which represented a premium in the range of approximately 4% to 14% over HMS's closing stock price of $29.72 per share on November 9, 2020) with a 50/50 mix of cash and stock consideration, with the cash portion of the proposed consideration to be funded by third-party debt financing. Veritas Capital proposed to effectuate the acquisition through Gainwell, a portfolio company of funds affiliated with Veritas Capital, and proposed to acquire all of the outstanding equity of HMS at a per-share price in the range of $30 to $33 in cash (which represented a premium in the range of approximately 1% to 11% over HMS's closing stock price of $29.72 per share on November 9, 2020), to be financed with a combination of debt and equity capital from Veritas Capital. Of the potential counterparties then remaining, three of the financial sponsor bidders (or groups of financial sponsor bidders) declined to submit proposals.

        On November 12, 2020, the Board held a meeting by videoconference, with various directors, members of HMS's senior management, and representatives of Latham and Barclays present, to discuss the preliminary indications of interest. Representatives of Barclays provided an overview of the outreach process to date, including the inbound calls that were also received from potentially interested parties. Following discussion, the Board determined that it was in the best interest of the stockholders to invite each of the remaining parties to continue in the process. The Board authorized representatives of Barclays to instruct each bidder that they would need to improve the financial terms of their proposals to be successful and to invite Party B to reconsider whether its offer was competitive given the cash-and-stock structure it proposed in its preliminary proposal.

        Following the November 12, 2020 Board meeting, representatives of Barclays contacted each of the remaining bidders to discuss the feedback provided by the Board. On November 17, 2020, Party B informed representatives of Barclays that it had revised its offer to contemplate an all-cash structure at the same $31 to $34 price-per-share range offered in its initial indication, with funding support to be provided by existing investors in Party B (including Private Equity Firm D) and potentially via a new "private investment in public equity" (PIPE) transaction.

        Over the next several weeks, representatives of HMS management held various due diligence and business calls with Party A, Private Equity Firm C, Private Equity Firm D/Party B, and Veritas Capital/Gainwell. Representatives of Barclays were in attendance for each of the calls.

        On November 18, 2020, Veritas Capital informed representatives of Barclays that Veritas Capital and Gainwell, on the one hand, and Cotiviti (another portfolio company of funds affiliated with Veritas Capital and which was not otherwise involved in Veritas Capital's and Gainwell's due diligence efforts at that time), on the other hand, were interested in potentially partnering together to evaluate the potential transaction as a single bidder. With the authorization of HMS, Veritas Capital and Gainwell were authorized to partner with Cotiviti in connection with their respective due diligence efforts.

        Between November 21, 2020 and November 22, 2020, HMS negotiated and entered into customary clean team confidentiality agreements with each of Veritas Capital, Party A and Private Equity Firm C, and opened the "clean room" of HMS's online data room, in order to share additional highly confidential information of HMS with a limited pool of representatives of Veritas Capital, Party A and Private Equity Firm C.

        On December 4, 2020, the M&A Committee held a meeting by videoconference, with members of HMS's senior management and representatives of Barclays and Latham present, to discuss the strategic review process. Representatives of Barclays reviewed its preliminary financial analysis of HMS. Management updated the M&A Committee on conversations with the remaining bidders as part of the diligence process. Representatives of Latham provided an overview of the key provisions of the auction draft of the merger agreement prepared by Latham and certain anticipated issues that bidders might raise in negotiating the final agreement. Management updated the M&A Committee on the financial projections for the quarter.

        Also on December 4, 2020, at the direction of the Board, representatives of Barclays distributed second round process letters to each of Veritas Capital/Gainwell, Party A, Private Equity Firm C and Party B (working with Private Equity Firm D), requesting that mark-ups of the auction draft of the merger agreement be submitted by December 14, 2020 and that definitive, binding proposals be submitted by December 17, 2020.

        On December 6, 2020, representatives of Party B informed Barclays that Party B/Private Equity Firm D were opting out of the process.

        On December 7, 2020, at the direction of the Board, representatives of Barclays made available to the prospective bidders an initial auction draft of the merger agreement for an acquisition of all of the outstanding equity of HMS.

        On December 11, 2020, Party A informed Barclays that it was opting out of the process.

        On December 12, 2020, representatives of Barclays made available to the remaining bidders an initial draft of the disclosure schedules related to the merger agreement prepared by Latham.

        On December 13, 2020, the Board held a meeting by videoconference, with members of HMS's senior management and representatives of Barclays and Latham present. Representatives of Barclays provided an overview of the process to date, noting that Party A and Private Equity Firm D/Party B had recently indicated they would not be pursuing the opportunity and updated the Board on recent interactions with the two remaining bidders: Veritas Capital/Gainwell and Private Equity Firm C. Barclays reviewed its preliminary financial analysis of HMS. Representatives of Latham reviewed with the Board a summary of key provisions in the auction draft of the merger agreement provided to the remaining bidders and the types of matters HMS could anticipate would likely be negotiated. Following discussion, the Board determined that the M&A Committee would meet to review any proposed changes to mark-ups of the merger agreement submitted by the remaining bidders by the deadline. Thereafter, the representatives of Barclays excused themselves from the meeting and representatives of Latham provided an overview of the letter that Barclays delivered to the Board earlier that day regarding certain of Barclays' relationships with HMS and potential counterparties to a strategic transaction with HMS. Following discussion, the Board determined that the relationships disclosed in such letter would not adversely affect Barclays' independence.

        On December 14, 2020, representatives of Veritas Capital/Gainwell delivered a revised draft of the merger agreement to representatives of Latham and Barclays.

        On the morning of December 15, 2020, representatives of Private Equity Firm C delivered a revised draft of the merger agreement to representatives of Latham and Barclays.

        Over the course of the day on December 15, 2020, the M&A Committee held two meetings by videoconference, with members of HMS's senior management and representatives of Barclays and Latham present. Representatives of Latham updated the M&A Committee on the status of the negotiation of the merger agreement and reviewed a summary of the feedback received from both Gainwell and Private Equity Firm C on the auction draft of the merger agreement. Representatives of Latham and Barclays provided their perspectives on the issues raised by the revised drafts of the merger agreement received from the bidders, including with respect to deal certainty, the bidders' respective financing arrangements for the transaction, and the Board's flexibility with respect to alternative proposals, among others. The M&A Committee provided feedback to Latham and instructed Latham to provide guidance to each of the bidders consistent with the approach discussed with the M&A Committee.

        On the evening of December 15, 2020, representatives of Latham held separate telephonic meetings with representatives of each of Veritas Capital/Gainwell and Private Equity Firm C to provide feedback on their respective mark-ups of the merger agreement, noting certain improvements that they could make to increase the competitiveness of their respective bids.

        On December 17, 2020, representatives of Gainwell delivered a complete proposal, including revised drafts of the merger agreement and related disclosure schedules, as well as debt commitment letters and a limited guarantee. Gainwell proposed to acquire all the issued and outstanding shares of common stock of HMS for a purchase price per share in cash of $36.50 and requested a two business day exclusivity period to finalize definitive documentation. Gainwell had modified to the benefit of HMS certain key provisions from its earlier mark-up of the merger agreement. Later that day, Private Equity Firm C informed Barclays that Private Equity Firm C was not prepared to submit a proposal by the bid deadline. Representatives of Barclays informed representatives of Private Equity Firm C that the process would likely continue moving forward and encouraged Private Equity Firm C to submit a final bid.

        On December 18, 2020, the Board held a meeting by videoconference, with members of HMS's senior management and representatives of Barclays and Latham present, to review and consider the potential transaction. Representatives of Latham discussed with the Board its fiduciary duties in connection with a potential transaction. Representatives of Barclays updated the Board on the process to date and informed the Board that Gainwell had submitted a final proposal and that Private Equity Firm C had not yet submitted a final proposal. Representatives of Barclays reviewed its preliminary financial analysis of HMS and Gainwell's proposal. Representatives of Latham reviewed a summary of Gainwell's mark-up of the merger agreement and remaining open issues and next steps. Following discussion, the Board unanimously agreed that Barclays should seek increased consideration for HMS's shareholders and that Latham should continue to negotiate the transaction documents consistent with the approach discussed with the Board. The Board instructed Barclays to push Gainwell to increase their price per share from $36.50 to at least $37.00. The Board discussed certain proposed compensation arrangements that previously had been reviewed by the Compensation Committee in connection with the potential transaction. The Board also discussed whether any member of the Board had potential conflicts of interest with Veritas Capital or Gainwell and determined that no conflicts of interest existed that would adversely impact the process or the independence of the members of the Board.

        Shortly following the meeting, representatives of Barclays contacted representatives of Gainwell to provide the Board's feedback on their offer. In response to discussions regarding additional value, a representative of Gainwell indicated to representatives of Barclays that Gainwell would be willing to increase their price from $36.50 to $37.00 per share.

        Later on December 18, 2020, Latham circulated revised drafts of the merger agreement and related documentation to Schulte Roth & Zabel LLP ("Schulte"), Veritas Capital's and Gainwell's outside legal counsel.

        Between December 19, 2020 and December 20, 2020, Latham and Schulte exchanged revised drafts of all of the transaction documentation and met telephonically on several occasions to negotiate various key terms in the draft merger agreement, including Gainwell's financing covenants, termination rights and termination fees, and the Board's flexibility and obligations with respect to alternative proposals.

        Over the course of the day on December 19, 2020, the M&A Committee held two meetings by videoconference, with various other directors, members of HMS's senior management and representatives of Barclays and Latham present, to receive updates on the status of the negotiations and remaining open issues related to the merger agreement, including Gainwell's financing covenants, termination rights and termination fees, and the Board's flexibility and obligations with respect to alternative proposals. The M&A Committee provided feedback to Latham and instructed Latham to negotiate the open issues to an acceptable position consistent with such feedback.

        On the morning of December 20, 2020, the Board held a meeting by videoconference, with members of HMS's senior management and representatives of Barclays and Latham present, to review and consider various matters related to the potential transaction. Latham reviewed with the members of the Board their fiduciary duties, including in the context of a strategic transaction and various process alternatives. Representatives of Latham updated the Board on the status of the merger agreement negotiations and other transaction documentation. Latham reviewed an updated summary of key provisions under the merger agreement and remaining open issues. Representatives of Barclays presented an updated financial analysis of HMS and Gainwell's bid price of $37.00 per share. Management reported to the Board their recommendation that the Board approve the potential transaction with Gainwell in lieu of all other potential strategic alternatives. The Board discussed certain proposed compensation arrangements that previously had been reviewed by the Compensation Committee in connection with the potential transaction and previously discussed with the full Board at its December 18 meeting. The Board decided to reconvene later that day to consider and potentially approve the transaction after the parties had an opportunity to resolve the remaining open issues and finalize the transaction documentation.

        Latham and Schulte continued to negotiate and exchange revised drafts of all of the transaction documentation throughout the day.

        Also on December 20, 2020, Veritas Capital indicated to HMS and representatives of Barclays that Cotiviti would be interested in acquiring certain HMS business lines following consummation of the potential transaction with Gainwell. Representatives of Latham and Schulte subsequently met telephonically with counsel for Cotiviti to discuss the potential implications of a subsequent HMS-Cotiviti transaction on the potential HMS-Gainwell transaction and made appropriate revisions to the draft transaction documentation.

        Later on December 20, 2020, the Board held a meeting by videoconference, at which all members of the Board, with certain members of HMS management and representatives of Latham and Barclays present. Representatives of Latham updated the Board on the satisfactory resolution of certain key issues in the merger agreement, including the Board's flexibility and obligations with respect to alternative proposals. The Board discussed the key terms of the merger agreement that had been negotiated since the previous meeting of the Board. Following this discussion, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of December 20, 2020, and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the consideration to be offered to the stockholders of HMS (other than holders of Excluded Shares (as defined in Barclays' written opinion)) in the Merger was fair, from a financial point of view, to such stockholders. Management reported to the Board their recommendation that the Board approve the potential transaction with Gainwell in lieu of all other potential strategic alternatives. The Board discussed the proposed transaction and the advantages and disadvantages of pursuing it and, following such discussion, the Board determined that it would be more favorable for HMS's stockholders to accept $37.00 per share, than to continue as a standalone public company or pursue other alternatives. The Board noted that the merger consideration of $37.00 per share in cash reflected a 52% premium to HMS's unaffected share price as of October 2, 2020, the last trading day prior to when reports of a possible transaction were published, and a 17% premium over the 30-day volume-weighted average price per share of HMS's common stock through the close of trading on December 18, 2020, the last trading day before the announcement of the transaction. The Board unanimously (i) adopted the Merger Agreement and approved the transactions contemplated thereby, including the Merger, (ii) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of HMS and its stockholders, (iii) approved the execution, delivery and performance by HMS of the Merger Agreement, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of HMS's stockholders and (v) resolved to recommend adoption of the Merger Agreement by HMS's stockholders. The Board also approved employment agreements, retention bonus awards and transaction bonus awards for certain executives of HMS, which were disclosed to Gainwell, subject to the further negotiation and finalization of such arrangements on the terms approved by the Board. A more detailed description of such arrangements is included under the section entitled "Interests of the Directors and Executive Officers of HMS in the Merger—Director and Executive Officer Compensation Arrangements" of this proxy statement.

        Later in the evening of December 20, 2020, HMS and Gainwell executed and delivered the merger agreement and related documentation.

        The morning of December 21, 2020, before the commencement of trading hours, HMS and Gainwell issued a joint press release announcing the transaction.

Recommendation of the Board and Reasons for the Merger

        The Board evaluated, with the assistance of its legal and financial advisors, the Merger Agreement and the Merger and unanimously determined that the Merger Agreement and the Transactions are advisable, fair to and in the best interests of HMS and its stockholders and unanimously approved the Merger Agreement and the Merger and unanimously recommends that you vote "FOR" the Merger Proposal, "FOR" the Executive Compensation Proposal and "FOR" the Adjournment Proposal.

        On December 20, 2020, the Board unanimously (i) adopted the Merger Agreement and approved the Transactions, (ii) determined that the Merger Agreement and the Transactions are advisable, fair to and in the best interests of HMS and our stockholders, (iii) approved the execution, delivery and performance by HMS of the Merger Agreement, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of our stockholders and (v) resolved to make the Company Recommendation.

        In recommending that our stockholders vote their shares of our Common Stock in favor of the Merger Proposal, the Board considered a number of reasons, including the following (not necessarily in order of relative importance):

  •
  Attractive Value.  The Board's belief that the Merger Consideration represents an attractive value for the shares of our Common Stock, taking into account the Board's familiarity with our business, operations, assets, operating results, financial condition, prospects and business strategy, and the Board's belief, based on the course and history of the negotiations between Gainwell and HMS, that the Merger Consideration represented the highest consideration that Gainwell was willing to pay.

  •
  Best Alternative for Maximizing Stockholder Value.  The Board considered that the Merger Consideration was more favorable to our stockholders than the potential value that might result from other alternatives reasonably available to HMS, including the potential stockholder value based on our business plan that could be expected to be generated from remaining an independent publicly traded company, the possibility of being acquired by other companies, the possibility of acquisitions or mergers with other companies and other transactions, as well as the potential benefits, risks and uncertainties associated with such alternatives.

  •
  Timing.  The Board considered current market activity, changes in general economic and political conditions and timing for the Company to explore a potential strategic transaction, including in light of recent trends toward industry consolidation and the impact of market volatility on the Company. The Board concluded that it was an opportune time for the Company to consider a sale of the Company in light of these factors.

  •
  Risks Relating to Remaining a Stand-Alone Company.  The Board reviewed our business, operations, assets, operating results, financial condition, prospects, business strategy, competitive position, and industry, including the potential impact (which cannot be quantified numerically) of those factors on the trading price of our Common Stock, to assess the prospects and risks associated with remaining an independent, stand-alone publicly traded company. The Board believed that the acquisition of HMS by Gainwell for $37.00 per share in cash was more favorable to our stockholders than the value of remaining an independent publicly traded company, after accounting for the risks and uncertainties associated with achieving and executing upon our business and financial plans in the short- and long-term as a stand-alone company.

  •
  Certainty of Value.  The Merger Consideration consists solely of cash, which provides immediate liquidity and certainty of value to our stockholders compared to remaining an independent stand-alone company or any transaction in which our stockholders would receive shares of an acquirer's stock. The Board weighed the certainty of realizing a compelling value for shares of our Common Stock by virtue of the Merger against the uncertain prospect that the trading value for our Common Stock would approach the per share Merger Consideration in the foreseeable future, as well as the risks and uncertainties associated with our business, including those described above, as well as the other risks and uncertainties discussed in HMS's public filings with the SEC. See the section entitled "Where You Can Find More Information" of this proxy statement.

  •
  Historical Value.  The Board considered the value represented by the Merger Consideration compared against the current and historical trading prices of our Common Stock, including the market performance of our Common Stock relative to those of other participants in HMS's industry and general market indices, and the fact that Merger Consideration represents a 52% premium to HMS's unaffected share price as of October 2, 2020, the last trading day prior to when reports of a possible transaction were published, and a 17% premium over the 30-day volume-weighted average price per share of Common Stock through the close of trading on December 18, 2020, the last trading day before the announcement of the entry into the Merger Agreement.

  •
  Review Process.  The Board considered the fact that it had engaged in extensive discussions with HMS's management team, representatives of financial advisers and outside legal counsel, and also took into consideration the financial expertise and prior industry experience held by a number of directors. In particular, the Board contacted or responded to inbound interest from the most feasible potential strategic and financial buyers and engaged in an extensive competitive transaction and due diligence process with multiple potential buyers. The Board further considered that the Mergers & Acquisitions Committee (as defined in the section entitled "The Merger—Background of the Merger" of this proxy statement) reviewed and assessed, and assisted the Board in reviewing and assessing, the Merger.

  •
  Ability to Respond to Acquisition Proposals.  The Board considered the "fiduciary out" provisions of the Merger Agreement, which, subject to the terms and conditions thereof, permit HMS to furnish information to and conduct negotiations with third parties that make Acquisition Proposals under certain circumstances, to change its recommendation to stockholders regarding the Merger Agreement and to terminate the Merger Agreement in order to approve a Superior Proposal, subject to payment of a termination fee in favor of Gainwell. The Board further considered the fact that the $67,392,807 termination fee (approximately 2.0% of the transaction value) payable by HMS (i) is reasonable in light of the overall terms of the Merger Agreement and the benefits of the Merger and (ii) would not preclude another party from making a competing proposal.

  •
  Terms of the Merger Agreement.  The Board considered all of the terms and conditions of the Merger Agreement, including the structure of the transaction, the all-cash form of the Merger Consideration, the limited scope of the conditions to closing and the customary nature of the representations, warranties, and the covenants and agreements of the parties. The Board further considered the course and nature of negotiations with Gainwell, which were conducted at arm's length and during which the Mergers & Acquisitions Committee and the Board were advised by independent legal and financial advisors. These negotiations ultimately resulted in terms that (i) provide for a significant premium over the trading price of our Common Stock and (ii) provide robust provisions to increase certainty of the consummation of the Merger, absent certain prohibitive events or the submission of a Superior Proposal. The Board believed, based on these negotiations, that these were the most favorable terms available to HMS and our stockholders on which Gainwell, or an alternative purchaser, would be willing to transact.

  •
  Fairness Opinion.  The financial analyses presented to the Board by Barclays and the opinion of Barclays rendered to the Board to the effect that, as of December 20, 2020 and based on and subject to the factors and assumptions set forth in Barclays' written opinion, the $37.00 in cash per share to be paid to the holders (other than Gainwell and its affiliates) of the shares of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. For more information, see the section entitled "The Merger—Fairness Opinion of HMS's Financial Advisor: Barclays Capital Inc." of this proxy statement.

  •
  Likelihood of Consummation.  The likelihood that the Merger will be consummated, based on, among other things, the limited number of conditions to the Merger, the absence of a financing condition, the relative likelihood of obtaining required regulatory approvals, the remedies available under the Merger Agreement to HMS in the event of various breaches by Gainwell, and Gainwell's and Veritas Capital's reputations, their financial capacity to complete an acquisition of this size and their prior track record of successfully completing acquisitions, which the Board believed supported the conclusion that a transaction with Gainwell could be completed relatively quickly and in an orderly manner.

  •
  Stockholder Approval; Appraisal Rights.  The Board considered that the Merger would be subject to the approval of our stockholders, that stockholders would be free to reject the Merger and that stockholders who do not vote to adopt the Merger Agreement and who follow certain prescribed procedures are entitled to dissent from the Merger and receive the appraised fair value of their shares, as provided under Delaware law.

        The Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and other potentially negative factors in its deliberations concerning the Merger and the other Transactions, including the following (not necessarily in order of relative importance):

  •
  No Stockholder Participation in Future Earnings or Growth.  The Board considered the fact that HMS will no longer exist as an independent company, and accordingly, our stockholders will no longer participate in any future growth HMS may experience or any potential future appreciation in the value of shares of our Common Stock, and will not participate in any potential future sale of HMS's business to a third party.

  •
  Inability to Solicit Other Takeover Proposals.  The Board considered that the Merger Agreement includes a covenant prohibiting HMS from directly or indirectly soliciting, initiating, seeking or knowingly facilitating or encouraging any inquiry, discussion, offer or request relating to, or that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal. The Board also considered, but did not consider preclusive, the fact that the right afforded to Gainwell under the Merger Agreement to re-negotiate the terms of the Merger Agreement in response to a Superior Proposal may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, HMS.

  •
  Transaction Process.  In exchange for restricting the time frame and scope of its market check, the Board negotiated more favorable terms for HMS and, in light of the improved terms and attractive price agreed to by Gainwell, determined that proceeding with the Merger was in the best interests of our stockholders. Accordingly, though the Merger Agreement permits HMS to consider unsolicited proposals, the Board considered the fact that HMS's ability to actively market itself was and will be restricted.

  •
  Termination Fee.  The Board considered the fact that HMS may be required to pay a termination fee of $67,392,807 (approximately 2.0% of the transaction value) if the Merger Agreement is terminated under certain circumstances, including to accept a Superior Proposal, and that the amount of the termination fee is comparable to termination fees in transactions of a similar size, was reasonable, would not likely deter competing bids and would not likely be required to be paid unless HMS entered into a more favorable transaction. The Board also recognized that the provisions in the Merger Agreement relating to these fees were insisted upon by Gainwell as a condition to entering into the Merger Agreement.

  •
  Effect of Public Announcement.  The Board considered the effect of the public announcement of HMS entering into the Merger Agreement on our operations, including our relationships with customers, vendors and employees, as well as our ability to attract and retain key personnel while the proposed transaction is pending and the potential adverse effects on our financial results as a result of that disruption, as well as the possibility of any suit, action or proceeding in respect of the Merger Agreement or the Transactions.

  •
  Opportunity Costs and Interim Operating Covenants.  The Board considered that the focus and resources of our management may become diverted from other important business opportunities and operational matters while working to implement the Merger, which could adversely affect our business. The Board also considered the restrictions on the conduct of our business during the pendency of the Merger, which may delay or prevent HMS from undertaking potential business opportunities that may arise or may negatively affect our ability to attract, retain and motivate key personnel.

  •
  Risk the Merger May Not Be Consummated.  The Board considered the fact that consummation of the Merger is subject to the satisfaction of certain closing conditions that are not within our control, including receipt of the necessary regulatory clearances and approvals and that no Company Material Adverse Effect on HMS has occurred. There can be no assurance that all conditions to the parties' obligations to consummate the Merger will be satisfied, and as a result, it is possible that the Merger may not be consummated even if the Merger is approved by our stockholders. The Board considered the fact that if the Merger is not consummated (i) we will have incurred significant transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer relationships; (ii) the trading price of our Common Stock could be adversely affected; and (iii) the market's perceptions of our prospects could be adversely affected.

  •
  Litigation.  The Board considered the potential for distracting litigation from stockholder suits in connection with the Merger.

  •
  Transaction Costs.  The Board considered the fact that we have incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated.

  •
  Potential Differing Interests of Directors and Officers.  The Board considered the risk that certain of our directors and executive officers may have interests in the Transactions as individuals that are in addition to, or that may be different from, the interests of our stockholders. See the section entitled "The Merger—Interests of the Directors and Executive Officers of HMS in the Merger" of this proxy statement.

  •
  Tax Treatment.  The Board considered the fact that the Merger will be a taxable transaction to our stockholders that are U.S. Holders for U.S. federal income tax purposes, and, therefore, such stockholders generally will be required to pay U.S. federal income tax on any gains they recognize as a result of the Merger.

        The Board believed that, overall, the risks and uncertainties associated with the Merger were outweighed by the potential benefits of the Merger to our stockholders.

        The foregoing discussion of factors considered by the Board is not intended to be exhaustive, but summarizes the material factors considered by the Board. In light of the variety of factors considered in connection with their evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determinations. The Board based its recommendation on the totality of the information presented, including thorough discussions with, and questioning of, our senior management and outside financial advisor and legal counsel. The Board unanimously recommends that you vote "FOR" the Merger Proposal. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" of this proxy statement.

Fairness Opinion of HMS's Financial Advisor: Barclays Capital Inc.

        HMS engaged Barclays Capital Inc. ("Barclays") to act as its financial advisor with respect to pursuing strategic alternatives for HMS, including a possible sale of HMS, pursuant to an engagement letter dated June 12, 2020. On December 20, 2020, Barclays rendered its oral opinion (which was subsequently confirmed in writing) to the Board that, as of such date and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the consideration to be received by the stockholders of HMS is fair, from a financial point of view, to such stockholders.

        The full text of Barclays' written opinion, dated as of December 20, 2020, is attached as Appendix C to this proxy statement. Barclays' written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays' opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

        Barclays' opinion, the issuance of which was approved by Barclays' Valuation and Fairness Opinion Committee, is addressed to the Board, addresses only the fairness, from a financial point of view, of the consideration to be offered to the stockholders of HMS and does not constitute a recommendation to any stockholder of HMS as to how such stockholder should vote with respect to the Merger or any other matter. The terms of the Merger were determined through arm's-length negotiations between HMS and Gainwell and were unanimously approved by the Board. Barclays did not recommend any specific form of consideration to HMS or that any specific form of consideration constituted the only appropriate consideration for the Merger. Barclays was not requested to address, and its opinion does not in any manner address, HMS's underlying business decision to proceed with or effect the Merger, the likelihood of the consummation of the Merger, or the relative merits of the Merger as compared to any other transaction in which HMS may engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the consideration to be offered to the stockholders of HMS in the Merger. No limitations were imposed by the Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

        In arriving at its opinion, Barclays, among other things:

  •
  reviewed and analyzed the Merger Agreement and the specific terms of the Merger;

  •
  reviewed and analyzed publicly available information concerning HMS that Barclays believed to be relevant to its analysis, including HMS's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;

  •
  reviewed and analyzed financial and operating information with respect to the business, operations and prospects of HMS furnished to Barclays by HMS, including financial projections prepared by management of HMS;

  •
  reviewed and analyzed a trading history of HMS common stock from December 18, 2017 to December 18, 2020;

  •
  reviewed and analyzed a comparison of the historical financial results and present financial condition of HMS with those of other companies that Barclays deemed relevant;

  •
  reviewed and analyzed a comparison of the financial terms of the Merger with the financial terms of certain other recent transactions that Barclays deemed relevant;

  •
  reviewed and analyzed the results of Barclay's efforts to solicit indications of interest from third parties with respect to a sale of HMS;

  •
  reviewed and analyzed published estimates of independent research analysts with respect to the future financial performance and price targets of HMS;

  •
  had discussions with the management of HMS concerning its business, operations, assets, liabilities, financial condition and prospects; and

  •
  has undertaken such other studies, analyses and investigations as Barclays deemed appropriate.

        In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and had not assumed responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of the management of HMS that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of HMS, upon the advice of HMS, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of HMS as to HMS's future financial performance and that HMS would perform substantially in accordance with such projections. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of HMS and did not make or obtain any evaluations or appraisals of the assets or liabilities of HMS. Barclays' opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, December 20, 2020. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after, December 20, 2020.

        Barclays assumed the accuracy of the representations and warranties contained in the Merger Agreement and all the agreements related thereto. Barclays also assumed, upon the advice of HMS, that all material governmental, regulatory and third party approvals, consents and releases for the Merger would be obtained within the constraints contemplated by the Merger Agreement and that the Merger will be consummated in accordance with the terms of the agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the Merger, nor did Barclays' opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood HMS had obtained such advice as it deemed necessary from qualified professionals.

        In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the shares of HMS common stock but rather made its determination as to fairness, from a financial point of view, to HMS's stockholders of the consideration to be offered to such stockholders in the Merger on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

        In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

Summary of Material Financial Analyses

        The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the Board. The summary of Barclays' analyses and reviews provided below is not a complete description of the analyses and reviews underlying Barclays' opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.

        For the purposes of its analyses and reviews, Barclays made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of HMS or any other parties to the Merger. No company, business or transaction considered in Barclays' analyses and reviews is identical to HMS, Gainwell, Merger Sub or the Merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in Barclays' analyses and reviews. None of HMS, Gainwell, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, businesses or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, Barclays' analyses and reviews are inherently subject to substantial uncertainty.

        The summary of the financial analyses and reviews summarized below include information presented in tabular format. In order to fully understand the financial analyses and reviews used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Barclays' analyses and reviews.

Selected Comparable Company Analysis

        In order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied equity values per share of HMS by reference to those companies, which could then be used to calculate implied exchange ratio ranges, Barclays reviewed and compared specific financial and operating data relating to HMS, with selected companies that Barclays, based on its experience in the healthcare information technology industry, deemed comparable to HMS. The selected comparable companies with respect to HMS were:

  •
  Cerner Corporation

  •
  R1 RCM Inc.

  •
  MultiPlan Corporation

  •
  Change Healthcare Inc.

  •
  Inovalon Holdings, Inc.

  •
  Allscripts Healthcare Solutions, Inc.

  •
  NextGen Healthcare, Inc.

  •
  HealthStream, Inc.

        Barclays calculated and compared various financial multiples and ratios of HMS and the selected comparable companies. As part of its selected comparable company analysis, Barclays calculated and analyzed each company's enterprise value ("EV") to its estimated earnings before interest, taxes, depreciation and amortization ("EBITDA") including pro forma adjustments (as defined below), excluding non-recurring items and stock based compensation expense, as applicable ("Adj. EBITDA") and each company's ratio of its current stock price to its projected earnings per share including pro forma adjustments and excluding non-recurring items ("P/E"). The EV of each company was obtained by adding its short and long-term debt to the sum of the market value of its common equity and subtracting its cash and cash equivalents. All of these calculations were performed and based on publicly available financial data (from sources including company filings, FactSet and Wall Street research) concerning the selected comparable companies and included, where applicable, material pro forma adjustments for acquisitions and divestitures or other material corporate events ("pro forma adjustments") and closing share prices as of December 18, 2020. The results of this selected comparable company analysis are summarized below:

	Peer Low	Peer Median	Peer Mean	Peer High
2021E EV / Adj. EBITDA	7.9x	13.3x	13.4x	22.5x
2021E P/E(1)	11.9x	22.2x	23.7x	41.1x

(1)
Excludes MultiPlan Corporation and HealthStream, Inc. because the multiples were considered not meaningful.

        Barclays selected the comparable companies listed above because of similarities in one or more business or operating characteristics with HMS. However, because no selected comparable company is exactly the same as HMS, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of HMS and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between HMS and the companies included in the selected company analysis. Based upon these judgments, Barclays selected a range of multiples for HMS and applied such range to the management projections for HMS to calculate a range of implied prices per share of HMS. The following summarizes the result of these calculations:

	Selected Multiple Range	Implied Value per share of HMS common stock
2021E EV / Adj. EBITDA	11.5x - 14.5x	$26.79 - 33.77
2021E P/E	21.0x - 25.0x	$28.36 - 33.76

        Barclays noted that on the basis of the selected comparable company analysis, the transaction consideration of $37.00 per share was above the range of implied values per share calculated on a standalone basis pursuant to the foregoing analysis.

Selected Precedent Transaction Analysis

        Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to HMS with respect to the size, mix, margins and other characteristics of their businesses.

        As part of its precedent transaction analysis, for each of the selected transactions, based on information Barclays obtained from publicly available sources, Barclays analyzed the ratio of EV to the last twelve-months period ("LTM") Adj. EBITDA multiples at the time of announcement of the respective transactions. The results of this precedent transaction analysis are summarized below:

Announce Date	Acquiror	Target	EV to LTM Adj. EBITDA Multiple
7/12/20	Churchill Capital Corp III	MultiPlan, Inc.	14.7x
6/19/18	Verscend Technologies, Inc.	Cotiviti Holdings, Inc.	17.9x
3/7/18	Inovalon Holdings, Inc.	ABILITY Network	16.6x
10/10/17	Express Scripts Holding Company	eviCore healthcare	13.6x
8/29/17	UnitedHealth Group Incorporated	The Advisory Board Company	12.0x
1/5/17	Gartner, Inc.	CEB Inc.	13.5x
8/9/16	EQT Partners Inc.	Press Ganey Holdings, Inc.	16.8x
4/27/16	Leonard Green & Partners, L.P.	ExamWorks Group, Inc.	14.3x
4/25/16	Veritas Capital Fund Management, L.L.C.	Verisk Analytics, Inc. (Healthcare Business)	10.0x
2/18/16	International Business Machines Corporation	Truven Holding Corp.	17.3x

        The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of HMS and the companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the Merger. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the Merger which would affect the acquisition values of the selected target companies and HMS. Based upon these judgments, Barclays selected a range of multiples of 14.5x to 18.0x and applied such range to HMS's estimated 2020 EBITDA from the management projections to calculate a range of implied prices per share of HMS. The following table sets forth the results of such analysis:

	Selected Multiple Range	Implied Value per share of HMS common stock
2020E EV / Adj. EBITDA	14.5x - 18.0x	$29.01 - 35.98

        Barclays noted that on the basis of the selected precedent transaction analysis, the transaction consideration of $37.00 per share was above the range of implied values per share calculated using management projections.

Discounted Cash Flow Analysis

        In order to estimate the present value of HMS common stock, Barclays performed a discounted cash flow analysis of HMS. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the "present value" of estimated future cash flows of the asset. "Present value" refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

        To calculate the estimated range of EVs of HMS using the discounted cash flow method, Barclays added (i) HMS's projected after-tax unlevered free cash flows for the three month period from October 1, 2020 to December 31, 2020 and for the fiscal years from 2021 through 2024 based on management projections to (ii) the "terminal value" of HMS as of the end of fiscal year 2024, and discounted such amounts to its present value using a mid-year convention and a range of selected discount rates. Such unlevered free cash flow data was not prepared by HMS management, or included in the HMS management forecasts provided to Barclays for purposes of its financial analyses, but was arithmetically derived using the HMS management forecasts approved for Barclays' use by the Board. Nevertheless, unlevered free cash flow data is being presented in the tables relating to the HMS management forecasts above in order to provide a more complete understanding of the data utilized by Barclays in conducting its financial analyses. The after-tax unlevered free cash flows were calculated by taking the tax-affected earnings before interest, tax expense, amortization (excluding amortization of purchased intangibles) and adding depreciation and amortization (excluding amortization of purchased intangibles), subtracting capital expenditures, acquisition expenditures and adjusting for changes in working capital. Stock-based compensation expense was assumed to be a cash expense for the purposes of the analysis. The range of residual value of HMS at the end of the forecast period, or "terminal value," was estimated by applying perpetuity growth rates ranging from 4.0% to 4.5% to the estimated unlevered free cash flow for HMS for fiscal year 2024, based on the management projections and normalized by setting depreciation and amortization equal to capital expenditures per HMS management. Barclays then applied a range of discount rates of 9.0% to 10.0% selected based on an analysis of the weighted average cost of capital of HMS and the comparable companies (the "Capital Asset Pricing Model"). Barclays then calculated a range of implied prices per share of HMS by subtracting net debt as of September 30, 2020 from the estimated range of EVs using the discounted cash flow method and dividing such amount by the fully diluted number of shares of HMS common stock. This analysis implied a range of value per share of HMS common stock of $23.80 to $31.79.

        Barclays noted that on the basis of the discounted cash flow analysis, the transaction consideration of $37.00 per share was above the range of implied values per share calculated using management projections.

Other Factors

        Barclays also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were references for informational purposes, including, among other things, the Equity Research Target Prices Analysis, the Historical Share Price Analysis, Leveraged Acquisition Analysis and Illustrative Present Value of Future Stock Price Analysis described below.

Equity Research Target Prices Analysis

        Barclays considered publicly available one-year forward price targets for shares of HMS common stock prepared and published by 12 equity research firms that covered HMS as of December 18, 2020. The price targets published by the equity research firms did not necessarily reflect current market trading prices for HMS common stock. Barclays noted that the range of low to high one-year forward share price targets as of December 18, 2020 was $31.00 to $40.00 per share of HMS common stock, with an average price target of $35.10 per share of HMS common stock.

Historical Share Price Analysis

        To illustrate the trend in the historical trading prices of HMS common stock, Barclays considered historical data with regard to the trading prices of HMS common stock over the 52 weeks prior to December 18, 2020. During such period, the trading price ranged from $18.20 to $33.98 per share of HMS. In addition, Barclays noted that the volume-weighted average price per share of HMS common stock during the 30 and 90 calendar days ending December 18, 2020 were $31.63 and $28.70, respectively. Barclays also considered historical data with regard to the trading prices of HMS common stock over the 52 weeks prior to October 2, 2020, the last trading date before information that HMS was exploring strategic options became public. During such period, the trading price ranged from $18.20 to $34.96 per share of HMS.

Leveraged Acquisition Analysis

        Barclays performed a leveraged acquisition analysis in order to ascertain a price for HMS common stock which might be achieved in a leveraged buyout transaction with a financial buyer using a debt capital structure consistent with the Merger and based upon current market conditions. Barclays assumed the following in its analysis: (i) a debt capital structure of HMS comprised of pro forma leverage of total debt to EBITDA of 7.0x, (ii) an equity investment that would achieve an internal rate of return of 17.5% on equity invested during a five-year period, and (iii) a projected EBITDA terminal value multiple of 11.5x to 14.5x for such period. Based upon these assumptions and the management projections, Barclays calculated a range of implied prices per share of HMS common stock of $27.18 to $31.93.

Illustrative Present Value of Future Stock Price Analysis

        Barclays performed an illustrative analysis of the implied present value ("PV") of an illustrative future value per share of HMS common stock, which is designed to provide an indication of the present value of a theoretical future value of a company's equity as a function of such company's financial projections and valuation multiples. Barclays first calculated the implied future enterprise values of HMS for fiscal year end 2021 and each of the next two fiscal year ends by applying ratios of HMS's EV to EBITDA for the next twelve months ("NTM") period ranging from 11.5x to 14.5x to NTM EBITDA estimates for HMS as reflected in the management projections for each of the 2021, 2022 and 2023 fiscal years. The illustrative EV to NTM EBITDA multiple estimates were derived by Barclays utilizing its professional judgment and experience, taking into account current and historical trading data and the EV to NTM EBITDA multiple for HMS as of December 18, 2020. Barclays then calculated a range of implied prices per share of HMS common stock by (i) subtracting the projected amount of HMS's net debt as of each respective fiscal year end, as reflected in the management projections and (ii) dividing such amount by the estimated fully diluted number of shares of HMS common stock derived from management projections.

        Utilizing a discount rate of 10.5%, reflecting an estimate of the cost of equity for HMS and derived by application of the Capital Asset Pricing Model, Barclays then derived a range of implied present values per share for HMS by discounting to present value the implied future values per share of HMS as a stand-alone entity. The following table presents the results of the analysis of the implied present value of the illustrative future value per share of HMS common stock.

	Selected Multiple Range	Implied Value per share of HMS common stock
PV of Future Stock Price	11.5x - 14.5x	$27.47 - 36.57

General

        Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Board selected Barclays because of its familiarity with HMS and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the Merger.

        Barclays is acting as financial advisor to the Board in connection with the Merger. As compensation for its services in connection with the Merger, HMS paid Barclays a fee of $3.0 million upon the delivery of Barclays' opinion, which is referred to as the "Opinion Fee". The Opinion Fee was not contingent upon the conclusion of Barclays' opinion or the consummation of the Merger. Total compensation of $32.9 million will be payable on completion of the Merger against which the amounts paid for the opinion will be credited. In addition, HMS has agreed to reimburse Barclays for a portion of its reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify Barclays for certain liabilities that may arise out of its engagement by the Board and the rendering of Barclays' opinion. Barclays has performed various investment banking and financial services for HMS and Gainwell in the past, and expects to perform such services in the future, and has received, and expects to receive, customary fees for such services. Specifically, for the period of January 1, 2017 through December 20, 2020, Barclays has not performed any investment banking and financial services for HMS and Gainwell for which Barclays has received any fees.

        In addition, Barclays and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Veritas Capital, and certain of its affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Veritas Capital and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for Veritas Capital and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by Veritas Capital and certain of its portfolio companies and affiliates. For the period of January 1, 2017 through December 20, 2020, Barclays has received compensation for investment banking services provided by its investment banking division to Veritas Capital and certain of its affiliates and portfolio companies of approximately $32.1 million.

        Barclays and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of HMS and Gainwell for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Certain Financial Forecasts

        The Company's senior management prepares projections of the Company's expected financial performance as part of its ongoing management of the business. Other than guidance in connection with its regularly scheduled earnings releases, as a matter of course, these projections are not publicly disclosed due to the inherent unpredictability of the underlying assumptions and estimates. However, the Company is including certain unaudited prospective financial information, which we refer to as the "Company Forecasts", in this proxy statement in order to provide stockholders access to a summary of certain nonpublic, unaudited prospective financial information that was made available to the Board in connection with its consideration of the Merger, and was also provided by the Company's senior management to Barclays in connection with the rendering of its opinion to the Board and performing its related financial analysis.

        In connection with the Board's review of HMS's strategic alternatives, including the consideration and evaluation of a potential transaction with Gainwell, the Company's senior management prepared and provided to the Board and Barclays the Company Forecasts. The Company Forecasts were reviewed by the Board and shared with Barclays. At the direction of the Board, Barclays used and relied upon the Company Forecasts in connection with its financial analysis for purposes of its opinion, as summarized in the section entitled "The Merger—Fairness Opinion of HMS's Financial Advisor: Barclays Capital Inc." of this proxy statement. The Company Forecasts were not prepared with a view toward public disclosure and reflect subjective judgment in many respects and, therefore, are susceptible to multiple interpretations and frequent revisions based on actual results and business developments.

        The Company Forecasts were made available to the Board and Barclays, and the Company Forecasts were used and relied upon by Barclays in connection with its financial analysis for its opinion. The Company Forecasts were also provided to Gainwell in connection with its consideration of the potential transaction, as well as to other potential counterparties who executed confidentiality agreements and participated in the Company's process. For these reasons, the Company has elected to summarize the Company Forecasts in this proxy statement.

        The Company's internal financial forecasts, like the Company Forecasts, and the assumptions upon which the Company Forecasts were based, are subjective in many respects and thus subject to interpretation. Although presented with numerical specificity, the Company Forecasts are forward-looking statements and are based upon a variety of estimates and numerous assumptions made by the Company's senior management with respect to, among other matters, industry performance, general business, economic, market and financial conditions and other matters, including the factors described under the section entitled "Cautionary Statement Regarding Forward-Looking Statements" of this proxy statement and other risk factors described in the Company's filings with the SEC, many of which are difficult to predict, are inherently uncertain, are beyond the Company's control, are subject to significant economic and competitive uncertainties and may not reflect current prospects for the Company's business, changes in general business, economic, market and financial conditions and other matters, transactions or events that have occurred or that may occur and that were not anticipated when the Company Forecasts were prepared. In addition, since the Company Forecasts cover multiple years, such information, by its nature, becomes less reliable with each successive year. As a result, there can be no assurance that the estimates and assumptions made in preparing the Company Forecasts will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected. In addition, the Company Forecasts do not take into account the Merger or any of the other Transactions that might also cause actual results to differ materially. The Company's stockholders are urged to review the Company's filings with the SEC for a description of the Company's actual reported results of operations and financial condition.

        The Company Forecasts are not intended to comply with, and include financial metrics that were not prepared in accordance with, GAAP, the published guidelines of the SEC regarding financial projections and the use of non-GAAP measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled measures used by other companies. Financial measures included in projections provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Company Forecasts, are excluded from the definition of "non-GAAP financial measures" under the rules of the SEC, and therefore such projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Accordingly, we have not provided a reconciliation of the financial measures included in the Company Forecasts to the relevant GAAP financial measures. Neither Grant Thornton LLP, the Company's independent registered public accounting firm, nor any other independent registered public accounting firm has examined, compiled or performed any procedures with respect to the Company Forecasts, and, accordingly, neither Grant Thornton LLP nor any other public accounting firm expresses an opinion or any other form of assurance with respect to the Company Forecasts. Reports by Grant Thornton LLP incorporated by reference into this proxy statement relate solely to the Company's historical financial information. They do not extend to the prospective financial information and should not be read to do so.

        The Company defines "Adjusted EBITDA" as net income before depreciation and amortization, interest expense, other non-operating (income) expense such as foreign currency translation, income tax expense (benefit), transaction and integration related expenses, and stock-based compensation and other one-time expenses. Management believes Adjusted EBITDA is useful because it provides meaningful supplemental information about our operating performance and facilitates period-to-period comparisons without regard to our financing methods, capital structure or other items that we believe are not indicative of our ongoing operating performance.

        No one has made or makes any representation regarding the information included in the Company Forecasts. Stockholders and other readers of this proxy statement are cautioned not to rely unduly, if at all, on the Company Forecasts. Some or all of the assumptions that have been made regarding, among other things, the timing of certain occurrences or effects, may have changed since the date the Company Forecasts were prepared. The Company has not updated or otherwise revised, and does not intend to update or otherwise revise, the Company Forecasts to reflect circumstances existing after the date when prepared or to reflect the occurrence or non-occurrence of events after the date when prepared, even if any or all of the assumptions on which the Company Forecasts were based are shown to be inaccurate. Subject to the foregoing qualifications, set forth below is a summary of the Company Forecasts.

(in millions)	2020F	2021E	2022E	2023E	2024E
Coordination of Benefits (COB)	$470	$501	$531	$561	$593
Payment Integrity (PI)	$153	$178	$199	$222	$248
Population Health Management (PHM)	$55	$64	$77	$91	$106
M&A	$—	$25	$30	$61	$73
Total Revenue	$678	$768	$837	$935	$1,020
Cost of Sales	$(460)	$(507)	$(546)	$(605)	$(656)
Gross Profit	$218	$262	$291	$329	$364
SG&A	$(119)	$(124)	$(129)	$(137)	$(144)
Total Operating Expenses	$(578)	$(630)	$(674)	$(743)	$(800)
Operating Income	$100	$138	$162	$192	$220
EBITDA	$151	$192	$215	$248	$278
EBITDA Adjustments:
Stock-based compensation expense	$24	$23	$25	$28	$31
Transaction and integration costs	$9	$—	$—	$—	$—
Adjusted EBITDA	$185	$215	$240	$276	$309
Less: D&A (ex. Intangible Amort.)	$(38)	$(41)	$(40)	$(42)	$(43)
Less: Stock-based compensation expense	$(24)	$(23)	$(25)	$(28)	$(31)
Adj. EBITA (ex. Intangible Amort.)	$123	$151	$175	$206	$235
Less: Taxes	$(28)	$(42)	$(50)	$(60)	$(69)
NOPAT(1)	$94	$108	$125	$146	$165

(1)
Net operating profit after tax ("NOPAT") is a non-GAAP financial measure calculated by starting with Non-GAAP operating income (loss) and making an associated non-GAAP tax adjustment.

(in millions)	2020F	2021E	2022E	2023E	2024E
Total Debt(1)	$240	$240	$240	$240	$240
Cash and Cash Equivalents(2)	$235	$253	$366	$418	$558
Total Net Debt	$5	$(13)	$(126)	$(178)	$(318)

(1)
The Company Forecasts provided to bidders in the transaction process, including Veritas Capital and Gainwell, did not include total debt or total net debt.

(2)
Excludes cash from customers held in HMS's bank accounts. The Company Forecasts provided to bidders in the transaction process, including Veritas Capital and Gainwell, did not include cash and cash equivalents.

        The following is a summary of the unlevered free cash flows for the periods presented, which were calculated based on the Company Forecasts and other projected financial information provided by the Company's management, as tax-affected earnings before interest, tax expense, amortization (excluding amortization of purchased intangibles) and adding depreciation and amortization (excluding amortization of purchased intangibles), subtracting capital expenditures, acquisition expenditures and adjusting for changes in working capital. Stock-based compensation expense was assumed to be a cash expense for the purposes of the calculation.

(in millions)	Q42020F	2021E	2022E	2023E	2024E
Unlevered Free Cash Flow	$37	$25	$117	$58	$155

Interests of the Directors and Executive Officers of HMS in the Merger

        In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Board was aware of these interests and considered them, among other matters, in evaluating and approving the Merger Agreement and the Merger and in recommending that the Merger Proposal be approved by our stockholders. See the sections entitled "The Merger—Background of the Merger" and "The Merger—Recommendation of the Board and Reasons for the Merger" of this proxy statement. You should take these interests into account in deciding whether to vote "FOR" the Merger Proposal.

        These interests are described in more detail below and are also quantified under the section entitled "Proposal No. 2: The Executive Compensation Proposal" of this proxy statement. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events occur.

Treatment of HMS Equity Awards in the Merger

        Certain of our directors and executive officers hold outstanding HMS stock options and HMS restricted stock unit and deferred stock unit awards. Pursuant to the terms of the Merger Agreement, at the Effective Time and as a result of the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time will be cancelled and extinguished and, except with respect to shares held by Gainwell or any subsidiary of Gainwell (or any of their respective subsidiaries), by a subsidiary of HMS, in the treasury of HMS or by a stockholder who properly exercises and perfects appraisal of his, her or its shares under Delaware law, automatically converted into and thereafter represent the right to receive the Merger Consideration.

        In addition, immediately prior to the Effective Time and as a result of the Merger, (a) each option to purchase shares of Common Stock with a per share exercise price that is less than the Merger Consideration that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration, net of the applicable per share exercise price, and the aggregate number of shares of our Common Stock subject to the option, subject to applicable withholding taxes or other amounts required by applicable law to be withheld, (b) each option to purchase shares of Common Stock with a per share exercise price that is equal to or greater than the Merger Consideration that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled for no consideration, (c) except as set forth in item (d) of this sentence, each award of restricted stock units and deferred stock units covering shares of Common Stock that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration and the aggregate number of shares subject to the award (with any performance-based goals deemed to be achieved at the "target" level of performance, and subject to applicable withholding taxes or other amounts required by applicable law to be withheld) and (d) each award of restricted stock units covering shares of Common Stock that is granted or awarded after the signing date of the Merger Agreement and that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to the product obtained by multiplying (i) the product of the number of shares of Common Stock underlying the award and a fraction, the numerator of which is the number of days completed from the date of grant until the Closing Date and the denominator of which is 1,095, and (ii) the Merger Consideration (subject to applicable withholding taxes or other amounts required by applicable law to be withheld).

        The following table sets forth for each required individual, our current and former executive officers and non-employee directors, the aggregate number of shares of our Common Stock owned or subject to outstanding (i) vested and unvested HMS stock options with an exercise price that does not exceed the Merger Consideration, (ii) HMS restricted stock unit awards and (iii) HMS deferred stock unit awards, in each case as of February 18, 2021.

Name	Vested Stock Options (#)	Value of Vested Stock Options ($)(1)	Unvested Stock Options (#)	Value of Unvested Stock Options ($)	Deferred Stock Units (#)	Value of Deferred Stock Units ($)(1)	Restricted Stock Units (#)	Value of Restricted Stock Units ($)(1)	Shares of Common Stock (#)	Value of Common Stock ($)(1)
Current or Former Non-Employee Directors
Katherine Baicker, Ph.D.	—	—	4,384	27,575	7,566	279,942	—	—	—	—
Robert Becker	9,545	107,538	4,384	27,575	31,674	1,171,938	—	—	5,000	185,000
Craig R. Callen	31,799	583,885	4,384	27,575	44,103	1,631,811	—	—	22,530	833,610
Jeffrey A. Rideout, M.D.	—	—	4,384	27,575	7,566	279,942	—	—	—	—
Ellen A. Rudnick	20,962	332,659	4,384	27,575	24,293	898,841	2,192	81,104	55,081	2,037,997
Bart M. Schwartz	17,918	272,714	4,384	27,575	42,058	1,556,146	2,192	81,104	30,741	1,137,417
Richard H. Stowe	31,622	579,318	4,384	27,575	89,379	3,307,023	—	—	790	29,230
Cora M. Tellez	9,645	110,118	4,384	27,575	73,907	2,734,559	—	—	630	23,310
Current or Former Executive Officers
William C. Lucia	340,462	6,050,129	354,105	3,997,244	—	—	173,383	6,415,171	681,775	25,225,675
David A. Alexander	17,229	324,029	42,987	444,203	—	—	24,956	923,372	11,825	437,525
Meredith W. Bjorck	49,038	912,127	70,084	830,662	—	—	35,508	1,313,796	18,115	670,255
Emmet W. O'Gara	16,314	302,456	84,665	1,031,156	—	—	43,618	1,613,866	9,231	341,547
Maria E. Perrin	1,638	4,160	66,713	609,730	—	—	27,250	1,008,250	1,319	48,803
Jeffrey S. Sherman	188,048	3,342,905	151,403	1,769,897	—	—	75,224	2,783,288	145,739	5,392,343
Jacob J. Sims	9,679	156,122	43,387	481,893	—	—	22,134	818,958	5,041	186,517
Douglas M. Williams, Jr.	322,879	7,026,264	116,731	1,338,985	—	—	59,956	2,218,372	24,434	904,058
Tracy A. South(2)	43,917	780,140	58,848	722,072	—	—	31,785	1,176,045	12,225	452,325

(1)
Dollar values are calculated based on the Merger Consideration of $37.00 per share.

(2)
Ms. South is no longer employed by us; accordingly, information related to Ms. South's current ownership of Common Stock is not readily determinable. The information related to Ms. South's ownership of Common Stock set forth in this table is as of April 6, 2020, the last day Ms. South served as an executive officer of the Company.

Director and Executive Officer Compensation Arrangements

Employment Agreements

        Each of Messrs. Lucia, O'Gara, Sherman and Williams and Mses. Perrin and Bjorck has entered into an employment agreement with HMS, each of which was amended in connection with the Merger (each, as amended, an "Employment Agreement"). Each Employment Agreement provides the executive with certain payments and benefits if the executive's employment is terminated by HMS or its affiliates without "cause" or by the executive for "good reason," in either case, within 24 months following a "change in control" of HMS (as such terms are defined in the applicable agreement) (any such termination, a "Qualifying Termination").

        Upon a Qualifying Termination, Mr. Lucia is entitled to receive the following payments and benefits:

  •
  Cash severance paid in a single lump sum payment in an amount equal to (i) 24 times his monthly base salary plus (ii) 2.0 times his annual target bonus for the year of termination;

  •
  Continued health coverage for 24 months or until he becomes eligible for health coverage from another employer, whichever is earlier; and

  •
  Company-provided financial and tax services for the one-year period following the effective date of the release.

        Additionally, if Mr. Lucia's employment is terminated by HMS without cause or by him for good reason within six months prior to a change in control, Mr. Lucia will receive a cash payment equal to the excess of the amount he would have received for any equity awards outstanding or deemed to be outstanding, or canceled or forfeited as a result of his termination or such change in control, if he were continuing in service as of the date of the change in control and terminated immediately thereafter over the amount actually received, paid in a single lump sum payment.

        Upon a Qualifying Termination, each of Mses. Perrin and Bjorck and Messrs. O'Gara, Sherman and Williams is entitled to receive the following payments and benefits:

  •
  Cash severance in an amount equal to 1.5 times the sum of the executive's annual base salary and target bonus opportunity for the year in which the termination occurs, paid in a single lump sum;

  •
  A lump sum amount equal to 18 times the difference between the executive's monthly COBRA coverage premium for the same type of medical and dental coverage in which the executive is enrolled as of the termination date and the executive's then-monthly employee contribution; and

  •
  Company-provided financial and tax services for the one-year period following the effective date of the release.

        Each of Messrs. Alexander and Sims is entitled to receive the following payments and benefits upon a termination by HMS (or an affiliate) without cause or by the executive for good reason:

  •
  Cash severance in an amount equal to one times the executive's annual base salary, payable in equal installments over the 12-month period following the termination date; and

  •
  A lump sum amount equal to 12 times the difference between the executive's monthly COBRA coverage premium for the same type of medical and dental coverage in which the executive is enrolled as of the termination date and the executive's then-monthly employee contribution.

        All of the severance payments and benefits described above are subject to the executive's timely execution and non-revocation of a general release of claims and continued compliance with his or her restrictive covenants agreement.

Transaction Bonuses

        On December 20, 2020, in connection with the Merger, the Board approved transaction bonus awards for each of our current executive officers. The transaction bonuses are each evidenced by a letter agreement, which provides that the executive will be entitled to receive the transaction bonus in a single lump sum within 30 days following the Effective Time, subject to the executive's continued employment through the Effective Time, or upon an earlier termination without cause or for good reason.

Name	Transaction Bonus
William C. Lucia	$1,275,000
David A. Alexander	$136,000
Meredith W. Bjorck	$400,000
Emmet W. O'Gara	$212,500
Maria E. Perrin	$550,000
Jeffrey S. Sherman	$550,000
Jacob J. Sims	$182,500
Douglas M. Williams, Jr.	$550,000

Retention Bonuses

        The Board adopted the HMS Holdings Corp. Retention Bonus Plan (the "Retention Plan"), effective as of December 20, 2020, and approved retention bonuses under the Retention Plan for certain key employees. Each of our current executive officers, except for Mr. Lucia, was granted a retention bonus equal to 75% of his or her annual base salary. Pursuant to the terms of the Retention Plan, each retention bonus will vest in full on the 90-day anniversary of the Closing Date, subject to the executive's continued employment with HMS through such date. If the executive's employment is terminated without cause or for good reason after the Closing Date but prior to the 90-day anniversary of the Closing Date, the executive will be entitled to receive the retention bonus, subject to his or her timely execution and non-revocation of a release.

Name	Retention Bonus
David A. Alexander	$255,000
Meredith W. Bjorck	$300,000
Emmet W. O'Gara	$318,750
Maria E. Perrin	$412,500
Jeffrey S. Sherman	$412,500
Jacob J. Sims	$273,750
Douglas M. Williams, Jr.	$412,500

Employee Benefits

        The Merger Agreement requires Gainwell (or the surviving corporation) to provide certain compensation and benefits for a period of 18 months following the Effective Time for continuing HMS employees, and to take certain actions in respect of employee benefits provided to HMS's employees, including its executive officers. For a detailed description of these requirements, please see the section entitled "The Merger Agreement—Employee Matters" of this proxy statement.

Insurance and Indemnification of Directors and Executive Officers

        Gainwell has agreed that it will indemnify and hold harmless each present and former director, officer and employee of HMS and its subsidiaries against any costs or expenses incurred in connection with any claim or proceeding occurring at or prior to the Effective Time to the fullest extent that HMS and its subsidiaries would have been required by applicable law and their respective organizational documents or indemnification agreements, in effect as of the date of the Merger Agreement, to indemnify such persons.

        Prior to the Effective Time, HMS will purchase a pre-paid, non-cancelable six-year "tail" policy, of directors' and officers' liability insurance with respect to matters arising on or before the Effective Time.

Financing of the Merger

        The Merger Agreement is not conditioned upon receipt of financing by Gainwell. We anticipate that the total amount of funds necessary to consummate the Merger and the related transactions, not including fees and expenses, will be approximately $3.4 billion, including the estimated funds needed to (i) pay our stockholders the Merger Consideration due to them under the Merger Agreement; (ii) make payments in respect of outstanding HMS stock options, and restricted stock unit and deferred stock unit awards pursuant to the Merger Agreement; and (iii) pay the outstanding net indebtedness of HMS.

        Gainwell, Intermediate Holdco and Gainwell Holding Corp., a Delaware corporation and wholly owned subsidiary of Intermediate Holdco ("Holdings"), have obtained financing commitments for the purpose of financing the Transactions and paying related fees and expenses (the "Financing"). JPMorgan Chase Bank, N.A. and the other lenders party to the debt commitment letter (together with certain of their respective affiliates, the "Lenders") have agreed to provide Gainwell with debt financing in an aggregate principal amount of up to $2,486 million on the terms and conditions set forth in a debt commitment letter. Additionally, Intermediate Holdco and Holdings have received a preferred equity/payment-in-kind debt commitment in an aggregate amount of up to $1,068 million on the terms set forth in a preferred equity/mezzanine commitment letter. The obligations of the Lenders to provide debt financing under the debt commitment letter, and the obligations of the preferred Investors (as defined in the preferred equity/mezzanine commitment letter) to provide preferred equity financing and payment-in-kind debt financing under the preferred equity/mezzanine commitment letter are subject to customary terms and conditions. The Merger Agreement provides that Gainwell, Merger Sub and Intermediate Holdco will use reasonable best efforts to do all things necessary or advisable to arrange or obtain the Financing as promptly as practicable following the date of the Merger Agreement and to consummate the Financing on or prior to the Closing Date. The Merger is not conditioned on Gainwell's or Intermediate Holdco's receipt of the Financing.

Closing and Effective Time of the Merger

        Subject to the terms and conditions of the Merger Agreement, the closing of the Merger will take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, at 10:00 a.m. (Eastern Time) on the date that is two business days after the date on which all of the closing conditions set forth in the Merger Agreement (described under the section entitled "The Merger Agreement—Conditions to the Merger" of this proxy statement) have been satisfied or waived (other than those conditions that by their terms are to be satisfied immediately prior to or at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time, date or place is agreed to by HMS and Gainwell, except that the Closing will not occur prior to the date that is the earlier to occur of (i) January 29, 2021 and (ii) the date that is a date specified by Gainwell on no less than three business days' notice to HMS (subject in each case to the satisfaction or waiver (by the party entitled to grant such waiver) of all the closing conditions set forth in the Merger Agreement described under the section entitled "The Merger Agreement—Conditions to the Merger" of this proxy statement as of the date determined pursuant to this sentence).

        Concurrently with, or as promptly as practicable after, the Closing, the parties to the Merger Agreement will cause to be filed with the Delaware Secretary of State an appropriate, executed certificate of merger with respect to the Merger in accordance with the DGCL. The Merger will become effective upon the filing of such certificate of merger, or at such later date and time as is agreed by Gainwell and HMS and specified in such certificate of merger.

Appraisal Rights

        If the Merger is consummated, HMS's stockholders will be entitled to appraisal rights in connection with the Merger under Section 262, provided they comply with the conditions established by Section 262.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Appendix B. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

        Under Section 262, record holders of Common Stock who make the demand described below with respect to such shares, do not vote in favor of the Merger Proposal, continuously hold such shares through the Effective Time, and otherwise comply with the statutory requirements of Section 262 will be entitled to an appraisal of their shares of our Common Stock and to receive payment in cash for the fair value of their shares as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The "fair value" of the shares of our Common Stock as determined by the Delaware Court of Chancery may be more than, less than, or equal to the Merger Consideration per share that holders thereof are otherwise entitled to receive under the terms of the Merger Agreement. Stockholders should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address "fair value" under Section 262 of the DGCL. All references in this summary of appraisal rights to a "stockholder" or "holders of shares" are to the record holder or holders of such shares of our Common Stock.

        Under Section 262, when a merger agreement is to be submitted by a corporation's board of directors for adoption at a meeting of such corporation's stockholders, not less than 20 days before such meeting, the corporation submitting the matter to a vote of stockholders must notify the stockholders who were stockholders on the record date for notice of such meeting with respect to shares for which appraisal rights will be available pursuant to Section 262 that such appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes HMS's notice to its stockholders that appraisal rights are available in connection with the Merger and the full text of Section 262 is attached to this proxy statement as Appendix B, in compliance with the requirements of Section 262. Stockholders who wish to exercise such appraisal rights should carefully review the text of Section 262 contained in Appendix B. Failure to comply timely and properly with the requirements of Section 262 may result in the loss of such stockholder's appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising appraisal rights, HMS believes that a stockholder considering the exercise of such rights should seek the advice of legal counsel.

        Stockholders who wish to exercise their appraisal rights of their shares of our Common Stock must deliver to HMS a written demand for appraisal of the holder's shares before the vote is taken to approve the Merger Proposal. The demand must reasonably inform HMS of the identity of the holder of record of shares who intends to demand appraisal of his, her or its shares. A stockholder seeking appraisal of his or her shares may not vote or submit a proxy in favor of the Merger Proposal. If a stockholder fails to deliver such written demand or votes or submits a proxy in favor of the Merger Proposal, such stockholder may remain entitled to receive the per share Merger Consideration, without interest and less any applicable withholding taxes, for his, her or its shares of our Common Stock but will not have appraisal rights with respect to such shares. In addition, a holder of shares wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold such shares of record through the Effective Time.

        A proxy that is submitted and does not contain voting instructions will, unless properly revoked, be voted "FOR" the Merger Proposal, and it may result in the loss of the stockholder's right of appraisal and nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote "AGAINST" the Merger Proposal or "ABSTAIN" from voting on the Merger Proposal. Voting against or failing to vote on the Merger Proposal by itself does not constitute a demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal.

        All demands for appraisal should be addressed to:

HMS Holdings Corp.
5615 High Point Drive
Irving, Texas 75038
Attention: Corporate Secretary

and must be delivered to HMS before the vote is taken to approve the Merger Proposal at the Special Meeting, and must be executed by, or on behalf of, the stockholder. The demand will be sufficient if it reasonably informs HMS of the identity of the stockholder and the intention of the stockholder to demand appraisal of the "fair value" of his, her or its shares of our Common Stock. A stockholder's failure to deliver to HMS the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting may result in the loss of appraisal rights.

        Only a holder of record is entitled to demand an appraisal of the shares registered in that holder's name. Accordingly, to be effective, a demand for appraisal by a stockholder must be made by, or on behalf of, the record stockholder. The demand should set forth, fully and correctly, the record stockholder's name as it appears in the transfer agent's records and should specify the stockholder's mailing address and the number of shares registered in the stockholder's name. The demand must state that the person intends thereby to demand appraisal of the stockholder's shares in connection with the Merger. The demand cannot be made by the person having a beneficial interest in such shares if he or she does not also hold such shares of record. A person having a beneficial interest in shares that are held of record in the name of another person, such as a broker, fiduciary, bank or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If shares are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), bank or other nominee, such demand must be executed by or for the record owner. If a stockholder holds shares through a broker or bank who in turn holds the shares through a central securities depository nominee, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. If a stockholder holds through a broker, bank or other nominee and wishes to exercise appraisal rights, such stockholder should consult with his, her or its broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, bank or other nominee, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

        Within 10 days after the Effective Time, the surviving corporation in the Merger must give written notice of the Effective Time to each stockholder who has demanded appraisal in accordance with Section 262 and who did not vote in favor of the Merger Proposal. At any time within 60 days after the Effective Time, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder's demand and accept the Merger Consideration, without interest and less any applicable withholding taxes, for that holder's shares of our

Common Stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Delaware Court of Chancery deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder's right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value of his, her or its shares of our Common Stock determined in any such appraisal proceeding, which value may be more than, less than, or equal to the Merger Consideration per share, without interest and less any applicable withholding taxes.

        Within 120 days after the Effective Time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the surviving corporation. The surviving corporation has no obligation to file such petition and has no present intention to file a petition and holders should not assume that the surviving corporation will file a petition. In the event that the surviving corporation does not file such petition, it is the obligation of the holders of our Common Stock to initiate all necessary action to perfect their appraisal rights with respect to shares within the time prescribed in Section 262. In addition, within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. A person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person and for which appraisal has been properly demanded may, in such person's own name, file a petition for appraisal or request from the surviving corporation such statement. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to stockholders who have demanded appraisal from the Delaware Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. Additionally, because our Common Stock will have been publicly listed on the Nasdaq Global Select Market, the Delaware Court of Chancery is required under Section 262 to dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of our Common Stock or (ii) the value of the Merger Consideration for such total number of shares of our Common Stock exceeds $1 million.

        After determination of the stockholders entitled to appraisal of their shares, the Delaware Court of Chancery will appraise the shares, determining their fair value as of the Effective Time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value by the surviving corporation to the stockholders entitled thereto. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as provided in the following sentence, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceeding, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided in the preceding sentence only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of shares as determined by the Delaware Court of Chancery and (ii) interest theretofore accrued, unless paid at that time.

        Neither HMS nor Gainwell anticipates offering more than the Merger Consideration provided for in the Merger Agreement to any stockholder exercising appraisal rights and they reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of our Common Stock is less than the per share Merger Consideration. In determining "fair value," the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., 457 A.2d 701 (Del. 1983), the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor,  Inc., 634 A.2d 345 (Del. 1993), the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Each dissenting stockholder is responsible for his, her or its attorneys and expert witness expenses, although upon the application of a dissenting stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the Effective Time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares other than with respect to payment as of the Record Date prior to the Effective Time.

        At any time within 60 days after the Effective Time, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the surviving corporation. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the Effective Time, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder's right to appraisal, then the stockholder's right to appraisal will cease, and such stockholder will be entitled to receive the Merger Consideration, without interest and less any applicable withholding taxes. Inasmuch as the surviving corporation has no obligation to file such a petition, and has no present intention to do so, any holder of shares who desires such a petition to be filed is advised to file it on a timely basis. As indicated above, any stockholder may withdraw such stockholder's demand for appraisal by delivering to the surviving corporation a written withdrawal of his, her or its demand for appraisal and acceptance of the Merger Consideration, without interest and less any applicable withholding taxes, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the surviving corporation and (ii) that no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, provided, however, that the preceding clause (ii) will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the Merger Consideration, without interest and less any applicable withholding taxes, on terms offered upon the Merger within 60 days after the Effective Time.

        Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder's statutory appraisal rights.

Material U.S. Federal Income Tax Consequences of the Merger to Holders of Common Stock

        The following discussion is a summary of the material U.S. federal income tax consequences of the Merger that generally are relevant to holders of shares of Common Stock whose shares are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the "IRS"), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is limited to holders who hold their shares of Common Stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not describe any of the tax consequences arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate, gift or alternative minimum tax or the Medicare net investment income surtax). In addition, this summary does not address the U.S. federal income tax consequences to holders of shares who exercise appraisal rights under the DGCL. For purposes of this discussion, a "holder" means either a U.S. Holder or a Non-U.S. Holder or both, as the context may require.

        This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, including:

  •
  holders who may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or any investors in or owners of any such S corporation, entity or arrangement, insurance companies, mutual funds, dealers in stocks and securities, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, or certain expatriates or former long-term residents of the United States;

  •
  holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

  •
  holders that received their shares of Common Stock in a compensatory transaction;

  •
  holders that are "controlled foreign corporations" or "passive foreign investment companies," as those terms are used in the Code;

  •
  holders that have held at any time, directly, indirectly or constructively, more than 5% of our Common Stock;

  •
  holders who own an equity interest, actually or constructively, in Gainwell or the surviving corporation; or

  •
  U.S. Holders whose "functional currency" is not the U.S. dollar.

        If an entity or arrangement classified as a partnership for U.S. federal income tax purposes is an owner of shares of Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the shares of Common Stock and partners therein should consult their tax advisors regarding the consequences of the Merger.

        We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

        THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. A HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR OTHER TAX LAWS.

U.S. Holders

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of Common Stock who or that is for U.S. federal income tax purposes:

  •
  An individual who is a citizen or resident of the United States;

  •
  A corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        The receipt of cash by a U.S. Holder in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S.

Holder's gain or loss will be equal to the difference, if any, between the amount of cash received pursuant to the Merger (determined before deduction for any applicable withholding taxes) and the U.S. Holder's adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder's adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares, reduced (but not below zero) by the amount of distributions previously received (if any) that were not treated as dividends for U.S. federal income tax purposes. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder's holding period in such shares is more than 1 year at the time of the consummation of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. There are limitations on the deductibility of capital losses. If a U.S. Holder acquired different blocks of Common Stock at different times and different prices, that U.S. Holder must determine its, his or her gain or loss, adjusted tax basis and holding period separately with respect to each block of Common Stock.

Non-U.S. Holders

        For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of shares of Common Stock who or that is not a U.S. Holder or treated as a partnership for U.S. federal income tax purposes.

        Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

  •
  the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty);

  •
  such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain (net of certain losses) will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

  •
  our Common Stock constitutes a United States real property interest ("USRPI") by reason of the Company being or having been a United States real property holding corporation ("USRPHC") for U.S. federal income tax purposes.

        With respect to the third bullet point above, the Company believes it currently is not a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of the Company's real property interests and other business assets, there can be no assurance that the Company currently is not a USRPHC or has not been a USRPHC in the past. Even if the Company were a USRPHC, gain arising from the conversion of a Non-U.S. Holder's shares of Common Stock into the right to receive cash pursuant to the Merger will not be subject to U.S. federal income tax pursuant to the third bullet point above if our Common Stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of Common Stock throughout the Non-U.S. Holder's entire holding period or, if shorter, the five-year period ending on the Closing Date.

Information Reporting and Backup Withholding

        Information reporting and backup withholding may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (i) a U.S. Holder who furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 or otherwise establishes an exemption, or (ii) a Non-U.S. Holder who provides a certification of such holder's non-U.S. status on the applicable IRS Form W-8 or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Copies of information returns that are filed with the IRS may be made available to the tax authorities of the country in which a Non-U.S. Holder resides or is established.

Regulatory Approvals Required for the Merger

HSR Act and U.S. Antitrust Matters

        Under the HSR Act, and the rules promulgated thereunder by the FTC, the Merger cannot be consummated until HMS and Gainwell each file a notification and report form with the FTC and the Antitrust Division of the Department of Justice under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties' filing of their respective HSR Act notification forms or the early termination of that waiting period. HMS and Gainwell and their respective affiliates filed their respective HSR Act notifications on December 28, 2020. On January 15, 2021, the FTC notified HMS and Gainwell that their request for early termination of the applicable waiting period was granted.

        At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the Antitrust Division of the Department of Justice or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the consummation of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

        In connection with obtaining any approval or consent related to any applicable law, Gainwell has agreed to take, or cause to be taken (including by its subsidiaries and affiliates), any and all actions necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum or the issuance of any governmental order that would (or to obtain the agreement or consent of any governmental authority to the Transactions the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the Merger.

Delisting and Deregistration of Common Stock

        Our Common Stock is currently registered under the Exchange Act and is listed on the Nasdaq Global Select Market under the symbol "HMSY". If the Merger is consummated, HMS will cease to be a publicly traded company and will become a wholly owned subsidiary of Gainwell, and our Common Stock will be delisted from the Nasdaq Global Select Market and deregistered under the Exchange Act.

Recent Developments

        As of February 22, 2021, four purported stockholders of HMS have filed lawsuits against HMS and the members of its Board in connection with the Merger. The first two actions were filed in the United States District Court for the Southern District of New York on February 8, 2021 and February 10, 2021

and are captioned Stein v. HMS Holdings Corp. et al. and Blum v. HMS Holdings Corp. et al., respectively. The third action was filed on February 10, 2021 in the United States District Court for the Eastern District of New York and is captioned Urbanowicz v. HMS Holdings Corp. et al. The fourth action was filed on February 12, 2021 in the United States District Court for the District of Delaware and is captioned Waterman v. HMS HoldingsCorp. et al. The complaints generally allege that the preliminary proxy statement issued in connection with the Merger omitted material information in violation of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, rendering the preliminary proxy statement false and misleading. The lawsuits seek, among other things, injunctive relief enjoining the Merger, unless and until the defendants issue additional disclosures, and recovery of an unspecified amount of damages, costs and disbursements. The actions are in the preliminary stages. HMS believes the lawsuits are without merit and intends to defend vigorously against these allegations.

        The following summary describes certain material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

        The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about HMS contained in this proxy statement or in HMS's public reports previously filed with the SEC that are incorporated by reference into this proxy statement may supplement, update or modify the factual disclosures about HMS contained in the Merger Agreement and described in this summary. The representations, warranties and covenants made in the Merger Agreement by HMS, Gainwell, Merger Sub and Intermediate Holdco were made only for purposes of the Merger Agreement and as of specified dates and were qualified and subject to important limitations agreed to by HMS, Gainwell, Merger Sub and Intermediate Holdco in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated solely for the benefit of the parties to the Merger Agreement with the principal purpose of contractually allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and in some cases were qualified by confidential disclosures that were made by each party to the other, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement or in the respective public filings made by each of HMS or Gainwell with the SEC. Accordingly, the representations and warranties and provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and the documents incorporated by reference into this proxy statement. You should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual statement of facts or conditions of the parties thereto or any of their respective subsidiaries or affiliates.

        Additional information about HMS may be found elsewhere in this proxy statement and HMS's other public filings. See the section entitled "Where You Can Find More Information" of this proxy statement.

When the Merger Becomes Effective

        Subject to the terms and conditions of the Merger Agreement, the closing of the Merger will take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, at 10:00 a.m. (Eastern Time) on the date that is two business days after the date on which all of the closing conditions set forth in the Merger Agreement (described under the section entitled "The Merger Agreement—Conditions to the Merger" of this proxy statement) have been satisfied or waived (other than those conditions that by their terms are to be satisfied immediately prior to or at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time, date or place is agreed to by HMS and Gainwell, except that the Closing will not occur prior to the date that is the earlier to occur of (i) January 29, 2021 and (ii) the date that is a date specified by Gainwell on no less than three business days' notice to HMS (subject in each case to the satisfaction or waiver (by the party entitled to grant such waiver) of all the closing conditions set forth in the Merger Agreement (described under the section entitled "The Merger Agreement—Conditions to the Merger" of this proxy statement) as of the date determined pursuant to this sentence).

        Concurrently with, or as promptly as practicable after the Closing, the parties to the Merger Agreement will cause to be filed with the Delaware Secretary of State an appropriate, executed certificate of merger with respect to the Merger in accordance with the DGCL. The Merger will become effective upon the filing of such certificate of merger, or at such later date and time as is agreed by Gainwell and HMS and specified in such certificate of merger.

Structure of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers

        Upon the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into HMS and the separate corporate existence of Merger Sub will cease, with HMS continuing as the surviving corporation and a wholly owned subsidiary of Gainwell. At the Effective Time, the Certificate of Incorporation of HMS will, by virtue of the Merger, be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time except that the name of the corporation therein will be changed to HMS, and such amended and restated certificate of incorporation will be the certificate of incorporation of the surviving corporation until thereafter amended. At the Effective Time, the Bylaws of HMS will be amended and restated in their entirety to be identical to the bylaws of Merger Sub, as in effect immediately before the Effective Time except that the name of the corporation therein will be changed to HMS, until thereafter amended. From and after the Effective Time, unless otherwise determined by Gainwell prior to the Effective Time, the officers of HMS immediately before the Effective Time will be the initial officers of, and, unless otherwise determined by Gainwell prior to the Effective Time, the directors of Merger Sub immediately before the Effective Time will be the initial directors of, the surviving corporation and, in each case, will hold office until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal, in accordance with the surviving corporation's certificate of incorporation and bylaws.

Effect of the Merger on our Common Stock

        At the Effective Time, by virtue of the Merger and without any action on the part of Gainwell, Merger Sub or HMS or their respective stockholders, each share of Common Stock issued and outstanding immediately prior to the Effective Time (but excluding any Cancelled Shares and Dissenting Shares) will be converted into the right to receive the Merger Consideration, without interest and less any applicable withholding taxes. From and after the Effective Time, such Common Stock will no longer be outstanding, will automatically be cancelled and retired, and will cease to exist, and each holder of a share of Common Stock will cease to have any rights with respect thereto, except the right to receive, upon surrender of Certificates or Book-Entry Shares, the Merger Consideration.

        At the Effective Time, any shares of Common Stock that are Cancelled Shares will automatically be cancelled and retired without any conversion thereof and will cease to exist, and no consideration or payment will be delivered in exchange for such shares.

        The Merger Consideration will be adjusted appropriately to provide the same economic effect as contemplated in the Merger Agreement to reflect the effect of any reclassification, recapitalization, exchange, stock split (including reverse stock split), division or subdivision of shares, or combination or readjustment of shares or any stock dividend or stock distribution with a record date occurring on or after the date of the Merger Agreement and prior to the Effective Time.

Treatment of Equity Awards

        Options.    Under the Merger Agreement, each HMS stock option with a per share exercise price that is less than the Merger Consideration that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled as of immediately prior to the Effective Time and converted into the right to receive an amount in cash (without interest) equal to the product obtained by multiplying (A) the aggregate number of shares of Common Stock subject to such HMS option immediately prior to the Effective Time and (B) the excess, if any, of the Merger Consideration over the exercise price per share of such HMS option, subject to reduction for any applicable withholding or other taxes required by applicable law to be withheld. Options with a per share exercise price equal to or exceeding the Merger Consideration that are outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled for no consideration.

        Restricted Stock Unit Awards and Deferred Stock Unit Awards.    The Merger Agreement also provides that, except as set forth in the following sentence, each award of restricted stock units and deferred stock units covering shares of our Common Stock that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration and the aggregate number of shares subject to the award (with any performance-based goals deemed to be achieved at the "target" level of performance, and subject to applicable withholding or other taxes required by applicable law to be withheld). Each award of restricted stock units covering shares of our Common Stock that is granted or awarded after the signing date of the Merger Agreement and that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to the product obtained by multiplying (i) the product of the number of shares of Common Stock underlying the award and a fraction, the numerator of which is the number of days completed from the date of grant until the Closing Date and the denominator of which is 1,095, and (ii) the Merger Consideration (subject to applicable withholding or other taxes required by applicable law to be withheld).

Payment for Common Stock

        Prior to the Effective Time, Gainwell or Intermediate Holdco will deposit, or cause to be deposited, with the Paying Agent, cash in an amount sufficient to pay the aggregate Merger Consideration payable to all of the holders of Common Stock, other than the Cancelled Shares and except for any Dissenting Shares. In addition, Gainwell or Intermediate Holdco will deposit, or cause to be deposited, with the Company, cash so that HMS has cash on hand in an amount necessary to pay the aggregate Merger Consideration payable to all of the holders of HMS options, restricted stock unit awards and deferred stock unit awards, which will be payable through HMS's payroll system.

        Promptly following the Effective Time and in any event no later than the third business day following the Effective Time, Gainwell will cause the Paying Agent to mail to each holder of record of Certificates that immediately prior to the Effective Time represented outstanding shares of Common Stock (other than the Cancelled Shares and except for any Dissenting Shares) (i) a letter of transmittal, which will specify how to effect delivery of each stockholder's shares of Common Stock and passing of risk of loss and title and (ii) instructions for effecting the surrender of such Common Stock in exchange for cash in an amount equal to the Merger Consideration multiplied by the number of shares of Common Stock held by such stockholder. Exchange of any Book-Entry Shares will be effected as promptly as practicable in accordance with the Paying Agent's customary procedures with respect to securities represented by book entry; the payment of the Merger Consideration with respect to Book-Entry Shares will only be made to the person in whose name such Book-Entry Shares are registered, without interest and less any applicable withholding taxes.

Representations and Warranties

        The Merger Agreement contains representations and warranties of each of HMS, Gainwell, Merger Sub and Intermediate Holdco, subject to certain qualifications or exceptions in the Merger

Agreement and the disclosure schedules delivered in connection with the Merger Agreement, as to, among other things:

  •
  corporate organization, existence, good standing and corporate power and authority;

  •
  corporate power and authority to enter into the Merger Agreement and to perform thereunder;

  •
  the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution, delivery or performance of, consummation of the transactions contemplated by, or compliance with any of the provisions of the Merger Agreement;

  •
  required regulatory filings or actions and authorizations, consents or approvals of governmental entities and other persons;

  •
  the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to Gainwell and its subsidiaries or HMS and its subsidiaries (as applicable);

  •
  matters relating to information to be included in required filings with the SEC in connection with the Merger, including this proxy statement; and

  •
  the absence of any fees owed to investment bankers or brokers in connection with the Merger, other than those specified in the Merger Agreement.

        The Merger Agreement also contains representations and warranties of HMS, subject to certain qualifications or exceptions in the Merger Agreement and the disclosure schedules delivered in connection with the Merger Agreement, as to, among other things:

  •
  the capitalization and authorized issuance of HMS's equity securities, including the authorized capital stock, outstanding options, restricted stock unit awards and deferred stock unit awards;

  •
  the organization and capitalization of HMS's subsidiaries;

  •
  the timeliness and accuracy of HMS's filings with the SEC and of financial statements included in its SEC filings;

  •
  HMS's disclosure controls and procedures and internal control over financial reporting and compliance with the Sarbanes-Oxley Act;

  •
  the absence of any material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of HMS's filings with the SEC;

  •
  the absence of certain events or changes in the business of HMS between December 31, 2019 and December 20, 2020, including that there has not been a Company Material Adverse Effect;

  •
  the absence of undisclosed liabilities;

  •
  certain categories of specified material contracts, including as to effectiveness and lack of breach or default for such contracts and the absence of any material claims or disputes pending or threatened under such material contracts;

  •
  the compliance by HMS and its subsidiaries with applicable law and licenses, permits and other authorizations;

  •
  real property owned or leased by HMS or any of its subsidiaries;

  •
  the ownership of or rights with respect to, and lack of infringement with respect to, intellectual property owned or used by HMS and its subsidiaries;

  •
  insurance policies of HMS or any of its subsidiaries;

  •
  the payment of taxes, the filing of tax returns, lack of tax audits or proceedings and other tax matters related to HMS and its subsidiaries;

  •
  HMS's employee benefit plans and other agreements with its employees;

  •
  labor matters related to HMS and its subsidiaries and their respective employees;

  •
  environmental matters and compliance with environmental laws by HMS and its subsidiaries;

  •
  certain contracts with the U.S. government and the lack of violations thereof;

  •
  the required stockholder approval in order to effect the Merger;

  •
  the absence of certain affiliate transactions;

  •
  HMS's largest customers, vendors and suppliers and the absence of any material claims or disputes between HMS and such counterparties; and

  •
  Accounts payable and accounts receivable of HMS and its subsidiaries.

        The Merger Agreement also contains representations and warranties of Gainwell, Merger Sub and Intermediate Holdco, subject to certain qualifications or exceptions in the Merger Agreement and the disclosure schedules delivered in connection with the Merger Agreement, as to, among other things:

  •
  the absence of ownership by Gainwell, Intermediate Holdco and Merger Sub and their respective subsidiaries of any capital stock of HMS;

  •
  the financing commitments received by Gainwell, Holdings and Intermediate Holdco, and the sufficiency of the funds committed to be provided therein;

  •
  the solvency of Gainwell and HMS following the consummation of the Merger;

  •
  the ownership by Gainwell of all of the issued and outstanding capital stock of Merger Sub and the absence of any prior obligations or liabilities of Merger Sub;

  •
  the absence of arrangements between Gainwell and Merger Sub and HMS's directors, officers and affiliates; and

  •
  the investment intention of Gainwell in acquiring all of the outstanding capital stock of HMS.

        Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a Company Material Adverse Effect.

        For purposes of the Merger Agreement, a "Company Material Adverse Effect" means any event, change, effect, fact, circumstance, development, condition or occurrence that:

  •
  has had or reasonably would be expected to have a material adverse effect on the results of operations or financial condition of HMS and its subsidiaries, taken as a whole; provided, however, that in no event would any of the following, alone or in combination will, be deemed to constitute or will be taken into account (including the effect of any of the following) in determining whether there has been or will be, a "Company Material Adverse Effect":

  •
  any change in applicable law, U.S. generally accepted accounting principles or any applicable accounting standards or any interpretation thereof (unless it disproportionately impacts HMS and its subsidiaries, taken as a whole, relative to other industry participants);

  •
  general economic, political or business conditions or changes therein, or acts of terrorism, epidemics or pandemics (including COVID-19), disease outbreaks or changes in geopolitical conditions (including the commencement, continuation or escalation of war, armed hostilities or national or international calamity) or any worsening of stoppages, shutdowns or habits or behavior of people, or any response to any governmental authority (including requirements for business closures or "sheltering-in-place"), related to any of the foregoing (unless it disproportionately impacts HMS and its subsidiaries, taken as a whole, relative to other industry participants);

    •
    financial and capital markets conditions, including interest rates and currency exchange rates, and any changes therein (unless it disproportionately impacts HMS and its subsidiaries, taken as a whole, relative to other industry participants);

    •
    seasonal fluctuations in the business of HMS and its subsidiaries (unless it disproportionately impacts HMS and its subsidiaries, taken as a whole, relative to other industry participants);

    •
    any change generally affecting the industries in which HMS and its subsidiaries operate (unless it disproportionately impacts HMS and its subsidiaries, taken as a whole, relative to other industry participants);

    •
    the negotiation, entry into or announcement of the Merger Agreement, the pendency or consummation of the Transactions or the performance of the Merger Agreement (including (i) the initiation of litigation by any stockholder of HMS (or a derivative or similar claim) to the extent asserting allegations of breach of fiduciary duty or under securities laws relating to the Merger Agreement or the Transactions or (ii) any termination of, reduction in or similar negative impact on HMS's reputation or relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of HMS and its subsidiaries, in each case, to the extent resulting from the negotiation, entry into, announcement, pendency or performance of the Merger Agreement or the identity of the parties to the Merger Agreement or any communication by Gainwell regarding its plans or intentions with respect to the conduct of the business of HMS and its subsidiaries) (except that this clause does not apply to, and will be disregarded with respect to, references to "Company Material Adverse Effect" in certain representations and warranties made by HMS in the Merger Agreement);

    •
    the compliance with the terms of the Merger Agreement;

    •
    the taking of any action (or the omission of any action) expressly required or permitted by the Merger Agreement or requested by Gainwell in writing;

    •
    any act of God or natural disaster (unless it disproportionately impacts HMS and its subsidiaries, taken as a whole, relative to other industry participants);

    •
    any change in the price or trading volume of HMS's securities or other financial instruments, in and of itself (except that this clause will not prevent a determination that any change or effect underlying such change has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise expressly excluded from this definition of Company Material Adverse Effect));

    •
    any failure of HMS and its subsidiaries to meet any internal or published projections, estimates or forecasts (except that this clause will not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise expressly excluded from this definition of Company Material Adverse Effect)); or

    •
    for purposes of the closing condition requiring that no Company Material Adverse Effect have occurred, any matters set forth in the disclosure schedules or any matters set forth in HMS's filings with the SEC, the effect of which is reasonably foreseeable and reasonably apparent on the face of such disclosure as of the date hereof; or

  •
  has, or would reasonably be expected to, prevent or materially impair the ability of HMS to consummate the Transactions.

Other Covenants and Agreements

Access and Information

        Subject to certain exceptions and limitations, until the Effective Time, HMS will, and will cause its subsidiaries and their respective representatives to, (upon reasonable notice and at Gainwell's sole cost and expense) afford Gainwell and its representatives reasonable access, during normal business hours, in such a manner as to not unreasonably interfere with the operation of the business of HMS and its subsidiaries, to the properties, offices, facilities, books, contracts, commitments, tax returns, records and appropriate representatives of HMS and its subsidiaries and will furnish such representatives of Gainwell with existing financial and operating data and other information concerning the affairs of HMS and its subsidiaries as such representatives of Gainwell may reasonably request.

No Solicitation; Acquisition Proposals

        From and after the date of the Merger Agreement until the earlier of the Effective Time or the date, if any, on which the Merger Agreement is validly terminated by its terms, except as expressly permitted pursuant to the Merger Agreement, HMS (a) will (and will cause its subsidiaries and its and their respective directors, officers and employees to, and will use reasonable best efforts to cause its representatives to) cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any third party with respect to an Acquisition Proposal and (b) will not (and will cause its subsidiaries and its and their respective directors, officers and employees not to, and use reasonable best efforts to cause its representatives not to): (i) solicit, initiate, seek or knowingly facilitate or encourage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate in any negotiations or discussions with, or furnish any non-public information relating to HMS and its subsidiaries to, or afford access to the books or records or officers of HMS and its subsidiaries to, any third party with respect to, or in a manner that would reasonably be expected to lead to, an Acquisition Proposal (provided HMS may grant a waiver of or terminate any "standstill" or similar agreement or obligation of any third party with respect to HMS and its subsidiaries to allow such third party to submit an Acquisition Proposal), (iii) approve, endorse, recommend or enter into (or publicly propose to approve, endorse, recommend or enter into) any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement with respect to any Acquisition Proposal, or (iv) take or agree to any of the foregoing actions.

        Notwithstanding the limitations in the preceding paragraph, if HMS receives, at any time following the date of the Merger Agreement and prior to obtaining the Required Company Stockholder Approval, a written Acquisition Proposal from a third party that did not result from a breach of the non-solicitation and related provisions of the Merger Agreement (other than any breach that is both immaterial and unintentional) and the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that (i) such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, (ii) the failure to take the action described in the immediately following clause (x) or (y) would be reasonably likely to be inconsistent with the Board's fiduciary duties to HMS's stockholders under applicable law, then HMS and its representatives may (x) furnish non-public information and afford access to the books or records or officers of HMS and its subsidiaries to such third party and its representatives pursuant to an acceptable confidentiality agreement and (y) engage in discussions and negotiations with such third party and its affiliates and representatives with respect to the Acquisition Proposal. Any non-public information provided to any third party making an Acquisition Proposal must also be provided to Gainwell as promptly as reasonably practicable (and, in any event, within 48 hours) after such information is made available to such third party. In any event, HMS is permitted to contact any third party making an Acquisition Proposal to clarify the terms of such proposal and inform any such third party of HMS's non-solicitation obligations under the Merger Agreement.

        Except as expressly permitted by the Merger Agreement in respect of a Superior Proposal or an Intervening Event, neither the Board nor any committee thereof will or will propose publicly to (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Gainwell, its recommendation in favor of adoption of the Merger Agreement, (ii) fail to include the Board's recommendation in favor of adoption of the Merger Agreement in this proxy statement, (iii) adopt, authorize, approve or recommend, or publicly propose to adopt, authorize, approve or recommend, any Acquisition Proposal made or received after the date of the Merger Agreement, (iv) fail to reaffirm the Board's recommendation in favor of adoption of the Merger Agreement within five business days of a request by Gainwell to do so, (v) fail to recommend against any Acquisition Proposal that is a tender or exchange offer by a third party within 10 business days after the commencement of such tender offer or exchange offer (any action described in clauses (i) through (v) of this sentence is referred to as an "Adverse Recommendation Change") or (vi) cause or permit HMS to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement with respect to any Acquisition Proposal.

        If, at any time prior to receipt of the Required Company Stockholder Approval and after first complying with the non-solicitation and related provisions of the Merger Agreement, HMS or the Board receives an Acquisition Proposal that did not result from a breach of the non-solicitation and related provisions of the Merger Agreement (other than any breach that is both immaterial and unintentional), the Board may effect an Adverse Recommendation Change and validly terminate the Merger Agreement according to the terms of the Merger Agreement while substantially concurrently entering into a definitive agreement providing for such Superior Proposal (subject to first complying with HMS's obligations in the non-solicitation and related provisions of the Merger Agreement and satisfaction of HMS's termination fee obligations described below), if (i) the Board determines in good faith, after consultation with HMS's financial outside legal advisors, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, (ii) at least 72 hours (or, if such 72-hour period does not include at least one business day, at least one business day after the passage of such 72-hour period) elapse after HMS provides Gainwell with written notice that it intends to effect an Adverse Recommendation Change and terminate the Merger Agreement, which such written notice includes written notice of the material terms of the Superior Proposal; (iii) in such 72-hour period, HMS and its representatives have discussed and negotiated with Gainwell in good faith (to the extent Gainwell so desires to negotiate) any proposed modifications to the terms and conditions of the Merger Agreement; and (iv) following the end of such 72-hour period described in the preceding clause (iii), the Board determines in good faith, after consultation with its financial and outside legal advisors, that the Superior Proposal giving rise to the notice of Adverse Recommendation Change continues to constitute a Superior Proposal and that the failure to make such Adverse Recommendation Change would still be inconsistent with the Board's fiduciary duties to HMS's stockholders under applicable law.

        For purposes of the Merger Agreement, "Acquisition Proposal" means:

  •
  other than the Transactions or any other proposal or offer from Gainwell or any of its subsidiaries, any proposal or offer from a third party relating to (i) any acquisition or purchase, in a single transaction or series of related transactions, of (A) twenty percent (20%) or more of the assets of HMS and its subsidiaries, taken as a whole, or (B) twenty percent (20%) or more of the combined voting power of HMS; (ii) any tender offer or exchange offer that if consummated would result in any person or "group" (as defined in the Exchange Act) acquiring beneficial ownership of twenty percent (20%) or more of the combined voting power HMS; (iii) any merger, consolidation, amalgamation, joint venture, business combination, recapitalization, issuance of securities, liquidation, dissolution, share exchange or other transaction involving HMS or any of its subsidiaries in which a third party, a "group" (as defined in the Exchange Act) or their respective stockholders, if consummated, would acquire twenty percent (20%) or more of the combined voting power of HMS or the surviving entity or the resulting direct or indirect parent of HMS or such surviving entity; or (iv) any combination of the foregoing.

        For purposes of the Merger Agreement, "Required Company Stockholder Approval" means:

  •
  the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote in accordance with the DGCL to adopt the Merger Agreement at the HMS stockholders' meeting.

        For purposes of the Merger Agreement, "Superior Proposal" means:

  •
  an Acquisition Proposal (except the references therein to "twenty percent (20%)" will be replaced by "fifty percent (50%)") made by a third party (other than resulting from a breach of the non-solicitation provisions of the Merger Agreement (other than any such breach that is immaterial and unintentional)) that the Board determines in good faith, after consultation with its financial and outside legal advisors, taking into account such factors as the Board considers to be appropriate (including the conditionality, timing and likelihood of consummation of such proposal), would result in a transaction that is more favorable from a financial perspective to HMS's stockholders than the Transactions (including taking into account the termination fee payable by HMS, if applicable).

        Other than in connection with a Superior Proposal, prior to obtaining the Required Company Stockholder Approval, the Board may, in response to an Intervening Event (as defined below), effect an Adverse Recommendation Change if (i) the Board determines in good faith, after consultation with its financial and outside legal advisors, that the failure to take such action would be reasonably likely to be inconsistent with the Board's fiduciary duties to HMS's stockholders under applicable law, (ii) at least 72 hours (or, if such 72-hour period does not include at least one business day, at least one business day after the passage of such 72-hour period) elapse after HMS provides Gainwell with written notice that it intends to effect an Adverse Recommendation Change; (iii) in such 72-hour period, HMS and its representatives have discussed and negotiated with Gainwell in good faith (to the extent Gainwell so desired) any proposed modifications to the terms and conditions of the Merger Agreement; and (iv) following the end of such 72-hour period described in the preceding clause (iii), the Board determines in good faith, after consultation with its financial and outside legal advisors and considering and taking into account the terms of any proposed amendment or modification to the Merger Agreement and related transaction documents made by Gainwell in writing, that the failure to take such action would be inconsistent with the Board's fiduciary duties to the stockholder under applicable law.

        For purposes of the Merger Agreement, "Intervening Event" means:

  •
  any event, change, effect, fact, circumstance, development, condition or occurrence (other than an Acquisition Proposal) that, individually or in the aggregate, is material to HMS and its subsidiaries, taken as a whole, that was not known or reasonably foreseeable (or the magnitude of which was not known or reasonably foreseeable) to or by the Board as of the date of the Merger Agreement, and becomes known to or by the Board prior to the receipt of the Required Company Stockholder Approval.

        From the date of the Merger Agreement until the Effective Time or the date, if any, on which the Merger Agreement is validly terminated in accordance with its terms, HMS will (i) provide Gainwell prompt written notice (and in any event within 48 hours) of the receipt by HMS or any of its representatives of any Acquisition Proposal from any third party or any request for non-public information or inquiry that could reasonably be expected to lead to an Acquisition Proposal from any third party, and the identity of such third party and the material terms and conditions of such Acquisition Proposal, and (ii) keep Gainwell reasonably informed in all material respects, on a reasonably current basis, of oral or written communications regarding, and the status and details (including material amendments or proposed material amendments) of, any such Acquisition Proposal, request or inquiry.

        The Merger Agreement provides that nothing therein will prohibit HMS or the Board, directly or indirectly through its representatives, from (i) taking and disclosing to HMS stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act (or any similar communication to its stockholders), (ii) making any "stop, look and listen" communication to its stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or a factually accurate public statement that describes HMS's receipt of an Acquisition Proposal and the operation of the Merger Agreement with respect thereto, or (iii) making any other communication to its stockholders if the Board has determined in good faith, after consultation with its financial outside legal advisors, that the failure to do so would be inconsistent with the Board's fiduciary duties to the stockholders under applicable law.

Special Meeting and Related Actions

        Pursuant to the Merger Agreement and in accordance with HMS's organizational documents, applicable law and the rules of the Nasdaq Stock Market LLC, HMS is required to use reasonable best efforts to, as soon as reasonably practicable following the execution of the Merger Agreement, establish a record date for, duly call, give notice of, convene and hold a Special Meeting of the stockholders of HMS for the purpose of seeking the Required Company Stockholder Approval. Unless there has been an Adverse Recommendation Change in compliance with the terms of the Merger Agreement, HMS will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of the Merger Agreement. Unless the Merger Agreement has been terminated pursuant to its terms, HMS will submit the Merger Agreement to its stockholders for adoption at such meeting, whether or not the Board at any time after the date of the Merger Agreement has effected an Adverse Recommendation Change.

Employee Matters

        For a period of 18 months following the Effective Time, Gainwell, the surviving corporation or any of their respective affiliates will provide to each continuing employee:

  •
  an annual base salary and incentive compensation opportunities (in each case, other than equity or equity-related compensation incentives) that are no less favorable, in the aggregate, than those provided to such continuing employee immediately prior to the Effective Time;

  •
  employee and fringe benefits (including vacation/leave, health, welfare and retirement benefits, but excluding for such purposes any equity or equity-related awards, incentive compensation, severance benefits, defined benefit pension benefits and retiree medical benefits) that are no less favorable than the employee benefits provided to the employee immediately prior to the Effective Time or those provided to similarly situated employees of Gainwell; and

  •
  severance benefits and protections that are no less favorable than those provided to the employee immediately prior to the Effective Time, taking into account such employee's additional period of service and increases (but not decreases) in compensation following the Closing.

        As of the Effective Time and thereafter, Gainwell and its affiliates will recognize, or will cause the surviving corporation to recognize, each continuing employee's years of employment or service with HMS or any of its subsidiaries prior to the Closing for purposes of determining, as applicable, the eligibility for participation and vesting and benefit accrual of any continuing employee under employee benefit plans maintained by Gainwell, the surviving corporation or their affiliates in which such continuing employees become participants (including vacation plans or arrangements, 401(k) or other retirement plans and any severance or welfare plans).

        With respect to each health or similar benefit plan maintained by Gainwell, the surviving corporation or any of their respective affiliates for the benefit of continuing employees, Gainwell will (i) cause to be waived any eligibility waiting periods, actively-at-work requirements and the application of any pre-existing condition limitations under such plan, evidence of insurability requirements or required physical examinations under such plans, to the extent such were waived or satisfied under the comparable health or welfare benefit plan of HMS or any of its subsidiaries immediately prior to the Effective Time; and (ii) cause each continuing employee to be given credit under such plan for deductibles, co-payments and other out-of-pocket expenses incurred by such employee and his or her covered dependents during the plan year that includes the Closing as though such amounts had been paid in accordance with the terms and conditions of the plans maintained by Gainwell, the surviving corporation or any of their respective affiliates, as applicable, for the plan year in which the Closing occurs.

        The Merger Agreement also provides that in the event the Closing Date occurs prior to the payment of bonuses under HMS's 2020 bonus program, Gainwell and its affiliates will cause each continuing employee to be paid such employee's 2020 annual bonus pursuant to the terms and conditions set forth in such program; provided, however, that in the event the Closing Date occurs on or prior to March 15, 2021, each continuing employee's bonus will be no less than such employee's 2020 target annual bonus. Such annual bonuses will be paid no later than March 15, 2021, subject to the continuing employee's continued employment through the payment date, except that a continuing employee will remain entitled to such employee's 2020 bonus if such employee is terminated without cause or resigns for good reason, in either event, prior to the payment date.

        In addition, if requested by Gainwell in writing at least 10 business days prior to the Effective Time, HMS will authorize the full vesting of all benefits under and termination of its 401(k) plan, effective no later than the day immediately preceding the Closing Date. If HMS's 401(k) plan is terminated, Gainwell will maintain a tax-qualified defined contribution retirement plan for the benefit of continuing employees and will cause such plan to accept direct rollovers of the continuing employees' account balances (including loans).

Efforts to Consummate the Merger

        HMS, Gainwell and Merger Sub will each use its reasonable best efforts to (and will cause their respective subsidiaries and affiliates to): (i) promptly take all appropriate action and do all things necessary, proper or advisable under applicable law (including antitrust law) or otherwise to consummate the Transactions as promptly as practicable; (ii) obtain from any governmental authority any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by HMS, Gainwell or Merger Sub or any of their respective subsidiaries or affiliates, or to avoid any action or proceeding by any governmental authority (including those in connection with the antitrust laws), in connection with the authorization, execution and delivery of the Merger Agreement and the consummation of the Transactions; (iii) as promptly as reasonably practicable after the date of the Merger Agreement (and in any event within five business days following the date of the Merger Agreement), make all necessary filings, and thereafter make any other required submissions, with respect to the Merger Agreement required under the HSR Act; (iv) as promptly as reasonably practicable after the date of the Merger Agreement, make all necessary filings, and thereafter make any other required submissions, with respect to the Merger Agreement required under any other applicable antitrust laws; and (v) as promptly as reasonably practicable after the date of the Merger Agreement, make all necessary filings, and thereafter make any other required submissions, with respect to the Merger Agreement required under any other applicable law.

        HMS, Gainwell and Merger Sub will each use its reasonable best efforts to (and will cause their respective subsidiaries and affiliates to) (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any governmental authority with respect to the Merger or any of the other Transactions; (ii) keep the other parties reasonably informed as to the status of the foregoing; (iii) promptly inform the other parties of any communications to or from any governmental authority regarding approval of the Merger or any of the other Transactions; (iv) respond as promptly as practicable to additional requests for information; and (v) (1) obtain early termination or expiration of the waiting period under the HSR Act and such other approvals, consents and clearances as may be necessary, proper or advisable under any applicable law (including any other applicable antitrust laws) and (2) prevent the entry in any action or proceeding brought by a governmental authority or any other person of any governmental order which would prohibit, make unlawful or delay the consummation of the Transactions.

        In connection with obtaining any approval or consent related to any applicable law, Gainwell will take, or cause to be taken (including by its subsidiaries and affiliates), any and all actions necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum by or on behalf of any governmental authority or the issuance of any governmental order that would (or to obtain the agreement or consent of any governmental authority to the Transactions the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger. These steps may include (i) proffering and consenting and/or agreeing to a governmental order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, or limiting any freedom of action with respect to, particular assets, categories of assets or lines of business and (ii) promptly effecting such actions in order to consummate the Transactions on or prior to the End Date.

Conduct of Business Pending the Merger

        The Merger Agreement provides that, subject to certain exceptions in the disclosure schedules delivered by HMS in connection with the Merger Agreement, and except as may be expressly contemplated by the Merger Agreement, required by law or as consented to by Gainwell in writing (such consent not to be unreasonably withheld, conditioned or delayed for certain of the actions described below), during the period from the date of the Merger Agreement to the Effective Time (or the date, if any, on which the Merger Agreement is terminated by its terms), (i) HMS will, and will cause each of its subsidiaries to, conduct its operations, in all material respects, in the ordinary course of business and use commercially reasonable efforts to preserve its goodwill and current relationships with customers, suppliers and other persons having significant business relationships with HMS and its subsidiaries, and (ii) HMS will not, and will cause each of its subsidiaries not to, directly or indirectly:

  •
  amend its certificate of incorporation, bylaws or similar organizational documents;

  •
  issue, sell, grant options or rights to purchase or receive, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge, or issue any additional shares of, or securities convertible or exchangeable for, or warrants exercisable for, any capital stock or other equity interests of the HMS or its subsidiaries (except for the exercise of then-outstanding options, vesting of then-outstanding restricted stock unit awards or deferred stock unit awards, or crediting deferred stock unit awards under HMS's Director Deferred Compensation Plan to effectuate any election made by a director under the terms of such plan);

  •
  make or declare any dividend or distribution to the stockholders of HMS or other holds of equity interests of HMS and its subsidiaries, other than dividends or distributions among HMS and its wholly owned subsidiaries or among the wholly owned subsidiaries of HMS;

  •
  except in the ordinary course of business, amend, modify, or terminate (excluding any expiration in accordance with its terms), any material contracts, waive, release or assign any material rights, claims or benefits thereunder, or enter into any material contracts;

  •
  sell, assign, transfer, convey, pledge, lease, exclusively license, encumber or otherwise dispose of any material assets or properties, except in the ordinary course of business or under HMS's existing credit agreement;

  •
  except as provided in the second bullet point above, split, combine, reclassify, adjust, recapitalize, subdivide, amend the terms of, redeem, purchase or otherwise acquire any shares of its capital stock or other equity interests or any options, warrants, securities or other rights exercisable for or convertible into any such capital stock or equity securities;

  •
  except as required by applicable law, pursuant to the terms of an existing employee benefit plan or in the ordinary course of business:

  •
  grant any retention, change in control, severance or termination pay to any current or former director, officer, employee of HMS or any of its subsidiaries, other than to employees below the level of Vice President that, individually or in the aggregate, would not result in a material liability to HMS or any of its subsidiaries;

  •
  enter into any collective bargaining agreement;

  •
  establish or adopt any material employee plan, or materially amend any employee plan;

  •
  increase cash compensation payable to any director, officer, employee or other individual service provider of HMS or any of its subsidiaries, other than increases in annual base salaries for 2021 (and corresponding target cash bonus opportunities) for employees at the level of Vice President or below that do not exceed, in the aggregate, 4% of the aggregate annual base salaries for such positions in calendar year 2020;

  •
  hire or promote (or promise to hire or promote) any officer or employee, other than a hire or promotion in the ordinary course of business of an employee hired or promoted to a position below the level of Senior Vice President;

  •
  hire or terminate (other than for cause, death or disability) the employment of any employee at the level of Senior Vice President or above; or

  •
  take any action to accelerate the vesting or payment of any compensation or benefits for any current or former employee or other individual service provider of HMS or any of its subsidiaries that would not otherwise accelerate under the terms of any employee plan in effect prior to the date of the Merger Agreement;

  •
  other than the Merger, merge, consolidate, liquidate, dissolve, restructure, recapitalize, statutorily convert or otherwise reorganize HMS or any of its subsidiaries with any person (including HMS or any other subsidiary of HMS) or adopt a plan or resolution providing for any such transaction;

  •
  other than in accordance with contracts in effect on the date of the Merger Agreement, make any loans or advances or capital contributions to, or investments in, any other person (other than for transactions among HMS and its subsidiaries), except for (A) advances to employees or officers of HMS and its subsidiaries for travel and other reasonable and documented out-of-pocket expenses or (B) for extensions of credit to customers pursuant to the terms of a contract entered into prior to the date of the Merger Agreement, in each case, incurred in the ordinary course of business;

  •
  make, change, amend or rescind any material tax election;

  •
  change any material accounting principles, methods or practices;

  •
  enter into any closing agreement with respect to material taxes;

  •
  settle any material tax claim or assessment;

  •
  file any material amended tax return;

  •
  extend or waive the application of any statute of limitations regarding the assessment or collection of any material tax (except with respect to the routine extension of tax returns);

  •
  form any subsidiary or acquire any equity interest in any other person (other than in accordance with contracts in effect on the date of the Merger Agreement);

  •
  enter into any new material line of business;

  •
  open a new office of HMS and its subsidiaries in any country where neither HMS nor any of its subsidiaries has an office as of the date of the Merger Agreement;

  •
  except in the ordinary course of business consistent with past practice, transfer, assign, grant, or agree to grant, any person any license or lien (other than any permitted liens) in, to or under any intellectual property of HMS, or abandon cancel, dispose of or permit to lapse, any material intellectual property of HMS;

  •
  subject to certain exceptions, repurchase, redeem, or otherwise acquire any Common Stock;

  •
  incur any indebtedness for borrowed money;

  •
  make any material change to its methods of accounting or accounting practices, except as required by GAAP (or, if applicable, International Financial Reporting Standards) or applicable law;

  •
  make any capital expenditure in excess of $5 million individually or $20 million in the aggregate;

  •
  other than in accordance with contracts in effect on the date of the Merger Agreement, make or offer to make any acquisition of any person, business or division thereof (including by merger, consolidation, acquisition of stock or asset, or otherwise);

  •
  engage in any transaction with, or enter into any agreement, arrangement or understanding with any affiliate of HMS or other person covered by Item 404 of Regulation S-K;

  •
  subject to certain exceptions, settle any claim, action, proceeding, investigation or inquiry before or threatened to be brought before a governmental authority, other than monetary settlements of amounts equal to or less than $1 million individually or $7.5 million in the aggregate and not involving any non-de minimis injunctive or equitable relief or operating restrictions on HMS and its subsidiaries, taken as a whole, or waive any material right with respect to any material claim held by HMS and its subsidiaries in respect of any claim, action, proceeding, investigation or inquiry brought or threatened in writing to be brought before a governmental authority;

  •
  terminate, cancel or make any material changes to the structure, limits or terms and conditions of any of HMS and its subsidiaries' material insurance policies, except as would not reasonably be likely to be material to HMS and its subsidiaries, taken as a whole;

  •
  incur any expenses for third-party advisors related to the consummation of the Merger as contemplated by the Merger Agreement; or

  •
  authorize, agree to take, enter into any agreement, or otherwise become obligated, to do any of the forgoing.

        Notwithstanding anything to the contrary in the Merger Agreement: (i) any action taken, or omitted to be taken, by HMS or any of its subsidiaries pursuant to any applicable law or any other directive, pronouncement or guideline issued by a governmental authority or industry group providing for business closures, "sheltering-in-place" or other restrictions that relates to, or arises out of, any pandemic (including COVID-19), epidemic or disease outbreak will in no event be deemed to constitute a breach of the covenants described above; and (ii) any action taken, or omitted to be taken, by HMS or any of its subsidiaries that is responsive to or as a result of any pandemic (including COVID-19), epidemic or disease outbreak, as determined by HMS and its subsidiaries, will in no event be deemed to constitute a breach of the covenants described above; provided that, in the case of each of the foregoing clauses (i) and (i), HMS will use reasonable best efforts to consult with Gainwell promptly after taking (or omitting) any such action and consider in good faith any reasonable requests by Gainwell in respect of such actions or omissions.

Indemnification of Directors and Officers; Insurance

        Gainwell has agreed that it will cause the surviving corporation to indemnify and hold harmless each present and former director, officer and employee of HMS and its subsidiaries for acts or omissions occurring at or prior to the Effective Time to the fullest extent that HMS and its subsidiaries would have been required by applicable law and their respective organizational documents or indemnification agreements, in effect as of the date of the Merger Agreement, to indemnify such persons.

        HMS may, and if HMS does not, Gainwell will cause the surviving corporation to purchase a pre-paid, non-cancelable six-year "tail" policy, of directors' and officers' liability insurance with respect to matters existing or occurring at or before the Effective Time.

Miscellaneous Covenants

        The Merger Agreement contains additional agreements among HMS, Gainwell and Merger Sub relating to, among other matters:

  •
  the filing by HMS of this proxy statement with the SEC and cooperation in response to any comments from the SEC with respect to this proxy statement;

  •
  notification upon the occurrence or non-occurrence of certain matters;

  •
  the coordination of press releases and other public announcements or filings relating to the Transactions;

  •
  actions required to cause the disposition of certain options, awards and securities by individuals subject to the reporting requirements of Section 16(a) of the Exchange Act;

  •
  actions necessary to cause Merger Sub to perform its obligations under the Merger Agreement;

  •
  the repayment and termination of HMS's existing credit agreement with the lenders party thereto and delivery of a payoff letter in connection therewith;

  •
  the delisting of HMS and of the shares of Common Stock from the Nasdaq Global Select Market and the deregistration of Common Stock under the Exchange Act;

  •
  any litigation against HMS and/or its directors or its executive officers relating to or in connection with the Merger Agreement or any of the Transactions; and

  •
  Gainwell's, Intermediate Holdco's and Merger Sub's efforts to obtain the financing pursuant to the corresponding commitment letters entered into by Gainwell and its affiliates on the date of the Merger Agreement, as well as HMS's cooperation with Gainwell's efforts.

Conditions to the Merger

        The respective obligations of HMS, Gainwell and Merger Sub to consummate the Merger and the other Transactions are subject to the satisfaction (or written waiver by all parties, if permissible under applicable law) at or prior to the Effective Time of each of the following conditions:

  •
  HMS will have obtained the Required Company Stockholder Approval;

  •
  the expiration or termination of any applicable waiting period (and any extension thereof) under the HSR Act; and

  •
  the consummation of the Merger will not then be enjoined, prevented, restrained, made illegal or otherwise prohibited by any governmental order (whether preliminary or final) or applicable law.

        The obligations of Gainwell and Merger Sub to consummate the Merger and the other Transactions are subject to the satisfaction (or waiver by each of Gainwell and Merger Sub, if permissible under applicable law) at or prior to the Closing, of the following additional conditions:

  •
  certain specified fundamental representations and warranties made by HMS will be true and correct in all material respects, as of the date of the Merger Agreement and as of the Closing Date (as if made on and as of the Closing Date), except for those specified fundamental representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date;

  •
  each of the other representations and warranties made by HMS in the Merger Agreement will be true and correct (without giving effect to any references to any "Company Material Adverse Effect" or other "materiality" qualifications) in all respects as of the date of the Merger Agreement and as of the Closing Date (as if made on and as of the Closing Date), in each case, (A) except for such representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date, and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

  •
  HMS's performance of and compliance with, in all material respects, each of its covenants and obligations under the Merger Agreement required to be performed or complied with at or prior to the Closing;

  •
  since the date of the Merger Agreement, there will not have occurred any Company Material Adverse Effect; and

  •
  Gainwell will have received a certificate executed on behalf of HMS by its authorized representative to the effect that the conditions have described in the four preceding bullet points have been satisfied.

        The obligations of HMS to consummate the Merger and the other Transactions are subject to the satisfaction (or waiver by HMS, if permissible under applicable law), at or prior to the Closing, of the following additional conditions:

  •
  certain specified fundamental representations and warranties made by Gainwell and Merger Sub will be true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date (as if made on and as of the Closing Date), except for those specified fundamental representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date;

  •
  each of the other representations and warranties made by Gainwell and Merger Sub in the Merger Agreement (without giving effect to any references to materiality qualifications) will be true and correct in all respects as of the date of the Merger Agreement and as of the Closing Date (as if made on and as of the Closing Date), in each case, (A) except for such representations and warranties that speak as of a particular date, which will be true and correct in all respects as of such date and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Gainwell and Merger Sub to consummate the Merger or perform their respective obligations under the Merger Agreement on a timely basis;

  •
  Gainwell's and Merger Sub's performance of and compliance with, in all material respects, each of their respective covenants and obligations under the Merger Agreement required to be performed or complied with at or prior to the Closing; and

  •
  HMS will have received a certificate duly executed on behalf of Gainwell by its authorized representative to the effect that the conditions described in the three preceding bullet points have been satisfied.

Termination

        The Merger Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Required Company Stockholder Approval (except as expressly noted), only as follows:

  •
  by mutual written agreement of Gainwell and HMS.

  •
  by either Gainwell or HMS:

  •
  if the Closing has not occurred on or before 5:00 p.m. (Eastern Time) on June 20, 2021, which is the End Date, whether such date is before or after the date of the receipt of Required Company Stockholder Approval, so long as the terminating party's failure to perform or comply with any covenant or obligation under the Merger Agreement is not the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date;

  •
  if any governmental authority has issued any final and non-appealable order or taken any other action, or any applicable law has been enacted, in each case, that has the effect of permanently enjoining, preventing, restraining, making illegal or otherwise prohibiting prior to the Effective Time, the consummation of the Merger, so long as the terminating party's failure to perform any covenant or obligation under the Merger Agreement has not been the principal cause of, or resulted in, the issuance of such order, decree or ruling; or

  •
  if the Special Meeting (including any final adjournments and postponements thereof) is held and completed and the Merger Agreement has not been adopted at such Special Meeting (and was not adopted at any final adjournment or postponement thereof) by the Required Company Stockholder Approval.

  •
  by HMS:

  •
  if there is a breach or inaccuracy of, or failure to perform or comply with any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of Gainwell or Merger Sub such that either (i) the mutual conditions to the Merger to the benefit of HMS, Gainwell and Merger Sub or (ii) the conditions to the Merger to the benefit of HMS cannot be satisfied at the Closing and has not been cured by the date that is the earlier of (x) 45 days after HMS notified Gainwell of such breach or inaccuracy and (y) three business days prior to the End Date; provided, that HMS will only have this termination right so long as there is no breach or inaccuracy of any of its representations, warranties, covenants or agreements contained in the Merger Agreement;

    •
    before receipt of the Required Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal, so long as HMS has complied with the non-solicitation and related provisions in the Merger Agreement described in the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement, HMS enters into such definitive agreement concurrently with such termination and HMS pays to HMS the termination fee described below within three business days after the date on which HMS enters into such definitive agreement or the date on which such Acquisition Proposal is consummated; or

    •
    if (i) the mutual conditions to the Merger to the benefit of HMS, Gainwell and Merger Sub and the conditions to the Merger to the benefit of Gainwell and Merger Sub have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, which were capable of being satisfied at the Closing), (ii) HMS had confirmed that (x) all of the conditions to the Merger to the benefit of HMS have been satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which were capable of being satisfied at the Closing), and (y) HMS stood ready, willing and able to take such actions required of HMS by the Merger Agreement to cause the Closing to occur, and (iii) Gainwell failed to consummate the Merger within three business days following the date the Closing should have occurred under the terms of the Merger Agreement.

  •
  by Gainwell:

  •
  if there is a breach or inaccuracy of, or failure to perform or comply with, any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of HMS such that either (i) the mutual conditions to the Merger to the benefit of HMS, Gainwell and Merger Sub or (ii) the conditions to the Merger to the benefit of Gainwell and Merger Sub cannot be satisfied at the Closing and has not been cured by the date that is the earlier of (x) 45 days after Gainwell notified HMS of such breach or inaccuracy and (y) three business days prior to the End Date; provided that Gainwell will only have this termination right if there is no breach or inaccuracy of any of the representations, warranties, covenants or agreements contained in the Merger Agreement on behalf of Gainwell or Merger Sub; or

  •
  if prior to receipt of the Required Company Stockholder Approval, the Board makes an Adverse Recommendation Change.

Effect of Termination

        Except as described in the section below entitled "The Merger Agreement—Termination Fees and Expense Reimbursement" of this proxy statement, in the event the Merger Agreement is terminated under the terms thereof (see the section above entitled "The Merger Agreement—Termination" of this proxy statement), the Merger Agreement will become void and have no effect, without any liability on the part of any party thereto or its respective affiliates, officers, directors or stockholders, other than liability of HMS, Gainwell or Merger Sub for any intentional and willful breach of the Merger Agreement occurring prior to such termination.

Termination Fees and Expense Reimbursement

        HMS must pay to Gainwell a termination fee of $67,392,807 if, but only if, the Merger Agreement is terminated:

  •
  by (i) Gainwell or HMS if (x) the Merger has not been consummated on or before the End Date, so long as the terminating party's failure to perform or comply with any covenant or obligation under the Merger Agreement has not been the principal cause of, or resulted in, the failure of the Merger to have been consummated on or before the End Date or (y) the Special Meeting (including any final adjournments and postponements thereof) is held and completed and the Merger Agreement has not been adopted at such Special Meeting (or any final adjournment or postponement thereof) by the Required Company Stockholder Approval or (ii) Gainwell if there is a breach or inaccuracy of, or failure to perform or comply with any representation, warranty, covenant or agreement set forth in the Merger Agreement on behalf of HMS such that either (A) the mutual conditions to the Merger to the benefit of HMS, Gainwell and Merger Sub or (B) the conditions to the Merger to the benefit of Gainwell and Merger Sub cannot be satisfied at the Closing and has not been cured by the date that is the earlier of (x) 45 days after Gainwell notified HMS of such breach or inaccuracy and (y) three business days prior to the End Date, then such termination will become effective only if the breach or inaccuracy is not cured on or prior to such date, and Gainwell will only have this termination right if there is no breach or inaccuracy of any of the representations, warranties, covenants or agreements contained in the Merger Agreement on behalf of Gainwell or Merger Sub, and:

  •
  an Acquisition Proposal has been made to HMS after the date of the Merger Agreement and has not been withdrawn prior to the termination of the Merger Agreement;

  •
  such Acquisition Proposal was publicly disclosed or otherwise made known to the stockholders of the HMS prior to the Special Meeting; and

  •
  within 12 months of the termination of the Merger Agreement, HMS enters into a definitive agreement with respect to any Acquisition Proposal (regardless of when made or the counterparty thereto) or consummated any Acquisition Proposal (regardless of when made or the counterparty thereto) (with references to "20%" in the definition of Acquisition Proposal deemed to be references to "50%" for the purposes of this bullet);

  •
  by Gainwell if prior to receipt of the Required Company Stockholder Approval, the Board makes an Adverse Recommendation Change; or

  •
  by HMS prior to receipt of the Required Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal, so long as HMS has complied with the non-solicitation and related provisions in the Merger Agreement described in the section entitled "The Merger Agreement—Other Covenants and Agreements—No Solicitation; Acquisition Proposals" of this proxy statement (such termination conditioned on the payment by HMS to Gainwell of the termination fee described above within three business days following such termination).

        Subject to the remedies of specific performance described in the Merger Agreement, Gainwell's right to receive from HMS the termination fee referenced above will, solely in circumstances in which the fee is owed, constitute the sole and exclusive remedy of Gainwell and Merger Sub against HMS and any of HMS's former, current and future affiliates, assignees, stockholders, controlling persons, directors, officers, employees, agents, attorneys and other representatives (collectively, the "Company Parties") for any breach, loss or damage suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform thereunder or otherwise, and upon HMS's payment of the termination fee to Gainwell, no person will have any rights or claims against the Company Parties under the Merger Agreement or otherwise (whether at law or equity, in contract, in tort or otherwise) and none of the Company Parties will have any other liability relating to or arising out of the Merger Agreement or the Transactions.

        Gainwell must pay to HMS a termination fee of $185,330,219 if, but only if, the Merger Agreement is validly terminated:

  •
  by HMS if there is a breach or inaccuracy of, or failure to perform or comply with any representation, warranty, covenant or agreement set forth in the Merger Agreement on behalf of Gainwell or Merger Sub such that either (i) the mutual conditions to the Merger to the benefit of HMS, Gainwell and Merger Sub or (ii) the conditions to the Merger to the benefit of HMS cannot be satisfied at the Closing and has not been cured by the date that is the earlier of (x) 45 days after HMS notified Gainwell of such breach or inaccuracy and (y) three business days prior to the End Date; provided, that HMS will only have this termination right so long as there is no breach or inaccuracy of any of its representations, warranties, covenants or agreements contained in the Merger Agreement; or

  •
  by HMS if (i) the mutual conditions to the Merger to the benefit of HMS, Gainwell and Merger Sub and the conditions to the Merger to the benefit of Gainwell and Merger Sub have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, which were capable of being satisfied at the Closing), (ii) HMS had confirmed that (x) all of the conditions to the Merger to the benefit of HMS have been satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which were capable of being satisfied at the Closing), and (y) HMS stood ready, willing and able to take such actions required of HMS by the Merger Agreement to cause the Closing to occur, and (iii) Gainwell failed to consummate the Merger within three business days following the date the Closing should have occurred under the terms of the Merger Agreement.

        The Merger Agreement also provides that, if the Merger Agreement is terminated by HMS (or is otherwise terminable) pursuant to either of the two preceding bullet points, then Gainwell must pay within five business days following such termination (i) the termination fee and (ii) an amount equal to the amount required to reimburse HMS for all actual and documented out-of-pocket costs, fees and expenses incurred in connection with the Merger Agreement and the Transactions (inclusive of any amounts payable in connection with HMS's cooperation obligations in respect of Gainwell's financing efforts under the Merger Agreement) in an amount not to exceed $10 million. In addition, The Veritas Capital Fund VII, L.P. has agreed to guarantee the obligation of Gainwell to pay any termination fee that may become payable by Gainwell to HMS, as well as Gainwell's obligation to reimburse HMS for certain cooperation costs to be incurred by HMS in connection with its cooperation with Gainwell's efforts to obtain financing and Gainwell's obligation to reimburse HMS for certain out-of-pocket expenses under certain specified circumstances.

        Subject to (x) Gainwell's indemnification and reimbursement obligations in connection with HMS's cooperation obligations in respect of Gainwell's financing efforts under the Merger Agreement and (y) an order of specific performance as and only to the extent expressly permitted under the terms of the Merger Agreement, HMS's right to terminate the Merger Agreement under the terms of the Merger Agreement and receive from Gainwell the termination fee and expense reimbursement referenced above will constitute the sole and exclusive remedy of HMS against (i) Gainwell, (ii) Merger Sub, (iii) The Veritas Capital Fund VII, L.P., (iv) Intermediate Holdco, (v) the financing sources, (vi) any former, current or future general or limited partners, members, stockholders, directors, officers, employees, agents, managers, attorneys or other representatives of any person named in the foregoing clauses (i) through (v), and (vi) any affiliate of any person contemplated by the foregoing clauses (i) through (v) (collectively, the "Gainwell Parties") for any breach, loss or damage suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform thereunder or otherwise in connection with the Merger Agreement and the Transactions and upon payment of the termination fee referenced above (if payable) no person will have any rights or claims against the Gainwell Parties under the Merger Agreement or otherwise and none of the Gainwell Parties will have any other liability relating to or arising out of the Merger Agreement or the Transactions.

Expenses Generally

        Except as otherwise noted in the section entitled "The Merger Agreement—Termination Fees and Expense Reimbursement" of this proxy statement, whether or not the Merger or the other Transactions are consummated, all expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such expenses.

Specific Performance

        The parties to the Merger Agreement are entitled (without proof of actual damages or otherwise and in addition to any other remedy to which they may be entitled in law or equity) to an injunction, specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement. HMS's right to specific performance to cause Gainwell to consummate the Merger is subject to, among other things, the availability of certain financing being arranged and obtained by Gainwell.

Amendments; Waiver

        Any provision of the Merger Agreement may be amended or waived by mutual agreement of the parties thereto in writing at any time prior to the Effective Time, except that (i) no amendment or waiver will be made after receipt of the Required Company Stockholder Approval if such amendment or waiver would require further approval of the stockholders of HMS subject to the DGCL without such further stockholder approval, and (ii) no amendment, waiver or modification of specified provisions in the Merger Agreement may be made in any way that is adverse to Gainwell's financing sources without the prior written consent of such financing sources.

Governing Law and Jurisdiction

        The Merger Agreement and all legal, administrative and other similar proceedings or actions (whether based on contract, tort or otherwise) arising out of or relating to the Merger Agreement, the Transactions or the actions of the parties to the Merger Agreement in the negotiation, administration, performance and enforcement of the Merger Agreement, will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws that would require or permit the application of the laws of another jurisdiction, except that any legal, administrative and other similar proceedings or actions of any kind or description, whether in law or in equity, in contract, tort or otherwise, against Gainwell's financing sources under its financing arrangements, will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflict of laws provision thereof that would cause the application of the laws of another jurisdiction.

        Each of the parties to the Merger Agreement, with respect to any legal claim or proceeding arising out of the Merger Agreement or the Transactions, among other things, expressly and irrevocably agrees to submit, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery and any appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) and agrees that it will not bring any claim or proceeding relating to the Merger Agreement or the Transactions except in such courts, except that any legal claim or proceeding of any kind or nature against Gainwell's financing sources under its financing arrangements is subject to, and each of the parties to the Merger Agreement submits for itself and its property to, the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York and any appellate court thereof.

PROPOSAL NO. 1: THE MERGER PROPOSAL

The Merger Proposal

        We are asking you to approve a proposal to adopt the Merger Agreement and approve the Transactions, which we refer to as the Merger Proposal. For a detailed discussion of the terms and conditions of the Merger Agreement, see the section entitled "The Merger Agreement" of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Appendix A. See also the section entitled "The Merger" of this proxy statement.

Vote Required

        Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the close of business on the Record Date. Failure to vote your shares, an abstention from voting your shares, or a broker non-vote, if any, will have the same effect as a vote "AGAINST" the Merger Proposal.

        As described under the section entitled "The Merger—Recommendation of the Board and Reasons for the Merger" of this proxy statement, after considering various factors described in such section, the Board has unanimously determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of HMS and our stockholders. The Board has unanimously approved, adopted and declared advisable the Merger Agreement and the Transactions, and the Board unanimously recommends that you vote "FOR" the Merger Proposal.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote "FOR" the Merger Proposal.

 PROPOSAL NO. 2: THE EXECUTIVE COMPENSATION PROPOSAL

The Executive Compensation Proposal

        The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each of our named executive officers that is based on or otherwise relates to the Merger and assuming the Merger is consummated on the latest practicable date prior to the filing of this proxy statement, February 19, 2021. The compensation arrangements of our named executive officers that are described in the section entitled "The Merger—Interests of the Directors and Executive Officers of HMS in the Merger" of this proxy statement are incorporated herein by reference.

        Please note that the amounts indicated below are estimates based on the material assumptions described in the notes to the table below, which may or may not actually occur. Some of these assumptions are based on information currently available and, as a result, the actual amounts, if any, that may become payable to a named executive officer may differ in material respects from the amounts set forth below. Furthermore, for purposes of calculating such amounts, we have assumed:

  •
  a closing date of the Merger of February 19, 2021 (which is the latest practicable date prior to the filing of this proxy statement);

  •
  the employment of each named executive officer is terminated by HMS without "cause" or by the named executive officer for "good reason," in either case, immediately following the consummation of the Merger; and

  •
  the value of the accelerated vesting of any HMS equity award is calculated based on a price per share of Common Stock equal to the Merger Consideration of $37.00.

Golden Parachute Compensation(1)

Name	Cash ($)(2)	Equity ($)(3)	Perquisites / Benefits ($)(4)	Total ($)
William C. Lucia	4,175,000	10,412,415	34,055	14,621,470
Emmet W. O'Gara	1,583,125	2,645,022	48,165	4,276,312
Jeffrey S. Sherman	2,406,250	4,553,185	46,825	7,006,260
Douglas M. Williams, Jr.	2,406,250	3,557,357	35,910	5,999,517

(1)
Effective April 6, 2020, Ms. South, one of our named executive officers, resigned as Executive Vice President, Chief Administrative Officer. Ms. South is not eligible to receive any Merger-related compensation that may have become payable in connection with the Merger.

(2)
Amounts in this column reflect cash severance that each named executive officer would be eligible to receive under his Employment Agreement, transaction bonuses that would be payable to each named executive officer, and retention bonuses under the Retention Plan that would be payable to Messrs. O'Gara, Sherman, and Williams.

Severance under the named executive officers' Employment Agreements is payable if the executive's employment is terminated by HMS without "cause" or by the executive for "good reason" within 24 months following a "change in control" of HMS (as such terms are defined in the applicable agreement) (such termination, a "Qualifying Termination"), subject to the executive's timely execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant agreement (described below). Upon a Qualifying Termination, Mr. Lucia is entitled to receive cash severance in an amount equal to (i) 24 times his monthly base salary, paid in a single lump sum payment plus (ii) two times his annual target bonus for the year of termination, paid in a single lump sum payment. Upon a Qualifying Termination, each of Messrs. O'Gara, Sherman, and Williams is entitled to receive cash severance in an amount equal to 1.5 times the sum of the executive's annual base salary and target bonus opportunity for the year in which the termination occurs, paid in a single lump sum.

In addition, each named executive officer will be entitled to receive a transaction bonus, which will be paid in a single lump sum within 30 days following the Effective Time, subject to the executive's continued employment through the Effective Time, or upon an earlier termination without cause or for good reason.

Finally, each of Messrs. O'Gara, Sherman, and Williams was granted a retention bonus under the Retention Plan, which will vest in full on the 90-day anniversary of the Closing Date, subject to the executive's continued employment with HMS through such date. If the named executive officer's employment is terminated without cause or for good reason after the Closing Date but prior to the 90-day anniversary of the closing, the executive will be entitled to receive the retention bonus, subject to his timely execution and non-revocation of a release.

The following table quantifies each separate form of compensation included in the aggregate total reported in this column. The amounts listed in the columns entitled "Base Salary Severance" and "Bonus Severance" are considered to be payable pursuant to "double-trigger" arrangements. The amounts listed in the columns entitled "Transaction Bonus" and "Retention Bonus" are considered to be payable pursuant to "single-trigger" arrangements pursuant to the Merger Agreement.

Name	Base Salary Severance ($)	Bonus Severance ($)	Transaction Bonus ($)	Retention Bonus ($)
William C. Lucia	1,450,000	1,450,000	1,275,000	—
Emmet W. O'Gara	637,500	414,375	212,500	318,750
Jeffrey S. Sherman	825,000	618,750	550,000	412,500
Douglas M. Williams, Jr.	825,000	618,750	550,000	412,500
(3)
Amounts in this column reflect the value of the unvested HMS stock options and restricted stock units held by the named executive officer that would accelerate upon the closing of the Merger.

Pursuant to the Merger Agreement, (a) each option to purchase shares of Common Stock with a per share exercise price that is less than the Merger Consideration that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration, net of the applicable per share exercise price, and the aggregate number of shares subject to the option, subject to applicable withholding taxes or other amounts required by applicable law to be withheld, (b) each option to purchase shares of Common Stock with a per share exercise price that is equal to or greater than the Merger Consideration that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, will be cancelled for no consideration, (c) except as set forth in item (d) of this sentence, each award of restricted stock units covering shares of Common Stock that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to the product of the Merger Consideration and the aggregate number of shares subject to the award and (d) each award of restricted stock units covering shares of Common Stock that is granted or awarded after the signing date of the Merger Agreement and that is outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to the product obtained by multiplying (i) the product of the number of shares of Common Stock underlying the award and a fraction, the numerator of which is the number of days completed from the date of grant until the Closing Date and the denominator of which is 1,095, and (ii) the Merger Consideration (subject to applicable withholding taxes or other amounts required by applicable law to be withheld). None of our named executive officers have received awards of restricted stock units since the signing date of the Merger Agreement.

The following table quantifies the number of shares of Common Stock subject to unvested HMS stock options with an exercise price that does not exceed the Merger Consideration and restricted stock units and/or deferred stock units held by the named executive officers, and quantifies the value of such awards based on a price per share of Common Stock equal to the Merger Consideration. Depending on when the Closing Date occurs, certain HMS equity awards shown in the table may vest in accordance with their terms prior to the Closing Date. All amounts listed in the below table are considered to be payable pursuant to "single-trigger" arrangements pursuant to the Merger Agreement.

Name	Accelerated Stock Options (#)	Value of Accelerated Stock Options ($)	Accelerated Restricted Stock Unit Awards (#)	Value of Accelerated Restricted Stock Unit Awards ($)
William C. Lucia	354,105	3,997,244	173,383	6,415,171
Emmet W. O'Gara	84,665	1,031,156	43,618	1,613,866
Jeffrey S. Sherman	151,403	1,769,897	75,224	2,783,288
Douglas M. Williams, Jr.	116,731	1,338,985	59,956	2,218,372
(4)
Under the Employment Agreements, upon a Qualifying Termination, (i) Mr. Lucia will be eligible to receive continued health coverage for 24 months or until he becomes eligible for health coverage from another employer, whichever is earlier, (ii) each of Messrs. O'Gara, Sherman and Williams will be eligible to receive a lump sum amount equal to 18 times the difference between the executive's monthly COBRA coverage premium for the same type of medical and dental coverage in which the executive is enrolled as of the termination date and the executive's then-monthly employee contribution, and (iii) each named executive officer will be eligible to receive Company-provided financial and tax services for a one-year period, in each case, subject to the executive's timely execution and non-revocation of a general release of claims and the executive's continued compliance with his restrictive covenants agreement.

The payments described in this column include an estimated value of the employer share of the premiums for the HMS group healthcare plans for Messrs. O'Gara, Sherman and Williams, the estimated cost of continued health coverage for Mr. Lucia, and the estimated cost of financial and tax services for each named executive officer, as follows:

Name	Health Coverage Continuation / COBRA Premiums ($)	Financial / Tax Services ($)
William C. Lucia	17,355	16,700
Emmet W. O'Gara	31,465	16,700
Jeffrey S. Sherman	30,125	16,700
Douglas M. Williams, Jr.	19,210	16,700

The amounts listed in these columns are considered to be payable pursuant to "double-trigger" arrangements.

        Restrictive Covenants.    Under the terms of the Noncompetition, Nonsolicitation, Proprietary and Confidential Information and Developments Agreements (the "Restrictive Covenants Agreements") with the named executive officers, in Mr. Lucia's case, for the 24 months following the termination of his employment for any reason, and in the case of the other named executive officers, for the 12 months following the termination of employment for any reason, the named executive officer is generally prohibited from (i) engaging or assisting others in engaging in any business or enterprise in the United States that competes with HMS's business, products or services, (ii) soliciting or diverting, or attempting to solicit or divert, the business of any of HMS's current or prospective clients, (iii) (a) soliciting, recruiting or inducing, or attempting to solicit, recruit or induce, any Company employee or independent contractor to leave HMS's service or (b) soliciting, recruiting, hiring or engaging as an employee or independent contractor, or attempting to solicit, recruit, hire or engage as an employee or independent contractor, any Company employee or independent contractor, and (iv) disclosing or utilizing for the benefit of any entity other than HMS, any system or product development ideas discussed or explored, even if not implemented, during the named executive officer's employment with HMS. The Restrictive Covenants Agreements also set forth certain obligations with respect to proprietary and confidential information and developments and inventions.

Vote Required

        The vote on the Executive Compensation Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Executive Compensation Proposal or vice versa. Because the vote on the Executive Compensation Proposal is advisory only, it will not be binding on the Company. Accordingly, if the Merger Proposal is approved and the Merger is consummated, the compensation payments that are contractually required to be paid by HMS to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of this advisory (non-binding) vote of HMS stockholders.

        Approval of the Executive Compensation Proposal requires the affirmative vote of the holders of our Common Stock representing a majority of the votes cast (excluding abstentions) at the Special Meeting. Abstentions and broker non-votes, if any, will not have an effect on the outcome of this proposal.

        Approval of this proposal is not a condition to consummation of the Merger.

Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote "FOR" the Executive Compensation Proposal.

PROPOSAL NO. 3: THE ADJOURNMENT PROPOSAL

The Adjournment Proposal

        We are asking you to approve a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting, which we refer to as the Adjournment Proposal. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting to any date and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the Merger Proposal such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the Merger Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Merger Proposal. In addition, the Board (or the chairperson of the Special Meeting) could postpone the Special Meeting before it commences, including if under our Bylaws a quorum is not present for the meeting.

        Notwithstanding the foregoing, under the Merger Agreement, HMS may adjourn or postpone the Special Meeting without Gainwell's consent only in certain specified circumstances as described further under the section entitled "The Merger Agreement—Special Meeting and Related Actions" of this proxy statement.

        If the Special Meeting is adjourned or postponed to solicit additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the Special Meeting as so adjourned or postponed. If a stockholder signs and returns a proxy and does not indicate how he, she or it wishes to vote on any proposal, or if such stockholder signs and returns a proxy and indicates a vote in favor of the Merger Proposal but does not indicate a choice on the Adjournment Proposal, such stockholder's shares of our Common Stock will be voted "FOR" the Adjournment Proposal. However, if such stockholder indicates a vote against the Merger Proposal, such stockholder's shares of our Common Stock will only be voted in favor of the Adjournment Proposal if he, she or it indicates a vote in favor of the Adjournment Proposal. HMS does not intend to call a vote on the Adjournment Proposal if the Merger Proposal is approved at the Special Meeting.

        The vote on the Adjournment Proposal is a vote separate and apart from the vote on the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Adjournment Proposal or vice versa.

Vote Required

        Approval of the Adjournment Proposal requires the affirmative vote of the holders of our Common Stock representing a majority of the votes cast (excluding abstentions) at the Special Meeting. Abstentions and broker non-votes, if any, will not have an effect on the outcome of this proposal.

        The Board believes that it is in the best interests of HMS and our stockholders to be able to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

        Approval of this proposal is not a condition to consummation of the Merger.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote "FOR" the Adjournment Proposal.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows information as of February 18, 2021, regarding the beneficial ownership of our Common Stock by:

  •
  each person or group who is known by us to own beneficially more than 5% of our Common Stock;

  •
  each member of our Board and each of our Named Executive Officers; and

  •
  all members of our Board and our executive officers as a group.

        Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 88,637,824 shares of our Common Stock outstanding as of February 18, 2021. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of February 18, 2021 and shares of Common Stock underlying restricted stock units subject to vesting within 60 days of February 18, 2021 (other than those options that would become exercisable, or restricted stock units that would vest, at the Effective Time solely as result of the consummation of the Merger), are deemed to be outstanding and beneficially owned by the person holding the options or restricted stock units for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Unless otherwise indicated, the address for each holder listed below is c/o HMS Holdings Corp., 5615 High Point Drive, Irving, Texas 75038.

Security Ownership of Directors and Executive Officers

Name	Shares of Common Stock (#)	Shares Underlying Options Exercisable Within 60 Days (#)(1)	Shares Underlying Restricted Stock Units that will Vest Within 60 Days (#)(2)(3)	Percent of Class
Current Non-Employee Directors:
Katherine Baicker	—	3,183	—	*
Robert Becker	5,000	9,545	—	*
Craig R. Callen	22,530	31,799	—	*
Jeffrey A. Rideout	—	3,183	—	*
Ellen A. Rudnick	55,081	20,962	—	*
Bart M. Schwartz	30,741	17,918	—	*
Richard H. Stowe	790	31,622	—	*
Cora M. Tellez	630	9,645	—	*
Current or Former Named Executive Officers:
William C. Lucia(4)	681,775	603,991	83,921	1.5%
Emmet W. O'Gara	9,231	79,816	19,919	*
Jeffrey S. Sherman(5)	145,739	308,054	38,471	*
Douglas M. Williams, Jr.(6)	24,434	418,360	29,779	*
Tracy A. South(7)	12,225	99,510	17,374	*
All current directors and executive officers as a group (16 persons)(8)(9)	1,012,251	1,756,665	219,134	3.3%

*
Less than 1% of outstanding shares

(1)
Includes the number of shares that could be purchased by exercise of options exercisable at February 18, 2021 or within 60 days thereafter. The amounts reported in this column are excluded from the amounts reported in the column "Shares of Common Stock."

(2)
Includes the number of shares underlying restricted stock units that are not subject to outstanding performance conditions and vest within 60 days of February 18, 2021, and excludes vested and unvested deferred stock units acquired pursuant to the Director Deferred Compensation Plan. Restricted stock units do not have voting power and are payable solely in shares of HMS common stock. The amounts reported in this column are excluded from the amounts reported in the column "Shares of Common Stock."

(3)
Excludes deferred stock units (whether or not vested) held by non-employee directors pursuant to the Director Deferred Compensation Plan as follows: Dr. Baicker (7,566), Mr. Becker (31,674), Mr. Callen (44,103), Dr. Rideout (7,566), Ms. Rudnick (24,293), Mr. Schwartz (42,058), Mr. Stowe (89,379), and Ms. Tellez (73,907).

(4)
Includes 681,775 shares of common stock held by the William C. Lucia Family Trust, a revocable trust for which Mr. Lucia serves as trustee.

(5)
Includes 10,760 shares of common stock held by a revocable family trust for the benefit of Mr. Sherman's children and for which Mr. Sherman and his spouse serve as trustees.

(6)
Includes 2,500 shares held jointly with Mr. William's spouse.

(7)
Ms. South is no longer employed by us; accordingly, information related to Ms. South's current ownership of Common Stock is not readily determinable. The number of shares of Common Stock reported is as of April 6, 2020, the last day Ms. South served as an executive officer of the Company.

(8)
Includes the named executive officers (other than Ms. South), the current directors, Mses. Bjorck and Perrin and Messrs. Alexander and Sims.

(9)
Includes the shares reported in footnotes (4), (5) and (6).

Security Ownership of Certain Beneficial Owners

Name	Shares of Common Stock (#)	Percent of Class
BlackRock, Inc.(1)	14,161,775	16.0%
The Vanguard Group(2)	9,323,342	10.5%

(1)
Represents shares of HMS common stock beneficially owned as of December 31, 2020 based solely on a Schedule 13G filed with the SEC on January 25, 2021. According to the Schedule 13G, BlackRock, Inc., in its capacity as a parent holding company or control person of subsidiaries that acquired the reported securities, has sole voting power over 14,018,011 shares and sole dispositive power over 14,161,775 shares. The Schedule 13G was filed on BlackRock's behalf and on behalf of its subsidiaries BlackRock Life Limited; BlackRock Advisors, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Investment Management (Australia) Limited; and BlackRock Fund Managers Ltd. According to the Schedule 13G, BlackRock Fund Advisors beneficially owns 5% or greater of the outstanding shares of the class. BlackRock's principal business address is 55 East 52nd Street, New York, NY 10055.

(2)
Represents shares of HMS common stock beneficially owned as of December 31, 2020 based solely on a Schedule 13G/A filed with the SEC on February 10, 2021. According to the Schedule 13G/A, The Vanguard Group, a registered investment advisor, has sole voting power over 0 shares, shared voting power over 203,244 shares, sole dispositive power over 9,046,770 shares and shared dispositive power over 276,572 shares. The Schedule 13G/A was filed on The Vanguard Group's behalf and on behalf of its subsidiaries, Vanguard Asset Management, Limited; Vanguard Fiduciary Trust Company; Vanguard Global Advisors, LLC; Vanguard Group (Ireland) Limited; Vanguard Investments Australia Ltd; Vanguard Investments Canada Inc.; Vanguard Investments Hong Kong Limited; and Vanguard Investments UK, Limited. The Vanguard Group's principal business address is 100 Vanguard Boulevard, Malvern, PA 19355.

FUTURE STOCKHOLDER PROPOSALS

        If the Merger is consummated, we will have no public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.

        We intend to hold an Annual Meeting of Stockholders in 2021 only if the Merger is not consummated. If the Merger is not consummated, please see below for timing of stockholder proposals relating to our 2021 Annual Meeting of Stockholders.

        Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must have submitted the proposal to our Secretary at our offices at Irving, Texas in writing not later than December 18, 2020.

        Stockholders intending to present a proposal at the 2021 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2021 Annual Meeting of Stockholders no earlier than the close of business on January 27, 2021 and no later than the close of business on February 26, 2021. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2021 Annual Meeting of Stockholders is more than 20 days before or more than 60 days after May 27, 2021, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2021 Annual Meeting of Stockholders and (ii) the 10th calendar day following the day on which notice of the date of the 2021 Annual Meeting was mailed or public disclosure of the date of the 2021 Annual Meeting was made, whichever first occurs. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases, notwithstanding the stockholder's compliance with this deadline.

        We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

 WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

        The following HMS filings with the SEC are incorporated by reference:

  •
  HMS's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 24, 2020;

  •
  HMS's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 11, 2020, August 10, 2020 and November 9, 2020, respectively; and

  •
  HMS's Current Reports on Form 8-K filed with the SEC on June 1, 2020, December 21, 2020 and December 28, 2020 (other than the portions of such documents not deemed to be filed).

        We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement and therefore is not incorporated by reference herein.

        Copies of any reports, statements or other information that we file with the SEC are available at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by HMS through the Investor Relations section of our website, www.HMS.com, and the "Investors—Financials and Filings" section therein.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

HMS Holdings Corp.
Attention: Investor Relations
5615 High Point Drive
Irving, Texas 75038
Telephone: 214.453.3000

        If you would like to request documents from us, please do so by March 12, 2021, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.HMS.com, and the "Investors—SEC Filings" section therein. The information included on our website is not incorporated by reference into this proxy statement.

 MISCELLANEOUS

        HMS has supplied all information relating to HMS, and Gainwell has supplied (and HMS has not independently verified) all of the information relating to Gainwell, Merger Sub and Intermediate Holdco contained in the sections entitled "Summary—The Companies" and "The Companies" of this proxy statement.

        You should rely only on the information contained in this proxy statement, the appendices to this proxy statement and the documents we refer to in this proxy statement to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated February 22, 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

        Your vote is very important. Please promptly vote your shares by completing, signing, dating and returning your proxy card or by submitting your proxy over the Internet or by telephone as described on your proxy card or voting instruction form.

 Appendix A

Execution Version

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

GAINWELL ACQUISITION CORP.,

MUSTANG MERGERCO INC.,

GAINWELL INTERMEDIATE HOLDING CORP.

AND

HMS HOLDINGS CORP.

December 20, 2020

A-i

A-ii

Exhibit A	Form of Certificate of Merger
Schedule A	Antitrust Approvals

A-iii

 AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 20, 2020, is entered into by and among HMS Holdings Corp., a Delaware corporation (the "Company"), Gainwell Acquisition Corp., a Delaware corporation ("Parent"), Mustang MergerCo Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Gainwell Intermediate Holding Corp., a Delaware corporation ("Intermediate Holdco").

RECITALS

        WHEREAS, the board of directors of Merger Sub and the board of directors of the Company (the "Company Board") have approved and declared advisable and in the best interests of each corporation and its respective stockholders, and the board of directors of Parent has approved and declared advisable and in the best interests of its stockholders, this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company, with the Company as the surviving corporation (the "Merger"), as more fully provided in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

        WHEREAS, Parent, as the sole stockholder of Merger Sub, has approved the adoption of this Agreement and the transactions contemplated hereby, including the Merger;

        WHEREAS, the Company Board has unanimously resolved to recommend that the Company's stockholders approve the adoption of this Agreement and the transactions contemplated hereby, including the Merger;

        WHEREAS, as an inducement to the Company's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, The Veritas Capital Fund VII, L.P., a Delaware limited partnership (the "Guarantor"), has delivered to the Company a guaranty (the "Guaranty"), pursuant to which the Guarantor has agreed to guarantee certain of the obligations of Parent and Merger Sub hereunder; and

        WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I.
DEFINITIONS

        Section 1.01    Definitions.

        (a)   As used in this Agreement, the following terms have the following meanings:

        "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains confidentiality terms no less favorable to the Company in the aggregate than those contained in the Confidentiality Agreement; provided, however, that such agreement need not contain a standstill.

        "Acquired Companies" means, collectively, the Company and each of its Subsidiaries.

        "Acquisition Proposal" means, other than the Transactions or any other proposal or offer from Parent or any of its Subsidiaries, any proposal or offer from a Third Party relating to (a) any acquisition or purchase, in a single transaction or series of related transactions, of (i) twenty percent (20%) or more of the assets of the Acquired Companies, taken as a whole, or (ii) twenty percent (20%) or more of the combined voting power of the Company; (b) any tender offer or exchange offer that if consummated would result in any Person or "group" (as defined in the Exchange Act) acquiring beneficial ownership of twenty percent (20%) or more of the combined voting power of the Company; (c) any merger, consolidation, amalgamation, joint venture, business combination, recapitalization, issuance of securities, liquidation, dissolution, share exchange or other transaction involving the Company or any of its Subsidiaries in which a Third Party, a "group" (as defined in the Exchange Act) or their respective shareholders, if consummated, would acquire twenty percent (20%) or more of the combined voting power of the Company or the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity; or (d) any combination of the foregoing.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such first-mentioned Person. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by contract or otherwise, and the terms "controlling" and "controlled by" have correlative meanings to the foregoing.

        "Anti-Corruption Laws" means all Applicable Laws relating to the prevention of corruption, bribery and money laundering, including (in each case, as applicable) the U.S. Foreign Corrupt Practices Act of 1977, as amended; the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; the relevant common law or legislation in England and Wales relating to bribery and/or corruption, including, the Public Bodies Corrupt Practices Act 1889; the Prevention of Corruption Act 1906 as supplemented by the Prevention of Corruption Act 1916 and the Anti-Terrorism, Crime and Security Act 2001; the Bribery Act 2010; the Proceeds of Crime Act 2002; and any applicable anti-bribery or anti-corruption related provisions in criminal and anti-competition laws and/or anti-bribery, anti-corruption and/or anti-money laundering laws of any jurisdiction in which the Company or any of its Subsidiaries operates or any successor statute, rules or regulations thereto.

        "Antitrust Authorities" means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (whether U.S., foreign or multinational).

        "Applicable Law" means, with respect to any Person, any Law or Governmental Order, in each case, that is binding upon or applicable to such Person, as amended, unless expressly specified otherwise.

        "Business Day" means any day that is not a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is closed.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute, rules or regulations thereto.

        "Commitment Letters" means the Debt Commitment Letter and the Intermediate Holdco Commitment Letter.

        "Company Balance Sheet Date" means December 31, 2019.

        "Company Capital Stock" means the Company Common Stock and the Company Preferred Stock.

        "Company Common Stock" means the common stock, $0.01 par value per share, of the Company.

        "Company Compensatory Award" means each Company Option, Company RSU Award and a Company DSU Award.

        "Company Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of May 3, 2013, as amended by Amendment No. 1, dated as of March 8, 2017, and Amendment No. 2, dated as of December 19, 2017, among the Company, as borrower, the guarantors party thereto, the lenders party thereto, and Citibank, N.A., as administrative agent.

        "Company Disclosure Letter" means the disclosure letter delivered by the Company to Parent and Merger Sub in connection with the execution of this Agreement.

        "Company DSU Award" means deferred stock units with respect to shares of Company Common Stock that are outstanding under the Company's Director Deferred Compensation Plan.

        "Company IP" means all Intellectual Property Rights owned or purported to be owned by any Acquired Company.

        "Company IT Systems" means IT Systems that are owned by or are licensed or leased to an Acquired Company for use in the conduct of its business.

        "Company Material Adverse Effect" means any event, change, effect, fact, circumstance, development, condition or occurrence (each an "Effect") that (a) has, or would reasonably be expected to, prevent or materially impair the ability of the Company to consummate the Transactions, or (b) has had, or would reasonably be expected to have a material adverse effect on the results of operations or financial condition of the Acquired Companies, taken as a whole; provided, however, that, for purposes of this clause (b), in no event would any of the following, alone or in combination, be deemed to constitute, nor shall any of the following (including the Effect of any of the following) be taken into account in determining whether there has been or will be, a "Company Material Adverse Effect": (i) any change in Applicable Law, GAAP or any applicable accounting standards or any interpretation thereof; (ii) general economic, political or business conditions or changes therein, or acts of terrorism, epidemics or pandemics (including COVID-19), disease outbreaks or changes in geopolitical conditions (including commencement, continuation or escalation of war, armed hostilities or national or international calamity) or any escalation or worsening relating to the foregoing, including any escalation or worsening of stoppages, shutdowns or habits or behavior of people, or any response of any Governmental Authority (including requirements for business closures or "sheltering-in-place"), related to any of the foregoing; (iii) financial and capital markets conditions, including interest rates and currency exchange rates, and any changes therein; (iv) seasonal fluctuations in the business of the Acquired Companies; (v) any change generally affecting the industries in which the Acquired Companies operate; (vi) the negotiation, entry into or announcement of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement (including (A) the initiation of litigation by any stockholder of the Company (or a derivative or similar claim) to the extent asserting allegations of breach of fiduciary duty or under securities laws relating to this Agreement or the Transactions or (B) any termination of, reduction in or similar negative impact on the Company's reputation or relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Acquired Companies, in each case, to the extent resulting from the negotiation, entry into, announcement, pendency or performance of this Agreement or identity of the parties to this Agreement or any communication by Parent regarding the plans or intentions of Parent with respect to the conduct of business of the Acquired Companies) (provided that this clause (vi) shall not apply to, and shall be disregarded with respect to, references to "Company Material Adverse Effect" in representations and warranties made by the Company in Section 4.02, Section 4.03, Section 4.04 and Section 4.16(h)); (vii) the compliance with the terms of this Agreement; (viii) the taking of any action (or the omission of any action) expressly required or permitted by this Agreement or requested by Parent in writing; (ix) any act of God or natural disaster; (x) any change in the price or trading volume of the Company's securities or other financial instruments, in and of itself (provided that this clause (x) shall not prevent a determination that any change or Effect underlying such change has resulted in a Company Material Adverse Effect (to the extent such change or Effect is not otherwise excluded from this definition of Company Material Adverse Effect)); (xi) any failure of the Acquired Companies to meet any internal or published projections, estimates or forecasts (provided that this clause (xi) shall not prevent a determination that any change or Effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or Effect is not otherwise excluded from this definition of Company Material Adverse Effect)); or (xii) for purposes of Section 8.02(c), (A) any matters set forth in the Company Disclosure Letter or (B) subject to the preamble to Article IV, any matters set forth in the Company SEC Documents that modifies a representation or warranty set forth in Article IV, solely to the extent the effect of which is reasonably foreseeable and reasonably apparent on the face of such disclosure as of the date hereof; provided, further, that in the case of the foregoing clauses (i), (ii), (iii), (iv), (v) and (ix), except to the extent that such matters disproportionately impact the Acquired Companies (taken as a whole) relative to other businesses in the industries in which the Acquired Companies operate.

        "Company Option" means an option to purchase Company Common Stock.

        "Company Preferred Stock" means the preferred stock, $0.01 par value per share, of the Company.

        "Company RSU Award" means an award of restricted stock units, with respect to shares of Company Common Stock that are subject to vesting or forfeiture (including performance-vesting conditions).

        "Company Software" means Software included in the Company IP.

        "Company Stock Plans" means the Company's Director Deferred Compensation Plan, Fourth Amended and Restated Stock Plan, 2016 Omnibus Incentive Plan and 2019 Omnibus Incentive Plan, each as amended from time to time, and any other stock options plans or other equity or equity-related plans of the Company.

        "Company Termination Fee" means an amount in cash equal to $67,392,807.

        "Confidentiality Agreement" means that certain Confidentiality Agreement, dated as of October 9, 2020 between Gainwell Acquisition Corp. and the Company.

        "Continuing Employees" means all employees of the Company or any of its Subsidiaries who, as of the Closing, continue their employment with Parent, the Surviving Corporation or any of their Subsidiaries.

        "Contract" means any legally binding contracts, agreements, subcontracts, arrangements, understandings, leases, subleases, licenses, sublicenses, letter contracts or other commitments or undertakings.

        "Debt Commitment Letter" means the debt commitment letter, dated as of the date hereof, among Holdings, Parent and the Financing Sources party thereto (including all exhibits, annexes, schedules, term sheets and executed fee letters related thereto (which fee letters may be redacted to omit fee amounts, pricing terms, pricing caps and certain other economic terms that do not impact the amount or availability of the Debt Financing or expand the conditions to obtaining the Debt Financing on the Closing Date), attached thereto or contemplated thereby), dated as of the date hereof, as the same may be amended, amended and restated, supplemented, modified or replaced in compliance with this Agreement (including in connection with any Second Lien Giveaway or Replacement Commitment Facility), pursuant to which the Financing Sources party thereto have agreed, subject only to the applicable Financing Conditions, to provide or cause to be provided the Debt Financing.

        "Debt Financing" means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter (including (a) any "market flex" terms in the related fee letters and (b) any Second Lien Giveaway and/or any Replacement Commitment Facility).

        "Debt Financing Documents" means any credit agreements, guarantees, pledge and security documents, other similar definitive financing documents and any customary certificates (including a customary solvency certificate) (including, in each case, any schedules and exhibits thereto), contemplated by the Debt Financing.

        "Environmental Laws" means any and all applicable foreign, U.S. federal, state or local Laws (a) relating to the protection of human health, the environment, natural resources or occupational health and safety; or (b) imposing liability for, or standards of conduct concerning, the generation, treatment, storage, Release, cleanup, remediation, transport, disposal or handling of Hazardous Materials, in each case, as in effect on and as interpreted as of the date hereof.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

        "Financing" means (a) the Debt Financing (including, for the avoidance of doubt, any debt financing incurred pursuant to any Second Lien Giveaway and/or any Replacement Commitment Facility), (b) the Preferred Equity Financing and (c) the Holdco PIK Financing.

        "Financing Conditions" means (a) with respect to the Debt Financing, the conditions precedent set forth in Annex III of the Debt Commitment Letter and (b) with respect to the Preferred Equity Financing and the Holdco PIK Financing, the conditions precedent set forth in Exhibit C of the Intermediate Holdco Commitment Letter.

        "Financing Documents" means, collectively, (a) the Debt Financing Documents, (b) the Preferred Equity Financing Documents and (c) the Holdco PIK Financing Documents.

        "Financing Related Persons" means, collectively, (a) the Financing Sources, (b) any Affiliates of the Financing Sources, (c) the respective officers, directors, employees, managers, managing members, general partners, limited partners, managed accounts, agents, advisors (including financial, tax and legal advisors) and other Representatives of the Persons described in the foregoing clauses (a) and (b), and (d) the successors and permitted assigns of any of the foregoing.

        "Financing Sources" means the Persons that are party to, and have committed to provide or arrange all or any part of the applicable Financing pursuant to the applicable Commitment Letters and/or any additional or replacement lender, investor, arranger, bookrunner, syndication agent or other entity acting in a similar capacity for the applicable Financing (including, for the avoidance of doubt, any Person providing commitments for the Second Lien Giveaway and/or any Replacement Commitment Facility but excluding, for the avoidance of doubt, Holdings, Parent, Merger Sub and Intermediate Holdco).

        "GAAP" means U.S. generally accepted accounting principles, consistently applied.

        "Government Bid" means (i) any outstanding bid, offer or proposal that, if accepted or successful, would reasonably be expected to result in a Government Contract and (ii) any bid, offer or proposal that no longer remains outstanding but that was the subject of, or did result in, a Government Contract.

        "Government Contract" means any prime contract, subcontract, blanket purchase agreement, joint venture agreement, basic ordering agreement, pricing agreement, letter contract, task order, delivery order, purchase order or any other Contract, between any Acquired Company, on the one hand, and, on the other hand, (i) any Governmental Authority, (ii) any prime contractor of a Governmental Authority in its capacity as a prime contractor or (iii) any subcontractor at any tier with respect to any Contract described in clauses (i) and (ii), on the other hand. Government Contract does not include any Contract with a Medicaid managed care organization, or Medicare Advantage organization administering a Federal Employees Health Benefits plan. A task, purchase or delivery order under a Government Contract or any amendment, supplement, change order, or modification to a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates.

        "Governmental Authority" means any federal, state, county, provincial, municipal, local, supranational or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, quasi-governmental authority, court or tribunal, or any self-regulatory organization (including Nasdaq).

        "Governmental Order" means any order, judgment, injunction, decree, writ, ruling, stipulation, decision, verdict, determination or award, in each case, made, issued, promulgated or entered, whether preliminary or final, by or with any Governmental Authority (including any judicial or administrative directives).

        "Hazardous Materials" means any substance, pollutants, contaminants and hazardous or toxic materials, substances or wastes that are registered, listed, defined, designated or classified as hazardous, toxic or otherwise harmful under any Environmental Law, including asbestos, asbestos containing materials, polychlorinated biphenyls, polyfluoroalkyl substances, petroleum or petroleum products, radioactive materials and microbial matter, urea formaldehyde and radon gas.

        "Holdco PIK Financing" means the PIK financing to be provided pursuant to the Intermediate Holdco Commitment Letter.

        "Holdco PIK Financing Documents" means the definitive financing documents, pledge and security documents and any customary certificates (including a customary solvency certificate) (including, in each case, any schedules and exhibits thereto), contemplated by the Holdco PIK Financing.

        "Holdings" means Gainwell Holding Corp., a Delaware corporation and wholly-owned subsidiary of Intermediate Holdco.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

        "Indebtedness" means, with respect to any Person and as of any time of determination (and without duplication), all obligations (including, as applicable, the principal and accrued and unpaid interest thereon, any prepayment, redemption fees, premiums, penalties and any other amounts payable that would arise at the Closing as a result of the discharge of the obligations, including, in each case, any such amounts set forth in the applicable Payoff Letter) of such Person consisting of (a) indebtedness for borrowed money; (b) evidenced by bonds, notes, debentures, or similar instruments (but excluding performance bonds, surety bonds and similar instruments); (c) all obligations under leases required to be treated as capital leases in accordance with GAAP; (d) earn-outs or the deferred purchase price of property, goods or services (but excluding trade payables, accrued expenses and accruals incurred in the ordinary course of business); (e) all indebtedness secured by a Lien (other than any Permitted Lien) on property or assets owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed; (f) reimbursement obligations with respect to letters of credit, bankers' acceptances, performance bonds, surety bonds or similar obligations, in each case solely to the extent drawn; (g) commitments to repurchase equity securities of such Person; (h) any obligations in respect of currency or interest rate swaps, collars, caps, hedges, or similar arrangements; or (i) obligations of such Person or such Person's Subsidiaries to guarantee any of the foregoing types of obligations on behalf of any other Person (other than, in each case, any such obligations solely between or among such Person and its Subsidiaries).

        "Intellectual Property Rights" means all United States, foreign, and international rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) patents, patent applications, including provisionals, continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, including foreign equivalents; (b) trademarks, trade names, logos, service marks and other rights in source identifiers, and all applications, registrations and renewals therefor, together with all goodwill associated therewith; (c) copyrights and other works of authorship, and all applications, registrations and renewals therefor; (d) Software; and (e) trade secrets, know-how and other confidential information or proprietary information.

        "Intermediate Holdco Commitment Letter" means the commitment letter, dated as of the date hereof, among Intermediate Holdco and the Financing Sources party thereto (including all exhibits, annexes, schedules, term sheets and executed fee letters related thereto (which fee letters may be redacted to omit fee amounts, pricing terms, pricing caps and certain other economic terms that do not impact the amount or availability of the Preferred Equity Financing or the Holdco PIK Financing or expand the conditions to obtaining the Preferred Equity Financing or the Holdco PIK Financing on the Closing Date), attached thereto or contemplated thereby), as the same may be amended, amended and restated, supplemented, modified or replaced in compliance with this Agreement, pursuant to which the parties thereto have agreed, subject only to the applicable Financing Conditions, to provide or cause to be provided the Preferred Equity Financing and the Holdco PIK Financing.

        "Intervening Event" means any Effect (other than an Acquisition Proposal) that, individually or in the aggregate, is material to the Acquired Companies, taken as a whole, that is not known or reasonably foreseeable (or the magnitude of which is not known or reasonably foreseeable) to or by the Company Board as of the date of this Agreement, which Effect (or the magnitude of which) becomes known to or by the Company Board prior to adoption of this Agreement by the Required Company Stockholder Approval.

        "IRS" means the United States Internal Revenue Service.

        "IT Systems" means devices, computers, Software, hardware, servers, networks, systems, workstations, routers, hubs, circuits, switches, telecommunication systems, data communication lines, and other information technology equipment and assets and related infrastructure or facilities.

        "Knowledge" means, (a) with respect to the Company, the actual knowledge, after reasonable inquiry, of each of Maria Perrin, Doug Williams, Jacob Sims (in each case of the foregoing individuals, solely with respect to the representations and warranties contained in Article IV that are relevant to their respective roles at the Company), Jeffrey Sherman, Meredith Bjorck (for purposes of Section 4.09(a)(xiv), the reasonable inquiry of Meredith Bjorck shall be deemed to include reasonable inquiry of Bill Lucia), David Alexander and Greg Aunan, and (b) with respect to Intermediate Holdco, Parent and Merger Sub, the actual knowledge, after reasonable inquiry, of each of Jamie Dimitri, Jay Logonsz and Sas Mukherjee.

        "Law" means any and all domestic (federal, state or local), supranational or foreign laws, statutes, codes, rules, regulations, ordinances, treaties, orders, judgments or decrees, in each case, promulgated by any Governmental Authority.

        "Leased Real Property" means real property leased, licensed or subleased by an Acquired Company (as lesser, lessee, licensor or licensee).

        "Lender Protective Provisions" means Sections 9.03(e), 10.04, 10.06, 10.07, 10.08, 10.09, 10.11 and 10.13.

        "Lien" means any mortgage, easement, deed of trust, pledge, hypothecation, encumbrance, security interest, charge, claim, option or other similar lien or restriction.

        "Most Recent Balance Sheet" means the consolidated balance sheet of the Company as of December 31, 2019, which is included in the Company's Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2019.

        "Nasdaq" means the Nasdaq Stock Market LLC or any successor exchange.

        "New Company RSU Award" means a Company RSU Award that, to the extent permitted and in accordance with Section 6.01(a), is granted or awarded between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with Section 6.01(a).

        "Open Source Software" shall mean any Software (in source or object code form) that is subject to (a) a license commonly referred to as an "open source" or "free software" license (including any software licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, or Apache Software License, or any other public source code license arrangement or any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org or any other public source code license arrangement or any license defined as an open source license by the Open Source Initiative as set forth on www.opensource.org) or (b) any other license or other agreement that requires, as a condition of the use, modification or distribution of Software subject to such license or agreement, that such Software or other Software linked with, called by, combined or distributed with such Software be (i) disclosed, distributed, made available, offered, licensed or delivered in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (iv) redistributable at no charge.

        "Owned Real Property" means each parcel of real property owned by an Acquired Company.

        "Parent Parties" means, collectively, (a) Parent; (b) Merger Sub; (c) the Guarantor; (d) Intermediate Holdco; (e) the Financing Related Persons; (f) any former, current or future general or limited partners, members, stockholders, directors, officers, employees, agents, managers, attorneys or other representatives of any Person named in the foregoing clauses (a) through (e); and (g) any Affiliate of any Person contemplated by the foregoing clauses (a) through (f).

        "Parent Termination Fee" means an amount in cash equal to $185,330,219.

        "Payoff Letter" means, with respect to the Company Credit Agreement, a customary payoff letter executed by the lenders (or their duly authorized agent or representative) thereunder, which states the aggregate amount of Indebtedness thereunder as of the date specified in such letter (together with a customary per diem for payment following such date) and the instructions for payment of the same to discharge such obligations under such Indebtedness, which letter shall also state that, upon receipt of payment of such amount (together with the per diem, to the extent applicable) in cash in immediately available funds (A) all obligations and liabilities under the Company Credit Agreement (other than those liabilities that expressly survive the termination thereof) shall be satisfied and all commitments under the Company Credit Agreement shall be terminated (to the extent applicable, other than any issued and outstanding letters of credit thereunder for which alternative arrangements may have been agreed) and (B) all Liens on the capital stock, property and assets of the Company and its Subsidiaries securing such Indebtedness (to the extent applicable, other than any cash collateral or other arrangements to backstop any letters of credit issued and outstanding under the Company Credit Agreement that are not terminated at Closing) shall be released and that the Company and its Subsidiaries and/or Parent or any of its Affiliates are authorized to file such documents and instruments as are necessary to evidence such release.

        "Permits" means all licenses, permits, registrations, accreditations, certifications, qualifications, consents, approvals, exemptions, franchises, ordinances, or other similar authorizations required, issued or otherwise granted by any Governmental Authority or accrediting body.

        "Permitted Liens" means (a) Liens for Taxes not yet delinquent or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on the books of the Acquired Companies to the extent required by GAAP, (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens or encumbrances arising by operation of Applicable Law arising in the ordinary course of business, (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security or foreign equivalents or any other similar obligations, (d) zoning, building codes, and other land use Laws regulating the use or occupancy of Real Property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such Real Property and that (i) are not violated by the current use and operation of such Real Property or the operation of the business of the Acquired Companies and (ii) do not, and would not reasonably be expected to, individually or in the aggregate, materially impair the intended use of, such Real Property, (e) with respect to Real Property, (A) Liens disclosed on existing title reports or existing surveys made available to Parent, (B) Liens encumbering the interest of the fee owner or any superior lessor, sublessor or sublicensor, and (C) any other non-monetary Liens disclosed to Parent that, in the case of each of the foregoing clauses (A) through (C), would not, and could not reasonably be expected to, individually or in the aggregate, interfere materially with the ordinary conduct of the business of the Acquired Companies at, or materially detract from the value of, such Real Property, (f) Liens to be released on or prior to the Closing Date, (g) Liens described in Section 1.01(a) to the Company Disclosure Letter, and (h) licenses of Intellectual Property Rights entered into in the ordinary course of business.

        "Person" means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

        "Preferred Equity Financing" means the preferred equity financing to be provided pursuant to the Intermediate Holdco Commitment Letter.

        "Preferred Equity Financing Documents" means the definitive financing documents and any customary certificates (including a customary solvency certificate) (including, in each case, any schedules and exhibits thereto), contemplated by the Preferred Equity Financing.

        "Principal" means any officer, director, owner, partner, or a person having primary management or supervisory responsibilities within a business, as defined in Federal Acquisition Regulation 52.209-5.

        "Proceeding" means any claim, causes of action, action, suit, claim, complaint, demand, hearing, enforcement, assessment, arbitration, lawsuit or inquiry, or any proceeding or investigation, by or before any Governmental Authority.

        "Real Property" means, collectively, the Leased Real Property and the Owned Real Property.

        "Registered IP" means all Company IP that is registered, recorded, or filed with any Governmental Authority or a domain name registrar.

        "Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal or release of Hazardous Materials from any source into or upon the environment.

        "Replacement Commitment Facility" has the meaning set forth in the Debt Commitment Letter as in effect on the date of this Agreement.

        "Representatives" means, with respect to any Person, (a) such Person's Affiliates and (b) such Person's and each such Affiliate's respective controlling shareholders, general partners, managing members, officers, directors, managers, employees, agents, attorneys, investment bankers, accountants, advisors, consultants and other authorized representatives.

        "Required Information" means, as of any date of determination, the financial information with respect to the Company that is required to satisfy the condition precedent set forth in (i) clauses (a) and (b) of paragraph 7 of Annex III of the Debt Commitment Letter (as in effect on the date hereof) as of such date and (ii) clauses (a) and (b) of paragraph 6 of Exhibit C of the Intermediate Holdco Commitment Letter (as in effect on the date hereof) as of such date.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002, as amended.

        "SEC" means the United States Securities and Exchange Commission (or any successor thereto).

        "Second Lien Giveaway" has the meaning set forth in the Debt Commitment Letter as in effect on the date of this Agreement.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

        "Software" means all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, and all firmware, whether in source code, object code, or other form, and (b) documentation, including user manuals and other training documentation relating to any of the foregoing.

        "Subsidiary" of a Person means any other Person with respect to which the first Person (a) has the right to elect a majority of the board of directors or other Persons performing similar functions or (b) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly through one or more other Persons.

        "Superior Proposal" means an Acquisition Proposal (except the references therein to "twenty percent (20%)" shall be replaced by "fifty percent (50%)") made by a Third Party (other than resulting from a breach of Section 6.02(a) (other than any such breach that is immaterial and unintentional)) that the Company Board determines in good faith, after consultation with its financial and outside legal advisors, taking into account such factors as the Company Board considers to be appropriate (including the conditionality, timing and likelihood of consummation of such proposal), would result in a transaction that is more favorable from a financial perspective to the Company's stockholders than the Transactions (including taking into account any the Company Termination Fee, if applicable).

        "Tax" means any and all U.S. federal, state or local or non-U.S. taxes, including any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, personal property, environmental or windfall profit, custom duty or other tax of any kind, together with any charges, interest, penalty, addition to tax or additional amount imposed with respect thereto by any Governmental Authority responsible for the imposition of any such tax.

        "Tax Return" means any return, report, declaration, information return or other document (including schedules thereto, other attachments thereto or amendments thereof) filed or required to be filed with any taxing authority in connection with the determination, assessment or collection of any Tax, or the administration of any laws, regulations or administrative requirements relating to any Tax.

        "Third Party" means any Person other than Intermediate Holdco, Parent, Merger Sub and their respective Affiliates.

        "Transactions" means the Merger and the other transactions contemplated by this Agreement.

        "Transfer Taxes" means all transfer, documentary, sales, use, stamp, registration and other similar Taxes, and all conveyance fees, recording charges and other similar fees and charges incurred in connection with the consummation of the Transactions.

        (b)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
7.04 Indemnitee	7.04(a)
Adverse Recommendation Change	6.02(c)
Affiliate Arrangement	4.21
Agreement	Preamble
Alternative Acquisition Agreement	6.02(a)(ii)
Antitrust Laws	4.03
Book-Entry Share	3.01(b)
Cancelled Shares	3.01(c)
Capitalization Date	4.05(a)
Certificate	3.01(b)
Certificate of Merger	2.02(a)
Closing	2.01
Closing Date	2.01
COBRA	4.16(f)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	4.02(b)
Company Closing Certificate	8.02(d)
Company Financial Statements	4.06(a)
Company Fundamental Representations	8.02(a)(i)
Company Leases	4.09(a)(v)
Company Licenses	4.10(b)
Company Material Contract	4.09(a)
Company Parties	9.03(c)
Company Reimbursable Expenses	9.03(d)
Company SEC Documents	4.06(a)
Company Stockholder Meeting	7.02(c)
Compensatory Award Fund	3.02(a)
D/RSU Consideration	3.05(b)(ii)
Data Privacy and Security Laws	4.10(e)
Delaware Secretary of State	2.02(a)
DGCL	Recitals
Dissenting Share	3.06
DSU/RSU Consideration	3.05(b)(ii)
Effect	1.01(a) (Company Material Adverse Effect)
Effective Time	2.02(a)
End Date	9.01(b)
Enforceability Exceptions	4.02(a)
Exchange Fund	3.02(a)
Guarantor	Recitals
Guaranty	Recitals
Insurance Policies	4.14

Term	Section
Intermediate Holdco	Preamble
Material Customer	4.22(a)
Material Vendor	4.22(b)
Merger	Recitals
Merger Consideration	3.01(a)
Merger Sub	Preamble
Multiemployer Plan	4.16(d)
Notice of Adverse Recommendation Change	6.02(d)
Notice of Intervening Event	6.02(d)(ii)
Option Consideration	3.05(a)
Parent	Preamble
Parent 401(k) Plan	7.07(d)
Parent Closing Certificate	8.03(c)
Parent Fundamental Representations	8.03(a)(i)
Paying Agent	3.02(a)
Personal Information	4.10(e)
Plans	4.16(a)
Proxy Date	7.02(c)
Proxy Statement	7.02(a)
Rep Letters	7.12(a)(iv)
Replacement Facility Commitment Letter	5.08
Required Company Stockholder Approval	4.02(a)
Surviving Corporation	2.02(a)
Terminating Company Breach	9.01(e)
Terminating Parent Breach	9.01(f)

        Section 1.02    Definitional and Interpretative Provisions.

        (a)   Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the terms "Article", "Section", "Exhibit" or "Schedule" refer to the specified Article or Section of or Exhibit or Schedule to this Agreement; (v) whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the phrase "without limitation," and (vi) the word "or" shall be disjunctive but not exclusive.

        (b)   The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        (c)   Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto (subject to the terms and conditions to the effectiveness of such amendments contained herein and therein).

        (d)   Words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns.

        (e)   Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

        (f)    Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented and (in the case of statutes) to any rules or regulations promulgated thereunder, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).

        (g)   The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

        (h)   Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

        (i)    When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, other than with respect to Section 6.02(d), if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

        (j)    The word "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if".

        (k)   All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

        (l)    All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

        (m)  The word "party" shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party's successors and permitted assigns.

        (n)   Unless otherwise specifically indicated, all references to "dollars" or "$" shall refer to the lawful currency of the United States.

ARTICLE II.
THE TRANSACTION

        Section 2.01    The Closing.    Subject to the terms and conditions of this Agreement, the consummation of the Transactions (the "Closing") shall take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, at 10:00 a.m. (Eastern time) on the date which is two (2) Business Days after the date on which all conditions set forth in Section 8.01, Section 8.02 and Section 8.03 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time, place and date as Parent and the Company may mutually agree; provided, however, that the Closing shall not occur prior to the date that is the earlier to occur of (i) January 29, 2021 and (ii) the date that is a date specified by Parent on no less than three (3) Business Days' notice to the Company (subject in each case to the satisfaction or waiver (by the party entitled to grant such waiver) of all the conditions set forth in Section 8.01, Section 8.02 and Section 8.03 for the Closing as of the date determined pursuant to this proviso). The date on which the Closing actually occurs is referred to in this Agreement as the "Closing Date".

        Section 2.02    The Merger.

        (a)   Contemporaneously with, or as promptly as practicable after the Closing the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger in the form attached hereto as Exhibit A (the "Certificate of Merger") and executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in order to consummate the Merger. The Merger shall become effective at the time the Certificate of Merger has been filed with the Delaware Secretary of State, or at such later time as is agreed by the parties hereto and specified in the Certificate of Merger (the "Effective Time"). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue its existence as a wholly owned subsidiary of Parent under the Laws of the State of Delaware. The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to in this Agreement as the "Surviving Corporation".

        (b)   The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, powers and franchises of the Company and Merger Sub, and all of the obligations, liabilities and duties of the Company and Merger Sub shall become the obligations, liabilities and duties of the Surviving Corporation.

        (c)   At the Effective Time, (i) the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended and restated in its entirety in the form of the certificate of incorporation of Merger Sub immediately prior to the Effective Time, and as so amended shall be the certificate of incorporation of the Surviving Corporation, and (ii) the bylaws of the Company in effect immediately prior to the Effective Time shall be amended and restated in their entirety in the form of the bylaws of Merger Sub immediately prior to the Effective Time, and as so amended shall be the bylaws of the Surviving Corporation, in each case, until thereafter amended in accordance with the DGCL and as provided in such certificate of incorporation or bylaws.

        (d)   From and after the Effective Time, unless otherwise determined by Parent prior to the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation and, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, in each case, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be.

ARTICLE III.
CONVERSION OF SECURITIES

        Section 3.01    Effect of Merger on Capital Stock.

        (a)   Conversion of Company Common Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, their respective stockholders or any other Person, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (but excluding any Cancelled Shares and any Dissenting Shares) shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $37.00 (such amount of cash, as may be adjusted pursuant to Section 3.01(e), is hereinafter referred to as the "Merger Consideration"), payable to the holder thereof, without interest, in accordance with Section 3.02.

        (b)   From and after the Effective Time, all of the shares of Company Common Stock converted into the Merger Consideration pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (each, a "Certificate") and each holder of a non-certificated share of Company Common Stock represented by book-entry (each, a "Book-Entry Share"), in each case, outstanding immediately prior to the Effective Time previously representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 3.02, the Merger Consideration, without interest.

        (c)    Cancellation of Company Common Stock.    At the Effective Time, all shares of Company Common Stock that are owned directly by Parent, Merger Sub, any of their Subsidiaries or any Subsidiary of the Company, immediately prior to the Effective Time or held in treasury of the Company (the "Cancelled Shares") shall, by virtue of the Merger, and without any action on the part of the holder thereof or any other Person, be cancelled, extinguished and retired without any conversion thereof and shall cease to exist and shall no longer be outstanding, and no payment shall be made in respect thereof.

        (d)    Conversion of Merger Sub Common Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

        (e)    Adjustments.    Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Capital Stock shall occur by reason of any reclassification, recapitalization, stock split (including a reverse stock split), division or subdivision of shares, or combination, exchange or readjustment of shares, any stock dividend or stock distribution thereon with a record date during such period or any other similar transaction, the Merger Consideration shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement. Nothing in this Section 3.01(e) shall be construed to permit any action that is otherwise prohibited or restricted by any other provision of this Agreement.

        Section 3.02    Surrender and Payment.

        (a)   Prior to the Effective Time, Parent shall select a nationally recognized financial institution (the identity and terms of appointment of which shall be reasonably acceptable to the Company) to act as paying agent in the Merger (the "Paying Agent") for the payment of the Merger Consideration in respect of each share of Company Common Stock outstanding immediately prior to the Effective Time represented by a Certificate and each Book-Entry Share outstanding immediately prior to the Effective Time, in each case, other than the Cancelled Shares and except for any Dissenting Shares. Prior to or substantially concurrently with the Effective Time, Parent or Intermediate Holdco shall deposit or cause to be deposited (i) with the Paying Agent, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid by the Paying Agent in accordance with this Agreement (such cash shall be referred to in this Agreement as the "Exchange Fund"), and (ii) with the Company, cash in an amount sufficient for the Company to pay the aggregate Option Consideration and D/RSU Consideration in accordance with this Agreement (such cash shall be referred to in this Agreement as the "Compensatory Award Fund"). In the event the Exchange Fund or the Compensatory Award Fund shall be insufficient to make the payments in connection with the Merger contemplated by Section 3.01 or Section 3.05, respectively, Parent shall promptly deposit or cause to be deposited additional funds with the Paying Agent or the Company, as applicable, in an amount that is equal to the deficiency in the amount required to make the applicable payment. The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued pursuant to Section 3.01 out of the Exchange Fund. Parent shall cause the Surviving Corporation to pay the Option Consideration and D/RSU Consideration contemplated to be paid pursuant to Section 3.05 out of the Compensatory Award Fund. The Exchange Fund and the Compensatory Award Fund shall not be used for any other purpose.

        (b)   As soon as reasonably practicable after the Effective Time (and in any event within three (3) Business Days following the Effective Time), the Paying Agent shall send to each holder of record of a Certificate that immediately prior to the Effective Time represented shares of Company Common Stock (other than the Cancelled Shares and except for any Dissenting Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent) in such form as Parent and the Company may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Paying Agent, and (ii) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) in exchange for the Merger Consideration in such form as Parent and the Company may reasonably agree.

        (c)   Upon the surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor and the Paying Agent shall pay in exchange therefor, as promptly as practicable, the Merger Consideration pursuant to the provisions of this Article III, and the Certificates surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent). Exchange of any Book-Entry Shares shall be effected as promptly as practicable in accordance with the Paying Agent's customary procedures with respect to securities represented by book entry; provided that the payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the person in whose name such Book-Entry Shares are registered. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate or Book-Entry Share.

        (d)    Registered Holders.    If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition of such payment that the Person requesting such payment shall pay, or cause to be paid, any Transfer Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or shall establish to the reasonable satisfaction of the Paying Agent that such Taxes have been paid or are not payable.

        (e)    No Transfers; No Further Ownership.    After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. From and after the Effective Time, the holders of Certificates or Book-Entry Shares representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Paying Agent, the Surviving Corporation or Parent, they shall be cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.

        (f)    Termination of Exchange Fund.    Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Common Stock after the date which is one (1) year following the Effective Time shall be returned to Parent upon demand. Any holder of shares of Company Common Stock who has not exchanged his, her or its shares of Company Common Stock in accordance with this Section 3.02 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder's shares of Company Common Stock. Parent shall pay all charges and expenses of the Paying Agent, in connection with the exchange of Certificates or Book-Entry Shares for the Merger Consideration. Notwithstanding the foregoing, none of Parent, the Company or the Surviving Corporation shall be liable to any Person, including any holder of shares of Company Common Stock or Company Compensatory Awards, including for any Merger Consideration, Option Consideration or D/RSU Consideration that is required to be delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

        (g)    Investment of Exchange Fund.    The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock in the amount of such losses, and (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement. Any interest or income produced by such investments will be payable to Parent or its designee as directed by Parent.

        (h)   All Merger Consideration, Option Consideration and D/RSU Consideration issued or paid upon conversion of the Company Common Stock, the Company Options, the Company RSU Awards or Company DSU Awards, as applicable, in accordance with the terms of this Agreement, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Common Stock, Company Options, Company RSU Awards or Company DSU Awards, as the case may be.

        Section 3.03    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit (in form and substance reasonably acceptable to the Paying Agent) of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article III; provided, however, that the Paying Agent may, in its reasonable discretion and as a condition precedent to the payment of such amount, require the owner of such lost, stolen or destroyed Certificate to provide a bond in a customary amount.

        Section 3.04    Withholding Rights.    Each of Parent, Merger Sub, the Surviving Corporation, its Subsidiaries and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement, including consideration payable to any holder or former holder of Company Compensatory Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment pursuant to the Code or under any provision of federal, state, local or foreign Tax Law. Parent and Merger Sub shall provide prior notice to the Company of any such deduction or withholding (other than (a) payroll withholding because of the compensatory nature of the applicable payment or (b) U.S. backup withholding) and shall cooperate with the Company to minimize or eliminate such deduction or withholding to the extent permitted by Law. To the extent that amounts are so deducted or withheld and paid over to the appropriate Governmental Authority by Parent, Merger Sub, the Surviving Corporation, its Subsidiaries or the Paying Agent, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

        Section 3.05    Treatment of Company Compensatory Awards.

        (a)    Company Options.    Effective as of immediately prior to the Effective Time, each Company Option that is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall by virtue of the Merger automatically and without any action on the part of Parent, Merger Sub, the Company or the holders thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash, if any, equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option (the "Option Consideration"), less any applicable withholding Taxes. Parent shall cause the Surviving Corporation to pay the Option Consideration, less any applicable withholding Taxes, to each holder of such Company Option through the payroll system of the Surviving Corporation as soon as practicable following the Closing Date (and in no event later than the next regularly scheduled payroll run of the Surviving Corporation following the Closing Date). For the avoidance of doubt, if the exercise price per share of any Company Option, whether vested or unvested as of the Effective Time, is equal to or greater than the Merger Consideration, then by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Sub, the Company or the holders thereof, the Company Option will automatically terminate and be canceled without payment of any consideration to the holder thereof.

        (b)    Company RSU Awards; Company DSU Awards.

            (i)  Effective as of immediately prior to the Effective Time, except as provided in Section 3.05(b)(ii), each Company RSU Award and each Company DSU Award that remains outstanding immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of Parent, Merger Sub, the Company or the holders thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock underlying such Company RSU Award or Company DSU Award (with any performance-based goals deemed to be achieved at the "target" level of performance) and (ii) the Merger Consideration (the "DSU/RSU Consideration"), less any applicable withholding Taxes.

           (ii)  Notwithstanding Section 3.05(b)(i), effective as of immediately prior to the Effective Time, each New Company RSU Award that remains outstanding immediately prior thereto shall by virtue of the Merger automatically and without any action on the part of Parent, Merger Sub, the Company or the holders thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right to receive an amount in cash equal to the product obtained by multiplying (i) the product of (A) number of shares of Company Common Stock underlying such New Company RSU Award, and (B) a fraction, the numerator of which is the number of days completed from the date of grant until the Closing Date and the denominator of which is 1095 and (ii) the Merger Consideration (collectively with the DSU/RSU Consideration, the "D/RSU Consideration"), less any applicable withholding Taxes.

          (iii)  Parent shall cause the Surviving Corporation to pay the D/RSU Consideration, less applicable withholding Taxes, to each holder of such Company RSU Award or Company DSU Award, as applicable, through the payroll system of the Surviving Corporation as soon as practicable following the Closing Date (and in no event later than the next regularly scheduled payroll run of the Surviving Corporation following the Closing Date or, with respect to Company DSU Awards, five Business Days following the Closing Date). Notwithstanding anything to the contrary contained in this Agreement, any payment in respect of any Company RSU Award or Company DSU Award that, immediately prior to such cancellation, was treated as "deferred compensation" subject to Section 409A of the Code shall be made on the applicable settlement date for such Company RSU Awards or Company DSU Award if required in order to comply with Section 409A of the Code.

        (c)    Certain Actions.    Prior to the Effective Time, the Company Board (or, as applicable, any committee thereof administering any of the Company Stock Plans and having appropriate authority) shall, if necessary, adopt such resolutions and take such other actions as it deems necessary or advisable to effectuate the treatment of Company Compensatory Awards set forth in this Section 3.05. Prior to the Effective Time, the Company shall take all actions that are necessary to provide that, subject to the consummation of the Merger, the Company Stock Plans shall terminate effective immediately prior to (and contingent upon) the Effective Time.

        Section 3.06    Dissenting Shares.    Notwithstanding anything in this Agreement to the contrary, with respect to each share of Company Common Stock held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL and has not effectively withdrawn or lost its rights to appraisal (each such share, a "Dissenting Share"), if any, such Dissenting Shares shall not be converted into a right to receive any portion of the Merger Consideration and the holders thereof shall be entitled to such rights as are granted by Section 262 of the DGCL; provided, however, that such shares of Company Common Stock shall be cancelled and retired and shall cease to exist and shall no longer be outstanding, subject to the further provisions of this Section 3.06. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (i) if any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the DGCL, affirmatively withdraws or loses (through failure to perfect or otherwise) the right to dissent or its right for appraisal of such Dissenting Shares, (ii) if any holder of Dissenting Shares fails to establish his, her or its entitlement to appraisal rights as provided in the DGCL or (iii) if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal under Section 262 of the DGCL and any right of such holder of Dissenting Shares to payment for such shares pursuant to Section 262 of the DGCL shall thereupon cease to constitute Dissenting Shares, and each such right, to the fullest extent permitted by Applicable Law, thereafter be deemed to have been converted into and to have become, as of the Effective Time, the right to receive, without interest thereon, the Merger Consideration. The Company (A) shall give Parent prompt written notice of all written demands received by the Company pursuant to Section 262 of the DGCL and (B) shall give Parent the opportunity to direct (provided that (1) the Company shall have the right to participate in and (2) prior to the Effective Time, Parent shall reasonably consult in good faith with the Company with respect to) all negotiations and Proceedings with respect to any such demand. The Company shall not make any payment with respect to any demands for appraisal, settle or offer to settle any such demands for appraisal, or approve any withdrawal of any such demands for appraisal, in each case, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except (i) as set forth in the Company Disclosure Letter (subject to Section 10.05) or (ii) as disclosed in the Company SEC Documents (other than (a) disclosures in the "Risk Factors" section of any Company SEC Documents and (b) any disclosure of risks included in any "forward-looking statements" disclaimer in any such Company SEC Documents, to the extent that such statements are non-specific and cautionary in nature) filed by the Company at least one day prior to the date hereof (without giving effect to any amendment to any such document filed after the date that is one day prior to the date hereof) (provided, however, that nothing disclosed in the Company SEC Documents filed by the Company prior to the date hereof shall be deemed to modify or qualify any representation or warranty set forth in Section 4.01 (Corporate Existence and Power), Section 4.02 (Corporate

Authorization), Section 4.03 (Governmental Authorization), Section 4.05 (Capitalization; Subsidiaries) or Section 4.20 (No Brokers)), the Company represents and warrants to Parent and Merger Sub:

        Section 4.01    Corporate Existence and Power.

        (a)   The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate power and authority required to own, lease and operate its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to do business as a foreign corporation and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent complete and correct copies of the organizational documents of the Acquired Companies.

        (b)   Each of the Subsidiaries of the Company (i) is duly organized, validly existing and, where such concept is recognized, in good standing under the Applicable Laws of the jurisdiction of its organization; (ii) is duly qualified to do business, where such concept is recognized, and is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities it is engaged makes such licensing or qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and (iii) has all corporate power and authority required to own, lease and operate its properties and assets and to carry on its business as currently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.02    Corporate Authorization.

        (a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the receipt of the Required Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company by the Company Board, subject to the receipt of the Required Company Stockholder Approval, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company or for the Company to consummate the Transactions (other than, with respect to the Merger, the filing of the Certificate of Merger with the Delaware Secretary of State). This Agreement has been duly and validly executed and delivered by the Company, and assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors' rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought (collectively, the "Enforceability Exceptions").

        (b)   The Company Board has duly adopted resolutions (i) determining that this Agreement and the Transactions are fair to, advisable and in the best interests of the Company and the Company's stockholders, (ii) approving this Agreement and the Transactions, (iii) directing that this Agreement be submitted to the stockholders of the Company for their adoption and (iv) subject to Section 6.02, recommending adoption of this Agreement by the stockholders of the Company (such recommendation, the "Company Board Recommendation").

        Section 4.03    Governmental Authorization.    The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no consent, approval or authorization of, or filing with, any Governmental Authority other than (a) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (b) compliance with and filings or notifications under any applicable requirements of the HSR Act and any other applicable U.S. or foreign competition, antitrust, merger control or investment Laws (together with the HSR Act, "Antitrust Laws"), (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or "blue sky" Laws, (d) such other items required solely by reason of the participation of Parent or Merger Sub in the Transactions, (e) compliance with any applicable rules of Nasdaq and (f) where failure to take any such actions or filings would not reasonably be expected to have a Company Material Adverse Effect.

        Section 4.04    Non-Contravention.    Except as set forth on Section 4.04 of the Company Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries, (b) assuming that the consents, approvals, authorizations and filings referred to in Section 4.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, and subject to obtaining the Required Company Stockholder Approval, contravene, conflict with or result in a violation or breach of any Applicable Law, or (c) assuming that the consents, approvals, authorizations and filings referred to in Section 4.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, and subject to obtaining the Required Company Stockholder Approval, require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any Company Material Contract, except in the case of clauses (b) and (c) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation, or loss that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.05    Capitalization; Subsidiaries.

        (a)   As of the close of business on December 17, 2020 (the "Capitalization Date"), (i) the authorized capital stock of the Company consists of (A) 175,000,000 shares of Company Common Stock and (B) 5,000,000 shares of Company Preferred Stock, (ii) there were outstanding (A) 88,570,623 shares of Company Common Stock, (B) zero shares of Company Preferred Stock, (C) 13,663,194 shares of Company Common Stock were held in treasury of the Company and its Subsidiaries, (D) 3,211,924 shares of Company Common Stock subject to outstanding Company Options (assuming such Company Options are exercisable in full), (E) 1,094,282 shares of Company Common Stock subject to outstanding Company RSU Awards and (F) 320,705 shares of Company Common Stock subject to outstanding Company DSU Awards.

        (b)   As of the Capitalization Date, the Company has remaining available for grant 7,517,358 shares of Company Common Stock under the Company Stock Plans for issuance on exercise, vesting or other conversion to Company Common Stock of incentive awards under the Company Stock Plans. All outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid up, and nonassessable. Section 4.05(b) of the Company Disclosure

Letter contains, as of the Capitalization Date, a complete and correct list of each outstanding Company Option, Company RSU Award and Company DSU Award, including, as applicable, the holder, date of grant, the number of shares of Company Common Stock subject to such Company Compensatory Award as of the date of this Agreement, exercise price and vesting schedule. Other than as set forth in Section 4.05(b) of the Company Disclosure Letter, as of the Capitalization Date, there are no outstanding Company Compensatory Awards. All Company Compensatory Awards have been granted or issued under the Company Stock Plans.

        (c)   Except as provided in Section 4.05(a) and for Company Options, Company RSU Awards and Company DSU Awards set forth on the list delivered by the Company to Parent pursuant to Section 4.05(b), there are no outstanding (i) shares of capital stock, restricted stock unit, stock-based performance unit, shares of phantom stock, stock appreciation right, profit participation right or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock restricted stock unit, stock-based performance unit, shares of phantom stock, stock appreciation right, profit participation right or voting securities of the Company, (iii) subscriptions, options, warrants, calls, commitments, rights agreements or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, restricted stock unit, stock-based performance unit, shares of phantom stock, stock appreciation right, profit participation right, voting securities or securities convertible into or exchangeable for capital stock, restricted stock unit, stock-based performance unit, shares of phantom stock, stock appreciation right, profit participation right or voting securities of the Company or (iv) equity-based compensation (including restricted shares, restricted share units, stock appreciation rights, performance shares, "phantom" stock).

        (d)   Each Subsidiary of the Company on the date hereof is listed on Section 4.05(d) of the Company Disclosure Letter, including, with respect to each Subsidiary of the Company, (i) its name, (ii) its jurisdiction of incorporation, formation or organization, (iii) its form of organization, (iv) its authorized equity interests, (v) its issued and outstanding equity interests, (vi) the holder(s) of such issued and outstanding equity interests and (vii) the Company's direct and indirect ownership percentage in respect of each such Subsidiary. Except for the Subsidiaries of the Company, the Company does not own any shares of capital stock, or any equity interests of any other Person. The Company has not agreed, nor is it obligated to, make any further investment in or capital contribution to any other Person.

        (e)   All outstanding shares of capital stock of the Subsidiaries of the Company are duly authorized, validly issued, fully paid up (to the extent required under the applicable governing documents) and nonassessable, and all such shares are owned, directly or indirectly, by the Company or one or more of its wholly-owned Subsidiaries free and clear of any Liens (other than Permitted Liens). No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements, arrangements, other agreements or commitments of any character calling for it to issue, deliver or sell, or cause to be issued, delivered or sold any of its equity interests or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such equity interests or obligating such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements arrangements, other agreements or commitments of any character. There are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any of its capital stock or other equity interests.

        Section 4.06    Company SEC Documents; Company Financial Statements; Disclosure Controls.

        (a)   Since December 31, 2018, the Company has filed or otherwise furnished (as applicable) with the SEC all forms, schedules, statements, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC (such forms, documents, schedules, statements and reports so filed or furnished by the Company or any of its Subsidiaries with the SEC since such date, as have been supplemented, modified or amended since the time of filing (but no later than the date hereof), collectively, the "Company SEC Documents"). As of its respective filing date, or, if amended, as of the date of the last such amendment, each Company SEC Document complied, in all material respects, with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act and the Dodd-Frank Act of 2020, as amended, as the case may be, and the applicable rules and regulations promulgated thereunder applicable to such Company SEC Document, and none of the Company SEC Documents at the time it was filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made not misleading (or, in the case of a Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein not misleading); provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act. The consolidated financial statements (including all related notes) of the Company included in the Company SEC Documents (collectively, the "Company Financial Statements") (i) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and (ii) fairly present, in all material respects, the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders' equity of the Company and its consolidated Subsidiaries as of the dates and for the periods referred to therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustments described therein, including in any notes thereto, that are not material in amount or nature).

        (b)   The Acquired Companies maintain "disclosure controls and procedures" and "internal control over financial reporting" (as such terms are defined in paragraphs (e) and (f), respectively, of Rules 13a-15 and 15d-15 of the Exchange Act) as required by Rules 13a-15 and 15d-15 promulgated under the Exchange Act. Since the Company Balance Sheet Date, the Company's principal executive officer and its principal financial officer have made to the Company's auditors and audit committee of the Company Board all certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any Company SEC Document, except as disclosed in certifications filed with such Company SEC Document.

        (c)   As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters received from the SEC with respect to the Company SEC Documents.

        (d)   Since the Company Balance Sheet Date, the Company has complied, in all material respects, with the applicable listing and corporate governance rules and regulations of Nasdaq in effect as of the date hereof.

        Section 4.07    Absence of Certain Changes.    Since the Company Balance Sheet Date and through the date of this Agreement, except as otherwise contemplated or permitted by this Agreement, (a) there has not been a Company Material Adverse Effect, (b) the business of the Acquired Companies has been conducted, in all material respects, in the ordinary course of business and (c) the Acquired Companies have not taken any action, or failed to take any action, in each case, that would have required the consent of Parent pursuant to the clauses of Section 6.01(a) set forth in Section 4.07 of the Company Disclosure Letter.

        Section 4.08    No Undisclosed Liabilities.    There is no liability, debt or obligation of or claim against an Acquired Company, whether or not of a type required to be reflected or reserved for on a consolidated balance sheet prepared in accordance with GAAP, except for liabilities and obligations

(a) reflected, disclosed or reserved for on the Most Recent Balance Sheet or disclosed in the notes thereto included in the Company SEC Documents, (b) that have arisen since the Company Balance Sheet Date in the ordinary course of the operation of business of the Acquired Companies and that are not material in amount or nature, (c) incurred in connection with this Agreement or the Transactions, (d) which have been discharged or paid prior to the date of this Agreement in the ordinary course, (e) disclosed in Section 4.08 of the Company Disclosure Letter or (f) that have not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.09    Company Material Contracts.

        (a)   Section 4.09(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of each Contract, excluding any Plans, which are in effect on the date hereof and to which any Acquired Company is a party or by which any of the assets or properties of any Acquired Company are bound, and which falls within any of the following categories:

            (i)  any Contract relating to the formation, operation, management or control of a joint venture, partnership or other similar Contract, other than any Contract solely between the Company and its wholly-owned Subsidiaries or among the Company's wholly-owned Subsidiaries;

           (ii)  any master or framework Contract with (A) any Material Customer or (B) Material Vendor (it being understood that any statements of work, purchase orders, change orders or similar instruments pursuant to a master or framework Contract shall not constitute a separate Contract for the purposes of Section 4.09(a) of the Company Disclosure Letter, but shall be part of the Contract to which it relates);

          (iii)  except with respect to Indebtedness for any leased real property, any Contract relating to (A) Indebtedness for borrowed money or evidenced by promissory notes or debt securities or (B) any financial guaranty, in each case of clauses (A) and (B) in excess of $1,000,000 individually;

          (iv)  any Contract relating to an acquisition, divestiture, merger or similar transaction (A) that has continuing indemnification, guarantee, "earn-out" or other contingent payment obligations on an Acquired Company pursuant to which any Acquired Company reasonably expects that it is required to pay total consideration in excess of $1,000,000 or (B) pursuant to which any other Person has the right to acquire any assets of an Acquired Company after the date of this Agreement with a fair market value or purchase price of more than $1,000,000;

           (v)  any material lease, sublease, license or sublicense or other Contract with respect to the Leased Real Property that provides for annual base rental payments in excess of $1,000,000 (the "Company Leases");

          (vi)  (A) any Contract between or among the Company, on the one hand, and any directors, executive officers (as such term is defined in the Exchange Act) or any beneficial owner of five percent (5%) or more of any class of Company Capital Stock (other than the Company) or any Affiliate of the foregoing, on the other hand; and (B) any Contract between an Acquired Company, on the one hand, and any of its Affiliates, on the other hand, other than any Contract solely between or among the Company and/or its wholly owned Subsidiaries;

         (vii)  any Contract that by its terms limits the payment of dividends or other distributions to stockholders by the Company or any Subsidiary of the Company;

        (viii)  any collective bargaining agreement or other Contract with any labor union or other employee representative or group;

          (ix)  any voting, registration rights, stockholders, investors rights or similar agreements with respect to the equity interests of any Acquired Company;

           (x)  any Contract constituting any settlement agreement pursuant to which any Acquired Company has outstanding payment obligations in excess of $1,000,000, or that otherwise imposes continuing material obligations upon the operation of any of the Acquired Companies;

          (xi)  other than the Company Credit Agreement, any Contracts providing for any interest rate, derivatives or hedging transaction by an Acquired Company;

         (xii)  any Contract that obligates an Acquired Company to make a loan or capital contribution to, or investment in any Person (other than (A) accounts receivable from customers to the extent consistent with payment provisions under the applicable Contract with such customer or (B) loans to the Company or any of its Subsidiaries), in any such case which is in excess of $2,000,000 over any twelve (12)-month period;

        (xiii)  any Contract that is material to the business of the Acquired Companies (taken as whole) and pursuant to which any Acquired Company (A) receives any license, covenant not to sue or other rights under any Intellectual Property Rights of any third party (other than agreements for any third-party commercially available or off-the-shelf Software, services or products available on standard commercial terms), or (B) grants any license, covenant not to sue or other rights under any Company IP, other than any non-exclusive outbound license entered into in the ordinary course of business, in the case of each of the foregoing clauses (A) and (B), in each case, that could not be replaced on commercially reasonable terms, excluding any standard non-disclosure, end-user, customer, confidentiality or consulting agreements, in each case as entered into in the ordinary course of business;

        (xiv)  to the Knowledge of the Company, each Contract that, by its express terms, limits or restricts, in any material respect, the ability of the Acquired Companies to compete in any geographic area or line of business;

         (xv)  any Contract that grants any rights of first refusal, rights of first negotiation, right of first offer, or other similar rights to any Person with respect to the sale of any material assets, rights or properties of the Acquired Companies;

        (xvi)  any Contract that contains "most favored nation" or similar covenants to the counterparty of such Contract; and

       (xvii)  any other "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC).

        Each Contract of the type described in this Section 4.09(a), other than this Agreement, is referred to herein as a "Company Material Contract." True and complete copies of each Company Material Contract, as of the date of this Agreement, have been made available by the Company to Parent, or publicly filed in the Company SEC Documents.

        (b)   As of the date of this Agreement, except as set forth on Section 4.09(b) of the Company Disclosure Letter or with respect to the Company Credit Agreement to be discharged at Closing pursuant to the Payoff Letter and Section 7.14, (i) each Company Material Contract is a valid, binding and enforceable obligation of the Company or one of its Subsidiaries and, to the Knowledge of the Company, of the other party or parties thereto, in accordance with its terms, subject to the Enforceability Exceptions; (ii) each Company Material Contract is in full force and effect, except to the extent any Company Material Contract expires or terminates in accordance with its terms in the ordinary course of business; (iii) none of the Company or any of its Subsidiaries has received written notice of any violation or default under any Company Material Contract; (iv) none of the Company or any of its Subsidiaries have waived any material rights under any Company Material Contract; and (v) the Company and each of its Subsidiaries has performed all obligations required to be performed by it under each Company Material Contract, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No party to any Company Material Contract has given any Acquired Company (A) written notice of its intention to cancel or terminate any Company Material Contract or (B) written notice of its intention to change the scope of rights under or to fail to renew any Company Material Contract, except in the case of clauses (A) and (B), with respect to the Company Credit Agreement to be discharged at Closing pursuant to the Payoff Letter and Section 7.14 or as would not have, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (c)   All Contracts, including amendments thereto, required to be filed as an exhibit to any report of the Company filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K promulgated by the SEC have been filed, and, as of the date hereof, no such Contract has been amended or modified.

        Section 4.10    Compliance with Applicable Laws; Company Licenses; Data Privacy & Security.

        (a)   Except with respect to matters set forth on Section 4.10(a) of the Company Disclosure Letter, the Acquired Companies are, as of the date of this Agreement, and since January 1, 2018 have been, in compliance with all Applicable Laws, except where the failure to be in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. No Acquired Company has received, since January 1, 2018, any written notice or inquiry from, or has been involved in any investigation by, any Governmental Authority regarding any actual or potential violation of, or failure to comply with, any Applicable Law, in each case, that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. No Acquired Company, nor, to the Knowledge of the Company, any Principal of an Acquired Company is, or during the past three years has been, suspended, debarred or proposed for debarment from doing business with any Governmental Authority or has been declared non-responsible or ineligible for contracting with or for any Governmental Authority. To the Knowledge of the Company, there are no matters pending that are reasonably likely to lead to the institution of suspension or debarment proceedings against any Acquired Company or any Principal of an Acquired Company.

        (b)   Except as set forth on Section 4.10(b) of the Company Disclosure Letter, the Acquired Companies hold all material regulatory Permits (the "Company Licenses") that are required for the Acquired Companies to conduct their business, as presently conducted, except where the failure to hold Company Licenses would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (c)   Each Company License is valid and in full force and effect and has not, during the past three (3) years, been suspended, revoked, cancelled or adversely modified, except where the failure thereof to be in full force and effect, or the suspension, revocation, cancellation or modification thereof, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No Company License is subject to any conditions or requirements that have not been imposed generally upon licenses in the same service, unless such conditions or requirements are set forth on the face of the applicable authorization or would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, during the past three (3) years, there has not been any event, condition or circumstance that would preclude any Company License from being renewed in the ordinary course (to the extent that such Company License is renewable by its terms), except where the failure thereof to be renewed would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (d)   The licensee of each Company License is in compliance with such Company License and during the past three (3) years, has fulfilled and performed all of its obligations with respect thereto, except in each case, where such failure to comply, fulfill or perform its obligations would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        (e)   Except as set forth on Section 4.10(e) of the Company Disclosure Letter, in connection with its collection, storage, transfer and/or use of any information relating to an identified or identifiable natural person, including any customers, prospective customers, employees and/or other third parties, and any other information that constitutes Protected Health Information, as that term is defined in 45 C.F.R. § 160.103 (collectively "Personal Information"), during the past three (3) years, the Acquired Companies have complied with: (i) applicable requirements under Applicable Laws, including the Health Insurance Portability and Accountability Act of 1996, as amended, and regulations implemented thereunder and applicable comparable state Laws (collectively, the "Data Privacy and Security Laws"); (ii) the Acquired Companies' privacy and information security notices; and (iii) policies and the requirements of any Contract to which an Acquired Company is a party, except with respect to (i), (ii) and (iii), where any such noncompliance would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole. The Acquired Companies have taken commercially reasonable measures to require all third parties that process Personal Information on their behalf, including subcontractor business associates, to enter into written agreements that satisfy the requirements of applicable Data Privacy and Security Laws in all material respects. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, the Acquired Companies have commercially reasonable physical, technical, organizational and administrative security measures and policies in place, as necessary to comply with the requirements of Data Privacy and Security Laws and designed to protect Personal Information collected by the Acquired Companies from and against unauthorized access, use and/or disclosure. During the past three (3) years, to the Knowledge of the Company, none of the Acquired Companies has received written communication from any Governmental Authority that alleges that such Acquired Company is in material noncompliance with any Data Privacy and Security Laws, and, to the Knowledge of the Company, no investigation by any Governmental Authority into alleged noncompliance by any Acquired Company with any Data Privacy and Security Laws is ongoing. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole, during the past three (3) years, there have been no material breaches, violations, outages or unauthorized uses of or accesses to Personal Information or the IT Systems used by the Acquired Companies.

        (f)    To the Knowledge of the Company, since January 1, 2018, no Acquired Company or any director, officer, employee or agent of any Acquired Company (in each case, acting on behalf or at the direction of any Acquired Company) has (i) used any funds for unlawful contributions, gifts or entertainment, or for other unlawful expenses, related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or (iii) otherwise violated any provision of the Anti-Corruption Laws or any other Applicable Laws or Governmental Orders concerning corrupt payments applicable to the Acquired Companies. To the Knowledge of the Company, since January 1, 2018, no Acquired Company (A) has, in connection with or relating to the business of any Acquired Company, received written notice from or made a voluntary disclosure to any Governmental Authority regarding any actual or potential violation of the Anti-Corruption Laws, or (B) has been under administrative, civil, or criminal investigation, indictment, or audit (other than a routine contractual audit) concerning any actual or potential violation of the Anti-Corruption Laws.

        Section 4.11    Litigation.    Except as set forth on Section 4.11 of the Company Disclosure Letter, as of the date of this Agreement, there are no pending or, to the Knowledge of the Company, threatened, Proceedings at law or in equity before or by any Governmental Authority against an Acquired Company that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There is no unsatisfied or outstanding Governmental Order binding upon an Acquired Company that would have, or would reasonably be expected to have, a Company Material Adverse Effect.

        Section 4.12    Real Property.

        (a)   Section 4.12(a) of the Company Disclosure Letter contains a complete and correct list of all Owned Real Property and the address and current owner for each Owned Real Property. Except as set forth on Section 4.12(a) of the Company Disclosure Letter, an Acquired Company holds good and valid title to such Owned Real Property in fee (or the equivalent interest in the applicable jurisdiction), free and clear of all Liens except Permitted Liens. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no leases, subleases, licenses, occupancy or any other agreements granting any person the right of possession, use or occupancy of any portion of the Owned Real Property, and (ii) there are no outstanding options to purchase, lease, license or use, or rights of first refusal to purchase any of the Owned Real Property or any portions thereof.

        (b)   Section 4.12(b) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of all Leased Real Property. Except as set forth on Section 4.12(b) of the Company Disclosure Letter or except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) an Acquired Company has a valid and enforceable leasehold estate in all Leased Real Property, subject to the Enforceability Exceptions, free and clear of all Liens except Permitted Liens, (ii) no Acquired Company is in violation of, or default under, any Company Lease beyond any applicable notice and cure period, and (iii) no Acquired Company has received any written notice from any lessor of any Leased Real Property of, nor does the Company have Knowledge of the existence of, any default, event or circumstance that, with notice or lapse of time, or both, would constitute a default by the party that is the lessee or lessor of such Leased Real Property. The Acquired Companies have made available to the Parent a true and complete copy of each Acquired Company lease, sublease, license, and agreement for the leasing, use or occupancy of the Leased Real Property, including any amendments, modification, or lease guaranties relating thereto.

        Section 4.13    Intellectual Property.

        (a)   Section 4.13(a) of the Company Disclosure Letter sets forth a true and correct list of all material items of Registered IP and the jurisdiction in which such item of Registered IP has been registered or filed and the applicable application, registration, or serial or other similar identification number. None of the Registered IP scheduled on Section 4.13(a) of the Company Disclosure Letter is subject to any pending challenge received by any Acquired Company in writing, or to the Knowledge of the Company, threatened in which the invalidity, enforceability or ownership of such Registered IP is being contested or challenged (excluding ordinary course office actions at the U.S. Patent & Trademark Office or similar Governmental Authorities with respect to Registered IP that is the subject of a pending application for registration). Except as otherwise described in Section 4.13(a) of the Company Disclosure Letter, (i) the Registered IP that constitutes issued patents, registered trademarks or registered copyrights is subsisting, and to the Knowledge of the Company valid and enforceable (except for patents, trademarks and copyrights that have lapsed at the end of their non-renewable statutory term) and (ii) the Registered IP that constitutes Internet top-level domain name registrations that are material to the business of the Acquired Companies are registered in the name of an Acquired Company and have not expired.

        (b)   The Acquired Companies own all right, title and interest to and in the Company IP free and clear of any Liens (other than Permitted Liens) and have a valid and enforceable license or other right to use all other Intellectual Property Rights used in the conduct the business of the Acquired Companies as currently conducted, except where the failure to so own or have the right to use the applicable Intellectual Property Right would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided that nothing in this Section 4.13(b) shall be interpreted or construed as a representation or warranty with respect to whether there is any infringement of any such Intellectual Property Rights, which is the subject of Section 4.13(c).

        (c)   To the Knowledge of the Company, no Acquired Company is currently infringing, misappropriating or otherwise violating, and has not infringed, misappropriated or otherwise violated since January 1, 2018, any Intellectual Property Right of any other Person. No Proceeding is pending or, since January 1, 2018, has been threatened in writing against any Acquired Company alleging any infringement, misappropriation or other violation by such Acquired Company of any Intellectual Property Rights of another Person. To the Knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Company IP.

        (d)   Except as set forth on Section 4.13 of the Company Disclosure Letter, each employee and consultant of an Acquired Company involved in the creation or development of any material Company IP is required to and, in the past five (5) years has, signed a written agreement containing an assignment of Intellectual Property Rights in such Company IP to a member of the Acquired Companies and reasonable confidentiality provisions with respect to any such Intellectual Property Rights created or developed in the course of such Person's employment with the Acquired Company, and no such employee or consultant (i) to the Knowledge of the Company, is in material breach of any such agreement with respect to such Intellectual Property Rights or (ii) has claimed in writing any rights in any such Intellectual Property Rights created or developed in the course of such Person's employment or engagement with the Acquired Company.

        (e)   The Acquired Companies take commercially reasonable measures to protect, safeguard and maintain the confidentiality of any Company IP which the Acquired Companies hold as a trade secret.

        (f)    For Company Software, the Acquired Companies (i) have in their possession the source code for such Company Software, and (ii) have not, and do not have any duty or obligation, to disclose or deliver any source code for any Company Software to, any third party, except with respect to any consultant or other Person that has been engaged by an Acquired Company and who has signed a written confidentiality agreement with customary terms with respect to the use and disclosure of such source code.

        (g)   No Company Software contains or is derived from third-party Open Source Software in a manner such that the terms under which such Open Source Software is licensed to an Acquired Company imposes a requirement that such Company Software (excluding the Open Source Software) as currently used by the Acquired Companies be (i) distributed or made available to any third party in source code form; (ii) licensed to any third party for the purpose of modification or redistribution; or (iii) licensed to any third party at no charge. The Acquired Companies are in compliance, in all material respects, with all terms and conditions of any license for Open Source Software that is used by an Acquired Company. In the past three (3) years, no Acquired Company has received a written notice from any Person alleging noncompliance with any Open Source Software license.

        (h)   The Acquired Companies have in place commercially reasonable disaster recovery plans, procedures and facilities for the Company IT Systems. The Acquired Companies take commercially reasonable steps designed to prevent the introduction into the Company IT Systems of, and to the Knowledge of the Company do not contain any, material bugs, disabling codes, spyware, Trojan horses, worms and other malicious code into the Company IT Systems. To the Knowledge of the Company, during the twelve months prior to the date of this Agreement, there have not been any unauthorized intrusions or breaches of security with respect to the Company IT Systems, except for any intrusions or breaches which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.14    Insurance Coverage.    The Company has made available to Parent true and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, properties and operations of the Acquired Companies (the "Insurance Policies"). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all Insurance Policies are in full force and effect; (b) all premiums due and payable with respect to the Insurance Policies have been paid in full; (c) the Acquired Companies are in compliance in all respects with the terms and conditions of such Insurance Policies; (d) neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination or modification of any of the Insurance Policies; (e) the Company has not received written or, to the Knowledge of the Company, oral notice of cancellation, non-renewal, disallowance or reduction in coverage with respect to any Insurance Policy; and (f) the Company has timely filed all claims for which it is seeking payment or other coverage under any of the Insurance Policies and there is no material claim by any Acquired Company pending under any Insurance Policy as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

        Section 4.15    Tax Matters.    Except as would not reasonably be expected to have a Company Material Adverse Effect:

        (a)   All Tax Returns required to be filed by or with respect to an Acquired Company have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are true, correct and complete in all respects;

        (b)   All Taxes of each Acquired Company (whether or not shown as due and payable) on any such Tax Return have been timely and properly paid;

        (c)   No deficiency for any amount of Taxes has been asserted in writing or assessed by any Governmental Authority against any Acquired Company, except for deficiencies that have been satisfied by payment, settled, withdrawn or otherwise resolved, in each case, without further liability for any Acquired Company;

        (d)   As of the date hereof, there are no audits or examinations or other administrative or judicial proceedings by any Governmental Authority ongoing or pending (or threatened in writing) by any Governmental Authority with respect to any Taxes of any Acquired Company; no adjustment relating to the timing of income, deductions, losses or credits of or with respect to any Acquired Company has been made in writing by any Governmental Authority in any completed audit or examination which, by application of the result of such adjustment, could reasonably be expected to result in a Tax liability for any subsequent period;

        (e)   There are no waivers or extensions of any statute of limitations currently in effect and no request for such extension or waiver is currently pending with respect to Taxes of any Acquired Company (other than extensions that arise as a result of filing Tax Returns by the extended due date therefor);

        (f)    There are no Liens for Taxes upon any property or assets of any Acquired Company, except for Permitted Liens;

        (g)   None of the Acquired Companies have, within the past two (2) years, been a party to any transaction intended to qualify under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code);

        (h)   None of the Acquired Companies (i) is a party to any Tax allocation, indemnity or sharing agreement (other than any intercompany agreements and commercial or financial agreements the principal purpose of which is not related to Taxes) or (ii) has ever been a member of an affiliated, consolidated, combined, unitary or similar Tax group, except for any such Tax group of which any Acquired Company is or was the common parent for applicable tax purposes;

        (i)    The Acquired Companies have withheld or collected and reported and paid over to the appropriate Governmental Authority, all Taxes required to have been withheld or collected, reported and paid in connection with any amounts paid or owing to any employee, independent contractor, customer, creditor, stockholder or other third party;

        (j)    Each Acquired Company has properly collected all sales Taxes required to be collected in the time and manner required by any applicable law and remitted all such sales Taxes and applicable use Taxes to the applicable Governmental Authority in the time and in the manner required by any applicable law;

        (k)   None of the Acquired Companies will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

          (i)    change in method of accounting made prior to the Closing;

          (ii)   use of an improper method of accounting before Closing for a taxable period ending on or prior to the Closing Date;

          (iii)  "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. income Tax law) executed prior to the Closing;

          (iv)  installment sale or open transaction disposition made prior to the Closing;

          (v)   prepaid amount received prior to the Closing outside of the ordinary course of business; or

          (vi)  election under Code Section 108(i) made on or prior to the Closing Date;

        (l)    No Acquired Company has deferred any payment of Taxes otherwise due (including through any automatic extension or other grant of relief provided by an applicable Governmental Authority as a result of Section 2302 of the CARES Act, IRS Notice 2020-18, IRS Notice 2020-20 or IRS Notice 2020-23 or any similar or additional federal, state, local or foreign extension or deferral granted by an applicable Governmental Authority related to the novel coronavirus, COVID-19);

        (m)  Since January 1, 2015, no Acquired Company has participated in any "reportable transaction," as defined under Treasury Regulations Section 1.6011-4(b)(1); and

        (n)   Neither the Company nor any of its Subsidiaries has a permanent establishment for applicable income tax purposes in a country other than its country of formation or incorporation, as applicable.

        Section 4.16    Employees and Employee Benefit Plans.

        (a)   Section 4.16(a) of the Company Disclosure Letter sets forth a complete list of each material Plan. For purposes of this Agreement, "Plan" means any written or unwritten (i) "employee benefit plan" as that term is defined in Section 3(3) of ERISA (regardless of whether subject to ERISA), (ii) employment, consulting, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, bonus or other incentive plans, programs, policies or agreements and (iii) medical, vision, dental or other health plans, or life insurance plans, in each case, that is either (A) maintained, contributed to or sponsored by the Company or any of its Subsidiaries, or required to be maintained, contributed to or sponsored by the Company or any of its Subsidiaries for the benefit of any current or former employees, directors, officers or consultants of the Company or any of its Subsidiaries and/or their beneficiaries and dependents or (B) to which the Company or any of its Subsidiaries contributes or is obligated to contribute, other than any (i) statutory plan, program or arrangement that is required under applicable Laws and maintained by any Governmental Authority and (ii) Multiemployer Plan.

        (b)   With respect to each material Plan, the Company has delivered to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Plan, including all plan documents, employee communications (including current summary plan description or other written summary provided to participants), benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent annual financial report, if any; and (iii) the most recent actuarial report, if any.

        (c)   Each Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the IRS or may rely upon a favorable prototype opinion letter from the IRS as to its qualified status, and, to the Knowledge of the Company, nothing has occurred since the date of the latest favorable determination letter or prototype opinion letter, as applicable, that would reasonably be expected to cause the loss of qualification of any such Plan or the related trust. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Plan has been maintained and administered in compliance with ERISA, the Code and other Applicable Laws, and (ii) the Company and its Subsidiaries have complied, and are now in compliance with all provisions of ERISA, the Code and all Applicable Laws.

        (d)   Except as could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Plans, and, to the Knowledge of the Company, no set of circumstances exists which may reasonably give rise to a claim or lawsuit, against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans.

        (e)   No Plan is a "multiemployer plan" (as defined in Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan") or other pension plan subject to Title IV of ERISA or Section 412 of the Code, and neither the Company nor any of its ERISA Affiliates sponsors, maintains or contributes to, or has, within the past six (6) years, sponsored, maintained or contributed to, a Multiemployer Plan or other pension plan subject to Title IV of ERISA or Section 412 of the Code.

        (f)    No Plan provides for post-retirement welfare benefits, other than (i) health care continuation coverage required by Section 4980B of the Code ("COBRA") or other Applicable Law and at no cost to the Company and its Subsidiaries, (ii) coverage through the end of the calendar month in which a termination of employment occurs or (iii) pursuant to a Plan listed on Section 4.16(a) of the Company Disclosure Letter that requires, or would require by its terms under certain specified conditions, the Company or any Subsidiary to pay or subsidize COBRA premiums for a terminated employee for a limited period of time following the employee's termination.

        (g)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all contributions required to be made to the Plans by Applicable Law or by the governing terms of the Plans or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding Plans, for any period through the date hereof have been made or paid in full (including any penalties, Taxes and fees thereon for any late payments) or, to the extent not required to be made or paid on or before the date hereof, have been reflected on the Company Financial Statements.

        (h)   Except as set forth in Section 4.16(h) of the Company Disclosure Letter or required by the terms of this Agreement, neither the execution by the Company of this Agreement nor the consummation of the Transactions will (either alone or upon occurrence of any additional or subsequent events): (i) materially increase the amount of compensation or benefits due to any such current or former employee, consultant or director; (ii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit; or (iii) result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code.

        (i)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Knowledge of the Company, threatened, Proceeding alleging that the Company or any of its Subsidiaries has engaged in any unfair labor practice under any Law; (ii) there is no pending or, to the Knowledge of the Company, threatened organizing activities, arbitration, labor strike, dispute, walkout, work stoppage, slowdown or lockout with respect to employees of the Company or any of its Subsidiaries; and (iii) neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no labor unions or other organizations representing, or, to the Knowledge of the Company purporting to represent or attempting to represent, any employee of the Company or any of its Subsidiaries.

        (j)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is in compliance with all Applicable Laws relating to employment, labor and employment practices and the terms and conditions of employment, including Laws relating to hiring, employment, discrimination, classification of service providers as non-employees, hours of work and the payment of wages or overtime wages.

        Section 4.17    Environmental Matters.    Except as set forth on Section 4.17 of the Company Disclosure Letter the Acquired Companies are, and since January 1, 2018 have been, in compliance with all Environmental Laws, except for any such instance of non-compliance that would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 4.17 of the Company Disclosure Letter, the Acquired Companies hold all permits required under applicable Environmental Laws to permit the Acquired Companies to own their property and operate their assets in the manner in which they are now operated and maintained and to conduct the business of the Acquired Companies as currently conducted, except where the absence of any such permit would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Section 4.17 of the Company Disclosure Letter, as of the date of this Agreement, there are no written claims or notices of violation pending or, to the Knowledge of the Company, issued to or threatened, against the Company or any of its Subsidiaries alleging violations of or liability under any Environmental Law, except for any such claim or notice that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 4.17 of the Company Disclosure Letter, (i) no Acquired Company has assumed, undertaken or provided an indemnity with respect to any material liability of any Person under Environmental Law, except as would not reasonably be expected to have a Company Material Adverse Effect, (ii) there are no underground storage tanks on any Owned Real Property, except as would not reasonably be expected to have a Company Material Adverse Effect, and (iii) there has been no Release of any Hazardous Materials at, in, on, under or from any of the Owned Real Property or Leased Real Property or any property formerly owned or occupied by any Acquired Company, except as would not reasonably be expected to have a Company Material Adverse Effect. The Company has provided to Parent true and complete copies of any and all material environmental reports, assessments and studies in the Company's possession with respect to the Owned Real Property or Leased Real Property.

        Section 4.18    Information in the Proxy Statement.    The Proxy Statement (and any amendment thereof or supplement thereto) at the time that it is filed with the SEC, at the date it is mailed to the Company's stockholders and at the time of any meeting of the Company's stockholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to (i) statements therein relating to Parent and its Affiliates, including Merger Sub, or based on information expressly supplied by or on behalf of Parent or Merger Sub for inclusion in the Proxy Statement or (ii) any financial projections or forward-looking statements. The Proxy Statement (and any amendment thereof or supplement thereto)

will comply as to form, in all material respects, with the provisions of the Exchange Act and any other applicable federal securities Laws.

        Section 4.19    Required Vote.    The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL to adopt this Agreement (the "Required Company Stockholder Approval") is the only vote of the holders of any of the Company Capital Stock necessary to adopt this Agreement and approve the Merger and the other Transactions.

        Section 4.20    No Brokers.    Except for Barclays Capital Inc., there is no investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who will be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the Transactions.

        Section 4.21    Affiliate Arrangements.    Between January 1, 2018 and the date of this Agreement, there have been no transactions, or series of related transactions, or Contracts, that would be required to be reported prior to the date hereof by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC (each, and "Affiliate Arrangement") that have not been disclosed in the Company SEC Documents.

        Section 4.22    Material Customers; Material Vendors.

        (a)   Section 4.22(a) of the Company Disclosure Letter sets forth a complete list of the ten (10) largest customers (each, a "Material Customer") of the Acquired Companies, taken as a whole (based on the revenue generated from such customer for the eleven months ended November 30, 2020), in each case, showing the total revenues generated by each such customer during such period. Except as would not, individually or in the aggregate, be material to the Acquired Companies, taken as a whole, during the past twelve (12) months prior to the date hereof, no Acquired Company has been, or is currently, engaged in any Proceeding with any Material Customer. Except as would not, individually or in the aggregate, be material to the Acquired Companies, taken as a whole, no Acquired Company has received any written notice from any Material Customer expressly stating any intention to terminate purchases from the Acquired Companies.

        (b)   Section 4.22(b) of the Company Disclosure Letter sets forth a complete list of the ten (10) largest vendors or suppliers (each, a "Material Vendor") of the Acquired Companies, taken as a whole (based on the amounts paid to such vendors or suppliers by the Acquired Companies for the eleven months ended November 30, 2020). Except as would not, individually or in the aggregate, be material to the Acquired Companies, taken as a whole, during the past twelve (12) months prior to the date hereof, no Acquired Company has been, or is currently, engaged in any Proceeding with any Material Vendor. Except as would not, individually or in the aggregate, be material to the Acquired Companies, taken as a whole, no Acquired Company has received any written notice from any Material Vendor expressly stating any intention to terminate its provision of goods or services to the Acquired Companies.

        Section 4.23    Government Contracts.    During the past three (3) years, with respect to each Government Contract and each Government Bid: (a) each Acquired Company has complied with all Government Contract provisions, (b) all representations and certifications executed by an Acquired Company pertaining to a Government Contract or Government Bid were current, accurate and complete as of their effective date, (c) there was no suspension, stop work order, cure notice, or show cause notice in effect, nor, to the Knowledge of Company, has any Governmental Authority or other Person threatened to issue one to an Acquired Company, (d) no Acquired Company has received a negative written past performance evaluation in relation to any Government Contract, (e) no Acquired Company has made nor, to the Knowledge of Company, been required to make any disclosures to any Governmental Authority with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (f) no Acquired Company has had any Government Contract terminated for default, or has been the subject of a formal claim, request for equitable adjustment or dispute, nor a written, nor to the Company's Knowledge, oral, notice or disclosure of breach, recoupment or disallowance of cost, penalty assessment, cure or show cause in connection with a Government Contract or Government Bid, except, in each case of clauses (a) through (f), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no outstanding disputes between an Acquired Company, on the one hand, and any Governmental Authority or other Person, on the other hand, arising under or relating to any Government Contract or Government Bid that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.24    Accounts Payable; Accounts Receivable.    All accounts payable of the Acquired Companies as of the date hereof arose in bona fide, arm's-length transactions in the ordinary course of business. All accounts receivable of the Acquired Companies as of the date hereof were acquired or arose from sales actually made or services actually performed in the ordinary course of business that represent bona fide transactions and valid claims, and are enforceable in accordance with their terms, except to the extent of any specific reserves against such accounts receivable are reflected in the Company SEC Documents.

        Section 4.25    No Additional Representations or Warranties.    Except as provided in this Article IV or in any certificate to be delivered by the Company in connection with this Agreement, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company, any of its Subsidiaries, or with respect to any other information provided to Parent, Merger Sub or their respective Affiliates in connection with the Transactions, including the accuracy, completeness or timeliness thereof. Neither the Company nor any other Person will have or be subject to any claim, liabilities or any other obligation to Parent, Merger Sub or any other Person resulting from the distribution or failure to distribute to Parent or Merger Sub, or Parent's or Merger Sub's use of, any such information, including any information, documents, projections, estimates, forecasts or other material made available to Parent or Merger Sub in the electronic data room maintained by the Company for purposes of the Transactions or management presentations in expectation of the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article IV or in any certificate to be delivered by the Company in connection with this Agreement.

        Section 4.26    Acknowledgement of No Additional Representations or Warranties.    Except for the representations and warranties contained in Article V or in any certificate to be delivered by Parent or Merger Sub in connection with this Agreement, the Company acknowledges that none of Parent, Merger Sub nor any of their Subsidiaries or Representatives makes, and the Company acknowledges that it has not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of Parent, Merger Sub or any of their Subsidiaries or with respect to any other information provided or made available to the Company by or on behalf of Parent or Merger Sub in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to the Company.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF PARENT, INTERMEDIATE HOLDCO AND
MERGER SUB

        Parent, Intermediate Holdco and Merger Sub each represent and warrant to the Company:

        Section 5.01    Corporate Existence and Power.    Each of Parent, Intermediate Holdco and Merger Sub is duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate power and authority required to own, lease and operate its assets and to carry on its business as currently conducted. Each of Parent, Intermediate Holdco and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not materially impair the ability of Parent, Intermediate Holdco or Merger Sub to consummate the Transactions. Merger Sub is a direct, wholly-owned Subsidiary of Parent; Parent is a direct, wholly-owned Subsidiary of Holdings; and Holdings is a direct, wholly-owned Subsidiary of Intermediate Holdco.

        Section 5.02    Corporate Authorization.

        (a)   Each of Parent, Intermediate Holdco and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by each of Parent, Intermediate Holdco and Merger Sub of this Agreement have been duly and validly authorized by all necessary action on the part of Parent, Intermediate Holdco and Merger Sub (subject, with respect to Merger Sub, only to approval by its sole stockholder), and no other corporate proceedings on the part of Parent, Intermediate Holdco and Merger Sub are necessary to authorize the execution and delivery of this Agreement or for each of Parent, Intermediate Holdco and Merger Sub to consummate the Transactions (other than, with respect to the Merger, the filing of the Certificate of Merger with the Delaware Secretary of State). Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement has been duly and validly executed and delivered by Parent, Intermediate Holdco and Merger Sub and constitutes the legal, valid and binding obligation of each of Parent, Intermediate Holdco and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

        (b)   The board of directors or similar governing body of each of Parent, Intermediate Holdco and Merger Sub has duly adopted resolutions (i) determining that this Agreement and the Transactions are advisable and in the best interests of Parent, Intermediate Holdco, Merger Sub and their respective stockholders or other equityholders, as applicable and (ii) adopting this Agreement and the Transactions. Parent, acting in its capacity as the sole stockholder of Merger Sub, will immediately after execution hereof approve and adopt this Agreement.

        (c)   No vote of, or consent by, the holders of any equity interests of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions or otherwise required by Parent's organizational documents, Applicable Law or any Governmental Authority.

        Section 5.03    Governmental Authorization.    The execution, delivery and performance by each of Parent, Intermediate Holdco and Merger Sub of this Agreement and the consummation by Parent, Intermediate Holdco and Merger Sub of the Transactions require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of the Certificate of Merger with the Delaware Secretary of State, (b) compliance with and filings or notifications under any applicable requirements of the Antitrust Laws, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or "blue sky" Laws, (d) compliance with any applicable rules of Nasdaq, and (e) where failure to take any such actions or filings would not materially impair or delay the ability of Parent, Intermediate Holdco or Merger Sub to consummate the Transactions.

        Section 5.04    Non-Contravention.    The execution, delivery and performance by each of Parent, Intermediate Holdco and Merger Sub of this Agreement, the consummation by each of Parent, Intermediate Holdco or Merger Sub of the Transactions and the compliance by each of Parent, Intermediate Holdco or Merger Sub with any of the provisions of this Agreement does not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or comparable organizational documents) of Parent, Intermediate Holdco or

Merger Sub, (b) assuming the consents, approvals, authorizations and filings referred to in Section 5.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, contravene, conflict with or result in a violation or breach of any Applicable Law or (c) assuming compliance with the matters referred to in Section 5.03, require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Intermediate Holdco or Parent or any of their respective Subsidiaries is entitled under any Contract, except in the case of clauses (b) and (c) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation or loss that would not, individually or in the aggregate, materially impair or delay the ability of Parent, Intermediate Holdco or Merger Sub to consummate the Transactions.

        Section 5.05    Litigation.    As of the date of this Agreement, there are no pending or, to the Knowledge of Parent, Intermediate Holdco or Merger Sub, threatened, lawsuits, actions, suits, claims or other proceedings at law or in equity or investigations before or by any Governmental Authority against Parent, Intermediate Holdco or any of their respective Subsidiaries that would reasonably be expected to materially impair the ability of Parent, Intermediate Holdco or Merger Sub to consummate the Transactions. There is no unsatisfied judgment or any open injunction binding upon Parent, Intermediate Holdco or any of their respective Subsidiaries which would reasonably be expected to materially impair the ability of Parent, Intermediate Holdco or Merger Sub to consummate the Transactions.

        Section 5.06    No Brokers.    There is no investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on behalf of any of Parent, Intermediate Holdco or their respective Subsidiaries who will be entitled to any fee or commission from the Acquired Companies in connection with the Transactions.

        Section 5.07    Ownership of Company Capital Stock.

        (a)   Parent, Intermediate Holdco and Merger Sub and their respective Subsidiaries do not beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock or other securities of the Company or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company except pursuant to this Agreement.

        (b)   Neither Parent nor any of its Affiliates has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which: (i) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration, or (ii) any stockholder of the Company (A) agrees to vote to adopt this Agreement or the Merger or (B) agrees to vote against, or not to tender its shares of Company Common Stock in, any Acquisition Proposal.

        Section 5.08    Financial Capacity.    Parent has delivered to the Company a true and complete copy of (a) the executed Intermediate Holdco Commitment Letter and (b) the executed Debt Commitment Letter. As of the date hereof, none of the Commitment Letters have been amended or modified in any manner prior to the date of this Agreement. Neither Parent nor any of its Affiliates has entered into any agreement, side letter or other commitment or arrangement relating to the financing of the Transactions, other than (i) as set forth in the Commitment Letters and the fee letters related thereto, as applicable, and (ii) customary non-disclosure or non-reliance agreements which do not impact the conditionality or aggregate amount of the Financing. As of the date hereof, assuming the Financing is funded in accordance with the Financing Conditions and assuming that each of the conditions set forth in Article VIII are satisfied at Closing, the aggregate proceeds of the Debt Financing (both before and after giving effect to the exercise of any or all "market flex" provisions related thereto), the Preferred Equity Financing and the Holdco PIK Financing, together with cash on hand, will be sufficient to consummate the Transactions, including, for the avoidance of doubt, (i) the payment of the aggregate Merger Consideration, Option Consideration and D/RSU Consideration to which holders of Company Common Stock, Company Options, Company RSU Awards and Company DSU Awards will be entitled at the Effective Time pursuant to this Agreement, (ii) subject to Section 7.14, the repayment or refinancing of the Company Credit Agreement and (iii) the payment of all fees and expenses required to be paid by Parent, Holdings, Intermediate Holdco or Merger Sub in connection with the Transactions. As of the date hereof, the commitments contained in the Commitment Letters have not been withdrawn or rescinded in any respect. As of the date hereof, the Commitment Letters are in full force and effect and represent valid, binding and enforceable obligations of Parent, Holdings and Intermediate Holdco, as applicable, and, to the Knowledge of Parent, Merger Sub and Intermediate Holdco, each other party thereto (subject, in each case, to the Enforceability Exceptions) to provide the financing contemplated thereby subject only to the satisfaction or waiver of the Financing Conditions. Holdings, Parent and Intermediate Holdco have fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Financing. As of the date hereof, assuming that each of the conditions set forth in Article VIII, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Holdings, Parent or Intermediate Holdco or, to the Knowledge of Parent and Intermediate Holdco, any other party thereto under any term of the Commitment Letters. As of the date hereof, Parent and Intermediate Holdco have no reason to believe, assuming that each of the conditions set forth in Article VIII are satisfied at Closing, that it or, to the Knowledge of Parent and Intermediate Holdco, any other party thereto will be unable to satisfy on a timely basis any term of any of the Commitment Letters. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing other than the Financing Conditions. The only conditions precedent or other contingencies related to the funding of the applicable Financing on the Closing Date that will be included in the definitive documentation in respect of the applicable Financing shall be the Financing Conditions contained in the applicable Commitment Letters. As of the date hereof, Parent and Intermediate Holdco have no reason to believe that (A) any of the Financing Conditions will not be satisfied or (B) assuming satisfaction or waiver of the Financing Conditions on the Closing Date, the Financing will not be made available to Parent or Intermediate Holdco, as applicable, on the Closing Date. With respect to any commitment letter (including all exhibits, schedules and annexes thereto and any associated fee letter) governing any Replacement Commitment Facility (the "Replacement Facility Commitment Letter"), the parties hereto agree that upon delivery to Company of a fully executed version thereof, the Replacement Facility Commitment Letter shall be deemed a "Debt Commitment Letter" hereunder and Parent shall be deemed to, as of such date of delivery, make the same representations and agree to the same covenants contained herein with respect to the Debt Commitment Letter regarding such Replacement Facility Commitment Letter (it being understood and agreed that the Replacement Facility Commitment Letter may not have conditions precedent to the funding thereunder that are not substantially identical to (or are more expansive than) the conditions precedent to the funding of the second lien incremental term loan facility under the Debt Commitment Letter as in effect on the date hereof). Parent, Merger Sub and Intermediate Holdco expressly agree and acknowledge that their obligations hereunder, including Parent's and Merger Sub's obligations to consummate the Merger, are not subject to, or conditioned on, Parent's, Merger Sub's or Intermediate Holdco's receipt of financing.

        Section 5.09    Solvency.    Neither Parent nor Merger Sub is entering into the Transactions with the actual intent to hinder, delay or defraud either present or future creditors of any Parent, the Subsidiaries of Parent or any Acquired Company. Assuming (a) the satisfaction or waiver of the conditions to Parent's and Merger Sub's obligations to consummate the Transactions and (b) the accuracy of the Company's representations set forth in Article IV, each of Parent and the Surviving Corporation will, after giving effect to all of the Transactions, including the payment of any amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses, be solvent at and immediately after the Effective Time. As used in this Section 5.09, the term "solvent" means, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries will exceed their debts, (b) each of Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries have not incurred debts beyond its ability to pay such debts as such debts mature, and (c) each of Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries, has sufficient capital and liquidity with which to conduct its business.

        Section 5.10    Information in the Proxy Statement.    None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement (and any amendment thereof or supplement thereto) will, as of the date the Proxy Statement is mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

        Section 5.11    Ownership of Merger Sub; No Prior Activities.    All of the authorized capital stock of Merger Sub consists of 1,000 shares, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding shares of stock of Merger Sub are, and at the Effective Time will be, owned directly by Parent. Merger Sub was formed solely for the purpose of engaging in the Transactions. Except for obligations or liabilities incurred in connection with its formation and the Transactions, including those matters incidental thereto, Merger Sub has not and will not prior to the Effective Time have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

        Section 5.12    Company Arrangements.    Other than this Agreement, as of the date hereof, none of Parent or Merger Sub, or their respective executive officers, directors or Affiliates, has entered into any agreement, arrangement or understanding with any of the executive officers, directors or Affiliates of the Company relating in any way to the Transactions or the operations of the Company.

        Section 5.13    Investment Intention.    Parent is acquiring through the Transactions the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation have not been registered under the Securities Act or any "blue sky" Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable "blue sky" Laws or pursuant to an exemption from any such registration.

        Section 5.14    Absence of Certain Agreements.    As of the date of this Agreement, none of Parent, Intermediate Holdco, Merger Sub or any of their respective Affiliates (including the Guarantor and its Affiliates) has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (i) with any Third Party that would, in any material way, be reasonably expected to limit Parent's, Intermediate Holdco's or Merger Sub's ability to comply with Parent's, Intermediate Holdco's or Merger Sub's obligations under this Agreement or (ii) with any Third Party that would reasonably be expected to materially delay or prevent consummation of the Transactions. Parent is not aware of any matter related to Parent, Intermediate Holdco, Merger Sub or their respective Affiliates or Representatives that would reasonably be expected, individually or in the aggregate, to materially delay, impede or interfere with the consummation of the Transactions.

        Section 5.15    No Additional Representations and Warranties.    Except as provided in this Article V or in any certificate to be delivered by Parent or Merger Sub in connection with this Agreement, none of Parent, Merger Sub nor any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty with respect to Parent or Merger Sub, any of their Subsidiaries, or with respect to any other information provided to the Company or their respective Affiliates in connection with the Transactions, including the accuracy, completeness or timeliness thereof. None of Parent, Merger Sub nor any other Person will have or be subject to any claim, liabilities or any other obligation to the Company or any other Person resulting from the distribution or failure to distribute to the Company, or the Company's use of, any such information, including any information, documents, projections, estimates, forecasts or other material made available to the Company for purposes of the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article V or in any certificate to be delivered by Parent or Merger Sub in connection with this Agreement.

        Section 5.16    Acknowledgement of No Additional Representations and Warranties.    Except for the representations and warranties contained in Article IV or in any certificate to be delivered by the Company in connection with this Agreement, Parent and Merger Sub acknowledge that neither the Company nor any of its Subsidiaries or Representatives makes, and Parent and Merger Sub acknowledge that they have not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of the Company or any of its Subsidiaries or with respect to any other information provided or made available to Parent or Merger Sub by or on behalf of the Company in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their respective Representatives in certain "data rooms" or management presentations in expectation of the Transactions.

ARTICLE VI.
COVENANTS OF THE COMPANY

        Section 6.01    Conduct of the Company Pending the Merger.

        (a)   The Company agrees that, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 9.01, except as set forth in Section 6.01(a) of the Company Disclosure Letter or as required by Applicable Law or expressly contemplated by this Agreement or otherwise with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to, (x) conduct its operations, in all material respects, in the ordinary course of business, and (y) use its commercially reasonable efforts to preserve the goodwill and current relationships of the Acquired Companies with customers, suppliers and other Persons with which the Company or any of its Subsidiaries has significant business relations; provided, however, that the failure by an Acquired Company to take any action prohibited by any clause in the following sentence shall not be deemed to be a breach of the covenants contained in this sentence. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 6.01(a) of the Company Disclosure Letter or as required by Applicable Law or expressly contemplated by this Agreement, or otherwise with the prior written consent of Parent (such shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 9.01:

            (i)  amend the certificate of incorporation, bylaws or other organizational documents of the Acquired Companies;

           (ii)  issue, sell, grant options or rights to purchase or receive, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge, or issue any additional shares of, or securities convertible or exchangeable for, or warrants exercisable for, any Company Capital Stock or other equity interests of the Acquired Companies, other than (A) shares of Company Common Stock issuable (1) upon exercise of the Company Options in accordance with their terms or (2) in connection with the vesting and/or settlement of Company RSU Awards or Company DSU Awards in accordance with their terms, or (B) crediting of Company DSU Awards under the Company's Director Deferred Compensation Plan to effectuate any election made by a director under the terms of the Company's Director Deferred Compensation Plan;

          (iii)  make or declare any dividend or distribution to the stockholders or other holders of equity interests of the Acquired Companies (except for any such transactions solely among the Company and its wholly owned Subsidiaries or among the wholly owned Company's Subsidiaries);

          (iv)  except in the ordinary course of business or as provided in Section 7.14, (A) amend, modify or terminate (excluding any expiration of the term thereof in accordance with its terms) any Company Material Contract or waive, release or assign any material rights, claims or benefits under any Company Material Contract, or (B) enter into any Contract that would have been a Company Material Contract had it been entered into prior to the date of this Agreement;

           (v)  sell, assign, transfer, convey, pledge, lease, exclusively license, encumber or otherwise dispose of any material assets (other than Company IP, which is addressed in Section 6.01(a)(xii)) or properties, except in the ordinary course of business or under the Company Credit Agreement;

          (vi)  except as required by Applicable Law or the terms of this Agreement (including Section 6.01(a)(ii)), pursuant to the terms of a Plan in existence as of the date hereof or in the ordinary course of business: (A) grant any retention, change in control, severance or termination pay to a current or former employee, director or officer of any Acquired Company, other than to employees below the level of Vice President that, individually or in the aggregate, would not result in a material liability to any Acquired Company, (B) enter into any collective bargaining agreement, (C) establish or adopt any material Plan, or materially amend any Plan (which, for the avoidance of doubt, excludes offer letters for "at will" employment that provide for no severance or change in control benefits), (D) increase cash compensation payable to any director, officer, employee or other individual service provider of any Acquired Company, other than increases in annual base salaries for 2021 (and corresponding target cash bonus opportunities) for employees at the level of Vice President or below that do not exceed, in the aggregate, 4% of the aggregate annual base salaries for such positions in calendar year 2020, (E) hire or promote, or promise to hire or promote, any officer or employee, other than a hire or promotion in the ordinary course of business of an employee hired or promoted to a position below the level of Senior Vice President, (F) terminate (other than for cause or due to death or disability) the employment of any employee at the level of Senior Vice President or above, or (G) take any action to accelerate the vesting or payment of any compensation or benefits for any current or former employee or other individual service provider of any Acquired Company that would not otherwise accelerate under the terms of any Plan in effect prior to the date of this Agreement;

         (vii)  other than the Merger contemplated hereby, merge, consolidate, liquidate, dissolve, restructure, recapitalize, statutorily convert or otherwise reorganize any Acquired Company with any Person (including any other Acquired Company or any Subsidiary of the Acquired Companies) or adopt a plan or resolution providing for any such transaction;

        (viii)  other than in accordance with Contracts in effect on the date hereof, make any loans or advances or capital contributions to, or investments in, any other Person (other than for transactions among the Acquired Companies), except for (A) advances to employees or officers of the Acquired Companies for travel and other reasonable and documented out-of-pocket expenses or (B) extensions of credit to customers pursuant to the terms of a Contract entered into prior to the date of this Agreement, in each case, incurred in the ordinary course of business;

          (ix)  (A) make, change, amend or rescind any material Tax election, (B) change any material accounting principles, methods or practices, (C) enter into any closing agreement with respect to material Taxes, (D) settle any material Tax claim or assessment, (E) file any material amended Tax Return, or (F) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax (except with respect to the routine extension of Tax Returns);

           (x)  except as provided in Section 6.01(a)(ii), split, combine, reclassify, adjust, recapitalize, subdivide, amend the terms of, redeem, purchase or otherwise acquire any shares of its capital stock or other equity interests or any options, warrants, securities or other rights exercisable for or convertible into any such capital stock or equity securities;

          (xi)  (A) form any Subsidiary or acquire any equity interest in any other Person (other than in accordance with Contracts in effect on the date hereof), (B) enter into any new material line of business, or (C) open a new office of the Acquired Companies in any country where no Acquired Company has an office as of the date hereof;

         (xii)  except in the ordinary course of business consistent with past practice, (A) transfer, assign, grant, or agree to grant, any Person any license or Lien, other than any Permitted Liens, in, to or under any Company IP, or (B) abandon, cancel, dispose of, or permit to lapse, any material Company IP;

        (xiii)  repurchase, redeem or otherwise acquire any Company Common Stock, except Company Common Stock repurchased from employees or consultants or former employees or consultants of the Company pursuant to the exercise of repurchase rights or in connection with the withholding of Company Common Stock to satisfy Tax obligations or to pay the exercise price with respect to Company Options, Company RSU Awards or Company DSU Awards;

        (xiv)  incur any Indebtedness for borrowed money;

         (xv)  change any of its methods of accounting or accounting practices in any material respect other than as required or permitted by GAAP (or, if applicable, International Financial Reporting Standards) or Applicable Law;

        (xvi)  make any capital expenditure in excess of $5,000,000 individually or $20,000,000 in the aggregate;

       (xvii)  other than in accordance with Contracts in effect on the date hereof, make or offer to make any acquisition of any Person, business or division thereof (including by merger, consolidation, acquisition of stock or asset, or otherwise);

      (xviii)  engage in any transaction with, or enter into any agreement, arrangement or understanding with any affiliate of the Company or other Person covered by Item 404 of Regulation S-K;

        (xix)  (A) settle any Proceeding before or threatened to be brought before a Governmental Authority, other than monetary settlements not in excess of $1,000,000 individually, or $7,500,000 in the aggregate (provided that such settlements do not involve any non-de minimis injunctive or equitable relief or impose non-de minimis restrictions on the business activities of the Acquired Companies, taken as a whole, Parent or any of its Subsidiaries) or (B) waive any material right with respect to any material claim held by the Acquired Companies in respect of any Proceeding brought or threatened in writing to be brought before a Governmental Authority, in each case of clauses (A) and (B), other than any matters governed by Section 7.06;

         (xx)  terminate, cancel or make any material changes to the structure, limits or terms and conditions of any Insurance Policies, including allowing any of the Insurance Policies to expire without renewing such Insurance Policies or obtaining comparable replacement coverage, or fail to pay premium or report known claims to an insurance carrier in a timely manner, in each case except as would not reasonably be likely to be material to the Acquired Companies, taken as a whole;

        (xxi)  incur any expenses for third party advisors related to the consummation of the Merger as contemplated by this Agreement; or

       (xxii)  authorize, agree to take, enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 6.01(a).

        Notwithstanding anything to the contrary in this Agreement: (I) any action taken, or omitted to be taken, by any of the Acquired Companies pursuant to any Applicable Law or any other directive, pronouncement or guideline issued by a Governmental Authority or industry group providing for business closures, "sheltering-in-place" or other restrictions that relates to, or arises out of, any pandemic (including COVID-19), epidemic or disease outbreak shall in no event be deemed to constitute a breach of this Section 6.01(a); and (II) any action taken, or omitted to be taken, by any of the Acquired Companies that is responsive to or as a result of any pandemic (including COVID-19), epidemic or disease outbreak, as determined by the Acquired Companies, shall in no event be deemed to constitute a breach of this Section 6.01(a); provided that, in the case of each of the foregoing clauses (I) and (II), the Company shall use reasonable best efforts to consult with Parent promptly after taking (or omitting) any such action and consider in good faith any reasonable requests by Parent in respect of such actions or omissions.

        (b)   Nothing contained in this Agreement shall give Parent, directly or indirectly, any right to control or direct the operations of the Acquired Companies prior to the Closing. Prior to the Closing, each of the Company and Parent shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

        Section 6.02    No Solicitation; Adverse Recommendation Change.

        (a)   Except as otherwise permitted by this Section 6.02, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Section 9.01, the Company shall, and shall cause its Subsidiaries and its and their respective directors, officers and employees to, and use reasonable best efforts to cause its other Representatives:

            (i)  to (A) cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Third Party with respect to an Acquisition Proposal, (B) take the necessary steps to promptly inform any Third Parties with whom discussions and negotiations are then occurring or who make an Acquisition Proposal as of and after the date hereof of the obligations set forth in this Section 6.02(a), (C) promptly (and, in any event, within 24 hours) terminate all access granted to any Third Party and its Representatives to any physical or electronic dataroom, and (D) promptly (and, in any event, within 48 hours), request that all Third Parties and their respective Representatives promptly return to the Company or destroy any non-public information concerning the Acquired Companies that was previously furnished or made available to such Person or any of its representatives by or on behalf of the Company; and

           (ii)  to not (A) solicit, initiate, seek or knowingly encourage or facilitate or encourage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any non-public information relating to the Acquired Companies to, or afford access to the books or records or officers of the Acquired Companies to, any Third Party with respect to, or in a manner that would reasonably be expect to lead to, an Acquisition Proposal; provided, that notwithstanding the foregoing, the Company shall be permitted to grant a waiver of or terminate any "standstill" or similar agreement or obligation of any Third Party with respect to the Acquired Companies to allow such Third Party to submit an Acquisition Proposal, (C) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement with respect to any Acquisition Proposal (an "Alternative Acquisition Agreement") or (D) take or agree any of the actions prohibited by the foregoing clauses (A) through (C).

        (b)   Notwithstanding anything to the contrary contained in Section 6.02(a), if at any time following the date hereof and prior to adoption of this Agreement by the Required Company Stockholder Approval (i) the Company has received a written Acquisition Proposal from a Third Party that did not result from a breach of Section 6.02(a) (other than any such breach that is immaterial and unintentional) and (ii) the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that (A) such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (B) the failure to take such action would be reasonably likely to be inconsistent with the Company Board's fiduciary duties under Applicable Law, then the Company and its Representatives may (1) furnish non-public information, and afford access to the books or records or officers of the Acquired Companies, to such Third Party and its Affiliates and Representatives and (2) engage in discussions and negotiations with such Third Party and its Affiliates and Representatives with respect to the Acquisition Proposal (provided, that any material non-public information concerning the Acquired Companies made available to any Third Party shall, to the extent not previously made available to Parent, be made available to Parent as promptly as reasonably practicable (and, in any event, within 48 hours) after it is made available to such Third Party); provided, however, that the Company will not, will not permit any other Acquired Company or the Company Representatives to, disclose any material non-public information regarding the Acquired Companies to such Person without the Company first entering into an Acceptable Confidentiality Agreement with such Person if such Person is not already party to a confidentiality agreement with the Company. Notwithstanding anything to the contrary set forth in this Section 6.02(a) or elsewhere in this Agreement, the Company, its Subsidiaries and its Representatives may, in any event (without the Company Board having to make the determination in clause (ii) of the preceding sentence), contact any Third Party to (i) seek to clarify and understand the terms and conditions of any inquiry or proposal made by such Third Party solely to determine whether such inquiry or proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal and (ii) inform such Third Party that has made or, to the Knowledge of the Company, is considering making an Acquisition Proposal of the provisions of this Section 6.02.

        (c)   Except as expressly permitted by this Section 6.02(c) or Section 6.02(d), neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation; (ii) fail to include the Company Board Recommendation in the Proxy Statement; (iii) adopt, authorize, approve or recommend, or publicly propose to adopt, authorize, approve or recommend, any Acquisition Proposal made or received after the date hereof; (iv) if (A) the Company has received an Acquisition Proposal that remains outstanding (and is not a tender offer or exchange offer addressed by clause (v) of this sentence), and (B) such Acquisition Proposal has not been rejected by the Company, fail to reaffirm the Company Board Recommendation within five Business Days after receipt of a written request from the Parent to do so; provided that Parent may only request one such reaffirmation with respect to any Acquisition Proposal; (v) fail to recommend against any Acquisition Proposal that is a tender or exchange offer by a third party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act within 10 Business Days after the commencement of such tender offer or exchange offer (any of the actions described in clauses (i) through (v) of this Section 6.02(c), an "Adverse Recommendation Change"); or (vi) cause or permit the Company to enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Required Company Stockholder Approval, the Company Board shall be permitted, subject to compliance with Section 6.02(d) and Article IX, (A) to terminate this Agreement to concurrently enter into a definitive Alternative Acquisition Agreement and/or (B) to effect any Adverse Recommendation Change, if the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that failure to take such action could reasonably be expected to be inconsistent with the directors' fiduciary duties under Applicable Law. For the avoidance of doubt, nothing in this Section 6.02(c) shall be deemed to prohibit, and no Adverse Recommendation Change shall be deemed to have occurred in connection with, any of the actions permitted by Section 6.02(f).

        (d)   The Company Board shall not be entitled to effect an Adverse Recommendation Change or terminate this Agreement pursuant to Section 9.01(h) unless, prior to adoption of this Agreement by the Required Company Stockholder Approval:

            (i)  (A) an Acquisition Proposal that did not result from a breach of Section 6.01(a) (other than a breach that is immaterial and unintentional) is made to the Company by a Third Party following the date hereof; (B) the Company Board determines in good faith, after consultation with its financial and outside legal advisors, that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, (C) the Company has provided, at least seventy-two (72) hours in advance (or, if such seventy-two (72)-hour period does not include at least one (1) Business Day, ending on the first (1st) Business Day commencing after the passage of such seventy-two (72)-hour period), written notice (a "Notice of Adverse Recommendation Change") to Parent that the Company intends to take such action (it being understood that the delivery of a Notice of Adverse Recommendation Change and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes, as applicable, (1) written notice of the material terms and conditions of such Acquisition Proposal, (2) an unredacted copy of the Alternative Acquisition Agreement in respect of such Acquisition Proposal, (3) an unredacted copy of any other Contracts to be entered into in connection with such Acquisition Proposal that the Company Board determined was material to its decision that the Acquisition Proposal constitutes a Superior Proposal; (D) during such seventy-two (72)-hour period following the time of Parent's receipt of the Notice of Adverse Recommendation Change, the Company shall have, and shall have caused its directors, officers and employees to, and shall have used reasonable best efforts to cause its other Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, the Commitment Letters and Guaranty so that such Acquisition Proposal ceases to constitute a Superior Proposal; and (E) following the end of such seventy-two (72)-hour period described in the preceding clause (D), the Company Board shall have determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to this Agreement, the Commitment Letters and Guaranty irrevocably offered in writing by Parent in response to the Notice of Adverse Recommendation Change or otherwise, that the Superior Proposal giving rise to the Notice of Adverse Recommendation Change continues to constitute a Superior Proposal and that the failure to make such Adverse Recommendation Change would still be inconsistent with its fiduciary duties under Applicable Law; provided, however, that, in the event of any material amendment of such Superior Proposal or any material change to the facts and circumstances relating to the Adverse Recommendation Change, the Company shall be required to issue a new Notice of Adverse Recommendation Change or otherwise comply again with the requirements of this Section 6.02(d) (provided, however, that for purposes of this sentence, references to the seventy-two (72)-hour period above shall be deemed to be references to a forty-eight (48)-hour period (or, if such forty-eight (48)-hour period does not include at least one (1) Business Day, ending on the first (1st) Business Day commencing after the passage of such forty-eight (48)-hour period) from the time of Parent's receipt of the Notice of Adverse Recommendation Change); or

           (ii)  (A) an Intervening Event has occurred; (B) the Company Board has determined in good faith, after consultation with the Company's financial and outside legal counsel, that the failure to effect an Adverse Recommendation Change would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law; (C) the Company has provided, at least seventy-two (72) hours in advance (or, if such seventy-two (72)-hour period does not include at least one (1) Business Day, ending on the first (1st) Business Day commencing after the passage of such seventy-two (72)-hour period), written notice (a "Notice of Intervening Event") to Parent that the Company intends to take such action (it being understood that the delivery of a Notice of Intervening Event and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes reasonably detailed information describing the Intervening Event; (D) during such seventy-two (72)-hour period following the time of Parent's receipt of the Notice of Intervening Event, the Company shall have, and shall have caused its directors, officers and employees to, and shall have used reasonable best efforts to cause its other Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, the Commitment Letters and Guaranty in response to such Intervening Event; (E) following the end of such seventy-two (72)-hour period described in the preceding clause (D), the Company Board shall have determined in good faith, after consultation with its financial and outside legal advisors, taking into account any changes to this Agreement, the Commitment Letters and Guaranty irrevocably offered in writing by Parent in response to the Notice of Intervening Event, that the failure to make such Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law.

        (e)   From and after the date hereof until the Effective Time or the date, if any, on which this Agreement is terminated in accordance with Article IX, (i) as promptly as reasonably practicable (and in any event within 48 hours) after receipt of any Acquisition Proposal or any request for non-public information or inquiry that could reasonably be expected to lead to an Acquisition Proposal, the Company shall provide Parent with written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry (including, for avoidance of doubt, the identity of the party making such Acquisition Proposal), and (ii) the Company shall keep Parent reasonably informed in all material respects, on a reasonably current basis, of oral or written communications regarding, and the status and details (including material amendments or proposed material amendments) of, any such Acquisition Proposal, request or inquiry.

        (f)    Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through its Representatives, from (i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company's stockholders), (ii) making any "stop, look and listen" communication to the Company's stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or a factually accurate public statement by the Company that describes the Company's receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, or (iii) any other communication to the Company's stockholders if (in the case of this clause (iii)) the Company Board has determined in good faith, after consultation with its financial and outside legal advisors, that the failure to do so would be inconsistent with the directors' fiduciary duties under Applicable Law.

        Section 6.03    Access to Information.    From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to Article IX, the Company shall, and shall cause its Subsidiaries to, afford to Parent and its Representatives reasonable access, during normal business hours, in such manner as to not unreasonably interfere with the operation of the business of the Acquired Companies, to their respective properties, offices, facilities, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Acquired Companies, and shall furnish such Representatives with existing financial and operating data and other information concerning the affairs of the Acquired Companies as such Representatives may reasonably request; provided, that such investigation shall only be upon reasonable notice and shall be at Parent's sole cost and expense; provided, further, that nothing herein shall require the Acquired Companies to disclose any information to Parent or its Representatives if such disclosure would, in the reasonable judgment of the Company, (i) result in the disclosure of trade secrets or competitively sensitive or classified information, (ii) violate Applicable Law or the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement) to which any Acquired Company is a party or (iii) jeopardize any attorney-client or other legal privilege held by any Acquired Company (provided, that, at Parent's request, the Company shall use reasonable best efforts to develop an arrangement to communicate or provide the applicable information (or a portion thereof) in a manner that would not conflict with the foregoing clauses (i) through (iii)). Nothing herein shall authorize Parent or its Representatives to undertake any environmental testing involving sampling of soil, groundwater or building materials, or other similar invasive techniques at any of the Acquired Companies' properties without the prior written consent of the Company. All information obtained by Parent, Merger Sub and their respective Representatives shall be subject to the Confidentiality Agreement. No investigation or access permitted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made by the Company hereunder but may be taken into account for purposes of determining whether the applicable conditions to Closing set forth in Article VIII have been satisfied. Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.03 for any competitive or other purpose unrelated to the consummation of the Transactions.

ARTICLE VII.
ADDITIONAL COVENANTS OF THE PARTIES

        Section 7.01    Appropriate Action; Consents; Filings.

        (a)   The Company, Parent and Merger Sub shall use their reasonable best efforts to (and shall cause their respective Subsidiaries and Affiliates to) (i) promptly take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law, including Antitrust Law, or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent, Merger Sub or the Company, or any of their respective Subsidiaries or Affiliates, or to avoid any action or proceeding by any Governmental Authority (including those in connection with the Antitrust Laws), in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions and (iii)(A) as promptly as reasonably practicable, and in any event within five (5) Business Days after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act, (B) as promptly as reasonably practicable after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any other applicable Antitrust Laws, and (C) as promptly as reasonably practicable after the date hereof, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any other Applicable Law. The Company and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any Applicable Law in connection with the Transactions.

        (b)   Without limiting the generality of anything contained in this Section 7.01, each party hereto shall (to the extent not prohibited by Government Authority or Applicable Law) use reasonable best efforts to (and shall cause its Subsidiaries and Affiliates to): (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding by or before any Governmental Authority with respect to the Merger or any of the other Transactions; (ii) keep the other parties reasonably informed as to the status of any such request, inquiry, investigation, action or legal proceeding; (iii) promptly inform the other parties of any communication to or from any Governmental Authority regarding the approval of the Merger or any of the other Transactions; (iv) respond as promptly as practicable to any additional requests for information received by any party from any Antitrust Authority any other Governmental Authority with respect to the Transactions or filings contemplated by Section 7.01(a); and (v) (A) obtain termination or expiration of the waiting period under the HSR Act and such other approvals, consents and clearances as may be necessary, proper or advisable under any Applicable Laws, including any other applicable Antitrust Laws and (B) prevent the entry in any action or proceeding brought by a Governmental Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the Transactions. To the extent not prohibited by Governmental Authority or Applicable Law, each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Merger or any of the other Transactions. In addition, except as may be prohibited by any Governmental Authority or by Applicable Law, in connection with any such request, inquiry, investigation, action or legal proceeding, each party hereto will permit Representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request, inquiry, investigation, action or legal proceeding.

        (c)   Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent related to any Applicable Law, Parent shall (and shall cause its Subsidiaries and Affiliates to) cooperate in good faith with the Governmental Authorities and shall undertake (and cause its Subsidiaries and Affiliates to undertake) promptly any and all action to complete lawfully the Transactions as soon as practicable (but in any event prior to the End Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any Proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would (or to obtain the agreement or consent of any Governmental Authority to the Transactions the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger, including (i) proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, or limiting any freedom of action with respect to, particular assets, categories of assets or lines of business and (ii) promptly effecting the disposition, licensing or holding separate of assets or lines of business, in each case, at such time as may be necessary to permit the lawful consummation of the Transactions on or prior to the End Date. The entry by any Governmental Authority in any Proceeding of a Governmental Order permitting the consummation of the Transactions but requiring any assets or lines of business to be sold, licensed or otherwise disposed or held separate thereafter (including the business and assets of the Acquired Companies) shall not, individually, or in the aggregate (together with one or more other changes, events, circumstances, developments or facts) be deemed a failure to satisfy any condition specified in Article VIII.

        (d)   Parent shall be solely responsible for and pay all filing and related fees required in connection with obtaining any consents or approvals of the type described in this Section 7.01.

        Section 7.02    Proxy Statement.

        (a)   Subject to Parent's timely performance of its obligations under Section 7.02(b), as promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and cause to be filed with the SEC a proxy statement in preliminary form, as required by the Exchange Act, relating to the Company Stockholder Meeting (together with any amendments or supplements thereto, the "Proxy Statement"). Except as contemplated by the express terms of Section 6.02, the Proxy Statement shall include the Company Board Recommendation with respect to the Merger. The Company shall promptly notify Parent upon the receipt of any comments from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement, and shall promptly provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. Each of the parties hereto shall use their reasonable best efforts to respond promptly to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement. The Company shall use its reasonable best efforts so that the Proxy Statement will comply as to form, in all material respects, with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to cause the definitive Proxy Statement to be mailed to the Company's stockholders as of the record date established for the Company Stockholder Meeting as promptly as reasonably practicable after the date of this Agreement, and in no event more than ten (10) Business Days after the date on which the SEC confirms that it has no further comments on the Proxy Statement. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response to the extent permitted by Applicable Law, and the Company shall consider in good faith the inclusion or reflection of any such comments so provided; provided, however, that the Company may amend or supplement the Proxy Statement without the review or comment of Parent in the event of an Adverse Recommendation Change pursuant to Section 6.02. The Company agrees that none of the information supplied by it or its Subsidiaries for inclusion in the Proxy Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (i)  notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates or Representatives, or any of the Financing Sources, for inclusion or incorporation by reference in the Proxy Statement and (ii) updates thereafter in responses to claims shall not per se be deemed to be a breach for purposes of this Section 7.02(a).

        (b)   Parent shall, as promptly as possible, furnish to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise use reasonable best efforts to assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Parent will, upon reasonable request of the Company, confirm and/or supplement the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement, such that at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Stockholder Meeting, such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (c)   In accordance with the Company's organizational documents, the Company shall use reasonable best efforts to, as promptly as reasonably practicable (but subject to the last sentence of this Section 7.02(c) and the timing contemplated in Section 7.02(a)), (i) establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (including any adjournment or postponement thereof, the "Company Stockholder Meeting") and (ii) mail to the holders of Company Common Stock as of the record date established for the Company Stockholder Meeting a Proxy Statement (such date, the "Proxy Date"). Without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), in no event shall the

Proxy Date be changed to such a date that would result in the Company Stockholder Meeting being within 10 Business Days of the End Date, except as required by Applicable Law. Without the prior written consent of Parent, the adoption of this Agreement shall be the only matter (other than matters of procedures and matters required by Applicable Law to be voted on by the Company's stockholders in connection with the adoption of this Agreement) that the Company shall propose to be acted on by the stockholders of the Company at the Company Stockholder Meeting. The Company shall use reasonable best efforts to duly call, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that the Company may postpone, recess or adjourn the Company Stockholder Meeting: (A) with the consent of Parent, (B) for the absence of a quorum, (C) to solicit additional proxies for the purpose of obtaining the Required Company Stockholder Approval or (D) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is necessary under Applicable Laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company's stockholders prior to the Company Stockholders Meeting. Unless the Company Board shall have effected an Adverse Recommendation Change pursuant to Section 6.02, the Company shall use its reasonable best efforts to solicit proxies in favor of the adoption of this Agreement. Notwithstanding anything to the contrary contained in this Agreement and notwithstanding any Adverse Recommendation Change, the Company shall submit this Agreement to the stockholders of the Company for adoption at the Company Stockholder Meeting; provided, however, that the Company shall not be required to hold the Company Stockholder Meeting if this Agreement is terminated in accordance with Article IX.

        (d)   If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of the Company's or Parent's respective Subsidiaries, or their respective officers or directors, is discovered by the Company or Parent, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the others. Each of Parent, Merger Sub and the Company agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

        Section 7.03    Confidentiality; Public Announcements.    Except as otherwise contemplated by Section 6.02(f) (and, for the avoidance of doubt, nothing herein shall limit the rights of the Company or the Company Board under Section 6.02), prior to any Adverse Recommendation Change, the Company, Parent and Merger Sub shall consult with each other before issuing any press release or public announcement with respect to this Agreement or the Transactions, and none of the parties or their Affiliates shall issue any such press release or public announcement prior to obtaining the other parties' consent (which consent shall not be unreasonably withheld or delayed), except that no such consent shall be necessary to the extent disclosure may be required by Applicable Law or applicable stock exchange rule or any listing agreement of any party hereto. The Company may, without Parent's or Merger Sub's consent, communicate to its employees, customers, suppliers and consultants in a manner consistent with prior communications of the Company or consistent with a communications plan previously agreed to by Parent and the Company to the extent such prior communications are still accurate, in which case such communications may be made consistent with such plan. Notwithstanding anything to the contrary set forth therein or herein, the Confidentiality Agreement shall continue in full force and effect until the Closing and thereafter terminate and be of no further force and effect. Nothing in this Section 7.03 shall, but subject to the Confidentiality Agreement, prevent any Affiliate of Parent that is a private equity or similar investment fund, or any manager or general partner of any such fund, from reporting or disclosing with respect to fundraising, marketing, informational or reporting activities, on a confidential basis, to its partners, investors, potential investors or similar parties, general information regarding this Agreement and the Transactions, in each case subject to customary obligations of confidentiality with respect to non-public information such as transaction value or other specific economic terms. For the avoidance of doubt, any public filings providing notice to or seeking approval from any Governmental Authority made pursuant to Section 7.01 shall be governed by Section 7.01 and not this Section 7.03.

        Section 7.04    Indemnification of Officers and Directors.

        (a)   From and after the Effective Time, Parent agrees that it shall cause the Surviving Corporation to indemnify and hold harmless each present and former (in each case, as of the Effective Time) director, officer and employee of the Acquired Companies (each, a "7.04 Indemnitee") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Acquired Companies, as the case may be, would have been permitted under or required by Applicable Law and their respective certificates of incorporation, bylaws, indemnification agreements or other organizational documents in effect on the date of this Agreement. Parent also agrees to cause the Surviving Corporation to promptly advance reasonable and documented out-of-pocket expenses as incurred by each 7.04 Indemnitee to the fullest extent permitted under or required by Applicable Law and their respective certificates of incorporation, bylaws, indemnification agreements or other organizational documents in effect on the date of this Agreement. Without limiting the foregoing, Parent shall cause the Acquired Companies (i) to maintain for a period of not less than six (6) years from the Effective Time provisions in their respective certificates of incorporation, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the 7.04 Indemnitees that are no less favorable to those Persons than the provisions of the certificates of incorporation, bylaws, indemnification agreements, and other organizational documents of the Acquired Companies, as applicable, in each case, as of the date of this Agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Applicable Law.

        (b)   For a period of six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect directors' and officers' liability insurance covering those Persons who are currently covered by the Acquired Companies' directors' and officers' liability insurance policies on terms not less favorable than the terms of such current insurance coverage; provided, however, that if any Proceeding is asserted or made against those Persons who are currently covered by the Acquired Companies' directors' and officers' liability insurance policies on or prior to the sixth (6th) year anniversary of the Effective Time, any insurance required to be maintained under this Section 7.04 shall be continued in respect of such claim until the final disposition thereof. Notwithstanding the foregoing, the Company may and (if the Company does not) Parent shall cause the Surviving Corporation to cause coverage to be extended under the current directors' and officers' liability insurance by obtaining at or prior to the Closing Date a prepaid, non-cancelable six (6)-year "tail" policy (containing terms not less favorable than the terms of such current insurance coverage) with respect to matters existing or occurring at or prior to the Effective Time.

        (c)   Notwithstanding anything contained in this Agreement to the contrary, this Section 7.04 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 7.04. In addition, Parent and the Surviving Corporation shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that could reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under this Section 7.04.

        (d)   Parent shall assume, and be jointly and severally liable for, and shall cause the Acquired Companies to honor, each of the covenants in this Section 7.04.

        Section 7.05    Section 16 Matters.    Prior to the Effective Time, the Company shall take such actions as are required to cause the disposition of Company Common Stock, Company Options, Company RSU Awards, Company DSU Awards or other securities in connection with the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

        Section 7.06    Stockholder Litigation.    The Company shall use reasonable best efforts to prevent the entry of (and, if entered, to have vacated, lifted, reversed or overturned) any injunction, order, ruling, decree, judgment or similar order that results from any Proceeding against the Company or any of its directors by any holder of Company Common Stock arising out of or relating to this Agreement or the Transactions. The Company shall provide Parent with prompt notice of, and copies of all pleadings and correspondence relating to, any Proceeding against the Company or any of its directors by any holder of Company Common Stock arising out of or relating to this Agreement or the Transactions. The Company shall keep Parent reasonably informed on a current basis regarding any stockholder litigation against the Company or its directors relating to the Transactions, whether commenced prior to or after the execution and delivery of this Agreement and give Parent the opportunity to participate in (but not direct or control) the defense, settlement or compromise of any such Proceeding, at Parent's sole cost and expense, and no such settlement or compromise shall be agreed to without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.

        Section 7.07    Employee Matters.

        (a)   For the period commencing at the Effective Time and ending on the earlier of (x) the date that is eighteen (18) months following the Effective Time and (y) the date on which the employment of a Continuing Employee terminates, Parent, the Surviving Corporation or any of their respective Affiliates shall provide each Continuing Employee with (i) an annual base salary and incentive compensation opportunities that are no less favorable, in the aggregate, than the annual base salary and incentive compensation opportunities (in each case, other than equity or equity-related compensation incentives) provided to such Continuing Employee immediately prior to the Effective Time, (ii) employee and fringe benefits (including vacation/leave, health, welfare and retirement benefits, but excluding for such purposes any equity or equity-related awards, incentive compensation, severance benefits, defined benefit pension benefits and retiree medical benefits) that are no less favorable than (A) those provided to such Continuing Employee immediately prior to the Effective Time or (B) those provided to similarly situated employees of Parent and (iii) severance benefits and protections that are no less favorable than those provided to such Continuing Employee immediately prior to the Effective Time, taking into account such Continuing Employee's additional period of service and increases (but not decreases) in compensation following the Closing. Additionally, following the Closing, Parent, the Surviving Corporation or any of their respective Affiliates shall assume, honor and perform in accordance with their terms the severance protections and benefits under the Plans set forth on Section 4.16(a) of the Company Disclosure Letter.

        (b)   Effective as of the Effective Time and thereafter, Parent and its Affiliates shall recognize, or shall cause the Surviving Corporation to recognize, each Continuing Employee's employment or service with any Acquired Company (including any current or former Affiliate thereof or any predecessor of such Acquired Company) prior to the Closing for purposes of determining, as applicable, eligibility for participation, vesting and entitlement of the Continuing Employee under all employee benefit plans maintained by the Surviving Corporation, Parent or any of their respective Affiliates, including vacation plans or arrangements, 401(k) or other retirement plans and any severance or welfare plans, to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Plan and except to the extent such recognition would result in a duplication of benefits. In addition, and without limiting the generality of the foregoing, effective as of the Effective Time and thereafter, Parent and its Affiliates shall, or shall cause the Surviving Corporation to (i) cause any pre-existing conditions or limitations, eligibility waiting periods, actively at work requirements, evidence of insurability requirements or required physical examinations under any health or similar plan of the Surviving Corporation, Parent or any of their respective Affiliates to be waived with respect to Continuing Employees and their eligible dependents, except to the extent that any waiting period, exclusions or requirements still applied to such Continuing Employee under the comparable Plan in which such Continuing Employee participated immediately before the Effective Time, and (ii) fully credit each Continuing Employee with all deductible payments, co-payments and other out-of-pocket expenses incurred by such Continuing Employee and his or her covered dependents under the medical, dental, pharmaceutical or vision benefit plans of the Acquired Companies prior to the Closing during the plan year in which the Closing occurs for the purpose of determining the extent to which such Continuing Employee has satisfied the deductible, co-payments, or maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for such plan year under any medical, dental, pharmaceutical or vision benefit plan of the Surviving Corporation, Parent or any of their respective Affiliates, as if such amounts had been paid in accordance with such plan.

        (c)   In the event the Closing Date occurs prior to the payment of bonuses under the Company's 2020 bonus program, Parent and its Affiliates shall cause each Continuing Employee to be paid such employee's 2020 annual bonus pursuant to the terms and conditions set forth in such program; provided, however, that in the event the Closing Date occurs on or prior to March 15, 2021, each Continuing Employee's bonus shall be no less than such employee's 2020 target annual bonus. Such annual bonuses shall be paid no later than March 15, 2021, subject to the Continuing Employee's continued employment through the payment date; provided, however, that a Continuing Employee shall remain entitled to such employee's 2020 bonus if such employee is terminated without cause or resigns for good reason, in either event, prior to the payment date.

        (d)   If requested by Parent in writing at least ten (10) Business Days prior to the Effective Time, the Company Board will authorize the full vesting of all benefits under and termination of any and all Plans intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code, effective no later than the day immediately preceding the Closing Date. Each Continuing Employee who is a participant in a 401(k) plan of the Acquired Companies will be allowed to participate, effective as of the Effective Time, in a tax qualified plan which includes a cash or deferred arrangement intended to satisfy the provisions of Section 401(k) of the Code that is sponsored by Parent or an Affiliate of Parent (the "Parent 401(k) Plan"). Parent will, or will cause an Affiliate to, take all actions necessary so that the Parent 401(k) Plan will accept rollover contributions of "eligible rollover distributions" (within the meaning of Section 401(a)(31) of the Code, inclusive of loans) from the 401(k) Plan of the Acquired Companies and Parent (or its Affiliate) will thereafter maintain such loan under the Parent 401(k) Plan.

        (e)   The provisions of this Section 7.07 are solely for the benefit of the parties to this Agreement, and no Continuing Employee or other current or former employee, director, or consultant (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 7.07 shall create such rights in any such Persons or otherwise confer upon or give to any Person, other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies with respect to the matters provided for in this Section 7.07 under or by reason of any provision of this Agreement. Nothing herein shall (i) guarantee employment or continued service for any period of time or preclude the ability of Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to terminate the employment of any Continuing Employee at any time and for any reason, (ii) require Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to continue any Plans, or other employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Effective Time or (iii) amend any Plans or other employee benefit plans or arrangements.

        Section 7.08    Notices of Certain Events.    The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority or any other Person in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (b) any Proceedings commenced or, to such party's Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement or the Transactions, and (c) any Effect that has caused, or would reasonably be expected to cause, any of the conditions set forth in Article VIII not to be satisfied.

        Section 7.09    Stock Exchange Delisting.    Prior to and following the Effective Time, the Company (and the Surviving Corporation) shall cause the Company's securities to be de-listed from Nasdaq and de-registered under the Exchange Act as promptly as practicable following the Effective Time in compliance with Applicable Law, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.

        Section 7.10    Merger Sub.    Parent will take all actions necessary to (a) cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement and any matters incidental thereto.

        Section 7.11    Conduct of Business by Parent Pending the Merger.    Parent and Merger Sub covenant and agree that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.01, Parent and Merger Sub shall not, and shall not permit any of their Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets if such business competes in any line of business of the Acquired Companies and the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to (a) impose any material delay in the obtaining of, or increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (b) materially increase the risk of any Governmental Authority entering a Governmental Order prohibiting the consummation of Transactions, (c) materially increase the risk of not being able to remove any such Governmental Order on appeal or otherwise or (d) materially delay or prevent the consummation of the Transactions.

        Section 7.12    Financing Cooperation.

        (a)   The Company shall, and shall cause its Subsidiaries to, and shall use commercially reasonable efforts to cause any of its and their respective officers and employees of appropriate seniority and expertise to, use commercially reasonable efforts to provide (or cause its Subsidiaries to provide) such cooperation in connection with the arrangement of the Financing (or any permitted replacement, amended, modified or alternative financing, including any Replacement Commitment Facility) as is reasonably requested by Parent; provided that the Company shall in no event be required to provide (or cause its Subsidiaries to provide) such assistance that shall unreasonably interfere with its or its

Subsidiaries' ongoing business operations. Such assistance shall include using reasonable best efforts to do the following, each of which shall be at Parent's sole cost and expense:

            (i)  furnish, or cause to be furnished to, Parent, Merger Sub and Intermediate Holdco and the Financing Sources, the Required Information and such other information regarding the Acquired Companies as Parent may reasonably request in connection with the preparation of bank information memoranda, lenders' presentations and other customary marketing materials relevant to the Debt Financing (provided that Parent acknowledges that the Company SEC Documents provide a substantial amount of such information under this clause (i) that Parent reasonably expects to require as of the date of this Agreement);

           (ii)  make senior management of the Company available to assist in the preparation of rating agency presentations, meetings with rating agencies, investor presentations and due diligence sessions with respect to the Debt Financing;

          (iii)  assist Parent and its Financing Sources under the Debt Commitment Letter in the preparation of (A) customary bank information memoranda and similar documents or materials for any portion of the Debt Financing and (B) customary materials for rating agency presentations (provided that the scope and nature of financial information to be provided by Company is addressed exclusively in the foregoing clause (i));

          (iv)  execute and deliver customary authorization letters ("Rep Letters") that (x) authorize the distribution of information to prospective lenders or investors relating to the Financing and (y) include customary representations and confirmations;

           (v)  furnishing at least four (4) Business Days prior to the Closing Date, documentation and other information reasonably requested at least nine (9) Business Days prior to the Closing Date by the Financing Sources under applicable "know-your-customer", beneficial ownership and anti-money laundering rules and regulations; and

          (vi)  assist with Parent's preparation of the Debt Financing Documents and Intermediate Holdco's preparation of the Preferred Equity Financing Documents and the Holdco PIK Financing Documents, and coordinating with Parent for the taking of all corporate, limited liability company, partnership or other similar actions at Closing (subject to clause (b)(iii) below) as reasonably requested by Parent to permit the consummation of the Financing; provided that no such actions shall be required to be effective prior to the Closing.

        (b)   Notwithstanding Section 7.12(a), (i) neither the Company nor any of its Affiliates will be required to make any filings with the SEC in connection with the Financing (other than in any applicable proxy statement), (ii) nothing in this Section 7.12 shall require any such action to the extent it would (A) unreasonably interfere with the business or operations of the Acquired Companies or require the Acquired Companies to agree to pay any fees, reimburse any expenses or give any indemnities, in any case prior to the Closing, for which Parent does not promptly reimburse or indemnify it, as the case may be, under this Agreement or (B) require the Company, any Company Party or their respective Representatives to execute, deliver or enter into, or perform any Financing Document that in each case would take effect prior to the Closing (other than, for the avoidance of doubt, (1) in response to requests consistent with those set forth in clause (a)(v) above, certifications or other materials as may be required by bank regulatory authorities and (2) the Rep Letters), (iii) none of the Company Board or similar governing body of any other Acquired Company shall prior to the Closing be required to adopt resolutions approving any Financing Document that in each case becomes effective prior to the Closing and any such adoption or approval at Closing shall be performed by such board of directors (or other similar governing body) as constituted after the Effective Time and Closing, (iv) the Company's obligations under this Section 7.12 shall be subject to the Financing Sources being bound by confidentiality agreements in accordance with customary market practice, and

(v) none of the Acquired Companies shall be required to provide any information to the extent it would (A) cause significant competitive harm to any Acquired Company if the Transactions are not consummated, (B) violate Applicable Law or the provisions of any material Contract (including any confidentiality agreement or similar agreement or arrangement) to which any Acquired Company is a party, (C) jeopardize any attorney-client or other legal privilege or (D) violate any applicable confidentiality obligation of any Acquired Company.

        (c)   The Company shall have the reasonable right to review marketing materials used in connection with the arrangement of the Financing prior to the dissemination of such materials to potential lenders or other counterparties to any proposed financing transaction (or filing with any Governmental Authority); provided that the Company shall communicate in writing its comments with respect to the Acquired Companies, if any, to Parent and its counsel within a reasonable period of time under the circumstances and consistent with the time accorded to other participants who were asked to review and comment on such marketing materials. The Company shall not be required to agree to any contractual obligation relating to the Preferred Equity Financing or the Holdco PIK Financing (without prejudice to clause (b)(i) above). The Company shall not be required to agree to any contractual obligation relating to the Debt Financing that is not conditioned upon the Closing and that does not terminate without liability to the Company and its Affiliates upon the termination of this Agreement. Unless otherwise agreed by the parties, the Company shall not be required to deliver or cause the delivery of any legal opinions or solvency certificates in connection with the Financing.

        (d)   Parent shall indemnify and hold harmless the Acquired Companies, and each of their respective directors, officers, employees, agents and other Representatives, from and against any and all liabilities, costs or expenses suffered or incurred in connection with the Financing or any information, assistance or activities provided in connection therewith (other than to the extent such losses arise from historical information provided by the Company or its Representatives (but not to the extent such information has been superseded by information provided by the Company or its Representatives or modified by Parent or its Representatives; provided such superseded or modified information, as the case may be, is correct in all material respects) or the gross negligence, willful misconduct or material breach of this Section 7.12 by the Company or its Representatives). Parent shall promptly reimburse the Acquired Companies for any and all documented out-of-pocket third party costs and expenses incurred by the Acquired Companies and each of their respective directors, officers, employees, agents and other Representatives in connection with the Financing or such assistance.

        (e)   Parent acknowledges and agrees that obtaining the Financing, or any alternative financing, is not a condition to Closing. Each Acquired Company hereby consents to the use of its respective logos in connection with the Financing; provided that such logos, names and trademarks shall be used solely in a manner that is not intended to or reasonably likely to harm or disparage the Acquired Companies or their respective reputation or goodwill.

        (f)    Notwithstanding anything to the contrary herein, it is understood and agreed that the condition precedent set forth in Section 8.02(b), as applied to the Company's obligations under this Section 7.12, shall be deemed to be satisfied unless the Financing has not been obtained as a direct result of the Company's willful and material breach of its obligations under this Section 7.12.

        Section 7.13    Financing.

        (a)   Intermediate Holdco, Parent and Merger Sub shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange and obtain the Financing as promptly as practicable following the date of this Agreement and to consummate the Financing on or prior to the Closing Date. Such actions shall include, but not be limited to, using reasonable best efforts to do the following: (i) maintain in effect the Commitment Letters; (ii) cause the officers and employees of Parent and its Affiliates to participate in, and assistance with, the preparation of rating agency presentations and meetings with rating agencies;

(iii) satisfy, or cause to be satisfied, on a timely basis all Financing Conditions; (iv)(A) negotiate, execute and deliver Debt Financing Documents that reflect the terms contained in the Debt Commitment Letter (including any "market flex" provisions related thereto) or on such other terms acceptable to Parent and the applicable Financing Sources and (B) negotiate, execute and deliver the Preferred Equity Financing Documents and the Holdco PIK Financing Documents that reflect the terms contained in the Intermediate Holdco Commitment Letter or on such other terms acceptable to Intermediate Holdco and the other parties to the Intermediate Holdco Commitment Letter; (v) in the event that the conditions set forth in Section 8.01 and Section 8.02 as to the obligations of Intermediate Holdco, Parent and Merger Sub and the Financing Conditions have been satisfied or waived or, upon funding would be satisfied, consummate the Financing (including consummation of the transactions required to satisfy clause (ii) of paragraph 6 of Annex III of the Debt Commitment Letter (as in effect on the date hereof)); and (vi) enforce Parent's or Intermediate Holdco's rights under each Commitment Letter (including by seeking damages or taking other enforcement actions, including seeking an order of specific performance).

        (b)   Parent shall give the Company prompt notice of any actual breach or repudiation, or bona fide threatened in writing breach or repudiation, by any party to any Commitment Letter of which Parent or its Affiliates becomes aware. Without limiting Intermediate Holdco's, Parent's or Merger Sub's other obligations under this Section 7.13, if any portion of the Financing becomes, or would reasonably be expected to become, unavailable on the terms and conditions contemplated in the applicable Commitment Letter (after, in the case of the Debt Commitment Letter, taking into account flex terms), Intermediate Holdco, Parent and Merger Sub shall (i) promptly notify the Company of such occurrence and the reasons therefor, (ii) use reasonable best efforts to obtain alternative financing in consultation with the Company, from the original Financing Sources or alternative financing sources (on terms containing conditions precedent to the consummation of such financing that are substantially identical to (and no more expansive than) the conditions precedent expressly set forth in the applicable Commitment Letter being replaced by such alternative financing as in effect on the date hereof), in an amount sufficient to replace any unavailable portion of the applicable Financing; provided, however, that in no event shall the foregoing require Intermediate Holdco, Parent and/or Merger Sub to agree to any terms or conditions materially less favorable (taken as a whole and taking into account any "market flex" provision) to Intermediate Holdco, Parent and/or Merger Sub (as determined in the reasonable judgment of Intermediate Holdco, Parent and/or Merger Sub), in each case relative to those set forth in the applicable Commitment Letter being replaced, and, and (iii) if and when available, provide the Company with a true and complete copy of, a new financing commitment that provides for such alternative financing. Upon any such replacement, amendment, supplement or other modification of, or waiver under, the Debt Commitment Letter or the Intermediate Holdco Commitment Letter in accordance with this Section 7.13(b) , the term "Debt Commitment Letter" or "Intermediate Holdco Commitment Letter", as applicable thereto (and consequently the terms "Debt Financing," "Preferred Equity Financing," "Holdco PIK Financing" and "Financing" shall mean the Debt Financing, the Preferred Equity Financing and the Holdco PIK Financing contemplated by such Commitment Letters as so replaced, amended, supplemented, modified or waived), shall mean such Commitment Letter as so replaced, amended, supplemented, modified or waived. Neither Parent nor any of its Affiliates shall amend, modify, supplement, restate, assign, substitute or replace any of the Commitment Letters or any definitive documentation in respect of the Financing except (A) for substitutions and replacements pursuant to the immediately preceding sentence, (B) such amendments, modifications, supplements, restatements, assignments, substitutions or replacements that do not (1) reduce the aggregate amount of the Financing thereunder (including by changing the amount of fees to be paid or original issue discount thereof), or (2) impose any new or additional condition, or otherwise amend, modify or expand any condition, to the receipt of any portion of the Financing; provided, that, for the avoidance of doubt (x) Parent and Merger Sub may amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, co-managers, syndication agents or other financing sources who had not executed the Debt Commitment Letter as of the date hereof and, in connection therewith, amend the economic and other arrangements with respect to the appointment of such existing and additional entities (including in connection with any Second Lien Giveaway), (y) Intermediate Holdco may amend the Intermediate Holdco Commitment Letter to add investors, other financing sources or other parties who had not executed the Intermediate Holdco Commitment Letter as of the date hereof and, in connection therewith, amend the economic and other arrangements with respect to the appointment of such existing and additional entities and (z) Parent shall promptly furnish to Company copies of any such amendments, modifications, supplements, restatements, assignments, substitutions or replacements to or under the applicable Commitment Letter, and upon the execution and delivery thereof, any Debt Commitment Letter in respect of any Second Lien Giveaway or Replacement Commitment Facility. Other than as permitted under this Agreement, Parent shall not consent to any assignment of rights or obligations under any of the Commitment Letters without the prior written approval of the Company, such approval not to be unreasonably withheld, conditioned or delayed. Parent shall consult with and keep the Company informed in reasonable detail of the status of Parent's efforts to arrange the Financing. Upon the reasonable written request of the Company, Parent will make commercially reasonable efforts to confirm (a) with the applicable Financing Sources their intent and ability to perform, and the availability of the applicable Financing under, the applicable Commitment Letter, subject only to satisfaction or waiver of the applicable Financing Conditions, and (b) that none of Parent, the Financing Sources or the Guarantor are aware of any event or condition that would reasonably be expected to result in the failure of a Financing Condition. Neither Parent nor any of its Affiliates shall take any action that could reasonably be expected to materially delay or prevent the consummation of the Financing. Parent and Merger Sub expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Merger, are not subject to, or conditioned on, Parent's or Merger Sub's receipt of financing.

        Section 7.14    Termination of Company Credit Agreement.

        (a)   At least one (1) Business Day prior to Closing, the Company shall deliver to Parent an executed Payoff Letter for the Company Credit Agreement, a draft of which will be provided to Parent by the Company no later than five (5) Business Days prior to the Closing Date, from the agent, lenders and/or creditors for the Company Credit Agreement.

        (b)   Contemporaneously with the Closing, Merger Sub shall pay (or cause to be paid) to the lenders under the Company Credit Agreement the amount specified in the Payoff Letter with respect thereto (including after giving effect to any per diem amount specified therein, to the extent applicable) in cash in immediately available funds to the bank account(s) specified therein to discharge all obligations of the Acquired Companies outstanding under the Company Credit Agreement and to terminate the commitments thereunder; provided that, with the prior agreement of the parties, such amounts may be paid (in whole or in part) using cash of the Acquired Companies as of the Closing.

ARTICLE VIII.
CONDITIONS TO THE TRANSACTION

        Section 8.01    Conditions to the Obligations of Each Party.    The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or written waiver by all parties, if permissible under Applicable Law) at or prior to the Effective Time of each of the following conditions:

        (a)    Required Company Stockholder Approval.    The Required Company Stockholder Approval shall have been obtained.

        (b)    Antitrust Approvals.    (i) the waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated and

(ii) the clearances, approvals and consents required to be obtained under the Antitrust Laws set forth on Schedule A hereto shall have been obtained and shall be in full force and effect.

        (c)    No Legal Prohibition.    The consummation of the Merger shall not then be enjoined, prevented, restrained, made illegal or prohibited by any Applicable Law.

        Section 8.02    Conditions to the Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by each of Parent and Merger Sub, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:

        (a)    Representations and Warranties.

            (i)  Each of the representations and warranties made by the Company in Sections 4.01(a), 4.02, 4.05(a) and 4.20 (collectively, the "Company Fundamental Representations") shall be true and correct, in all material respects, as of the date hereof and as of the Closing Date as if made as and on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date; and

           (ii)  Each of the representations and warranties made by the Company in this Agreement other than the Company Fundamental Representations (without giving effect to any references to any "Company Material Adverse Effect" or other "materiality" qualifications) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made as and on the Closing Date, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date, and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (b)    Covenants.    Each of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects, except for Section 6.01(a)(xxi) which shall have been complied with and performed in all respects.

        (c)    No Company Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

        (d)    Company Closing Certificate.    Parent shall have received a certificate executed on behalf of the Company by its authorized representative (the "Company Closing Certificate") to the effect that the conditions set forth in Sections 8.02(a), 8.02(b) and 8.02(c) have been satisfied.

        Section 8.03    Conditions to the Obligations of the Company.    The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:

        (a)    Representations and Warranties.

            (i)  Each of the representations and warranties made by Parent and Merger Sub in Sections 5.01, 5.02, and 5.06 (collectively, the "Parent Fundamental Representations") shall be true and correct, in all material respects, as of the date hereof and as of the Closing Date as if made as and on the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date; and

           (ii)  Each of the representations and warranties made by Parent and Merger Sub in this Agreement other than the Parent Fundamental Representations (without giving effect to any references to materiality qualifications) shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made as and on the Closing Date, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger.

        (b)    Covenants.    Each of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        (c)    Parent Closing Certificate.    The Company shall have received a certificate executed on behalf of Parent by its authorized representative and to the effect that the conditions set forth in Sections 8.03(a) and 8.03(b) have been satisfied (the "Parent Closing Certificate").

        Section 8.04    Frustration of Closing Conditions.    Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 8.01 or Section 8.02 to be satisfied if such failure was primarily caused by the failure of Parent or Merger Sub to perform any of its material obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 8.01 or Section 8.03 to be satisfied if such failure was primarily caused by its failure to perform any of its material obligations under this Agreement.

ARTICLE IX.
TERMINATION

        Section 9.01    Termination.    Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Required Company Stockholder Approval (except as expressly noted), only as follows:

        (a)   by mutual written agreement of the Company and Parent;

        (b)   by either the Company or Parent, if the Closing shall not have occurred on or before 5:00 p.m. (Eastern time) on June 20, 2021, (the "End Date"), whether such date is before or after the date of the receipt of Required Company Stockholder Approval; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(b) may not be exercised by any party whose failure to perform any covenant or obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date;

        (c)   by either the Company or Parent, if any Governmental Authority shall have issued or enacted any Applicable Law permanently enjoining preventing, restraining, making illegal or otherwise prohibiting prior to the Effective Time, the consummation of the Merger, and, as applicable, such Applicable Law shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.01(c) may not be exercised by any party whose failure to perform any covenant or obligation under this Agreement has been the principal cause of, or resulted in, the issuance of such Governmental Order, decree or ruling;

        (d)   by either the Company or Parent, if (i) the Company Stockholder Meeting (including any final adjournments and postponements thereof) shall have been held and completed in accordance with this Agreement and the Company's stockholders shall have voted on a proposal to adopt this Agreement and (ii) this Agreement shall not have been adopted at such meeting (and shall not have been adopted at any final adjournment or postponement thereof) by the Required Company Stockholder Approval;

        (e)   by Parent, if there is any breach or inaccuracy of, or failure to perform or comply with, any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions specified in Section 8.02(a) and Section 8.02(b) (a "Terminating Company Breach") cannot be satisfied at the Closing and has not been cured by the date that is the earlier of (i) 45 days after Parent notified the Company of such Terminating Company Breach and

(ii) three Business Days prior to the End Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.01(e) if Parent or Merger Sub has breached, there is an inaccuracy of, or there is a failure to perform or comply with any of Parent's or Merger Sub's representations, warranties, covenants or agreements under this Agreement such that the Company would have the right to terminate this Agreement pursuant to Section 9.01(f) (notwithstanding any cure periods therein);

        (f)    by the Company, if there is any breach or inaccuracy of, or failure to perform or comply with any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, such that the conditions specified in Section 8.01, Section 8.03(a) and Section 8.03(b) (a "Terminating Parent Breach") cannot be satisfied at the Closing and has not been cured by the date that is the earlier of (i) 45 days after Parent notified the Company of such Terminating Company Breach and (ii) three Business Days prior to the End Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(f) if the Company has breached, there is an inaccuracy of, or there is a failure to perform or comply with any of the Company's representations, warranties, covenants or agreements under this Agreement such that Parent would have the right to terminate this Agreement pursuant to Section 9.01(e) (notwithstanding any cure periods therein);

        (g)   by Parent, if, prior to receipt of the Required Company Stockholder Approval, an Adverse Recommendation Change shall have occurred;

        (h)   by the Company, at any time prior to the receipt of the Required Company Stockholder Approval, in order to enter into a definitive agreement with respect to a Superior Proposal; provided, that (i) the Company has complied with the provisions of Section 6.02(d), (ii) the Company pays to Parent the Company Termination Fee in accordance with Section 9.03 and (iii) concurrently with such termination, the Company enters into such definitive agreement;

        (i)    by the Company, if (i) all of the conditions set forth in Section 8.01 and Section 8.02 (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing) have been satisfied, (ii) the Company has confirmed that (A) all of the conditions set forth in Section 8.03 have been satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing), and (B)the Company stands ready, willing and able take such actions required of it by this Agreement to cause the Closing to occur, and (iii) Parent fails to consummate the Closing within three (3) Business Days following the date the Closing should have occurred pursuant to Section 2.01.

        (j)    The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give a notice of such termination to the other party setting forth the clauses of this Section 9.01 under which such party is terminating this Agreement.

        Section 9.02    Effect of Termination.    Except as otherwise set forth in this Section 9.02 and Section 9.03, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or stockholders, other than liability of the Company (subject to Section 9.03) for any intentional and willful breach of this Agreement occurring prior to such termination. The provisions of Sections 7.03, 7.12(d), 9.02, 9.03, Article X and the Confidentiality Agreement, shall survive any termination of this Agreement.

        Section 9.03    Expenses; Termination Fee.

        (a)   Except as set forth in Section 7.01 and this Section 9.03, each party hereto shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such Transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that in the event that the Transactions are not consummated, Parent shall pay all fees and expenses in connection with any financing arrangements, regardless of whether such financing fees and expenses were to be incurred by the Company or any of its Subsidiaries; provided, further, that except as set forth in Section 3.02(d), Parent shall bear and timely pay all Transfer Taxes and shall prepare and timely file, at its expense, all Tax Returns and other documentation with respect to such Transfer Taxes.

        (b)    Company Termination Fee.    If, but only if, this Agreement is terminated:

            (i)  (A) by Parent or the Company pursuant to Section 9.01(b) or Section 9.01(d) or by Parent pursuant to Section 9.01(e) , (B) an Acquisition Proposal has been made to the Company after the date hereof and has not been withdrawn prior to such termination, (C) such Acquisition Proposal was publicly disclosed otherwise made known to the stockholders of the Company prior to such termination and (D) within twelve (12) months following the termination of this Agreement, (1) the Company enters into a definitive agreement for the consummation of any Acquisition Proposal (regardless of when made or the counterparty thereto) or (2) any Acquisition Proposal is consummated (regardless of whether when made or the counterparty thereto), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee, in each case, within three (3) Business Days after the date on which the Company enters into such definitive agreement or the date on which such Acquisition Proposal is consummated (provided, however, that for purposes of this Section 9.03(b)(i), the references to "twenty percent (20%)" in the definition of Acquisition Proposal shall be deemed to be references to "fifty percent (50%)");

           (ii)  by Parent pursuant to Section 9.01(g), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee, in each case, within three (3) Business Days following such termination; or

          (iii)  by the Company pursuant to Section 9.01(h), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee within three (3) Business Days following such termination.

        (c)   Notwithstanding anything to the contrary in this Agreement, but subject to Section 10.02, Parent's right (i) to terminate this Agreement pursuant to Section 9.01 and (ii) to receive from the Company the Company Termination Fee (if payable) shall, in circumstances in which the Company Termination Fee is owed, constitute the sole and exclusive remedy of Parent and Merger Sub against (i) the Company and (ii) any of the Company's former, current and future Affiliates, assignees, stockholders, controlling Persons, directors, officers, employees, agents, attorneys and other Representatives (the Persons described in clauses (i) and (ii), collectively, the "Company Parties") for any breach, loss or damage suffered as a result of or relating to or arising out of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Company Termination Fee and such other amounts, if any, referenced in Section 9.03(g), no Person shall have any rights or claims against the Company Parties under this Agreement or otherwise, whether at law or equity, in contract in tort or otherwise, and the Company Parties shall not have any other liability relating to or arising out of this Agreement or the Transactions. Nothing in this Section 9.03(c) shall in any way expand or be deemed or construed to expand the circumstances in which the Company or any other Company Party may be liable under this Agreement or the Transaction (including the Debt Financing). For the avoidance of doubt, while Parent or Merger Sub may pursue both a grant of specific performance of the type contemplated by Section 10.02 and the payment of the Company Termination Fee pursuant to Section 9.03(b), as the case may be, under no circumstances shall Parent or Merger Sub be permitted or entitled to receive both a grant of specific performance of the type contemplated by Section 10.02 and monetary damages, including all or any portion of the Company Termination Fee.

        (d)    Parent Termination Fee.    If, but only if, this Agreement is terminated by the Company pursuant to Section 9.01(f) or Section 9.01(i), or is otherwise terminated with terminable pursuant to

Section 9.01(f) or Section 9.01(i), then Parent shall pay, or cause to be paid, to the Company within five (5) Business Days following such termination (i) the Parent Termination Fee and (ii) an amount equal to the amount required to reimburse the Company for all actual and documented out-of-pocket costs, fees and expenses incurred in connection with this Agreement and the Transactions in an amount not to exceed (inclusive of any amounts payable pursuant to Section 7.12) $10,000,000 (the "Company Reimbursable Expenses").

        (e)   Notwithstanding anything to the contrary in this Agreement (other than Section 7.12(d)), but subject to Section 10.02, the Company's right (i) to terminate this Agreement pursuant to Section 9.01 and (ii) to receive from Parent (A) the Parent Termination Fee (if payable), (B) any amounts payable pursuant to Section 7.12(d) and Section 9.03(g), and (C) the Company Reimbursable Expenses, shall constitute the sole and exclusive remedies of the Company against the Parent Parties, in each case, for any breach, loss or damage suffered as a result of or relating to or arising out of this Agreement, the Commitment Letters, the other documents related to the failure of the Transactions and the transactions contemplated hereby or thereby, including such termination, any breach of this Agreement by any Parent Party, the termination of this Agreement or the failure to consummate the Transactions, and upon such termination and the payment of the Parent Termination Fee (if payable) and such other amounts, if any, referenced in Section 9.03(g), no Person shall have any rights or claims against the Parent Parties under this Agreement, the Commitment Letters, the other documents related to the Transactions or otherwise, whether at law or equity, in contract in tort or otherwise, and the Parent Parties shall not have any other liability relating to or arising out of this Agreement, the Commitment Letters, the other documents related to the Transactions or the Transaction, except with respect to the Parent's obligations set forth in Section 7.12(d). Nothing in this Section 9.03(e) shall in any way expand or be deemed or construed to expand the circumstances in which Parent or any other Parent Party may be liable under this Agreement or the Transaction. For the avoidance of doubt, while the Company may pursue both a grant of specific performance of the type contemplated by Section 10.02 to effect the Closing and the payment of the Parent Termination Fee pursuant to Section 9.03(d), as the case may be, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the type contemplated by Section 10.02 to effect the Closing and payment of the Parent Termination Fee.

        (f)    Each of the Company, Parent and Merger Sub acknowledge and agree that the agreements contained in Sections 9.02 and 9.03 are an integral part of the Transactions, and that, without these agreements, neither Parent nor Merger Sub nor the Company would enter into this Agreement. The Company, Parent and Merger Sub acknowledge and agree that neither the Company Termination Fee nor the Parent Termination Fee is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub, on the one hand, and the Company, on the other hand, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger. The parties hereto acknowledge and hereby agree that in no event shall (i) the Company be required to pay the Company Termination Fee on more than one occasion or (ii) Parent be required to pay the Parent Termination Fee on more than one occasion.

        (g)   Any amounts payable pursuant to Section 9.03(b), Section 9.03(d) or this Section 9.03(g) shall be paid by wire transfer of same day funds in accordance with this Section 9.03 to an account designated by Parent or the Company, as applicable (at least two (2) Business Days prior to the date such fee is to be paid). If the Company or Parent, as applicable, fails to pay when due any amount payable under Section 9.03(b) or Section 9.03(d) , as applicable, and in order to collect such amount, Parent or the Company, as applicable, commences a suit that results in a judgment against the Company for the Company Termination Fee or Parent for the Parent Termination Fee, as applicable, then such party shall reimburse the other for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such suit.

ARTICLE X.
MISCELLANEOUS

        Section 10.01    Notices.    All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the U.S. mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by nationally recognized overnight delivery service or (d) when delivered by facsimile or email, addressed as follows:

        if to Intermediate Holdco, Parent or Merger Sub, to:

    c/o Veritas Capital Fund Management, L.L.C.
    9 West 57th Street, 32nd Floor
    New York, New York 10019
    Attention: Jamie Dimitri
    Email: jdimitri@veritascapital.com

        with a copy to (which shall not constitute notice):

    Schulte Roth & Zabel LLP
    919 Third Avenue
    New York, NY 10022
    Attention: Richard A. Presutti
    Email: Richard.presutti@srz.com

        if to the Company, to:

    HMS Holdings Corp.
    5615 High Point Drive
    Irving, Texas 75038
    Attention: Meredith Bjorck and Jeffrey Sherman
    Email: meredith.bjorck@hms.com; jeff.sherman@hms.com

        with a copy to (which shall not constitute notice):

    Latham & Watkins LLP
    885 Third Avenue
    New York, NY 10022-4834
    Attention: Thomas Malone; Charles Ruck; and Javier Stark
    Email: thomas.malone@lw.com; charles.ruck@lw.com; and javier.stark@lw.com or to such other address, electronic mail address or facsimile number for a party as shall be specified in a notice given in accordance with this Section 10.01.

        Section 10.02    Remedies Cumulative; Specific Performance.    The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the Transactions). It is accordingly agreed that the parties shall be entitled to seek to obtain an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this

Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Notwithstanding the foregoing, it is explicitly agreed that the right of the parties to seek an injunction, specific performance or other equitable remedies in connection with the Company's enforcing Parent's and Merger Sub's obligations to effect the Closing shall be subject to the following requirements: (a) all conditions in Sections 8.01 and 8.02 have been satisfied or waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing) at the time when the Closing would have been required to occur, (b) the Financing has been funded or will be funded at the Closing, (c) the Company has confirmed that (i) all of the conditions set forth in Section 8.03 have been satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing), and (ii) if the Financing is funded, then the Company would take such actions required of it by this Agreement to cause the Closing to occur and (d) Parent and Merger Sub have failed to consummate the Closing prior to the second Business Day following the delivery of such confirmation.

        Section 10.03    No Survival of Representations and Warranties.    The representations and warranties and covenants and agreements in this Agreement and in any certificate or other writing delivered pursuant hereto by any Person shall terminate at the Effective Time other than those covenants or agreements of the parties which by their terms contemplate performance after the Effective Time or after termination of this Agreement.

        Section 10.04    Amendments and Waivers.

        (a)   Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that no amendment or waiver shall be made subsequent to receipt of the Required Company Stockholder Approval that requires further approval of the stockholders of the Company pursuant to the DGCL without such further stockholder approval. Notwithstanding anything to the contrary contained herein, the Lender Protective Provisions contained in this Agreement may not be amended, waived or otherwise modified in any manner that adversely affects any Financing or any Financing Related Person without the prior written consent of the Financing Sources.

        (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No party shall be deemed to have waived any claim arising out of this Agreement, or any right, power or privilege hereunder, unless the waiver of such right, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

        Section 10.05    Disclosure Letter References.    The parties hereto agree that any reference in a particular Section of the Company Disclosure Letter, as the case may be, shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenant, as applicable) of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenant, as applicable) is reasonably apparent on the face of such disclosure. The listing of any matter on a party's Disclosure

Letter shall not be deemed to constitute an admission by such party, or to otherwise imply, that any such matter is material, is required to be disclosed by such party under this Agreement or falls within relevant minimum thresholds or materiality standards set forth in this Agreement. No disclosure in a party's Disclosure Letter relating to any possible breach or violation by such party of any Contract or Applicable Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in a party's Disclosure Letter be deemed or interpreted to expand the scope of such party's representations, warranties and/or covenants set forth in this Agreement.

        Section 10.06    Binding Effect; Benefit; Assignment.

        (a)   This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing, (i) 7.04 Indemnitees (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 7.04, (ii) from and after the Effective Time, the holders of shares of Company Common Stock and holders of Company Compensatory Awards shall be intended third party beneficiaries of, and may enforce, Articles II and III, and (iii) the Financing Related Persons shall be intended third-party beneficiaries of, and may enforce, the Lender Protective Provisions.

        (b)   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto by operation of Law or otherwise without the prior written consent of the other parties. Any purported assignment in violation of this Section 10.06(b) shall be null and void. Notwithstanding the foregoing, this Agreement (and all rights, interests and obligations hereunder) may be assigned, in whole or in part, without consent by each of Parent or Merger Sub (i) to any of its Affiliates or (ii) for collateral security purposes to any Persons providing financing to thereto pursuant to the terms thereof (including for purposes of creating a security interest herein or otherwise assigning as collateral in respect of such financing); provided that no such assignment shall affect or relieve Parent or Merger Sub of their obligations under this Agreement.

        Section 10.07    Governing Law.    This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of, or related to this Agreement, the Transactions, or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Notwithstanding the foregoing, each party hereto agrees that any Proceeding of any kind or description, whether in law or in equity, in contract, tort or otherwise, against the Financing Related Persons in any way relating to this Agreement or any of the Transactions, including any dispute arising out of or relating in any way to the Commitment Letters, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any conflict of laws provision thereof that would cause the application of the Laws of another jurisdiction.

        Section 10.08    Jurisdiction.    Each of the parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any Federal court of the United States of America sitting in Delaware, and any appellate court from any appeal thereof, in any Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such Proceeding except in such courts, (b) agrees that any claim in respect of any such Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Applicable Law, in such Federal court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Court of Chancery of the State of Delaware or such Federal court and (d) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Court of Chancery of the State of Delaware or such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 10.08 in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 10.01. However, nothing in this Agreement will affect the right of any party to this Agreement to serve process on the other party in any other manner permitted by law. Notwithstanding anything herein to the contrary, each of the parties hereto agrees (i) that any Proceeding of any kind or nature, whether at law or in equity, in contract, tort or otherwise, against a Financing Related Person in connection with this Agreement, the Financing or the Transactions, shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York and any appellate court thereof and each party hereto submits for itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such courts, (ii) not to bring or permit any of its Affiliates or Representatives to bring or support anyone else in bringing any such action or proceeding in any other courts, (iii) that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, and (iv) to waive and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Proceeding in any such court.

        Section 10.09    Waiver of Jury Trial.    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING THE FINANCING). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.09.

        Section 10.10    Counterparts; Effectiveness.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

        Section 10.11    Entire Agreement.    This Agreement, the Confidentiality Agreement and each of the documents, instruments and agreements delivered in connection with the Transactions, including each of the Exhibits, and the Company Disclosure Letter, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

        Section 10.12    Severability.    If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the Transactions are consummated as originally contemplated to the fullest extent possible.

        Section 10.13    Non-Recourse.    Without limiting the rights of the Company under and to the extent provided under Section 10.02, this Agreement may only be enforced against, and any Proceeding based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as parties hereto (and the Guarantors in accordance with the Guaranty and any other Person named a party to any other agreement entered into in connection with the Transactions) and then only with respect to the specific obligations set forth herein (or therein), with respect to such party. Except to the extent a named party to this Agreement (and the Guarantors in accordance with the Guaranty and any other Person named a party to any other agreement entered into in connection with the Transactions) (and then only to the extent of the specific obligations undertaken by such named party herein or therein, and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Financing Related Person, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Company, Parent, Merger Sub or Intermediate Holdco under this Agreement (whether for indemnification or otherwise) or of or for any Proceeding based on, arising out of, or related to this Agreement or the Transactions; provided, however, that, notwithstanding the foregoing, nothing in this Section 10.13 shall in any way limit or modify the rights and obligations of Parent under this Agreement or any Financing Related Person's obligations to Parent or Intermediate Holdco under the Commitment Letters.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

GAINWELL ACQUISITION CORP.
By:	/s/ PAUL SALEH
	Name:	Paul Saleh
	Title:	President and CEO
GAINWELL INTERMEDIATE HOLDING CORP.
By:	/s/ PAUL SALEH
	Name:	Paul Saleh
	Title:	President and CEO
MUSTANG MERGERCO INC.
By:	/s/ PAUL SALEH
	Name:	Paul Saleh
	Title:	President and CEO

[Signature Page to Agreement and Plan of Merger]

HMS HOLDINGS CORP.
By:	/s/ WILLIAM C. LUCIA
	Name:	William C. Lucia
	Title:	Chairman, President and CEO

[Signature Page to Agreement and Plan of Merger]

Appendix B

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   [Repealed.]

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder's request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Appendix C

745 Seventh Avenue New York, NY 10019 United States

CONFIDENTIAL

December 20, 2020

Board of Directors
HMS Holdings Corp.
5615 High Point Drive
Irving, TX 75038

Members of the Board of Directors:

        We understand that HMS Holdings Corp. (the "Company") intends to enter into a transaction (the "Proposed Transaction") with Gainwell Acquisition Corp. ("Parent") and Mustang MergerCo Inc., a wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which, among other things, (i) Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the "Merger") and (ii) each share of common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the effective time of the Merger, other than any Cancelled Shares or Dissenting Shares (each as defined in the Agreement (as defined below) and, together, "Excluded Shares"), will be cancelled and extinguished and automatically converted into and will thereafter represent the right to receive an amount in cash equal to $37.00 per share, without interest thereon (the "Consideration"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated December 20, 2020, by and among Parent, Merger Sub and the Company (the "Agreement"). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

        We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company's stockholders (other than holders of Excluded Shares) of the Consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration to be offered to the stockholders of the Company in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.

        In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company (the "Company Projections");

Restricted—External

(4) a trading history of the Company's common stock from December 18, 2017 to December 18, 2020; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other recent transactions that we deemed relevant; (7) the results of our efforts to solicit indications of interest from third parties with respect to a sale of the Company; and (8) published estimates of independent research analysts with respect to the future financial performance and price targets of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections . We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

        We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Consideration to be offered to the stockholders of the Company (other than holders of Excluded Shares) in the Proposed Transaction is fair to such stockholders.

        We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking services for the Company and Parent in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we have not performed any investment banking and financial services for the Company and Parent for which we have received any fees.

        In addition, we and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Veritas Capital Fund Management, L.L.C. ("Veritas"), and certain of its affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Veritas and certain of its portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for Veritas and certain of its portfolio companies and affiliates in connection with the financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and placement agent for various equity and debt offerings undertaking by Veritas and certain of its portfolio companies and affiliates.

        Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and Parent for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

        This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,
BARCLAYS CAPITAL INC.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. HMS HOLDINGS CORP. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 During The Meeting - Go to www.virtualshareholdermeeting.com/HMSY2021SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D35587-S16813 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HMS HOLDINGS CORP. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! 1. To adopt the Agreement and Plan of Merger, dated as of December 20, 2020, by and among HMS Holdings Corp. (“HMS“), Gainwell Acquisition Corp. (“Gainwell”), Mustang MergerCo Inc., a wholly owned subsidiary of Gainwell (“Merger Sub”), and Gainwell Intermediate Holding Corp., and approve the transactions contemplated thereby, including the merger of Merger Sub with and into HMS (the “Merger”), with HMS continuing as the surviving corporation and a wholly owned subsidiary of Gainwell (the “Merger Proposal”). ! ! ! ! ! ! 2. To approve, on an advisory non-binding basis, the compensation that may be paid or become payable to HMS’s named executive officers in connection with the Merger; and To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting. 3. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on March 26, 2021: The Notice and Proxy Statement is available at www.proxyvote.com. D35588-S16813 HMS HOLDINGS CORP. Special Meeting of Stockholders March 26, 2021 This proxy is solicited by the Board of Directors. The stockholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) Meredith W. Bjorck and Jeffrey S. Sherman, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HMS HOLDINGS CORP. that the stockholder(s) whose signature(s) appear(s) on the reverse side is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 A.M., Central Time on March 26, 2021, at www.virtualshareholdermeeting.com/HMSY2021SM, and any adjournment or postponement thereof. This proxy revokes all prior proxies given by the stockholder(s) whose signature(s) appear(s) on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS: FOR PROPOSALS 1, 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Continued and to be signed on reverse side